As filed with the Securities and Exchange Commission on December 17, 1996
                                                   Registration No. 333-14493
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ----------------------------

                                AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         ----------------------------
                             SUNRISE MEDICAL INC.
            (Exact name of registrant as specified in its charter)

      Delaware                       8342                       95-3836867
   (State or Other        (Primary Standard Industrial       (I.R.S. Employer
   Jurisdiction of         Classification Code Number)    Identification Number)
  Incorporation of
    Organization)        2382 Faraday Avenue, Suite 200
                          Carlsbad, California 92008
                                (619) 930-1500

                (Address, including Zip Code, Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                                 Steven A. Jaye
                  Vice President, Secretary and General Counsel

                              SUNRISE MEDICAL INC.
                         2382 Faraday Avenue, Suite 200
                           Carlsbad, California 92008
                                 (619) 930-1500

            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)
                    --------------------------------------
                                With copies to:
    Jeffrey T. Pero, Esq.                                 Jack Manning, Esq.
      LATHAM & WATKINS                                   DORSEY & WHITNEY LLP
    650 Town Center Drive                                507 Davidson Building
       Twentieth Floor                                   8 Third Street North
Costa Mesa, California 92626                          Great Falls, Montana 59401
       (714) 540-1235                                       (406) 727-3632

                    --------------------------------------
       Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement
                    --------------------------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]


                    --------------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                KID-KART, INC.
                               732 Cruiser Lane
                            Belgrade, Montana 59714

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Kid-Kart, Inc. ("Kid-Kart") which will be held at 10:30 a.m., local time, on December 27, 1996, at the corporate offices of Kid-Kart located at 732 Cruiser Lane, Belgrade, Montana.

     At the Special Meeting, shareholders of Kid-Kart ("Kid-Kart Shareholders") will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of September 24, 1996 (the "Merger Agreement") by and among Sunrise Medical Inc., a Delaware corporation ("Sunrise"), Jay Medical Ltd., a Delaware corporation and a wholly-owned subsidiary of Sunrise (the "Sunrise Sub"), and Kid-Kart, providing for the merger of Kid-Kart with and into the Sunrise Sub with Sunrise Sub continuing as the surviving corporation (the "Merger"). Under the Merger Agreement, each share of Kid-Kart common stock (the "Kid-Kart Shares") outstanding as of the time the Merger is consummated (the "Effective Time") (other than Kid-Kart Shares, if any, held by Kid-Kart Shareholders who perfect dissenters' rights under Sections 35-1-826 through 35-1-839, Montana Code Annotated (1995)) will be converted into the right to receive $110, to be paid in the form of common stock, $1.00 par value per share, of Sunrise (the "Sunrise Common Stock"), valued as provided in the Merger Agreement at $15.60 per share for this purpose, with any fractional shares paid in cash. Consequently, each Kid-Kart Share outstanding at the Effective Time (other than Kid-Kart Shares held by Kid-Kart Shareholders who perfect dissenters' rights) will be converted into the right to receive 7.0513 shares of Sunrise Common Stock, with any fractional share to which a Kid-Kart Shareholder may be entitled to be paid in cash. All outstanding options to purchase Kid-Kart Shares are to be cancelled and the holder of each option to purchase a share of Kid-Kart Common Stock shall receive $110, less the exercise price of the option, to be paid in the form of Sunrise Common Stock (valued at $15.60 per share), with any fractional share to which a Kid-Kart Optionholder may be entitled to be paid in cash. Under the Merger Agreement, each of the Kid-Kart Shareholders and holders of options of Kid-Kart ("Kid-Kart Option holders," and together with Kid-Kart Shareholders, "Kid-Kart Holders"), will be required to indemnify Sunrise, up to the amount of the Escrow Fund, against any losses incurred by Sunrise or Sunrise Sub as a result of the inaccuracy or breach of any representations, warranties or covenants of Kid-Kart contained in the Merger Agreement. Fifteen percent of the shares of Sunrise Common Stock issued in connection with the Merger to each Kid-Kart Holder will be held in an escrow fund (the "Escrow Fund") for a period of 12 months from the Effective Time (which period may be extended if claims are pending) and may be applied to satisfy the foregoing indemnification obligations, any uncollected accounts receivable, or any shortfall in the Net Worth Guarantee (as defined in the Merger Agreement). Under the Merger Agreement, each Kid-Kart Holder will also be required to jointly and severally indemnify Sunrise for any tax assessed on Kid-Kart which accrued in respect of any period prior to and including the Effective Time, other than sales or transfer taxes due on the Merger, which will be paid by Sunrise. Such indemnification obligation is not limited to the amount held in the Escrow Fund. The Merger is intended to be tax free to Kid-Kart Shareholders for federal income tax purposes to the extent of the Kid-Kart Shares are exchanged solely for Sunrise Common Stock.

     The Proposed Merger is described more completely in the accompanying Proxy Statement/Prospectus, the forepart of which includes a summary of the terms of the Merger and certain other information relating to the proposed transaction. I urge you to review carefully the Proxy Statement/Prospectus and accompanying Appendices.

     The Kid-Kart Board of Directors has determined that the Merger is in the best interests of Kid-Kart and its shareholders. Sunrise designs, manufactures and markets medical products used in institutional and home care settings and distributes them through Company-owned operations in the United States, the United Kingdom, Germany, France, Spain, Canada, Norway, Sweden, Italy, Switzerland, Australia, Poland and the Netherlands and through distributors in more than 80 other countries.

     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RELATED TRANSACTIONS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE MATTERS PRESENTED AT THE SPECIAL MEETING.

     I hope you will attend the Special Meeting. However, whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card and Shareholder Certificate and promptly return them in the enclosed prepaid envelope. If you are present at the meeting you may, if you wish, withdraw your proxy and vote in person.

                                                     Sincerely,

                                                     WAYNE H. HANSON
                                                     President

                                KID-KART, INC.
                               732 Cruiser Lane
                            Belgrade, Montana 59714

      ------------------------------------------------------------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON DECEMBER 27, 1996
      ------------------------------------------------------------------


     To the Shareholders of Kid-Kart, Inc.:

     Notice Is Hereby Given that a Special Meeting of Shareholders (the "Special Meeting") of Kid-Kart, Inc., a Montana corporation ("Kid-Kart"), will be held on December 27, 1996, at the corporate offices of Kid-Kart located at 732 Cruiser Lane, Belgrade, Montana, commencing at 10:30 a.m., local time, to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of September 24, 1996 (the "Merger Agreement") by and among Sunrise Medical Inc., a Delaware corporation ("Sunrise"), Jay Medical Ltd., a Delaware corporation and a wholly-owned subsidiary of Sunrise (the "Sunrise Sub"), and Kid-Kart, providing for the merger of Kid-Kart with and into the Sunrise Sub with the Sunrise Sub continuing as the surviving corporation (the "Merger"). Under the Merger Agreement, each share of Kid-Kart common stock (the "Kid-Kart Shares") outstanding as of the time the Merger is consummated (the "Effective Time") (other than Kid-Kart Shares, if any, held by Kid-Kart Shareholders who perfect dissenters' rights under Sections 35-1-826 through 35-1-839, Montana Code Annotated (1995)) will be converted into the right to receive $110, to be paid in the form of common stock, $1.00 par value per share, of Sunrise (the "Sunrise Common Stock"), valued as provided in the Merger Agreement at $15.60 per share for this purpose, with any fractional shares paid in cash. All outstanding options to purchase Kid-Kart Shares are to be cancelled and the holder of each option to purchase a share of Kid-Kart common stock shall receive $110 less the exercise price of the option, to be paid in the form of Sunrise Common Stock (valued at $15.60 per share), with any fractional shares paid in cash.

     The Merger and other related matters are more fully described in the accompanying Proxy Statement/ Prospectus, and appendices thereto, which form a part of this Notice.

     Approval of the Merger requires the affirmative vote of holders of two-thirds of the outstanding shares of Kid-Kart common stock. Only shareholders of record at the close of business on December 13, 1996, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting and any adjournment or postponements thereof.

     The Board of Directors of Kid-Kart has unanimously approved the Merger and believes that the terms of the Merger are fair to, and in the best interests of, the holders of Kid-Kart common stock. The Board of Directors of Kid-Kart recommends that the Shareholders vote to approve the proposal described above at the Special Meeting.

     Whether or not you plan to attend the Special Meeting, please fill in, sign, date and return the enclosed form of proxy card promptly. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.

                                                     Sincerely,

                                                     WAYNE H. HANSON
                                                     President

     December 17, 1996

     TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                             SUNRISE MEDICAL INC.

                                KID-KART, INC.

                          PROXY STATEMENT/PROSPECTUS

                  FOR THE SPECIAL MEETING OF SHAREHOLDERS OF

                                KID-KART, INC.

                     To Be Held On December 27, 1996

     This Proxy Statement/Prospectus is being furnished to holders of shares of common stock, no par value ("the Kid-Kart Shares"), in Kid-Kart, Inc., a Montana corporation ("Kid-Kart"), in connection with the solicitation of proxies to be used at the special meeting of shareholders of Kid-Kart, and any adjournments or postponements thereof (the "Special Meeting") to be held on December 27, 1996, at 10:30 a.m., local time, at the corporate offices of Kid-Kart located at 732 Cruiser Lane, Belgrade, Montana. The holders of Kid-Kart Shares are referred to herein as the "Kid-Kart Shareholders." At the Special Meeting, the Kid-Kart Shareholders will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of September 24, 1996 (the "Merger Agreement") by and among Sunrise Medical, Inc., a Delaware corporation ("Sunrise" or the "Company"), Jay Medical Ltd., a Delaware corporation and a wholly-owned subsidiary of Sunrise (the "Sunrise Sub"), and Kid-Kart, providing for the merger of Kid-Kart with and into the Sunrise Sub, with Sunrise Sub continuing as the surviving corporation (the "Merger"). The Board of Directors of Kid-Kart unanimously recommends a vote in favor of the Merger.

     Under the Merger Agreement, each Kid-Kart Share outstanding as of the time the Merger is consummated (the "Effective Time") (other than Kid-Kart Shares, if any, held by Kid-Kart Shareholders who perfect dissenters' rights under Sections 35-1-826 through 35-1-839, Montana Code Annotated (1995)) will be converted into the right to receive $110, to be paid in the form of common stock of Sunrise, $1.00 par value per share (the "Sunrise Common Stock") valued as provided in the Merger Agreement at $15.60 per share for this purpose, with any fractional shares paid in cash. Consequently, each Kid-Kart Share outstanding at the Effective Time (other than Kid-Kart Shares held by Kid-Kart Shareholders who perfect dissenters' rights) will be converted into the right to receive 7.0513 shares of Sunrise Common Stock, with any fractional share to which a Kid-Kart Shareholder may be entitled to be paid in cash. All outstanding options to purchase Kid-Kart Shares are to be cancelled and the holder of each option to purchase a share of Kid-Kart common stock shall receive $110, less the exercise price of the option, to be paid in the form of Sunrise Common Stock (valued at $15.60 per share), with any fractional share to which a Kid-Kart Optionholder may be entitled to be paid in cash. Each Kid-Kart Holder will be obligated to indemnify and hold harmless Sunrise, up to the amount held in an escrow fund (the "Escrow Fund"), against any losses that Sunrise or Sunrise Sub incurs as a result of the inaccuracy or breach of any representations, warranties or covenants of Kid-Kart contained in the Merger Agreement. Fifteen percent of the shares of Sunrise Common Stock issuable to each Kid-Kart Holder in connection with the Merger will be held in the Escrow Fund for a period of 12 months from the Effective Time and may be applied to satisfy the foregoing indemnification obligations, any uncollected accounts receivable or any shortfall in the Net Worth Guarantee (as defined in the Merger Agreement). Under the Merger Agreement, each Kid-Kart Holder will also be required to indemnify Sunrise for any tax assessed on Kid-Kart which accrued in respect of any period prior to and including the Effective Time, other than sales or transfer taxes due on the Merger, which will be paid by Sunrise and that indemnification obligation is not limited to the amount held in the Escrow Fund. See "The Merger Agreement-- Indemnification," "--Representations and Warranties" and "--Escrowed Shares." A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement/Prospectus.

      See "Risk Factors and Other Considerations" beginning on page 13 of this Proxy Statement/Prospectus for certain factors which should be considered in evaluating matters considered herein.

                  ------------------------------------------

    THE SECURITIES ISSUABLE PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE
         NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
           COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECU-
               RITIES COMMISSION PASSED UPON THE ACCURACY OR ADE-
                    QUACY OF THIS PROXY STATEMENT/PROSPECTUS.
                      ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

     This Proxy Statement/Prospectus and the accompanying form of Proxy and Acknowledgment are first being mailed or delivered to shareholders of Kid-Kart on or about December 17, 1996.

                  ------------------------------------------

      The date of this Proxy Statement/Prospectus is December 17, 1996.

                        (Cover continued on next page)

     (Continued from previous page)

     Sunrise has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on
Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Sunrise Common Stock to be issued pursuant to the Merger Agreement (the "Sunrise Shares"). This Proxy Statement/Prospectus constitutes the Prospectus of Sunrise filed as a part of the Registration Statement. All information contained herein with respect to Sunrise has been furnished by Sunrise and all information contained herein with respect to Kid-Kart has been furnished by Kid-Kart.

     Sunrise Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "SMD". On December 16, 1996, the closing price of the Sunrise Common Stock on the NYSE was $15 1/8. There is no established trading market for the Kid-Kart Shares. See "Distributions and Market Prices for Kid-Kart Shares."

     No person is authorized to give any information or to make any representations other than those contained herein and, if given or made, such information must not be relied upon as having been authorized by Sunrise or Kid-Kart. This Proxy Statement/Prospectus does not constitute an offer to sell any securities other than the registered securities to which it relates, or an offer to sell or a solicitation of an offer to buy any of the registered securities to which this Proxy Statement/Prospectus relates to or by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
AVAILABLE INFORMATION..................................................................    3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS......................................

SUMMARY................................................................................
    Sunrise Medical Inc................................................................
    Kid-Kart, Inc......................................................................
    The Special Meeting................................................................
    Conversion of Securities...........................................................
    Recommendation of the Board of Directors...........................................
    Indemnification and Escrow Arrangements............................................
    Risk Factors and Other Considerations..............................................
    Effective Time of the Merger.......................................................
    Conditions to the Merger...........................................................
    Termination........................................................................
    Treatment of Stock Options.........................................................
    Rights of Dissenting Kid-Kart Shareholders.........................................
    Transaction Costs..................................................................
    Certain United States Federal Income Tax Consequences..............................
    Regulatory Matters.................................................................
    Resales of Sunrise Common Stock....................................................
    Accounting Treatment...............................................................

SELECTED FINANCIAL INFORMATION OF SUNRISE..............................................

SELECTED FINANCIAL INFORMATION OF KID-KART.............................................

COMPARATIVE PER SHARE DATA.............................................................

MARKET PRICES OF SUNRISE COMMON STOCK..................................................

RISK FACTORS AND OTHER CONSIDERATIONS..................................................
    Possible Volatility of Stock Price.................................................
    Risks Regarding the Federal Income Tax Treatment of the Merger.....................
    Failure to Integrate the Business..................................................

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF SUNRISE.......................................................
    Results of Operations..............................................................
         Thirteen Weeks Ended September 27, 1996.......................................
         Fiscal Years Ended June 28, 1996, June 30, 1995 and July 1, 1994..............
         Net Sales Analysis............................................................
         Expense and Profit Analysis...................................................
         Financial Position, Capital Resources and Liquidity...........................
                Cash Flow..............................................................
                Capital Expenditures...................................................
                Acquisitions...........................................................
                Capital Structure and Leverage.........................................
                International Operations...............................................
                Foreign Currency Risk Management.......................................


                New Accounting Standards...............................................
                Dividend Policy........................................................
                Litigation.............................................................

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
SUNRISE................................................................................

CERTAIN TRANSACTIONS OF SUNRISE........................................................

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF KID-KART......................................................
                Nine months Ended September 30, 1996 Compared to Nine months Ended.....
                      September 30, 1995...............................................
                Year Ended December 31, 1995 Compared to Year Ended December 31, 1994..
                Year Ended December 31, 1994 Compared to Year Ended December 31, 1993..
         Financial Condition and Liquidity.............................................
                Cash Flow Analysis.....................................................
                Future Capital Expenditures............................................
                Kid-Kart Indebtedness..................................................
                Inflation and Foreign Currency Fluctuations............................
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
KID-KART...............................................................................

THE SPECIAL MEETING....................................................................
         General.......................................................................
         Matters to be Considered......................................................
         The Special Meeting...........................................................


THE MERGER.............................................................................
         Recommendation of the Board of Directors of Kid-Kart..........................
         Background of the Merger......................................................
         Stockholders Agreement........................................................
         Expected Benefits and Possible Negative Consequences of the Merger............
         Alternatives to Merger........................................................
         Interests of Certain Persons in the Merger....................................
         Restrictions on Sales of Stock................................................
         Regulatory Approvals..........................................................
         Accounting Treatment..........................................................

THE MERGER AGREEMENT...................................................................
         Merger Consideration..........................................................
         Adjustment of Merger Consideration............................................
         Conversion of Shares; Fractional Shares.......................................
         Escrow Shares.................................................................
         Appraisal Rights..............................................................
         Kid-Kart Stock Options........................................................
         Conditions to the Merger......................................................
               Representatins, Warranties and Covenants................................
               Consents................................................................
               Board and Stockholder Approval..........................................
               Affilitate Agreement....................................................
               Opinions of Counsel.....................................................
               Certificates............................................................
               Ancillary Agreements....................................................
               Registration of Sunrise Shares..........................................
               NYSE Listing............................................................
               Tax Representations.....................................................
               Assigmment of SBA Loans.................................................
               Stockholder Certificates................................................
               Building Variance.......................................................
         Representations and Warranties................................................
         Certain Covenants.............................................................
         Indemnification...............................................................
         Amendment, Waiver and Termination.............................................
         Transaction Costs.............................................................

BUSINESS OF SUNRISE....................................................................
         Discussion of Market Groups...................................................
         Distribution..................................................................
         Segment Information...........................................................
         Competition...................................................................
         Manufacturing.................................................................
         Research and Product Development..............................................
         Patents.......................................................................
         Warranty......................................................................
         Government Regulation.........................................................
         Employees (Associates)........................................................
         Backlog.......................................................................
         Working Capital Requirements..................................................
         Foreign Operations............................................................
         Properties....................................................................
         Legal Proceedings.............................................................

DESCRIPTION OF CAPITAL STOCK OF SUNRISE................................................
         Preferred Stock...............................................................
         Sunrise Common Stock..........................................................
         Common Share Purchase Rights..................................................

DIRECTORS OF SUNRISE...................................................................

EXECUTIVE OFFICERS OF SUNRISE..........................................................

                             AVAILABLE INFORMATION

     Sunrise has filed with the Commission a Registration Statement on Form S-4 under the Securities Act, with respect to the Sunrise Shares. This Proxy Statement/Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and exhibits to the Registration Statement. Copies of the information and the exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fees prescribed by the Commission, or may be examined without charge at the offices of the Commission. All summaries of agreements contained in this Proxy Statement/Prospectus are subject in all respects to the full text of such documents. Reference is made to the copies of certain of those documents filed with the Commission for the complete statement of their provisions.

     Sunrise is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, must file reports and other information with the Commission. Such reports and other information filed by Sunrise can be copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at 7 World Trade Center, New York, New York 10048; and at Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Room of the Commission at its office in Washington, D.C. The Commission maintains a Web site at http://www.sec.gov. that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained or incorporated by reference in this Prospectus, including without limitation statements containing the words "believes," "anticipates," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Sunrise has made forward-looking statements in this Prospectus concerning, among other things, the following: the future impact of SunMed Service on company profitability, the impact of future acquisitions, if any, and the level of future capital expenditures. These statements are only predictions, however; actual events or results may differ materially as a result of risks facing Sunrise. These risks include, but are not limited to: the impact of competitive products; pricing pressures caused by changes in Medicare and Medicaid policies and other factors; the costs of raw materials; future product demand and market acceptance risks; the effect of economic conditions in the U.S. and abroad; product development, commercialization and technological difficulties; shifts in industry distribution channels; acceleration of the current trend of consolidation of the company's customer base; governmental regulation of medical device design and manufacturing (such as the by the F.D.A. in the U.S.); the availability and financial prospects of future acquisition candidates; failure to integrate the Kid-Kart business with and into Sunrise, and other factors referenced in this Prospectus. Certain of these factors are discussed in more detail elsewhere in this Prospectus, including without limitation under the captions "Summary," "Risk Factors and other Considerations," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Sunrise," "Management's Discussion and Analysis of financial Condition and Results of Operations of Kid-Kart," "Business of Sunrise," and "Business of Kid-Kart." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                                    SUMMARY

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Proxy Statement/Prospectus, including the Appendices. Kid-Kart Shareholders are urged to carefully read the Proxy Statement/Prospectus and its Appendices in their entirety before voting on the matters discussed herein.

   Sunrise Medical Inc.

     Sunrise is in the business of designing, manufacturing and marketing medical products used in institutional and home care settings that address the recovery, rehabilitation and respiratory needs of patients. Sunrise was incorporated in Delaware in January 1983. Sunrise's principal offices are located at 2382 Faraday Avenue, Suite 200, Carlsbad, California 92008 and its telephone number is (619) 930-1500. Unless the context otherwise requires, all references herein to Sunrise refer to Sunrise Medical Inc. and its consolidated subsidiaries.

   Kid-Kart, Inc.

     Kid-Kart is in the business of designing, manufacturing and marketing strollers, push wheelchairs, positioning systems and other adaptive medical equipment for the pediatric rehabilitation market. Kid-Kart was incorporated in Montana on August 23, 1990. Kid-Kart's principal offices are located at 732 Cruiser Lane, Belgrade, Montana 59704 and its telephone number is (406) 388-1080. Kid-Kart has no subsidiaries.

   The Special Meeting

     The Special Meeting is scheduled to be held on December 27, 1996, at 10:30 a.m. local time, at the corporate offices of Kid-Kart located at 732 Cruiser Lane, Belgrade, Montana. At the Special Meeting, Kid-Kart Shareholders of record as of the close of business on the Record Date will be asked to consider and vote on a proposal to approve the Merger Agreement, providing for the Merger of Kid-Kart into the Sunrise Sub.

     The close of business on December 13, 1996 has been fixed as the Record Date for the determination of Kid-Kart Shareholders entitled to notice of and to vote at the Special Meeting (the "Record Date"). Each Kid-Kart Share is entitled to one vote on the Merger Agreement. The presence, either in person or by proxy, of a majority of the Kid-Kart Shares constitutes a quorum for the Special Meeting.

     The proposal to approve the Merger Agreement requires the affirmative vote of the Kid-Kart Shareholders who collectively hold the right to vote more than two-thirds of all outstanding Kid-Kart Shares. Abstentions and failures to vote will have the practical effect of voting against the Merger Agreement since they represent fewer votes for approval. As of the Record Date, there were 53,574 Kid-Kart Shares outstanding held by 65 holders of record, of which 34.39% were beneficially owned by directors, executive officers and affiliates of Kid-Kart.

     Wayne H. Hanson, the president and chief executive officer of Kid-Kart and William Senecal, the chief financial officer of Kid-Kart, who own 26.88% and 4.29%, respectively, of the Kid-Kart Shares, have entered into a Stockholders Agreement, pursuant to which each of them has committed to vote the Kid-Kart Shares held by them in favor of the Merger. See "The Merger--Stockholders Agreement" and "Security Ownership of Certain Beneficial Owners and Management of Kid-Kart."

   Conversion of Securities

     Upon consummation of the transactions contemplated by the Merger Agreement, Kid-Kart will be merged with and into the Sunrise Sub, and each outstanding Kid-Kart Share (other than Kid-Kart Shares, if any, held by Kid-Kart Shareholders who perfect dissenters' rights under Montana Law) will be converted into the right to receive $110 to be paid in the form of registered Sunrise Shares, valued at the Nominal Share Price, as defined below, of $15.60. All outstanding options to purchase Kid-Kart Shares are to be cancelled and the holder of each option to purchase a share of Kid-Kart common stock shall receive $110, less the exercise price of the option, to be paid in the form of registered Sunrise Common Stock, valued at the Nominal Share Price, as defined below, of $15.60. No certificates representing fractional Sunrise Shares will be issued in the Merger, but cash will be paid in lieu thereof. Pursuant to the Merger Agreement, as a condition to closing, the Registration Statement shall have been declared effective by the Commission and shall not be the subject of any stop order or proceedings seeking a stop order. If the Registration Statement is not declared effective, or if it is the subject of a stop order or proceeding seeking a stop order, the Merger will not be consummated unless the conditions pertaining thereto are waived and the approval of the Kid-Kart Shareholders is resolicited by means of an updated Proxy Statement/Prospectus. The Sunrise Shares to be issued and the cash to be paid in lieu of fractional shares is defined as the "Merger Consideration." The "Nominal Share Price" is defined in the Merger Agreement as the average of the closing sale prices of Sunrise Common Stock as printed in The Wall Street Journal (West Coast Edition) for the five trading days preceding the tenth business day prior to the date of the Special Meeting. The Nominal Share Price, computed as provided in the Merger Agreement, is $15.60.

   Recommendation of the Board of Directors

     The Kid-Kart Board of Directors unanimously recommends that Kid-Kart Shareholders vote in favor of Kid-Kart's participation in the Merger. This recommendation is based upon the Kid-Kart Board of Directors' belief that:
(i) the terms of the Merger, when considered as a whole, are fair to the Kid-Kart Shareholders; (ii) the Sunrise Shares being offered in exchange for the Kid-Kart Shares constitutes fair consideration for the interests of the Kid-Kart Shareholders; and (iii) after comparing the potential benefits and detriments of the Merger with those of several alternatives, the Merger is more attractive to the Kid-Kart Shareholders than such alternatives. These beliefs are based upon the Board of Directors' analysis of the terms of the Merger, an assessment of its potential economic impact upon the Kid-Kart Shareholders, a comparison of the potential benefits and detriments of the Merger and several alternatives to the Merger and a review of the financial condition and performance of Kid-Kart and the terms of critical agreements by which it is bound.

   Indemnification and Escrow Arrangements

     Fifteen percent of the shares of Sunrise Common Stock issued in connection with the Merger to each Kid-Kart Holder will be held in escrow (the "Escrow Fund") for a period of twelve months from the Effective Time, which period may be extended if claims are pending, and may be applied to satisfy (i) the indemnification obligations described below, (ii) any accounts receivable which remain uncollected after six months following the Closing Date, net of any bad debt reserve and the amount of receivables for which Kid-Kart has negotiated terms extending beyond 180 days from the Closing Date, or (iii) any shortfall in the net worth of Kid-Kart below $1,375,000, as reflected on the balance sheet prepared in connection with the closing (the "Net Worth Guarantee"). Kid-Kart estimates that as of November 30, 1996, its net worth was $1,322,741. See "The Merger Agreement--Escrowed Shares."

     Pursuant to the Merger Agreement, the Kid-Kart Holders will indemnify Sunrise, up to the amount of the Escrow Fund, against any losses that Sunrise or the Sunrise Sub may suffer as a result of the inaccuracy or breach of any representations, warranties or covenants of Kid-Kart contained in the Merger Agreement. The number of Sunrise Shares to be returned to Sunrise out of the Escrow Fund in settlement of any indemnification claims will be determined based on the trading price of the Sunrise Common Stock on the date an indemnification claim is made. During the period in which the Escrow Fund is outstanding, the price of Sunrise Common Stock may decrease below the Nominal Share Price in which case the number of shares of Sunrise Common Stock returned to Sunrise will be greater than the number of shares computed using the Nominal Share Price. The price of Sunrise Common Stock may also increase above the Nominal Share Price during this period in which case the number of Shares returned to Sunrise will be lower than the number of shares computed using the Nominal Share Price. The total liability of the Kid-Kart Shareholders for such indemnification claims, however, is limited to the number of shares originally placed in the Escrow Fund. In addition, each Kid-Kart Holder will be jointly and severally liable for any taxes assessed on Kid-Kart for all periods up to and including the Effective Time, other than sales or transfer taxes due on the Merger, which will be paid by Sunrise. Such indemnity is not limited (i) in amount by either the Escrow Fund or the total consideration paid to the Kid-Kart Holders or (ii) in duration during which Sunrise can bring a claim, although the statute of limitations for the payment of unpaid taxes is three years, subject to extension under certain circumstances. See "The Merger Agreement--Indemnification" and "-- Representations and Warranties" and "Certain United States Federal Income Tax Consequences--Escrowed Shares."

   Risk Factors and Other Considerations

     In evaluating the Merger and Sunrise, Kid-Kart Shareholders should carefully consider the risks discussed under "Risk Factors and Other Considerations" beginning on page 13 of this Proxy Statement/Prospectus. These risks include the possibility that the market price of Sunrise Common Stock will fluctuate significantly; the risk that although Kid-Kart will obtain an opinion from its legal counsel that the Merger will constitute a tax free transaction to Kid-Kart Shareholders for Federal income tax purposes, the opinion will not be binding on the Internal Revenue Service (the "IRS") and the IRS could contend that the Merger is a taxable transaction; and the risk that difficulties may be encountered in integrating the operations of Sunrise and Kid-Kart or that the benefits expected from such integration may not be realized.

   Effective Time of the Merger

     If the Merger is approved by two-thirds of the Kid-Kart Shareholders and the other conditions to the consummation of the Merger are satisfied or, where permissible, waived, the Merger will become effective upon the filing of a Certificate of Merger with the Delaware Secretary of State and Articles of Merger with the Montana Secretary of State. It is anticipated that the Certificate and Articles of Merger will be so filed as soon as practicable after the satisfaction or, where permissible, waiver of the conditions in the Merger Agreement, including the affirmative vote at the Special Meeting of the Kid-Kart Shareholders who collectively hold the right to vote more than two-thirds of all outstanding Kid-Kart Shares. See "The Merger Agreement--Effective Time of the Merger" and "--Conditions to the Merger."

   Conditions to the Merger

     The obligations of Sunrise and Kid-Kart to consummate the Merger are subject to the satisfaction of certain conditions, including, among others,
(i) obtaining requisite Kid-Kart stockholder approval and requisite third party and governmental approvals, (ii) the effectiveness of the Registration Statement, (iii) the approval for listing on the New York Stock Exchange, subject to notice of issuance, of the Sunrise Shares, (iv) the receipt of written representations from the officers of Kid-Kart and others to evidence compliance with the conditions set forth in the Merger Agreement, as may be reasonably requested by Sunrise, (v) the correctness of all representations and warranties as of the Closing Date and the performance of all agreements and covenants required by the Merger Agreement, (vi) the receipt of written representations from all Kid-Kart Holders adopting each of the covenants set forth in the Merger Agreement, agreeing to be bound by and authorizing Sunrise to take certain actions relating to post-closing adjustments to the purchase price set forth in the Merger Agreement, appointing Wayne Hanson as the Stockholder Representative, representing such Holder's name, address and federal tax identification number and stating that he or she is not a foreign person within the meaning of the Code, waiving any and all preemptive rights and authorizing the transfer to Sunrise of up to the amount of the Escrow Shares withheld from such individual to satisfy indemnification claims, the Net Worth Guarantee and uncollected accounts receivable, (vii) the receipt of certain tax representations from the Kid-Kart Shareholders, (viii) the receipt by Sunrise of affiliate agreements from each affiliate of Kid-Kart, (ix) the receipt of an opinion letter from Kid-Kart's legal counsel as to certain legal matters regarding the organization and capitalization of Kid-Kart, the approval of the transaction, the receipt of all necessary consents, the absence of a violation of Kid-Kart's charter or of law, the absence of pending litigation against Kid-Kart and the effectiveness of the Merger, (x) the receipt of corporate documents from Kid-Kart and (xi) the execution of an employment and a noncompetition agreement by Wayne H. Hanson.

   Termination

     On or after October 1, 1996, the Merger Agreement may be terminated at any time prior to the Closing Date (i) by mutual consent of Sunrise and Kid-Kart,
(ii) by Sunrise upon the occurrence of an event which has or is reasonably likely to have a Material Adverse Effect on Kid-Kart, or (iii) by Kid-Kart upon the occurrence of an event which has or is reasonably likely to have a Material Adverse Effect on Sunrise. The term "Material Adverse Effect" as used in the Merger Agreement means changes, developments or occurrences which, individually or in the aggregate, have materially and adversely affected or could reasonably be expected to have a material adverse effect on the business, prospects, assets, liabilities, working capital, reserves, earnings or condition (financial or otherwise) of the entity concerned.

   Treatment of Stock Options

     At the Effective Time, all options to purchase shares of Kid-Kart Common Stock (individually, a "Kid-Kart Option") outstanding under Kid-Kart's 1993 Stock Option Plan (the "Kid-Kart Stock Option Plan") granted on or prior to the Effective Time, whether or not currently exercisable, will be cancelled and the holder of each option to purchase a share of Kid-Kart Common Stock shall receive $110, less the exercise price of the option, to be paid in Sunrise Common Stock, valued at the Nominal Share Price. Any fractional share to which a Kid-Kart Optionholder may be entitled shall be paid in cash. The "Nominal Share Price" is defined in the Merger Agreement as the average of the closing sale prices of Sunrise Common Stock as printed in The Wall Street Journal (West Coast Edition) for the five business days preceding the tenth business day prior to the date of the Special Meeting. The Nominal Share Price, computed as provided in the Merger Agreement, is $15.60. See "The Merger Agreement--Treatment of Kid-Kart Options" and "Certain United States Federal Income Tax Consequences--Kid-Kart Stock Options" and "Certain United States Federal Income Tax Consequences--Kid-Kart Stock Options."

   Rights of Dissenting Kid-Kart Shareholders

     A Kid-Kart Shareholder will be entitled to dissenters' rights of appraisal in connection with the Merger if Kid-Kart consummates a Merger and if the Kid-Kart Shareholder properly exercises dissenters' rights under Sections 35-1-826 through 35-1-839, Montana Code Annotated (1995). The full text of Sections 35-1-826 through 35-1-839 is attached as Appendix B to this Proxy Statement/Prospectus. As described therein, any Kid-Kart shareholder who wishes to dissent must deliver to Kid-Kart, prior to the vote on the Merger Agreement, a written notice of intent to demand payment for such shareholder's shares if the Merger is effectuated. In addition, the shareholder must refrain from voting in favor of the Merger Agreement. A shareholder who fails to deliver the notice on time or who votes in favor of the Merger Agreement will not have any dissenters' rights. If a shareholder returns a signed proxy but does not specify a vote against approval of the Merger Agreement or a direction to abstain, the proxy will be voted for approval of the Merger Agreement, which will have the effect of waiving the shareholder's dissenters' rights. See "Dissenters' Rights of Kid-Kart Shareholders."

   Transaction Costs

     Merger expenses have been allocated between Sunrise and Kid-Kart such that Sunrise and Kid-Kart shall each pay its own attorneys', accountants' and other fees incurred by it and associated with the transactions described in the Merger Agreement. However, to the extent such fees cause a shortfall in the Net Worth Guarantee, such fees will result in a reduction of the Merger Consideration. Up to $35,000 payable to a consultant of Kid-Kart and up to $18,000 payable to Kid-Kart's attorneys will not be counted against the Net Worth Guarantee. See "The Merger Agreement--Net Worth Guarantee."

   Certain United States Federal Income Tax Consequences

     The Merger is intended to qualify as a reorganization with the meaning of
Section 368(a) of the Internal Revenue Code. Based upon the opinion of Dorsey & Whitney LLP, which is based upon certain tax-related assumptions and representations that will be made by Kid-Kart, Sunrise and the Kid-Kart Shareholders, no gain or loss will be recognized by Kid-Kart or its shareholders for U.S. federal income tax purposes on the exchange of Kid-Kart Common Stock for Sunrise Common Stock (except with respect to cash, if any, in lieu of fractional interest in Sunrise Common Stock). See "Certain United States Federal Income Tax Consequences--Opinions" for a discussion of assumptions and representations underlying the opinion. However, Kid-Kart Optionholders will realize taxable ordinary compensation income equal to the fair market value of Sunrise Common Stock received in lieu of Kid-Kart Options. If the IRS contends that the Merger is not a reorganization within the meaning of Section 368(a) of the Code, the transfer by Kid-Kart of its assets to Sunrise could be considered to be a sale of assets, resulting in taxable gain to the extent that the fair market value of the consideration received by Kid-Kart Shareholders exceeds the adjusted basis of such assets. The amount of any such tax would be significant. Because of indemnification obligations undertaken in the Merger Agreement, the Kid-Kart Shareholders would be liable to pay any tax on such gain. In addition, the Kid-Kart Shareholders would be liable to pay tax on the gain resulting from the deemed sale of their Kid-Kart Shares for the value of the Sunrise

Common Stock received in exchange therefor. See "The Merger
Agreement--Conditions to the Merger" and "Certain United States Federal Income Tax Consequences."

   Regulatory Matters

     No material federal or state regulatory approvals must be obtained in order to consummate the Merger. See "The Merger--Regulatory Approvals."

   Resales of Sunrise Common Stock

     The shares of Sunrise Common Stock to be issued pursuant to the Merger have been registered under the Securities Act, and therefore may be resold without restriction by persons who are not deemed to be "affiliates" (as such term is defined under the Securities Act) of either Sunrise or Kid-Kart. In connection with the tax opinion delivered by Dorsey & Whitney, LLP, each Kid-Kart Shareholder will be required to execute a certificate representing, among other things, that the Kid-Kart Shareholder has no plan or intention to dispose of the shares of Sunrise Common Stock received in the Merger. See "The Merger-- Restrictions on Sales of Stock."

   Accounting Treatment

     For accounting and financial reporting purposes, the Merger will be accounted for using the purchase method under generally accepted accounting principles.

                   SELECTED FINANCIAL INFORMATION OF SUNRISE

     The financial information set forth below should be read in conjunction with Sunrise's financial statements, related notes and other financial information included elsewhere in this Proxy Statement/Prospectus. Sunrise has restated previously issued financial results for the fiscal years ended June 30, 1995 and July 1, 1994. The restatement primarily reflected adjustments to reduce the recorded amounts of receivables, inventories, and property, plant and equipment at Sunrise's Bio Clinic subsidiary, thereby reducing consolidated net income. See Note 5 of Notes to Consolidated Financial Statements of Sunrise. Selected financial data for September 27, 1996 and September 29, 1995 and the thirteen week periods then ended are unaudited; however, in the opinion of management, such data include all adjustments (consisting only of normally recurring accruals) necessary for a fair presentation of operating results for such periods. Results for the interim periods are not necessarily indicative of results for the full year.


                                                                               Years Ended                 Thirteen Weeks Ended
                                                -------------------------------------------------------   ------------------------
                                                 June 28,   June 30,    July 1,     July 2,     July 3,    September    September
                                                 --------   --------    -------     -------     -------    27, 1996     29, 1995
                                                   1996       1995       1994        1993       1992(1)    ---------    ---------
                                                  ------     ------     ------      ------      -------   (unaudited)  (unaudited)

                                                                     (In thousands, except per share amounts)

Consolidated results of operations data:
  Net sales...................................   $667,130   $601,927    $466,942    $319,196    $243,920  $165,353     $157,172
  Gross profit................................    220,625    205,651     166,947     115,317      86,218    54,454       54,700
  Marketing, selling and administrative
   expenses...................................    159,109    134,511     102,776      67,269      51,796    37,270       37,010
  Research and development expenses...........     15,544     13,937      11,029       7,388       5,846     3,759        3,724
  Corporate expenses..........................      9,998      7,360       5,444       4,439       3,701     2,994        2,363
  Amortization of intangibles.................      8,686      6,823       5,435       2,374       1,772     2,040        2,041
  Unusual Items...............................     65,152         --          --          --          --        --           --
  Corporate operating income (loss)...........    (37,864)    43,020      42,263      33,847      23,103     8,391        9,562
  Interest expense............................     16,687     10,358       6,078       4,252       2,908     4,002        3,530
  Income (loss) before taxes..................    (52,460)    33,863      36,168      29,696      20,244     5,883        6,690
  Net income (loss)...........................   $(40,867)  $ 19,471    $ 21,809    $ 18,090    $ 12,027  $  3,060     $  3,794
                                                 =========  ========    ========    ========    ========  ========     ========
  Net income (loss) per share(2)..............   $  (2.17)  $   1.03    $   1.19    $   1.21    $    .94  $    .16     $    .20
                                                 =========  ========    ========    ========    ========  ========     ========
  Weighted average shares outstanding(2)......      18,810    18,819      18,317      14,950      12,786    19,023       19,147
                                                 =========  ========   =========    ========    ========  ========     ========
Consolidated balance sheet data:

  Working capital.............................   $104,991   $119,594    $101,479    $ 92,049    $ 32,137  $107,930     $130,177
  Total assets................................    620,416    604,743     471,667     284,031     201,810   625,011      619,454
  Long-term debt(3)...........................    207,446    182,029     118,697      32,475      56,039   204,248      187,611
  Stockholders' equity(4).....................   $260,554   $299,493    $259,539    $194,723    $ 92,256  $263,721     $307,766
                                                 ========   ========    ========    ========    ========  ========     ========

--------------------

(1)  Fiscal year 1992 contained 53 weeks.

(2) Net income (loss) per share and weighted average number of shares outstanding for fully diluted computations are not materially different from primary computations.

(3)  Excludes current installments of long-term debt.

(4) Sunrise did not declare cash dividends for the fiscal years 1992 through 1996.

                  SELECTED FINANCIAL INFORMATION OF KID-KART

      The financial information set forth below should be read in conjunction with Kid-Kart's financial statements, related notes and other financial information included elsewhere in this Proxy Statement/Prospectus. The following selected financial information is derived from the historical financial statements of Kid-Kart for the years ended December 31, 1993, 1994 and 1995 and the nine month periods ended September 30, 1995 and 1996 included elsewhere in this Proxy Statement/Prospectus. Selected financial data for the years ended December 31, 1991 and 1992 are derived from financial statements not included in this Proxy Statement/Prospectus. Selected financial data other than selected financial data at and for the year ended December 31, 1995 is derived from unaudited financial statements; however, in the opinion of management, such data include all adjustments (consisting only of normally recurring accruals) necessary for a fair presentation of operating results for such periods. Results for the interim periods are not necessarily indicative of results for the full year.

                                                                                                   Nine Months Ended
                                                            Years Ended December 31,                 September 30,
                                                -----------------------------------------------    -----------------
                                                 1995      1994      1993      1992       1991       1996      1995
                                                ------    ------    ------    ------     ------     ------    ------
                                                          (In thousands, except share and per share amounts)
Results of operations data:
   Net sales..............................    $  3,210  $  2,004  $    919  $    298   $     74   $  3,165  $  2,392
   Gross profit...........................       1,515       838       356       119         27      1,395     1,016
   Marketing, selling and administrative
     expenses.............................         835       658       261       102         57        800       580
   Research and development expenses......         109        44        37        11         18         31        21
   Operating income (loss)................         571       136        58         6    (    48)       564       415
   Interest expense, net of other income..          43        18         5         5          0         54        32
   Income (loss) before taxes.............         528       118        53         1    (    48)       510       383
   Net income (loss)......................    $    322  $    107  $     39  $      1   $(    48)  $    321  $    255
                                              ========  ========  ========  ========   =========  ========  ========
   Net income (loss) per share............    $   5.73  $   2.16  $   0.91  $   0.02   $(  1.23)  $   5.12  $   4.55
   Weighted average shares outstanding....      56,214    49,367    43,211    43,982     38,906     62,612    55,999
                                                                 December 31,                       September 30,
                                                -----------------------------------------------    -----------------
                                                 1995      1994      1993      1992       1991       1996      1995
                                                ------    ------    ------    ------     ------     ------    ------
Balance sheet data:
   Working capital........................    $  1,197  $    566  $    283  $    119   $     21   $    847  $    882
   Total assets...........................       1,960     1,411       483       234         78      2,629     1,780
   Long-term debt.........................         644       446        88        46         35        342       434

   Stockholders' equity..............           938         501        232         94     (     3)     1,266         833

                          COMPARATIVE PER SHARE DATA

     The following tabulation reflects (a) the historical net income per share of Sunrise Common Stock in comparison with the pro forma net income per share;
(b) the historical net income per Kid-Kart Share in comparison with the pro forma net income attributable to the $110 in shares of Sunrise Common Stock which will be received for each Kid-Kart Share; and (c) the historical book value per share of Sunrise Common Stock and Kid-Kart Shares in comparison with, in the case of Sunrise, the pro forma book value per share after giving effect to the Merger and, in the case of Kid-Kart, the pro forma book value attributable to $110 in shares of Sunrise Common Stock. The information presented in this tabulation should be read in conjunction with the financial statements and the notes thereto of Sunrise and Kid-Kart included elsewhere herein.

Sunrise
                                                                 Fiscal
                                                               Year Ended
                                                              June 28, 1996
                                                             ---------------
Income (loss) per share
   Historical..............................................     $  (2.17)
   Pro forma...............................................        (2.11)

Book Value
   Historical..............................................        13.82
   Pro forma...............................................        13.85

Kid-Kart

                                                               Year Ended
                                                              Dec. 31, 1995
                                                             ---------------
Income per share
   Historical..............................................     $   5.73
   Pro forma...............................................         0.70*
Book Value
   Historical..............................................        17.51
   Pro forma...............................................         2.04*

* Calculation based on an estimated price per share of Sunrise Common Stock of $15 (the closing price of Sunrise Common Stock on December 13,
     1996).

                     MARKET PRICES OF SUNRISE COMMON STOCK

     Sunrise's common stock, $1 par value, trades on the New York Stock Exchange under the symbol "SMD." The highest and lowest daily closing price for each quarterly period during the last two fiscal years and first two quarters of fiscal year 1997 was as follows:


                                                                Fiscal Year     Fiscal Year     Fiscal Year
                                                                  1997             1996            1995
                                                             --------------   --------------    -----------
                                                              High    Low      High     Low     High    Low
                                                              ----    ---      ----     ---     ----    ---
         First Quarter.....................................   18 1/8  15 1/8   29       25 1/8  26 1/2  20
         Second Quarter (through December 16)..............     16    13 5/8   26 7/8   15 1/8  29 1/4  24
         Third Quarter.....................................     --      --     19 1/4   13 3/4  36 3/4  26 3/4
         Fourth Quarter....................................     --      --     20 3/4   13 7/8  36 3/8  27 3/8
         Year..............................................     --      --     29       13 3/4  36 3/4  20

     The number of holders of record of Sunrise common stock as of August 30, 1996 was 660. Sunrise estimates it has approximately 10,600 beneficial holders of its common stock. The last reported sale price per share of the common stock on September 23, 1996, the last trading day preceding the day the Merger Agreement was entered into, was 15 3/8. The closing price of the common stock on December 16, 1996 was 15 1/8.

     No public market exists for the Kid-Kart Shares. See "Market Prices of Kid-Kart Shares."

     Sunrise has not paid cash dividends to holders of its common stock and has no plans to do so in the foreseeable future. Sunrise presently intends to retain all earnings to fund its operations and future growth.

           Kid-Kart Shareholders are urged to obtain current market quotations for Sunrise Common Stock.

                  RISK FACTORS AND OTHER CONSIDERATIONS

     In evaluating the Merger of Kid-Kart and Sunrise, Kid-Kart Shareholders should carefully consider the following factors, in addition to other matters set forth elsewhere or incorporated in this Proxy Statement/Prospectus, including the Appendices.

Possible Volatility of Stock Price

     The market price of Sunrise Common Stock will be subject to significant fluctuations in response to variations in Sunrise's quarterly operating results, general trends in the market for home healthcare products and services and other factors. In addition, broad market fluctuations, as well as general economic or political conditions and agendas such as healthcare reform, may adversely affect the market price of Sunrise Common Stock, regardless of Sunrise's actual performance.

Risks Regarding the Federal Income Tax Treatment of the Merger

     The Internal Revenue Service has not been and will not be asked to rule upon the tax consequences of the Merger. Instead, Kid-Kart will rely upon the opinion of Dorsey & Whitney LLP, its counsel, that the Merger will constitute a tax-free transaction to Kid-Kart and the holders of Kid-Kart Common Stock for Federal income tax purposes. This opinion is based upon the accuracy of certain representations made by Sunrise, Sunrise Sub, Kid-Kart and the Kid-Kart Shareholders and on certain assumptions. See "Certain United States Federal Income Tax Consequences--Opinions" for a discussion of assumptions and representations underlying the opinion. Furthermore, the opinion will not be binding on the IRS. The IRS could contend that the Merger does not constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Merger should therefore be treated as a taxable transaction. If the IRS contends that the Merger is not a reorganization within the meaning of Section 368(a) of the Code, the transfer by Kid-Kart of its assets to Sunrise could be considered to be a sale of assets, resulting in taxable gain to the extent that the fair market value of the consideration received by Kid-Kart Shareholders exceeds the adjusted basis of such assets. The amount of any such tax would be significant. Because of indemnification obligations undertaken in the Merger Agreement, the Kid-Kart Shareholders would be obligated to pay any tax on such gain. In addition, the Kid-Kart Shareholders would be liable to pay tax on the gain resulting from the deemed sale of their Kid-Kart Shares for the value of the Sunrise Common Stock received in exchange therefor. See "Certain Federal Income Tax Consequences" for further discussion of the tax consequences of the Merger.

Failure to Integrate the Businesses

     The Merger involves the integration of two companies that have previously operated independently. Among the factors considered by the Boards of Directors of Sunrise and Kid-Kart in connection with their approval of the Merger Agreement were the opportunities for operating efficiencies that should result from the Merger, including the distribution of Kid-Kart products through the Sunrise international and domestic distribution and sales network, the coordination of marketing, engineering and manufacturing personnel and the shared purchasing power of the combined entities. No assurance can be given that difficulties will not be encountered in integrating the operations of Sunrise and Kid-Kart or that the benefits expected from such integration will be realized. See "The Merger."

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS OF SUNRISE

The following discussion should be read in conjunction with Sunrise's historical financial statements for the years ended June 28, 1996, June 30, 1995 and July 1, 1994 and for the thirteen week periods ended September 27, 1996 and September 29, 1995 included elsewhere in this Proxy Statement/Prospectus. Financial data for September 27, 1996 and September 29, 1995 and the thirteen week periods then ended are unaudited. Such unaudited financial statements include all adjustments (consisting only of normally recurring accruals) that Sunrise's management considers necessary for a fair presentation of operating results for such periods.

RESULTS OF OPERATIONS

     Thirteen Weeks Ended September 27, 1996

Net sales for the first quarter of fiscal 1997 were $165.4 million compared to $157.2 million in the comparable period of fiscal 1996, an increase of 5%. Excluding the effect of the company's support surfaces rental and consumer businesses, which have been sold, sales grew 10%, with companies acquired during the past year adding 5%, base business growing 6%, and foreign currency translation reducing sales by 1%.

The company reports its operating results using three groupings, which reflect its operating management structure: Homecare and Extended Care (both based in North America) and Europe (which includes sales of both homecare and extended care products).

The Homecare Products group's sales increased 3% in the first quarter of fiscal 1997 to $64.4 million, compared to $62.7 million in the first quarter of fiscal 1996. This group was led by 11% growth of respiratory products, in part reflecting new product introductions. Wheelchair sales growth was at a lower rate, while sales of patient aids declined slightly. An extended consumer patient aids product line, Caremate/(R)/, was rolled out to Sears stores during the quarter.

The Extended Care Products group recorded sales of $24.0 million in the first quarter of fiscal 1997, a decline of 8% from sales of $25.9 million in the comparable period of fiscal 1996. A significant decline in sales of healthcare support surfaces (in part reflecting the sale of the company's air therapy rental business in January 1996) more than offset sales growth at the company's Joerns division. The level of operating losses in the healthcare support surfaces business narrowed significantly in the period ended September 27, 1996 in comparison to prior quarters.

In Europe, sales increased 20% in the first quarter of fiscal 1997 to $67.0 million compared to $56.0 million in the first quarter of fiscal 1996. The company's businesses in Germany, Spain, the U.K. and its European distribution group all had solid sales growth, while revenues in France declined slightly.

Key items as a percentage of net sales were:

                                             Thirteen Weeks Ended
                                            ---------------------
                                         September 27,       September 29,
                                             1996                1995
                                         -------------       -------------
     Gross profit                           32.9%                34.8%
     Corporate operating income              5.1%                 6.1%
     Interest expense                        2.4%                 2.2%
     Net income                              1.9%                 2.4%

Gross profit of $54.5 million in the first quarter of fiscal 1997 was $.2 million below the $54.7 million recorded in the comparable period of fiscal 1996. The gross margin, or gross profit as a percentage of net sales, decreased by 1.9% to 32.9%, as a result of pricing and cost pressures on certain products, and lower margins in the company's consumer business (Comfort Clinic).

Marketing, selling and administrative expenses increased by 1% in the first quarter of fiscal 1997 compared to the prior year period, but declined as a percentage of net sales to 22.5% compared to 23.5% in the first quarter of fiscal 1996. The company incurred marketing costs of approximately $1.4 million in the 1997 period in connection with its sponsorship of the 1996 Atlanta Paralympic Games. Excluding these costs, marketing, selling and administrative expenses were 21.7% of net sales, with the improvement reflecting the results of a company-wide profit improvement program instituted early in the 1996 calendar year.

Corporate expenses were $3.0 million in the first quarter of fiscal 1997, an increase of $.6 million compared to the first quarter of fiscal 1996. This increase reflects costs associated with a new European corporate office, as well as higher internal audit and insurance costs.

Interest expense for the first quarter of fiscal 1997 was $4.0 million or 13% higher than interest expense of $3.5 million in the first quarter of the prior year, attributable to higher average borrowings and a slight increase in interest rates. Other income of $.7 million in the 1997 period includes the effect of the favorable resolution of a legal dispute.

The effective tax rate of 48.0% in the first quarter of fiscal 1997 was higher than the rate of 43.3% in the same period of fiscal 1995 as a result of non-deductible goodwill amortization representing a greater portion of income before income taxes.

Net income for the first quarter of fiscal 1997 was $3.1 million, or $0.16 per share, compared to net income of $3.8 million ($.20 per share) in the first quarter of fiscal 1996.


     Fiscal Years Ended June 28, 1996, June 30, 1995 and July 1, 1994


     Sunrise achieved record net sales in its fiscal year ended June 28, 1996. However, two developments had a significant adverse impact on Sunrise's operations. First, a deteriorating profit trend at Sunrise's Bio Clinic/Comfort Clinic divisions was hidden until October 1995 by accounting irregularities at those divisions. See Note 5 of Notes to Consolidated Financial Statements. Second, market conditions within the U.S. homecare industry were characterized by severe pricing pressure which worsened Sunrise's competitive position in more generic products, in particular certain respiratory and patient aids products. Definitive programs to address these matters were developed throughout Sunrise, including a reorganization of Sunrise's domestic salesforces, exit of certain businesses, and initial steps to consolidate several operations in both the U.S. and Europe.

     Sunrise recorded pre-tax charges from unusual items of $65.2 million in 1996. These charges included the costs of an internal investigation at the Bio Clinic/Comfort Clinic divisions and subsequent restatement of fiscal 1995 and 1994 financial statements, the settlement of related stockholder litigation, the write-down of assets at Bio Clinic and Comfort Clinic to reflect revised estimates of realizable values, and costs related to Sunrise's reorganization and cost reduction program. These charges for unusual items contributed to a loss from operations of $37.9 million.

     Sunrise incurred higher interest expense in 1996 because of increased acquisition-related debt and higher interest rates in part caused by less favorable terms on its renegotiated credit facility. Goodwill amortization increased following a number of recent acquisitions. As a result, Sunrise incurred a loss before taxes in 1996 of $52.5 million. The net loss was $40.9 million, or $2.17 per share. Excluding the unusual items, net income in 1996 was $5.7 million or $.30 per share.

Net Sales Analysis

     Sales increased 11% to $667 million in 1996, while 1995 sales of $602 million were 29% higher than sales of $467 million recorded in 1994. Excluding the effect of Bio Clinic's air therapy rental business sold in January 1996 and the Comfort Clinic division to be sold in fiscal 1997, Sunrise's sales growth in 1996 was 18%. This sales performance was marked by strong global sales of custom wheelchairs and increased market penetration in Europe across all Sunrise product lines.

     The acquisition of three European-based businesses between April and October 1995 added 11% to Sunrise's net sales in 1996, while acquisitions accounted for 8 percentage points of the increase in net sales in 1995. Sunrise used acquisitions during these periods to enhance existing businesses and to pursue international expansion. Although the magnitude of the impact will vary from year to year, Sunrise expects acquisitions, which are a key component of its growth strategy, to contribute to its future sales growth.

     International sales grew 41% in 1996 to $281 million, following growth of 49% in 1995. International customers accounted for 42% of total sales in 1996 compared to 33% in 1995 and 29% in 1994. Fluctuations of international currency rates increased overall sales by less than 1% in 1996 and by 3% in 1995, while reducing sales by 2% in 1994. The effect of currency fluctuations on reported results is expected to increase as Sunrise continues to expand its foreign operations.

                  Analysis of Product Line Sales Contribution

 ($ in millions)                                    1996                      1995                   1994
 -------------------------------------------------------------------------------------------------------------------
 Homecare Products                              $265         40%          $258         43%         $206         44%
 -------------------------------------------------------------------------------------------------------------------

 Institutional Products                          103         15%           112         19%          100         22%
 -------------------------------------------------------------------------------------------------------------------

 Consumer Products                                44          7%            67         11%           52         11%
 -------------------------------------------------------------------------------------------------------------------

 European Operations                             255         38%           165         27%          109         23%
 -------------------------------------------------------------------------------------------------------------------

      Total                                     $667        100%          $602        100%         $467        100%
 ===================================================================================================================

     Concern over the rising cost of healthcare has sparked a marked shift toward lower priced products and services in the medical community. This shift has resulted in the substitution of simpler and more generic products, as well as price concessions to payers from healthcare providers, who are Sunrise's primary customers. As healthcare moves from a largely fee-for-service pattern to prepaid payment systems, this trend is expected to intensify. High-volume, full-line providers will have a competitive advantage over those servicing only niche markets. These trends are causing healthcare providers to merge at an unprecedented pace; manufacturers and distributors are following a similar consolidation course. In this market environment, management believes that future sales growth will be driven predominantly by unit volume growth, product innovation, contract sales to increasingly larger customers and buying groups, and by international expansion.

     North American sales of homecare products reached record levels in each of the last three years, growing 2% to $265 million in 1996, after an increase of 25% to $258 million in 1995 compared to sales of $206 million in 1994. The custom wheelchair business led this group's results during this period, reflecting the introduction of innovative products, such as new power wheelchair models, and the acquisition of Jay Medical in September 1994. Jay's seating systems for wheelchairs extended Sunrise's product offerings, both in the U.S. and abroad. In contrast, domestic sales for respiratory products were weak in 1996, due primarily to uncertainty regarding the Medicare reimbursement rates for oxygen equipment and pricing pressures on certain commodity products under the influence of managed care and Medicare/Medicaid reimbursement policies. North American sales of patient aids declined slightly in 1996, after modest growth in 1995, the result of pricing and competitive pressures.

     Institutional products sales in North America declined 7% in 1996 to $103 million. This followed growth of 12% in 1995 to $112 million compared to $100 million in 1994, when both healthcare beds and support surfaces contributed to the increase. In 1996, the sales decline was the net result of two widely divergent market patterns. Joerns' institutional sales saw solid growth as nursing home construction rebounded in 1996. In contrast, Sunrise's institutional support surface business encountered severe competition and declining prices. Also contributing to the sales decline was the sale of Sunrise's air therapy rental business in January 1996 following an extended period of declining rental rates.

     Reflecting Sunrise's commitment to international expansion, sales in Europe grew by 55% in 1996 to $255 million following an increase of 51% in 1995 to $165 million compared to sales of $109 million in 1994. Wheelchair sales reflected strong growth in European core businesses and the acquisition of two distribution companies during the second half of 1995, one in Italy and one in Switzerland. Respiratory products sales in Europe continued their solid sales growth in 1996. Sales of patient aids were boosted in 1996 with the acquisition in July 1995 of Coopers Healthcare, a U.K.-based company, thereby enhancing Sunrise's worldwide position in the patient aid market. European sales of healthcare beds and furnishings also grew substantially in 1996, largely attributable to the additional sales of Corona, a French healthcare bed manufacturer acquired in April 1995, and Parker Bath Group, a U.K. manufacturer of bathing systems and patient lifters, acquired in October 1995.

Expense and Profit Analysis

     Gross margin (gross profit as a percentage of net sales) declined by 1.1% in 1996 due primarily to a significant decline in the profitability of Sunrise's support surfaces business. This decline in support surfaces resulted from several factors, including a continuing shift away from the use of disposable foam overlays in hospitals, compressed margins in the retail market for mattress pads and pillows, and a decline in average daily rental rates in the air therapy rental business (leading to the sale of this business in January 1996). For Sunrise's other product lines, the gross margin was 36.2% in 1996, as competitive pricing conditions and cost increases in certain raw materials were largely offset by selective price increases, changes in product mix and improvements in factory productivity. In 1995 gross margin declined by 1.6%, as lower margins on support surfaces products were again only partially offset by productivity improvements throughout the rest of Sunrise.

     Marketing, selling and administrative expenses of $159.1 million were 1.5% higher as a percentage of net sales in 1996, after an increase of 0.3% in 1995. The launch in February 1996 of SunMed Service ("SMS") resulted in increased expenses of $6.3 million. SMS is integrating the order entry, customer service and delivery functions for standard products from all of Sunrise's U.S. manufacturing divisions. It is the objective of SMS to improve service levels for both large national accounts and independent homecare providers through its new national network of eight distribution centers. Management expects that revenue benefits will eventually offset the incremental costs of this new customer service capability, although the extent and timing of such benefits are uncertain.


                                       Analysis of Expenses and Profit Margins

                                                                                                                   % Increase
                                                                                                                    (Decrease)
                                                                                                                 ------------------
($ in millions)                                                              1996           1995         1994    1996/95   1995/94
-----------------------------------------------------------------------------------------------------------------------------------
Net sales                                                                    $667.1        $601.9       $466.9      11%      29%
-----------------------------------------------------------------------------------------------------------------------------------
Gross profit                                                                  220.6         205.7        166.9       7%      23%
    % of net sales                                                             33.1%         34.2%        35.8%

Marketing, selling
    and administrative expenses                                               159.1         134.5        102.8      18%      31%
    % of net sales                                                             23.8%         22.3%        22.0%

Research and development                                                       15.5          13.9         11.0      12%      26%
    % of net sales                                                              2.3%          2.3%         2.4%

Corporate expenses                                                             10.0           7.4          5.4      36%      35%
    % of net sales                                                              1.5%          1.2%         1.2%

Amortization of goodwill and
    other intangibles                                                           8.7           6.8          5.4      27%      26%
    % of net sales                                                              1.3%          1.1%         1.2%

Unusual items                                                                  65.2          --           --        --       --
    % of net sales                                                              9.8%
------------------------------------------------------------------------------------------------------------------------------------

Corporate operating income (loss)                                             (37.9)         43.0         42.3    (188)%      2%
    % of net sales                                                             (5.7)%         7.1%         9.1%

Interest and other                                                             14.6           9.2          6.1      59%      50%
    % of net sales                                                              2.2%          1.5%         1.3%
------------------------------------------------------------------------------------------------------------------------------------

Income (loss) before taxes                                                    (52.5)         33.9         36.2    (255)%     (6%)
    % of net sales                                                             (7.9)%         5.6%         7.7%

Income taxes (benefit)                                                        (11.6)         14.4         14.4    (181)%      0%
    % of income (loss) before taxes                                           (22.1)%        42.5%        39.7%
------------------------------------------------------------------------------------------------------------------------------------

Net income (loss)                                                            $(40.9)       $ 19.5       $ 21.8    (310)%    (11)%
    % of net sales                                                             (6.1)%         3.2%         4.7%
------------------------------------------------------------------------------------------------------------------------------------


     Research and development expense increased 12% to $15.5 million in 1996 following an increase of 26% to $13.9 million in 1995. The growth of research and development spending has generally been consistent with sales growth. Amortization of goodwill increased 27% in 1996 and 26% in 1995 as the result of a number of acquisitions in the 1994 to 1996 period, all of which were accounted for as purchases.

     Sunrise's support surfaces business lost $14.8 million at the division profit contribution level in 1996, compared to a loss of $3.7 million in 1995, as restated. (Profit contribution is an internal measurement used by Sunrise to measure divisional, product line and group performance; it does not include any allocations of unusual items, corporate office expense, goodwill amortization, interest, or income taxes.) During 1996, significant expense increases were incurred in this business, including higher marketing costs and increased bad debt expenses, while revenues were under increased competitive pressures. In December 1995 management initiated a number of actions designed to return this business to profitability, including staffing and overhead reductions to align operations with a significantly lower level of sales. As part of this plan, Bio Clinic's air therapy rental business was sold in January 1996. Quarterly losses of the support surfaces business were reduced from $6 million in the second quarter to approximately $3 million in each of the third and fourth quarters.

     In June 1996 Sunrise announced plans to merge Bio Clinic with its Joerns division to form a single institutional products organization that will integrate the domestic manufacturing and marketing of all Sunrise products aimed at nursing homes and hospitals. In August 1996, following a strategic review of its businesses, Sunrise decided to sell the Comfort Clinic division in order to concentrate on its core healthcare products business. In October 1996, Sunrise sold the assets of Comfort Clinic for $14 million in cash, subject to certain adjustments for changes in net book value through the date of closing.

     In addition to these actions related to the support surfaces business, management conducted in December 1995 an intensive review of Sunrise's other operations and businesses and initiated Operation Rebound, a company-wide profit improvement plan. This plan involved four major elements: the consolidation of Sunrise's domestic salesforces from twelve to six; the integration of a number of Sunrise's smaller divisions operating within the same country or market; the establishment of profit improvement programs at all divisions; and the sale of the air therapy rental business referred to above. In June 1996 Sunrise reached an agreement to settle stockholder litigation filed in November and December 1995 following the announcement of the investigation of accounting practices in its support surfaces business and subsequent restatement of Sunrise's 1995 and 1994 financial statements. Sunrise also initiated plans to consolidate certain European operations.

     As a result of these actions, Sunrise recorded pre-tax charges from unusual items of $65.2 million in 1996. These charges included: $18.6 million for costs of the internal investigation, restatement, and reissuance of historical financial statements and the settlement of related litigation, including attorneys' fees; $27.6 million related to Bio Clinic and Comfort Clinic, consisting of losses on the sale of businesses of $5.8 million, goodwill writedowns of $13.8 million, and other asset adjustments of $8.0 million to reflect revised estimates of net asset realizations; and $19.0 million related to Sunrise's reorganization and cost reduction program, including severance costs of $3.2 million, facility closing costs of $5.4 million, and product line discontinuance and other expenses of $10.4 million. Of the total charges of $65.2 million, approximately $36.2 million required cash payments and $29.0 million represented non-cash charges. Of the charges requiring cash payments, approximately $18.8 million had been paid by June 28, 1996 and an additional $1.6 million was paid in the quarter ended September 27, 1996.

     Excluding the unusual items, corporate operating income declined as a percentage of net sales in both 1996 and 1995. The 1996 decline to 4.1% reflects lower gross margins in support surfaces, respiratory and patient aids product lines, as well as higher selling and administrative costs. In 1995, a compression in gross margin contributed most of the two percentage point decline in corporate operating margin to 7.1% compared to 9.1% in the prior year.

     Interest expense rose 61% in 1996 to $16.7 million following an increase of 70% to $10.4 million in 1995, primarily due to higher average borrowings required to finance acquisitions completed during these years and to fund capital expenditures. In addition, higher interest rates caused by market conditions and by less favorable terms in Sunrise's credit agreement contributed to the increase in interest expense in 1996. Interest rates increased in 1995 compared to 1994 because of market conditions. Interest income was $2.9 million in 1996 (a 78% increase) compared to $1.6 million in 1995, reflecting the growth in Sunrise's installment receivables.

     In 1996 Sunrise recognized a tax benefit at an effective tax rate of only 22.1% due to non-deductible goodwill representing a relatively large portion of the loss before income taxes. In 1995 the effective tax rate was 42.5%, an increase from the 39.7% tax rate in 1994 because of higher amounts of goodwill amortization. The effective tax rates in 1995 and 1994 exceeded the U.S. corporate tax rate of 35%, primarily because of state income taxes and non-deductible goodwill amortization.

     Because of the unusual items, Sunrise incurred a net loss of $40.9 million in 1996. Excluding the unusual items, net income was $5.7 million ($.30 per share) or 0.9% of net sales, compared to net income of $19.5 million in 1995 ($1.03 per share), a decrease of 71%. This decrease was principally the result of higher losses in the support surfaces business, costs related to the launch of SunMed Service, increases in corporate expenses and goodwill amortization, and higher interest expense. Net income of $19.5 million in 1995 represented an 11% decrease compared to net income of $21.8 million in 1994. In 1995 net income as a percentage of net sales dropped to 3.2% from the 4.7% achieved in 1994 as a result of a lower gross margin, increased interest expense and a higher effective tax rate.

     Sunrise attempts to minimize or offset the impact of inflationary pressures on labor and raw material costs through increased sales volume, improved productivity, active cost control measures, and, to a lesser extent, increases in product pricing, as it did in 1995. In 1996, product price increases within selected markets again partially offset raw material cost increases. Sunrise believes that inflationary material cost increases may continue and that the markets in which it sells its products will remain price-sensitive, thereby limiting its ability to offset higher costs with pricing actions.

Financial Position, Capital Resources and Liquidity

Cash Flow

     During the first quarter of fiscal 1997 the company's working capital increased by $2.9 million to $107.9 million. Cash of $9.1 million was provided by operating activities during the period, compared to $3.1 million in the first quarter of fiscal 1996. Purchases of property and equipment were $3.4 million, down from $6.7 million in the 1996 period. Long-term debt was reduced by $3.5 million in the first quarter of fiscal 1997.

     In 1996, cash flows provided by operations increased to $22 million from $19 million in 1995 and $3 million in 1994. The lower level in 1994 reflected significant growth in receivables and inventories. Both 1996 and 1995 amounts include higher non-cash charges for depreciation and amortization, as well as the non-cash and unpaid portions of unusual item charges in 1996. Approximately $17 million of accrued unusual item costs was unpaid at June 28, 1996. Most of this amount is expected to be paid in 1997; however, this will be partially offset by tax refunds of $12.5 million that are expected to be received by the end of 1997.

     Cash generation (defined as net income plus non-cash charges) has historically been an important source of funding for capital spending, working capital and acquisitions in 1996 and 1995. Cash generation was $3 million in 1996, reflecting the impact of unusual items. This compares to $46 million (236% of net income) in 1995 and $37 million (169% of net income) in 1994.

Capital Expenditures

     Capital spending in 1996 was $19.0 million, approximately equal to depreciation expense, compared to $23.1 million, or 137% of depreciation, in 1995. In 1994 capital expenditures were $23.4 million, or 192% of depreciation expense. Significant investments made in 1996 include upgrades and enhancements in machinery and equipment, new product tooling, and improvements in telecommunications and data processing systems. Sunrise expects capital expenditures in 1997 to be at least 50% in excess of the 1996 level, including expenditures for additional plant and equipment to support continued growth, cost reduction initiatives, and for maintenance and replacement of existing capacity. The company recently signed a contract to purchase for $3 million a 370,000 square foot facility for the consolidation of four U.K.-based manufacturing divisions into a combined Sunrise Medical Ltd. entity. The consolidation is expected to be completed by October 1997. These capital expenditures are expected to be funded by cash flows from operations and from additional borrowings under Sunrise's bank credit facility.

Acquisitions

     Sunrise completed two acquisitions in 1996 in support of its strategic objectives. These transactions followed a total of 22 acquisitions in the preceding four years. In July 1995 Sunrise purchased Coopers Healthcare Plc, a United Kingdom manufacturer of patient aids. This was followed in October by the acquisition of Parker Bath Group, a U.K. manufacturer and distributor of bathing systems and patient lifters.

     During 1995, Sunrise acquired certain assets and liabilities of Jay Medical Ltd., a Boulder, Colorado-based manufacturer of wheelchair cushions and seating systems. Sunrise also acquired Cozy Craft, a domestic line of seating inserts for which it was already the primary distributor. Internationally, Sunrise acquired Corona, a French manufacturer of healthcare beds, in April 1995 and also purchased two European distribution companies, former importers/distributors for Sunrise, in Italy and Switzerland.

     During 1994 Sunrise acquired two domestic manufacturers of respiratory products used in the home. DeVilbiss, acquired in July 1993, manufactures oxygen concentrators, compressor nebulizers and sleep therapy equipment. Pulsair, acquired in January 1994, manufactures liquid oxygen products and proprietary oxygen demand delivery devices. Also acquired was Vitactiv, a Swedish distributor of rehabilitation products.

Capital Structure and Leverage

     Sunrise's capital structure consists of two components: stockholders' equity and long-term debt. Stockholders' equity was $260.6 million at the end of 1996, a decrease of $38.9 million from the prior year-end primarily from the net loss of $40.9 million incurred during the year. Proceeds of $6.2 million from the issuance of common stock to sellers of an acquired company and to stock optionees were partially offset by unfavorable foreign currency translation of $4.3 million in 1996.


                                   Analysis of Long-Term Debt

                                                            1996        1995         1994
       --------------------------------------------------------------------------------------
       Fixed-rate debt as a percentage of
          total debt at year-end                             66.0%       72.0%        77.0%

       Weighted average annual interest rate                  7.8%        6.6%         5.8%

       Foreign denominated debt as a
          percentage of total debt at year-end               56.0%       41.0%        25.0%

       Interest coverage (before unusual items)               1.6x        4.2x         7.0x
       --------------------------------------------------------------------------------------

     Long-term debt (excluding current installments) increased by $25 million to $207 million at year end, primarily as a result of bank borrowings to finance acquisitions ($24 million) and to pay the costs of Sunrise's internal investigation and related litigation ($14 million). The ratio of debt to total capitalization rose to 44% at year end compared to 38% at the end of fiscal 1995.

     Sunrise attempts to minimize interest expense while also managing its exposure to variable interest rates by employing interest rate exchange agreements, or swaps, to convert its bank borrowings from floating rate into the equivalent of fixed rate debt. However, as a policy Sunrise does not use interest rate swaps or any other derivatives that have a level of complexity or a risk, in the judgment of Sunrise's management, that is higher than the exposure to be hedged. Sunrise does not hold or issue such instruments for trading purposes.

     Sunrise has used foreign-denominated borrowings from its multi-currency credit facility to hedge against foreign currency balance sheet exposures that would otherwise result from changes in currency values. Total foreign-denominated debt at year end was $119 million in 1996, $76 million in 1995 and $31 million in 1994.

     In May 1996, Sunrise's multi-currency credit facility was amended to provide for maximum borrowings of $250 million, declining to $235 million in January 1999 and $215 million in January 2000. Sunrise must comply with certain covenants, such as the maintenance of leverage ratio and interest coverage, minimum levels of tangible net worth, and certain restrictions on acquisitions. As of September 27, 1996 Sunrise was in compliance with all such covenants. Funds available from the credit facility as of September 27, 1996 were approximately $62 million.

International Operations

     Management estimates that over half of the worldwide market for Sunrise's products is outside the United States. Sunrise seeks to access these markets by expanding internationally and establishing manufacturing and distribution capabilities in key countries. This exposes Sunrise to adverse changes in local economic conditions, governmental purchase curtailments and swings in local currency values. Sunrise believes that, over time, the impact of changing conditions in any single foreign country will be mitigated by greater geographic diversification.

Foreign Currency Risk Management

     Operating on a global basis requires a posture of active currency risk management. To finance imports and exports, Sunrise utilizes a variety of foreign currencies which are constantly shifting in relative value. Sunrise engages in hedging activities to reduce potential transaction losses on net cash flows and balances denominated in these currencies. These amounts can arise from cross-border trade flows or intercompany financing transactions. Sunrise's financial statements are also affected by foreign currency translation fluctuations. These distort the comparative results of foreign operations when they are translated into U.S. dollars using dissimilar rates.

     In contrast to transaction gains or losses, translation adjustments are not the result of a cash exchange of currencies and, therefore, do not give rise to a direct economic gain or loss. In these cases the costs to execute hedges would exceed any consistently realizable tangible benefits. Consequently, Sunrise does not commit economic resources to hedge against the potential effect of foreign currency translation fluctuations. It believes that the best long-term protection of stockholder value is to do business in a broad number of currencies.

New Accounting Standards

     In 1995 the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), which requires impairment costs to be recorded on long-lived assets used in operations, such as property, plant and equipment and intangible assets, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. Sunrise adopted SFAS 121 in the first quarter of fiscal 1997. The effect of such adoption was immaterial.

     Sunrise accounts for stock options in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." In accordance with SFAS 123, "Accounting for Stock-Based Compensation," Sunrise intends to continue to apply APB 25 for purposes of determining net income and to adopt the pro forma disclosure requirements of SFAS 123 in 1997.

Dividend Policy

     Sunrise's present policy is to use available cash flow for reinvestment in its core businesses, for future acquisitions and for debt reduction rather than to pay a cash dividend. This policy reflects an appraisal by management and the Board of Directors, which includes Sunrise's largest stockholder, of the attractiveness of Sunrise's investment opportunities and their confidence in its ability to continue increasing economic value for its stockholders through cash retention and reinvestment. This policy is reviewed periodically as industry conditions change.

Litigation

     Following the announcement of the internal investigation into financial reporting practices at Sunrise's Bio Clinic subsidiary, Sunrise and certain of its current and former officers, directors and employees were named as defendants in a number of stockholder class action lawsuits, each alleging violations of the federal securities laws and seeking unspecified damages. These lawsuits were consolidated in the U.S. District Court for the Southern District of California. In June 1996 Sunrise reached an agreement in principle to settle the actions for $20 million. Sunrise's share of the settlement was approximately $7 million, with the balance paid by Sunrise's insurance carriers. The agreement also includes settlement of a stockholder derivative action filed in San Diego Superior Court. The settlements are subject to final court approval. Two derivative actions in Delaware state courts which had been filed against many of the same defendants were dismissed in November 1996. The Securities and Exchange Commission ("SEC") has entered a formal order of private investigation into the circumstances underlying the restatement of Sunrise's 1995 and 1994 financial results. Sunrise is cooperating fully with the SEC in its investigation.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT OF SUNRISE

     The following table sets forth as of September 23, 1996, the name and address, the total number of shares of Common Stock beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act")), and the percentage of the outstanding shares of the Common Stock so owned (i) by each person who is known to Sunrise to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) by each of the directors,
(iii) by Sunrise's chief executive officer and each of the Named Officers and
(iv) by all directors and executive officers as a group.

                                                            Shares Beneficially
                                                            -------------------
                                                           Owned at September 23,
                                                           ----------------------
                                                                  1996(1)
                                                                  -------
                                                         Number              Percent
                                                         ------              -------
    Name of Beneficial Owner                            of Shares            of Class
    ------------------------                            ---------            --------
Directors
   Richard H. Chandler..............................      1,957,758 (3)         10.1%
   Wisconsin Investment Board.......................      1,246,200              6.6%
     121 E. Wilson St.
     Madison, WI 53702
   LGT Asset Management.............................      1,210,000              6.4%
     50 California St., 27th Fl.
     San Francisco, CA 94111-4624
   Lazard Freres & Co.                                    1,150,000              6.1%
     Thirty Rockefeller Plaza
     New York, NY 10020
   Lee A. Ault III..................................         26,000 (4)          *
   Lloyd E. Cotsen..................................         15,750 (5)          *
   Babette Heimbuch.................................          2,900 (6)          *
   Murray H. Hutchison..............................         27,000 (7)          *
   William L. Pierpoint.............................         24,220 (8)          *
   Joseph Stemler...................................         42,118 (9)          *
   John R. Woodhull.................................         22,000 (10)         *
   Thomas H. O'Donnell..............................         70,702 (11)         *
   Barrie Payne.....................................         61,995 (12)         *
   Dennis J. McCarthy...............................         56,250 (13)         *
   Richard Kollisch.................................         36,250 (14)         *
All directors & executive officers
   as a group (21 persons)..........................      2,443,931 (15)        12.7%

---------------------------
     *Less than 1%

(1) Except as otherwise indicated, the address of each of the persons named below is c/o Sunrise Medical Inc., 2382 Faraday Avenue, Suite 200, Carlsbad, California 92008.

(2) Includes shares held for the benefit of the named person as of August 30, 1996 under the Sunrise 401(k) plan, as well as shares deemed to be outstanding pursuant to stock options presently exercisable or exercisable within 60 days after September 23, 1996. On the record date, September 23, 1996, there were a total of 18,858,649 shares of Sunrise's Common Stock issued and outstanding.

(3) Includes Mr. Chandler's options to purchase 66,250 shares of Common Stock. Also includes 15,350 shares held in a non-profit foundation of which Mr. Chandler and family members are directors, and as to which Mr. Chandler disclaims beneficial ownership.

(4)  Includes Mr. Ault's options to purchase 10,000 shares of Common Stock.

(5)  Includes Mr. Cotsen's options to purchase 13,750 shares of Common Stock.

(6)  Includes Ms. Heimbuch's options to purchase 2,500 shares of Common Stock.

(7)  Includes Mr. Hutchison's options to purchase 12,500 shares of Common Stock.

(8)  Includes Mr. Pierpoint's options to purchase 5,000 shares of Common Stock.

(9)  Includes Mr. Stemler's options to purchase 3,750 shares of Common Stock.

(10) Includes Mr. Woodhull's options to purchase 12,500 shares of Common Stock.

(11) Includes Mr. O'Donnell's options to purchase 67,500 shares of Common Stock. Also includes 3,002 units of Common Stock held in Sunrise's Profit Sharing/Savings Plan for Mr. O'Donnell's benefit as of August 30, 1996.

(12) Includes Mr. Payne's options to purchase 45,025 shares of Common
     Stock.

(13) Includes Mr. McCarthy's options to purchase 56,250 shares of Common Stock.

(14) Includes Mr. Kollisch's options to purchase 36,250 shares of Common Stock.

(15) Includes options to purchase 425,677 shares of Common Stock held by all directors and officers as a group. Also includes 9,687 units of Common Stock held for the benefit of executive officers under Sunrise's Profit Sharing/Savings Plan as of August 30, 1996.

(16) Includes the 9,687 units of Common Stock and the 425,677 options referred to in Note 16 above. The number of outstanding shares of Common Stock for this purpose is 19,294,013.

Compliance with Section 16(a) of the 1934 Act

     Section 16(a) of the 1934 Act requires Sunrise's directors and executive officers, and any persons who are beneficial owners of more than 10 percent of the Common Stock to report their initial ownership of Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific dates for such reports have been established and Sunrise is required to disclose in this Proxy Statement any failure to file such reports by such dates during fiscal 1996. All of such filing requirements were satisfied during such period.

                         CERTAIN TRANSACTIONS OF SUNRISE

     To assist Mr. Thomas O'Donnell, senior vice president-North America, in his relocation to the corporate office, Sunrise provided an interest free loan of $437,000 to Mr. O'Donnell on February 29, 1996. The loan was evidenced by a promissory note secured by a deed of trust, and has been repaid as of the date hereof. In addition, Sunrise agreed to reimburse Mr. O'Donnell for any loss on the sale of his Fresno residence, and to provide a tax gross up to assist with any negative impact relating to his relocation.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS OF KID-KART

     The following discussion should be read in conjunction with Kid-Kart's historical financial statements for the years ended December 31, 1995, 1994 and 1993 and for the nine-month periods ended September 30, 1996 and 1995 included elsewhere in this Proxy Statement/Prospectus. Financial data for periods other than the year ended December 31, 1995 are unaudited. Such unaudited financial statements include all adjustments (consisting only of normally recurring accruals) that Kid-Kart's management considers necessary for a fair presentation of operating results for such periods. All dollar amounts are in thousands.

Results of Operations

Nine months Ended September 30, 1996 Compared to Nine months Ended September 30, 1995

     Sales were $3,165 for the nine months ended September 30, 1996, an increase of $773, or 32.3%, compared to sales of $2,392 in the same period of 1995. Approximately 30% of this growth was the result of the introduction of new products and the remainder was due to continued expansion of Kid-Kart's distribution network and increased acceptance of Kid-Kart products.

     Gross profit was $1,395 for the nine months ended September 30, 1996, an increase of $379, or 37.3%, over the same period in 1995, primarily reflecting higher sales volume. Gross margin (gross profit as a percentage of sales) increased to 44.1% in the nine months ended September 30, 1996 from 42.5% in the same period of 1995, as fixed costs were spread over larger unit sales and economies were achieved in the purchase of certain raw materials and components.


     Operating expenses were $831 for the nine months ended September 30, 1996, compared to $601 in the corresponding period of 1995, an increase of $230 or 38.2%. The higher level of expenses resulted from the expansion of the business.


     Operating profit was $564 for the nine months ended September 30, 1996, an increase of $149, or 35.9% compared to $415 in the corresponding period of 1995 as a result of the factors described above. Interest expense, net of other income increased to $54 for the 1996 period compared to $32 in the prior year period, due to higher average borrowings.

     The effective tax rate for the nine month period ended September 30, 1996 was 37.1% compared to 33.4% in the same period in 1995. The lower rate in the 1995 period reflects the benefit of lower statutory tax rates on the first $100 of taxable income. Net income increased by $66 to $321 in the first nine months of 1996 compared to net income of $255 in the first nine months of 1995, an increase of 25.9%.

Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

     Sales for the year ended December 31, 1995 were $3,210 compared to $2,004 in the year ended December 31, 1994, an increase of $1,206 or 60.2%. Approximately 30% of this growth was the result of the introduction of new products. The remainder was due to continued expansion of Kid-Kart's distribution network with the addition of 400 domestic dealers and five new manufacturer's representatives and to increased acceptance of Kid-Kart products.


     Gross profit was $1,515 in 1995, an increase of $677, or 80.8%, compared to gross profit of $838 in 1994. Gross margin improved to 47.2% in 1995 from 41.8% in 1994, due primarily to higher sales and increased efficiencies in production processes.

     Operating expenses were $944 in 1995 compared to $702 in 1994, an increase of $242, or 34.5%, a slightly lower rate of growth than the increase in sales, as a result of the expansion of the business.

     Operating profit in 1995 was $571 compared to $136 in 1994, an increase of $435 or 319.9%, reflecting higher sales and substantially improved gross margin. Interest expense, net of other income, was $43 in 1995 compared to $18 in 1994, due to the incurrence of additional debt to finance working capital and an expansion of property and equipment.

     The effective tax rate in 1995 was 39.0%, a rate in excess of the federal statutory rate of 34.0% primarily because of state taxes. In 1994 the effective tax rate was 9.3%, partially as the result of recognition of deferred tax assets based on management's determination that it was more likely than not that Kid-Kart would realize the benefits of the deferred tax assets, after considering the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible. Net income was $322 in 1995 compared to $107 in 1994, an increase of 200.9%.

Year Ended December 31, 1994 Compared to Year Ended December 31, 1993

     Sales for the year ended December 31, 1994 were $2,004, an increase of $1,085, or 118.1%, compared to sales of $919 in the year ended December 31, 1993. This growth was the result of the introduction of the Kid-EZ product line.

     Gross profit was $838 in 1994 compared to $356 in 1993, an increase of $482, or 135.4%. Gross margin improved to 41.8% in 1994 compared to 38.7% in 1993, reflecting the benefit of higher sales volume and the reduced cost of certain materials.

     Operating expenses in 1994 were $702 compared to $298 in 1993, an increase of $404 or 135.6%, due to the addition of personnel and the expansion of facilities consistent with actual and anticipated sales growth.

     Operating profit was $136 in 1994, or 6.8% of sales, compared to $58 in 1993, or 6.3% of sales. Interest expense, net of other income, increased by $13, or 260%, to $18 in 1994, due to higher average borrowings.

     The effective tax rate in 1994 was 9.3% compared to 26.4% in 1993. The tax rate in 1994 reflected recognition of a deferred tax asset, while the 1993 effective rate was based on statutory federal and state tax rates. Net income was $107 in 1994 compared to net income of $39 in 1993, an increase of 174.4%.

Financial Condition and Liquidity

   Cash Flow Analysis

     Operating activities used cash of $11 in the nine months ended September 30, 1996, while cash of $202 was used in operating activities in the first nine months of 1995. During both interim periods, these amounts reflect substantial increases in accounts receivable and inventories. Cash flows used in investing activities were $404 and $25 for the nine months ended September 30, 1996 and 1995, respectively, consisting of capital expenditures for property and equipment. Cash flows provided by financing activities were $413 and $205, respectively, primarily related to increased borrowings on a line of credit.

     Cash flows used in operating activities for the years ended December 31, 1995 and 1994 were $223 and $217, respectively. During 1995, cash flows provided by operating activities were primarily affected by increases in accounts receivable and inventories and a reduction of accounts payable. Cash flows used in investing activities were $44 and $365 for 1995 and 1994, respectively, consisting of capital expenditures. Cash flows provided by financing activities, consisting of bank financing and sales of common stock, were $259 in 1995 and $603 in 1994.

     Cash flows used in operating activities were $217 and $110 for the years ended December 31, 1994 and 1993, respectively. Capital expenditures were $365 and $23 in 1995 and 1994, respectively. Cash flows provided by financing activities were $603 in 1994 and $134 in 1993.

   Future Capital Expenditures

     Capital expenditures for the last quarter of 1996 are expected to be approximately $200. Capital expenditure budgets have not been established for 1997. Kid-Kart expects to fund its capital expenditure requirements principally from borrowings on its bank credit line.

   Kid-Kart Indebtedness

     Kid-Kart has a revolving line of credit with a borrowing capacity of $400, bearing interest at the prime rate plus 2% (an effective rate of 11% at December 31, 1995). In July 1996 Kid-Kart refinanced the line of credit to increase the maximum balance to $480 and reduced the interest rate to prime plus 1.5%. Interest is payable monthly, with the principal due on April 15, 1997. The line of credit is secured by all inventories, accounts receivable and equipment of Kid-Kart and is guaranteed by Wayne Hanson and William Senecal, President and Chief Financial Officer, respectively, of Kid-Kart. Pursuant to the terms of the Merger Agreement, as soon as practicable following the closing of the Merger, Kid-Kart and Sunrise have agreed to take all reasonable steps to eliminate the personal guarantees.

     Long-term debt consists of a 6% note to the City of Belgrade due in 2000 and two notes payable to a bank, due in monthly installments including interest through 2010 and secured by substantially all of Kid-Kart's assets. Management anticipates that all payments of principal and interest will be made from future cash flows.

   Inflation and Foreign Currency Fluctuations

     Kid-Kart's management believes that the effect of inflation and changing prices on Kid-Kart's sales and net income is not material. Kid-Kart's sales are predominately in U.S. dollars. Kid-Kart does not engage in any hedging activities to offset foreign currency fluctuations, as such fluctuations historically have not been material to Kid-Kart's financial condition or results of operations.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                           AND MANAGEMENT OF KID-KART

     The following table sets forth as of December 16, 1996, the number and percentage of shares of Kid-Kart's Common Stock beneficially owned, directly or indirectly, by each of Kid-Kart's directors and Named Officers, and by the directors and executive officers of Kid-Kart as a group. The address for each person listed below is 732 Cruiser Lane, Belgrade, Montana 59714. Management knows of no person, except for Wayne Hanson, Kid-Kart's chairman of the Board of Directors, president and chief executive officer, who owns beneficially or of record as much as five percent of the outstanding shares of Kid-Kart Common Stock.


                                                      Shares Beneficially
                                                      -------------------
                                                      Owned at December 16,
                                                      --------------------
                                                              1996
                                                     -----------------------
                                                     Number          Percent
                                                     ------          -------
     Name of Beneficial Owner                       of Shares       of Class
     ------------------------                       ---------       --------
Directors
   Wayne Hanson..................................      14,400          26.88%
   Quentin Petersen..............................       1,725           3.22%

Named Officers
   William Senecal...............................       2,300           4.29%

All directors & executive officers
   as a group (4 persons)........................      18,425          34.39%


                              THE SPECIAL MEETING

General

     This Proxy Statement/Prospectus and proxy are first being mailed on or about December 17, 1996 to the Kid-Kart Shareholders in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting to be held on December 27, 1996, at 10:30 a.m. local time, at the corporate offices of Kid-Kart located at 732 Cruiser Lane, Belgrade, Montana, and at any adjournments or postponements thereof.

Matters to be Considered

     At the Special Meeting, Kid-Kart Shareholders of record as of the close of business on the record date, December 13, 1996 will be asked to consider and vote on a proposal to approve the Merger Agreement.

     The Board of Directors of Kid-Kart has determined that the Merger Agreement is fair to, and in the best interests of, Kid-Kart and the Kid-Kart Shareholders. Accordingly, the Board of Directors recommends that Kid-Kart Shareholders vote in favor of approving the Merger Agreement.

The Special Meeting

     Holders of record of the Kid-Kart Shares at the close of business on the record date, December 13, 1996, will be entitled to receive notice of and to vote at the Special Meeting. On such date, there were 53,574 Kid-Kart Shares outstanding held by 65 holders of record. Each Kid-Kart Share is entitled to one vote on the Merger Agreement.

     The presence, either in person or by proxy, of a majority of the Kid-Kart Shares constitutes a quorum for the Special Meeting. The Special Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose, and, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore properly been revoked or withdrawn), notwithstanding that they may have been properly voted on the same or any other matter at a previous meeting.

     The affirmative vote of Kid-Kart Shareholders who collectively hold the right to vote more than two-thirds of all outstanding Kid-Kart Shares is required to approve the Merger Agreement. Abstentions, failures to vote and broker nonvotes will have the practical effect of voting against the Merger Agreement since they represent fewer votes for approval.

     If a proxy in the accompanying form is properly executed and returned before the voting, the Kid-Kart Shares represented thereby will be voted in the manner specified on the proxy. If no specification is made, the Kid-Kart Shares will be voted in favor of the Merger Agreement. A proxy is revocable by delivering a subsequently signed and dated proxy or other written notice to Wayne Hanson, president of Kid-Kart, at any time before its exercise. A proxy may also be revoked if the Kid-Kart Shareholder who executed the proxy is present at the Special Meeting and chooses to vote in person.

                                  THE MERGER

Recommendation of the Board of Directors of Kid-Kart

     The Board of Directors of Kid-Kart unanimously recommends that the Kid-Kart Shareholders vote in favor of Kid-Kart's participation in the Merger. This recommendation is based upon the Board of Directors' belief that the terms of the Merger, when considered as a whole, are fair to the Kid-Kart Shareholders and the Sunrise Shares being offered in exchange for the Kid-Kart Shares constitute fair consideration for the interests of the Kid-Kart Shareholders. These beliefs are based upon the Board of Directors' analysis of the terms of the Merger, an assessment of its potential economic impact upon the Kid-Kart Shareholders, a comparison of the potential benefits and detriments of the Merger and several alternatives to the Merger and a review of the financial condition and performance of Kid-Kart. In addition, in arriving at its unanimous recommendation that Kid-Kart Shareholders vote in favor of the Merger, the Board of Directors of Kid-Kart considered the following:

     . The Board of Directors expected companies with substantially greater resources to enter the market for dependent mobility products which would have required greater financial resources than those expected to be available to Kid-Kart for Kid-Kart to compete effectively with the new market entrants.

     . Sunrise would provide an immediate sales and distribution network for Kid-Kart products in international markets which had not previously been exploited by Kid-Kart.

     . The Board of Directors believed that Kid-Kart would realize operating efficiencies as a result of the combination with Sunrise including efficiencies in the areas of marketing, engineering and manufacturing.

     . The Board of Directors found a synergy between the corporate cultures of Sunrise and Kid-Kart, including an emphasis on people, whether customers, employees or vendors.

Background of the Merger

     On January 4, 1996, representatives of Sunrise Sub contacted the management of Kid-Kart to discuss Kid-Kart's interest in selling its assets to or being acquired by Sunrise. Shortly thereafter representatives of Kid-Kart traveled to Fresno, California to meet with management of Sunrise Sub at which point the organization of each company, as well as each of the parties intentions, were discussed. On January 17, 1996 representatives of Sunrise Sub visited the Kid-Kart facilities in Belgrade, Montana and reviewed products, production capabilities, systems and other operations. Following the January 17 meeting, representatives of Sunrise Sub and Kid-Kart discussed on various occasions by telephone the operational and financial elements of a combination of the organizations and on May 1, 1996 the president of Sunrise and representatives of Sunrise Sub returned to Kid-Kart to discuss preliminary details of a proposed merger. On May 28, 1996, the president and chief financial officer of Kid-Kart traveled to the Sunrise corporate offices in Carlsbad, California to discuss the details of a merger. On June 2, 1996 a letter of intent was signed by Sunrise and Kid-Kart providing, subject to certain conditions, that Sunrise acquire each of the outstanding shares of capital stock and options to purchase shares of capital stock of Kid-Kart in return for $110 per share, payable in shares of Sunrise Stock. The price of $110 per share was determined in the course of arms length negotiations between Kid-Kart and Sunrise.

     Following execution of the letter of intent, discussions between representatives of Sunrise and Kid-Kart resumed with respect to the terms of a Merger Agreement. In addition, the parties conducted due diligence concerning the respective businesses. After approval by the respective Boards of Directors of Sunrise and Kid-Kart, the Merger Agreement was executed on September 24, 1996.

     The directors of Sunrise and Kid-Kart have approved the Merger Agreement, concluded that the Merger is in the best interest of their respective shareholders and have authorized the consummation of the Merger, subject to the approval by the Kid-Kart Shareholders and certain other conditions set forth in the Merger Agreement. The terms of the Merger, including the $110 price per share and the formula pursuant to which shares of Kid-Kart Common Stock will be exchanged for Sunrise Common Stock, resulted from arms-length negotiations between the management of Kid-Kart and the management of Sunrise.

     If the Merger is consummated, Kid-Kart Shareholders who exchange Kid-Kart shares for Sunrise shares will receive marketable stock, subject in certain cases to restrictions described in "Restrictions on Sales of Stock," and will have an equity interest in a larger, integrated enterprise. Sunrise Common Stock is traded under the symbol "SMD" on the New York Stock Exchange.

Stockholders Agreement

     Wayne H. Hanson, the president and chief executive officer of Kid-Kart and William Senecal, the chief financial officer of Kid-Kart, who own 26.88% and 4.29%, respectively, of the Kid-Kart Shares, have entered into a Stockholders Agreement, pursuant to which each of them has committed to vote the Kid-Kart Shares held by them in favor of the Merger. See "Security Ownership of Certain Beneficial Owners and Management of Kid-Kart."

Expected Benefits and Possible Negative Consequences of the Merger

     The following highlights the primary benefits to Kid-Kart Shareholders expected by the Kid-Kart Board of Directors as a result of the Merger. There can be no assurance that any of these benefits will be realized.

     . The acquisition of Sunrise Common Stock, because it is listed on the New
       York Stock Exchange and traded in the public market, will result in liquidity for Kid-Kart Shareholders.

     . Sunrise produces many more types of products than Kid-Kart, resulting in greater diversification.

     . Sunrise has a well-developed international distribution and sales network that may be able to expand the distribution of Kid-Kart products into a broader range of markets.

     . Sunrise has access to sources of capital unavailable to Kid-Kart that will enable Sunrise to compete more effectively than Kid-Kart with new market entrants.

     The Kid-Kart Board of Directors also considered the following possible negative consequences of pursuing a merger with Sunrise: the high costs to Kid-Kart of negotiating and consummating the Merger and the possibility that such costs could not be recouped if the negotiations broke down; the potential decrease in productivity of Kid-Kart during the time prior to the closing because of the effort expended in the negotiation and the effect of rumors on personnel; and the potential for the price of Sunrise Common Stock to decline following the Merger. The Kid-Kart Board of Directors concluded that the benefits of the Merger would outweigh the possible negative consequences and unanimously approved the Merger.

Alternatives to Merger

     The following is a brief discussion of the benefits and disadvantages of alternatives to the Merger that could have been pursued by the Board of Directors.

     Continuation of Kid-Kart. An alternative to the Merger would be to continue Kid-Kart. This option avoids whatever disadvantages might be inherent in the Merger. See "Risk Factors." The primary disadvantage with continuing Kid-Kart is the failure of that strategy to secure the benefits that the Board of Directors expects to result from the Merger. For example, continuing Kid-Kart would not secure for the Kid-Kart Shareholders the liquidity that results from acquisition of the Sunrise Common Stock which is listed on the New York Stock Exchange, the expansion of Kid-Kart product distribution through the Sunrise sales and distribution organization or the enhanced ability to compete with new market entrants.

     Secondary Market for Kid-Kart Shares. Another possible alternative to create liquidity for Kid-Kart Shareholders desiring to dispose of their investments in Kid-Kart is the creation or support of the secondary market for the Kid-Kart Shares through an initial public offering, limited cash tender offers, repurchase programs sponsored by Kid-Kart, privately negotiated transactions or purchases or tender offers sponsored by persons unrelated to Sunrise. However, while the Board of Directors felt that one or more of these alternatives might provide some liquidity for Kid-Kart Shareholders, they were concerned about the costs and expenses of implementing these measures and believed that certain of the measures were not sufficiently broad-based to provide an overall solution to the liquidity problem. While these options were briefly considered by the Board of Directors, it ultimately concluded that they would not be available to Kid-Kart on financially favorable terms, compared to the option of combining with a company with shares already traded in the secondary market, and accordingly no detailed financial analysis was ever done as to these alternatives which would put the Board of Directors in a position to predict with any degree of certainty the possible impact of these alternatives on the value of the Kid-Kart Shares.

Interests of Certain Persons in the Merger

     In considering the recommendations of the Kid-Kart Board of Directors with respect to the Merger Agreement and transactions contemplated thereby, Kid-Kart Shareholders should be aware that certain members of the management of Kid-Kart and Sunrise and the Board of Directors of Kid-Kart and Sunrise have interests in the Merger that are in addition to the interests of Kid-Kart Shareholders generally. The Kid-Kart Board of Directors was aware of these interests and considered them, among other factors, in approving the Merger.

     Employment Agreement. It is anticipated that, on or before the Closing Date of the Merger, Wayne H. Hanson will enter into a two year employment agreement with Sunrise Sub.

     Stock Option Plans. As provided in the Merger Agreement, at the Effective Time, all Kid-Kart Options outstanding under the Kid-Kart Stock Option Plan granted on or prior to the Effective Time, whether or not currently exercisable, will be cancelled and the holder of each option to purchase a share of Kid-Kart Common Stock shall receive $110, less the exercise price of the option, to be paid in registered Sunrise Common Stock, valued at the Nominal Share Price. Any fractional share to which a Kid-Kart Optionholder may be entitled shall be paid in cash. The "Nominal Share Price" is defined in the Merger Agreement as the average of the closing sale prices of Sunrise Common Stock as printed in The Wall Street Journal (West Coast Edition) for the five business days preceding the tenth business day prior to the date of the Special Meeting of Kid-Kart Shareholders. The Nominal Share Price is $15.60. See "The Merger Agreement-- Treatment of Kid-Kart Options" and "Certain United States Federal Income Tax Consequences--Kid-Kart Stock Options" and "Certain United States Federal Income Tax Consequences--Kid-Kart Stock Options."

     Indemnification. Under the terms of the Merger Agreement, Kid-Kart Holders are required to indemnify Sunrise, up to the amount of the Escrow Fund, against any losses that Sunrise or the Sunrise Sub may suffer as a result of the inaccuracy or breach of any representations, warranties or covenants of Kid-Kart contained in the Merger Agreement. The number of Sunrise Shares to be returned to Sunrise out of the Escrow Fund in settlement of any indemnification claims will be determined based on the trading price of the Sunrise Common Stock on the date an indemnification claim is made. During the period in which the Escrow Fund is outstanding, the price of Sunrise Common Stock may decrease below the Nominal share Price in which case the number of shares of Sunrise Common Stock returned to Sunrise will be greater than the number of shares computed using the Nominal Share Price. The price of Sunrise Common Stock may also increase above the Nominal Share Price during this period in which case the number of Shares returned to Sunrise will be lower than the number of shares computed using the Nominal Share Price. The total liability of the Kid-Kart Holders for such indemnification claims, however, is limited to the number of shares originally placed in the Escrow Fund. In addition, each Kid-Kart Holder will be jointly and severally liable for any taxes assessed on the Company for all periods up to and including the Effective Time, other than sales or transfer taxes due on the Merger, which will be paid by Sunrise. Such indemnity is not limited (i) in amount by either the Escrow Fund or the total consideration paid to the Kid-Kart Holders or (ii) in duration during which Sunrise can bring a claim, although the statute of limitations for the payment of unpaid taxes is three years, subject to extension under certain circumstances. See "The Merger Agreement-- Indemnification" and "--Representations and Warranties" and "Certain United States Federal Income Tax Consequences--Escrowed Shares."

Restrictions on Sales of Stock

     Shares of Sunrise Common Stock to be received in connection with the Merger by Kid-Kart Shareholders who are deemed to be "affiliates" (as such term is defined in Rule 144 under the Securities Act) of Kid-Kart prior to the Merger ("Kid-Kart Affiliates") (such shares are referred to herein as the "Restricted Securities") may be resold by them in transactions permitted by the resale provisions of Rule 145(d) under the Securities Act or as otherwise permitted under the Securities Act. Under Rule 144 under the Securities Act, an affiliate is a person who directly or indirectly controls or is controlled by or is under common control with Kid-Kart and may include certain officers and directors of Kid-Kart, principal shareholders of Kid-Kart and certain other shareholders with special relationships with Kid-Kart.

     Rule 145 requires that, in a resale of their Restricted Securities, Kid-Kart Affiliates comply with a volume restriction and other restrictions on the manner of sale and that certain information about Sunrise be currently available to the public. The volume restriction limits the number of shares that an affiliate may transfer, in the aggregate, within any three-month period to the greater of (i) 1% of the outstanding Sunrise Common Stock or (ii) the average weekly period trading volume in the Sunrise Common Stock during the preceding four calendar weeks. A Kid-Kart Affiliate may sell its shares of Sunrise Common Stock without regard to the volume restrictions and restrictions on the manner of sale if it has owned the shares for at least two years, certain information about Sunrise is currently available to the public and the Kid-Kart Affiliate is not then an affiliate of Sunrise. A Kid-Kart Affiliate may also sell its shares of Sunrise Common Stock without regard to the foregoing restrictions (including the requirement that certain information about Sunrise is currently available to the public) if it has held its shares of Sunrise Common Stock for a period of at least three years and such person has not been an affiliate of Sunrise for at least three months. A Kid-Kart Affiliate who is also an affiliate of Sunrise may sell its shares of Sunrise Common Stock, subject to the volume restrictions on the manner of sale, if it has held the shares of Sunrise Common Stock for a period of at least two years and certain information about Sunrise is currently available to the public.

     In connection with the tax opinion delivered by Dorsey & Whitney, LLP, each Kid-Kart Shareholder will be required to execute a certificate representing, among other things, that the Kid-Kart Shareholder has no plan or intention to dispose of the shares of Sunrise Common Stock received in the Merger.

Regulatory Approvals

     Sunrise and Kid-Kart are not aware of any license or regulatory permit which is material to the businesses of Sunrise or Kid-Kart and which is likely to be adversely affected by consummation of the merger or of any approval or other action by any state, federal or foreign government or governmental agency (other than routine re-licensing procedures) that would be required prior to the Merger.

Accounting Treatment

     For accounting and financial reporting purposes, the Merger will be accounted for using the purchase method under generally accepted accounting principles.

                             THE MERGER AGREEMENT

     The discussion to follow is a summary of the material terms of the Merger Agreement, a copy of which is attached as Appendix A and incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. Any discrepancy between the summary provided herein and the Merger Agreement shall be resolved by the terms of the Merger Agreement.

Merger Consideration

     Pursuant to the Merger Agreement, the Delaware Law and the Montana Law, Kid-Kart will merge with and into the Sunrise Sub, and the Kid-Kart Shareholders, except for Dissenting Shareholders, shall receive $110 for each outstanding Kid-Kart Share, to be paid in the form of shares of Sunrise Stock, valued at the Nominal Share Price, which is defined in the Merger Agreement as the average of the closing sale prices of the Sunrise Stock on the New York Stock Exchange as printed in The Wall Street Journal (West Coast Edition) for the five (5) trading days ending on the business day preceding the tenth business day prior to the Special Meeting of Kid-Kart Shareholders, and cash for any fractional shares. The Nominal Share Price is $15.60.

Adjustment of Merger Consideration

     The total consideration to be received by Kid-Kart Holders pursuant to the Merger Agreement (the "Merger Consideration") shall be reduced by (i) the amount, if any, by which Kid-Kart's audited Net Worth determined in accordance with generally accepted accounting principles, consistently applied, as of the Closing Date is less than $1,375,000 (the "Net Worth Guarantee,") (ii) the amount of any accounts receivable which remain uncollected after six months following the Closing Date, net of any bad debt reserve and the amount of receivables for which Kid-Kart has negotiated terms extending beyond 180 days from the Closing Date, and (iii) the amount of any indemnification claims made by Sunrise or Sunrise Sub, (A) up to the amount of the Escrow Fund, for any loss that Sunrise or Sunrise Sub may incur as a result of the inaccuracy or breach of any representations, warranties or covenants of Kid-Kart contained in the Merger Agreement, or (B) for any taxes assessed on Kid-Kart for all periods up to and including the Effective Time, other than sales or transfer taxes due on the Merger, which will be paid by Sunrise. Kid-Kart estimates that as of November 30, 1996, its net worth was $1,322,741. It is possible, therefore, that the Net Worth Guarantee will not be satisfied and that the Merger Consideration will be decreased accordingly. Kid-Kart anticipates that accounts receivable remaining uncollected after six months following the Closing Date, excluding accounts receivable for which Kid-Kart has negotiated terms extending beyond 180 days from the Closing Date, will be less than the established bad-debt reserve. Kid-Kart does not anticipate at this time any indemnification claims as a result of inaccuracies in or breaches of any representations, warranties, or covenants of Kid-Kart contained in the Merger Agreement or for any taxes assessed on Kid-Kart for periods up to and including the Effective Time. However, no assurances can be given that there will not be any post-closing adjustments to the Merger Consideration or indemnification claims.

Conversion of Shares; Fractional Shares

     On the Closing Date, in exchange for certificates representing all of the Kid-Kart Shares (the "Certificates") and an Acknowledgment of Cancellation and Release with respect to all stock option agreements covering Kid-Kart Stock Options, Sunrise shall deliver certificates representing 85% of the number of Sunrise Shares to be delivered to the Kid-Kart Holders, together with 100% of the cash payable in respect of fractional shares. The remaining 15% of the number of Sunrise Shares to be paid to the Kid-Kart Holders (the "Escrow Shares") shall be retained by Sunrise for a 12 month period and, if no indemnity claims are payable or pending, delivered to the Kid-Kart Shareholders. No fractional shares of Sunrise Stock shall be issued, but in lieu thereof, each Kid-Kart Shareholder or Optionholder, as the case may be, shall receive from Sunrise an amount of cash equal to the product of (i) the fraction of a share of Sunrise Stock to which that Kid-Kart Shareholder or Optionholder would otherwise be entitled, multiplied by (ii) the Nominal Share Price.

Escrow Shares

     The Escrow Shares shall be retained in escrow by Sunrise for 12 months after the Closing Date to cover any (a) Shortfall in the Net Worth Guarantee,
(b) Uncollected Accounts Receivable (as defined), or (c) other indemnification claims determined to be valid under the Merger Agreement. See "-Adjustment of Merger Consideration." Except to the extent of such Shortfall, Uncollected Accounts Receivable or claims which have been made and have not yet been determined to be invalid pursuant to the Merger Agreement, the Escrow Shares shall be delivered to Kid-Kart Holders promptly following the 12 month anniversary of the Closing Date, provided that the escrow period has not been extended because of pending claims. Escrow Shares equal in value to the amount of any Shortfall, Uncollected Accounts Receivable and Claims determined to be valid pursuant to Section 5.6 of the Merger Agreement, will be transferred to Sunrise by the Kid-Kart Holders. During the period in which the Escrow Shares are retained by Sunrise, the former Kid-Kart Holders shall be entitled to vote the Sunrise Shares held as part of the Escrow Shares until an adjustment is conclusively determined pursuant to the provisions of the Merger Agreement. Wayne Hanson shall be appointed the Stockholder Representative and as such serve as and have all powers as agent and attorney-in-fact of each Kid-Kart Holder with regard to the Escrow Shares.

Appraisal Rights

     If the Merger is consummated, the holders of Dissenting Shares, if any, shall be entitled to appraisal rights under Section 35-1-838 of Montana Law, provided that they comply with the conditions established thereunder. See "Dissenters' Rights of Kid-Kart Shareholders."

Kid-Kart Stock Options

     At the Closing Date, each outstanding Kid-Kart Stock Option to purchase Kid-Kart Shares, whether vested or unvested, shall be cancelled and each holder of a Kid-Kart Stock Option (the "Kid-Kart Optionholder") shall receive, in lieu thereof, a number of shares of Sunrise Stock, computed according to the following formula:

                             PS = ($110 x OS) - EP
                                  ----------------
                                        NSP

                  Where:

                           PS = the number of shares of Parent Stock to be issued to the Kid-Kart Optionholder

                           OS = the number of Kid-Kart Shares, whether vested or unvested, covered by the Kid-Kart Stock Option held by the Kid-Kart Optionholder

                           EP = the aggregate option exercise price, as specified in the Kid-Kart Stock Option, payable upon exercise of the Kid-Kart Stock Option to purchase the Kid-Kart Shares comprising the "OS" portion of this foregoing formula

                           NSP =    the Nominal Share Price of $15.60;

and cash for any fractional share to which the Kid-Kart Optionholder may be entitled; provided, however, that such number of shares of Sunrise Stock and cash to be delivered hereunder shall be net of FICA and other withholding taxes in the amounts determined by Kid-Kart; the obligation to forward the amount of such taxes to the IRS and other applicable tax authorities shall be the responsibility of the Kid-Kart, however, Sunrise agrees to transfer to Kid-Kart the amount of FICA and withholding taxes withheld pursuant hereto in connection with the preparation and filing of Kid-Kart's tax return and at the request of Kid-Kart or the Stockholder Representative.

Conditions to the Merger

     The respective obligations of each party to effect the Merger are subject to the satisfaction prior to the closing of the Merger of the following conditions, provided that no party shall be entitled to refuse to consummate the transaction in reliance upon its failure to complete and action within its control.

   Representations, Warranties and Covenants

     All representations and warranties contained in the Merger Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms of the Merger Agreement and the parties shall have performed all agreements and covenants required by the Merger Agreement to be performed by it or them prior to or at the Closing Date, and there shall be delivered to Sunrise Sub a written representation signed by each of the officers of Kid-Kart to that effect; provided, however, that no party shall be entitled to refuse to consummate the transaction in reliance upon its or their own breach or failure to perform. See "-Representations and Warranties" and "Covenants."

   Consents

     All consents, approvals and waivers from third parties and governmental authorities necessary to the transactions as contemplated by the Merger Agreement shall have been obtained.

   Board and Stockholder Approval

     The Board of Directors of Kid-Kart and Kid-Kart Shareholders shall have duly approved the Merger and the Merger Agreement, all in accordance with applicable law. Sunrise shall have received resolutions adopted by the Board of Directors of Kid-Kart and Kid-Kart Shareholders approving the Merger Agreement and the Merger (and the transactions contemplated thereby), certified by the corporate secretary of Kid-Kart. Sunrise shall have also received the corporate minute books, Articles of Incorporation, Bylaws and stock transfer books of Kid-Kart.

   Affiliate Agreement

     Prior to the Closing Date, Kid-Kart shall cause to be delivered to the other parties hereto a list, reviewed by its counsel, identifying all persons who will be, in its opinion, at the time of the Special Meeting, "affiliates" of Kid-Kart for the purposes of Rule 145 promulgated by the Commission under the Securities Act (an "Affiliate List"). Kid-Kart shall furnish such information and documents as the parties hereto may reasonably request for the purpose of reviewing such Affiliate List. Prior to the Closing Date, Kid-Kart shall cause each person who is identified as an "affiliate" of Kid-Kart in such Affiliate List to execute an affiliate agreement, providing, among other things, that such person will not offer or sell or otherwise dispose of any of the shares of Sunrise Stock issued to such person pursuant to the Merger (or otherwise held by such person) in violation of the Securities Act. The affiliate agreements shall remain in full force and effect as of the Closing Date and for such period thereafter as the limitations of Rule 145 shall be in effect.

   Opinions of Counsel

     Closing shall be contingent upon Sunrise receiving an opinion letter from Dorsey & Whitney LLP, counsel to Kid-Kart, as to certain legal matters regarding the organization and capitalization of Kid-Kart, the approval of the transaction, the receipt of all necessary consents, the absence of a violation of Kid-Kart's Charter or of law, the absence of pending litigation against Kid-Kart and the effectiveness of the Merger. In addition, Dorsey & Whitney LLP has issued an opinion regarding certain tax matters, which is based upon certain tax-related assumptions and representations that will be made by Kid-Kart, Sunrise and the Kid-Kart Shareholders, including their opinion that no gain or loss will be recognized by Kid-Kart or its shareholders for U.S. federal income tax purposes on the exchange of Kid-Kart Common Stock for Sunrise Common Stock (except with respect to cash, if any, in lieu of fractional interests in Sunrise Common Stock). If such required tax opinion is not in effect at the closing, the Merger will not be consummated unless the condition requiring its receipt is waived and the approval of the Kid-Kart Shareholders is obtained following a resolicitation by means of an updated Proxy Statement/Prospectus.

   Certificates

     Kid-Kart shall have furnished Sunrise or Sunrise Sub with such written representations of the officers of Kid-Kart and others to evidence compliance with the conditions set forth herein as may be reasonably requested by Sunrise Sub or Sunrise.

   Ancillary Agreements

     Sunrise Sub shall have entered into an employment agreement and a noncompetition agreement with Wayne H. Hanson.

   Registration of Sunrise Shares

     This Registration Statement shall have been declared effective by the Commission and shall not be the subject of any stop order or proceedings seeking a stop order. If the Registration Statement is not declared effective, or if it is the subject of a stop or proceeding seeking a stop order, the Merger will not be consummated unless the conditions pertaining thereto are waived and the approval of the Kid-Kart Shareholders is resolicited by means of an updated Proxy Statement/Prospectus.

   NYSE Listing

     Sunrise shall have caused the shares of Sunrise Stock deliverable at the Closing Date to be approved for listing, subject to notice of issuance, on the New York Stock Exchange no later than the Closing Date.

   Tax Representations

     Prior to the Closing Date, Kid-Kart shall cause to be delivered to Sunrise and Sunrise Sub written representations which Kid-Kart shall have caused to be signed by each Kid-Kart Shareholder stating in substance that such individuals have no pre-arranged plan to dispose of sufficient Sunrise Shares as to disqualify the Merger as tax free pursuant to Section 368(a)(2)(D) of the Code.

   Assignment of SBA Loans

     Prior to the Closing Date, Kid-Kart shall have arranged for the assignment of the loans from the SBA (in the amounts of $228,000 and $50,000), the City of Belgrade (in the amount of $200,000) and First Security Bank of Bozeman (in the amounts of $500,000 and $480,000) to Sunrise Sub.

   Stockholder Certificates

     Prior to the Closing Date, Kid-Kart shall cause to be delivered to Sunrise and Sunrise Sub written representations signed by each of the Holders, in form and substance satisfactory to Sunrise and Sunrise Sub and their counsel, to the effect that each Holder (i) adopts and commits to each of the covenants set forth in the Merger Agreement, (ii) agrees to be bound by and authorizes Sunrise to take actions relating to post-closing adjustments to the purchase price set forth in the Merger Agreement; (iii) appoints Wayne Hanson as the Stockholder Representative as set forth in Section 3.2 of the Merger Agreement; (iv) represents such Holder's name, address and federal tax identification number (social security number) and states that he or she is not a foreign person within the meaning of the Code; and (v) waives and releases Sunrise, Sunrise Sub and Kid-Kart from any and all liability, obligations or claims associated with any and all preemptive rights with respect to the purchase and sale of stock of Kid-Kart. Each Kid-Kart Holder shall also execute a stock power in blank authorizing the transfer to Sunrise up to the amount of the Escrow Shares withheld from such individual pursuant to Section 2.8 of the Merger
Agreement.

   Building Variance

     Prior to the Closing Date, Kid-Kart shall cause to be delivered the Sunrise and Sunrise Sub a variance issued by the City of Belgrade, Montana pursuant to the Belgrade Area Building Code relating to and approving the structure at 732 Cruiser Lane, Belgrade, Montana.

Representations and Warranties

     The Merger Agreement contains various representations and warranties by Kid-Kart relating to, among other things, (i) its organization and similar corporate matters, (ii) its capital structure, (iii) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters, and the absence of conflicts, violations of or defaults under its governing documents or any loan or credit agreement, note, bond, mortgage, indenture or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to it, or any of its respective properties or assets, (iv) the absence of undisclosed material liabilities, (v) the absence of defaults in any material agreements, (vi) compliance with certain laws, (vii) compliance with environmental laws, (viii) compliance with certain tax laws, (ix) title to real and personal property and (x) no acts or omissions that could result in a product liability claim.

     The Merger Agreement also contains representations and warranties Sunrise and Sunrise Sub regarding (i) their organization and similar corporate matters,
(ii) the capital structure of Sunrise, (iii) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters, and the absence of conflicts, violations of or defaults under their governing documents or any loan or credit agreement, note, bond, mortgage, indenture or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to them, or any of their respective properties or assets, (iv) the absence of undisclosed material liabilities of Sunrise, (v) the documents and reports that Sunrise has filed with the Commission, (vi) the valid authorization and issuance of the Sunrise Common Stock offered hereby, (vii) the absence of further required consents or approvals and (viii) the accuracy of the S-4 Registration Statement of which this Prospectus forms a part.

Certain Covenants

     During the period from the date of the Merger Agreement and continuing until the Effective Time, Kid-Kart has agreed, among other things, that it will:
(i) operate its business in the ordinary course and in the manner previously conducted and use its best efforts to keep available to Kid-Kart the services of the present employees and to maintain the relationships between Kid-Kart and its suppliers, customers, distributors and others having business relations with it,
(ii) promptly notify Sunrise and Sunrise Sub, within two days, of any identifiable event and as soon as practicable in the case of other events and conditions which constitute a material adverse development in the business of Kid-Kart, (iii) not solicit, initiate or deliberately encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a material amount of the Assets of, or any equity interest in, Kid-Kart or any merger, consolidation or business combination with Kid-Kart, (iv) notify Sunrise promptly (orally and in writing) if any such written offer, or any inquiry or contact by an officer or director of Kid-Kart (or to its knowledge by other individuals) with any person with respect thereto, is made and provide Sunrise with a copy of such offer, (v) except for certain transactions specifically approved by Sunrise in the Merger Agreement, not engage in any transaction or act (a) which would have a Material Adverse Effect on the business, operations, properties, Assets or financial condition of Kid-Kart, (b) which would constitute a change required to be disclosed under the Merger Agreement, (c) which would result in financial commitments by Kid-Kart that exceed, in the aggregate, $10,000, other than the purchase of raw materials, components and tooling which is purchased in the ordinary course of business, consistent with past practice, or (d) which would constitute a binding contract or agreement of material nature the term of which extends beyond the Closing Date, (vi) not make any significant purchase or disposal of Assets or enter into any lease agreement, the term of which would extend beyond six months after the Closing Date, (vii) allow Sunrise, at its own expense, during regular business hours, prior to the Closing Date, through Sunrise's or Sunrise Sub's employees, agents and representatives, to make such investigation of the business, properties, plants, books and records of Kid-Kart and to conduct such examination of the condition (financial or otherwise) of Kid-Kart as Sunrise deems necessary or advisable, (viii) as soon as practicable, commence to take all reasonable action required to obtain all consents, including without limitation, a consent by each party to any contract listed in the Disclosure Letter, to the substitution of the Sunrise Sub as successor in interest to Kid-Kart under each respective Contract and agreements, and to give all notices and make all filings with, any third parties, including governmental authorities, necessary to authorize, approve or permit the transactions contemplated by the Merger Agreement, (ix) use its best efforts to take, or cause to be taken, any action and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement, (ix) not make any payments using Kid-Kart corporate funds for any purpose other than in the ordinary course of business, (x) not declare or pay any cash or stock dividend, make any distribution to the Holders, buy back or otherwise purchase any of its outstanding capital stock or pay any other bonus to any shareholder, officer or director of Kid-Kart, (xi) not issue new options for more than 1,000 shares (in the aggregate) of Kid-Kart's common stock and keep the price of new options at $100 per share, (xii) not take any action to induce any employee of Kid-Kart whom Sunrise Sub or Sunrise is seeking to retain as an employee to leave the employ of Kid-Kart, (xiii) not make any salary increases, other than increases in hourly wages in the ordinary course of business and consistent with past practice and in any event not to exceed 5%, or hire any management personnel without prior approval from Sunrise, (xiv) use its best efforts to satisfy the Conditions to Obligation of Each Party to Effect the Merger set forth in the Merger Agreement, (xv) not make any new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting Kid-Kart without the prior written consent of Sunrise, (xvi) furnish to Sunrise, for use in preparation of the Registration Statement all information concerning Kid-Kart (including financial statements) and its Holders required by Form S-4 and the proxy rules under the Exchange Act, (xvii) following notice by the Commission of the effectiveness of the Registration Statement, promptly notice a meeting of its Stockholders to obtain their approval for the consummation of the Merger, and (xviii) without the written consent of Sunrise, not approve any repayment terms on outstanding accounts receivable which extend payment beyond 180 days from the Closing Date.

     Sunrise has agreed that it will (i) use its best efforts to maintain the confidentiality of all information obtained from its investigation of Kid-Kart and, subject to the provisions of Section 11.9 of the Merger Agreement, comply with the terms of that certain Confidentiality Agreement entered into by and between Quickie Designs, Inc., a wholly-owned subsidiary of Sunrise, and Kid-Kart, (ii) use its best efforts to take, or cause to be taken, an action to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement, (iii) use its best efforts to satisfy the "Conditions to Obligation of Each Party to Effect the Merger" set forth in Article X of the Merger Agreement, (iv) promptly prepare and file with the Commission the Registration Statement and use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and (v) to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of the Sunrise Common Stock pursuant to the Merger Agreement.

     The Kid-Kart Board of Directors has agreed that it will use its best efforts to obtain the requisite Kid-Kart Shareholder approval for the consummation of the Merger.

     The Kid-Kart Holders have agreed that they will furnish to the Sunrise Sub, on or before the Closing Date, an affidavit sworn under penalty of perjury, setting forth such Holder's name, address, and federal tax identification number (social security number) and stating that he or she is not a foreign person within the meaning of the Code. The Kid-Kart Shareholders have also agreed that none of them will sell or otherwise dispose of a number or amount of Parent Shares which is likely to or may disqualify the Merger as tax free pursuant to
Section 368(a)(2)(D) of the Code.

     Wayne H. Hanson has agreed that he will, on or before the Closing Date, enter into an employment agreement and a noncompetition agreement with the Sunrise Sub.

Indemnification

     From and after the Effective Time, the Kid-Kart Holders, Sunrise and Sunrise Sub have agreed to indemnify each other as follows:

     By the Kid-Kart Holders. To the extent of the Escrow Fund, the Kid-Kart
     -----------------------
Holders shall indemnify, save and hold harmless Sunrise, Sunrise Sub, and Surviving Corporation from and against any and all costs, losses, liabilities, damages, lawsuits, diminution in value, taxes, demands, assessments, fines, deficiencies, claims and expenses, including without limitation, interest, penalties, attorneys', accountants' and expert witness' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "Claims"), incurred in connection with or arising out of or resulting from or incident to (i) any breach of any covenant set forth in Article VIII (including agreements to maintain Kid-Kart's business, not to solicit other transactions, not to engage in certain prohibited transactions or take certain actions with respect to its employees, tax elections or accounts receivable, to cooperate in the investigation of Kid-Kart's business by Sunrise, to obtain consents and use best efforts to secure a shareholder vote in favor the Merger, to satisfy conditions to the Merger, to cooperate in the preparation of the Registration Statement, and to obtain non-foreign affidavits and a signed employment agreement and noncompetition agreement with Wayne Hanson) or Article IX (including agreements relating to indemnification, cooperation and the taking of certain additional actions, records retention, the response to tax proceedings, liability for taxes, elimination of personal guarantees and dispositions of Sunrise Shares) of the Merger Agreement or any representation or warranty set forth in Article VI (relating to the due organization of Kid-Kart, authorization of the Merger, capitalization of Kid-Kart, financial statements, accounts receivable, no undisclosed liabilities, inventory, absence of certain changes or events, title to assets and facilities, leases and premises, contracts and commitments, disclosure of litigation or similar proceedings, compliance with law, insurance, books and records, severance arrangements, fringe benefit and pension plans, employment practices, warranty and product liability matters, proprietary rights, taxes, certain payments, environmental matters, the absence of conflicts or violations, material misstatements or omissions, transactions with related parties, absence of brokers or finders fees and payment and conversion of loans and debentures) of the Merger Agreement made by Kid-Kart or (ii) the inaccuracy of any representation made by Kid-Kart in or pursuant to Article XI (relating to expenses and publicity) or the Disclosure Letter (relating to the closing balance sheet, collections of accounts receivable, due organization of Kid-Kart, capitalization of Kid-Kart, accounts receivable, absence of certain changes or events, title to assets and facilities, leases and premises, contracts and commitments, disclosure, litigation, proceedings and applicable law, compliance with law, insurance, severance arrangements, fringe benefit and pension plans, employment practices, warranty and product liability matters, proprietary rights, environmental matters, the absence of conflicts or violations, transactions with related parties, maintenance of business and use of Kid-Kart funds) to the Merger Agreement. See "--Representations and Warranties" and "--Certain Covenants." In addition, each Kid-Kart Holder will be jointly and severally liable for any taxes assessed on the Company for all periods up to and including the Effective Time, other than sales or transfer taxes due on the Merger, which will be paid by Sunrise. Such indemnity is not limited (i) in amount by either the Escrow Fund or the total consideration paid to the Kid-Kart Holders or (ii) in duration during which Sunrise can bring a claim, although the statute of limitations for the payment of unpaid taxes is three years subject to extension under certain circumstances. See "--Indemnification" and "--Representations and Warranties" and "Certain United States Federal Income Tax Consequences--Escrowed
Shares."

     By Sunrise Sub and Sunrise. Sunrise and Sunrise Sub shall indemnify and
     --------------------------
save and hold harmless each Holder from and against any and all Claims incurred in connection with or arising out of or resulting from or incident to (i) any breach of any covenant set forth in Article VIII (including agreements to maintain the confidentiality of certain information and satisfy certain conditions to consummation of the Merger, to prepare the Registration Statement and to enter into an employment agreement and noncompetition agreement with Wayne Hanson) or Article IX (including agreements relating to indemnification, further assurances, cooperation and the taking of certain additional actions, records retention, the response to tax proceedings, the payment of taxes and the elimination of personal guarantees) of the Merger Agreement or any representation or warranty set forth in Article VII (relating to due organization of Sunrise and Sunrise Sub, the filing and delivery of certain documents, the absence of certain changes, the issuance of Sunrise stock, the absence of certain conflicts with or violation of certain documents or law, the obtaining of consents and approvals, the adequacy of corporate powers, the execution and delivery of the Merger Agreement and the content of the S-4 Registration Statement) of the Merger Agreement made by Sunrise or Sunrise Sub. See "-Representations and Warranties" and "Certain Covenants."

     Neither Sunrise, Sunrise Sub nor the Kid-Kart Shareholders shall make any indemnification claim against another party to the Merger Agreement pursuant to the provisions described above until all such claims in the aggregate exceed $70,000, and then only to the extent claims are over $70,000.

Amendment, Waiver and Termination

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the Kid-Kart

Shareholders, (i) by the mutual consent of Sunrise, Sunrise Sub and Kid-Kart,
(ii) by Sunrise or Sunrise Sub upon the occurrence of an event which has or is reasonably likely to have a Material Adverse Effect on Kid-Kart, or (iii) by Kid-Kart upon the occurrence of an event which has or is reasonably likely to have a Material Adverse Effect on Sunrise.

Transaction Costs

     Merger expenses have been allocated between Sunrise and Kid-Kart such that Sunrise and Kid-Kart shall each pay its own attorneys', accountants' and other fees incurred by it and associated with the transactions described in the Merger Agreement. However, up to $35,000 payable to a consultant of Kid-Kart and up to $18,000 payable to Kid-Kart's attorneys will not be counted against the Net Worth Guarantee. See "--Adjustment of Merger Consideration."

                              BUSINESS OF SUNRISE

     Sunrise Medical Inc. ("Sunrise") designs, manufactures and markets medical products used in institutional and homecare settings that address the recovery, rehabilitation and respiratory needs of the patient. Products include custom manual and electric wheelchairs, wheelchair seating systems, ambulatory and bath safety aids, home respiratory devices, patient-room beds and furnishings, and therapeutic mattresses and support surfaces for healthcare markets. Sunrise manufactures its products in the United States, the United Kingdom, Germany, France and Spain and distributes them through company-owned operations in those countries as well as Canada, Norway, Sweden, Italy, Switzerland, Austria, Belgium, The Netherlands and Australia, and through distributors in more than 80 other countries.

     Sunrise Medical's corporate mission is to improve people's lives by creating innovative, high quality products. Sunrise's products increase mobility and independence, speed rehabilitation and recovery, facilitate participation in recreational activities by the disabled and enhance patient care, comfort and respiratory capabilities. They are designed to meet the special needs of four groups of people: the elderly, the disabled, the recovering patient, and the respiratory sufferer.

     Sunrise was formed in 1983 to take advantage of changes affecting the healthcare industry in the United States, including a rapid growth in the elderly segment of the United States population and the introduction in 1983 of new government healthcare reimbursement policies. The new reimbursement policies replaced a cost-plus profit structure with set fixed payments for services rendered by hospitals to Medicare patients. This change in policy led to dramatic changes in the healthcare industry which included a decline in hospital admissions, shorter hospital stays, the emergence of alternate site treatment facilities and an increase in care at home and in nursing homes.

     Sunrise's long-term strategic objective, which it calls its "strategic intent," is to become the global market leader in homecare and extended care products. Sunrise is already one of the largest firms in its industry internationally and is a leader in most of its U.S. product markets as measured by industry sales. Sunrise has identified seven product lines within the homecare and extended care (institutional) markets which it considers its core businesses: wheelchairs (custom, standard and power) and related positioning systems; healthcare beds and furniture; patient support services; bathing and lifting products; patient aids; respiratory devices; and accessibility products. In each of these markets, and with any other core businesses that may be added in the future, Sunrise seeks to achieve global leadership over time through the pursuit of the following common strategies:

     1. Growth through Specialization - Maintain and extend market position in each core business by offering innovative, high quality products which address low, middle and higher price segments. Target customer bases through specialized salesforces and national account representatives, expanded distribution capabilities and convenient financing plans that together add up to superior customer service. Adapt product marketing and pricing strategies as necessary to correspond to trends in each major geographic market.

     2. Superior Technology - Through investment in research and development, apply the latest technologies to solve patient problems associated with post-surgical care, while steadily reducing costs to make products more affordable to the people who need them.

     3. Pursuit of Excellence - Aggressively develop a culture at Sunrise dedicated to the empowerment of Associates (employees) and continuous improvement in all areas, with particular emphasis on total quality management and world class manufacturing methodologies.

     4. Global Expansion - Extend domestic market leadership internationally by leveraging competitive advantages in product technology, financial capacity and management systems to capitalize on worldwide macro trends in market demographics, patient care and consolidation of manufacturing industries.

     5. Strategic Acquisitions - Enhance core businesses by acquiring proprietary technologies and product lines which yield immediate synergy or help enter fast growing market niches. Extend global reach by purchase of manufacturing or distribution operations in other countries.

Discussion of Market Groups

                               Homecare Products

     The North American Homecare Products Group includes three core product lines designed to address the equipment needs of the elderly and the disabled in an outpatient setting. These product lines are: wheelchairs, including custom, power and standard wheelchairs, and seating and positioning systems; patient aids, which are standardized medical products designed to assist in walking, bathing, toileting, patient lifting and patient mobility; and respiratory products, including aerosol, oxygen and sleep therapy products. These products are sold through salesforces that call on a network of home medical equipment ("HME") providers, rehabilitation technology suppliers, and drug wholesalers. International sales are also generated through distributors and dealers in several countries. Sales by Sunrise's North American homecare products divisions accounted for 40% of total sales in 1996.

     Sunrise believes its Quickie/(R)/ line of custom ultralight manual wheelchairs is the U.S. and global market leader in this category, enjoying worldwide name recognition with both industry professionals and disabled end-users. Sunrise believes that Jay Medical is the world leader in specialty wheelchair cushions and modular positioning products. Sunrise believes that its Guardian/(R)/ brand of ambulatory aids and crutches holds a leading position in the domestic home care and hospital markets. In respiratory products, DeVilbiss/TM/ nebulizers and oxygen concentrators have strong market positions.

     Quickie Designs continued to experience significant growth in sales of power wheelchairs in 1996, while strengthening its position in worldwide sales of custom ultra light wheelchairs. The Quickie P200/(R)/ is now Sunrise's leading power wheelchair. Among the new power products introduced in 1996 were the Quickie P210/(R)/ power recliner with ventilator tray, the Quickie P300/(R)/ with suspension, the Quickie P320/(R)/ with power tilt and recline, and a lower cost Zippie P500/(R)/ pediatric chair. The Quickie Revolution/(R)/, a high performance custom wheelchair designed to fold horizontally and store in small areas such as the overhead compartment of an airplane, continues to be well received.

     Jay Medical Ltd. ("Jay"), acquired by Sunrise in September 1994, manufactures and markets wheelchair cushions and positioning systems designed to fit all major brands of wheelchairs. The cushions and pads are filled with Jayflow/(R)/, a patented fluid material designed and manufactured by Jay at its facility in Boulder, Colorado. Jay's products provide flexible, cost-effective solutions to the seating and postural problems of geriatric, pediatric and adult wheelchair users and are sold through a network of exclusive distributors, including Sunrise European distribution divisions, and through rehabilitation equipment providers within the United States. Its marketing channels and referral sources are the same as those used by Sunrise Medical's custom wheelchair business. Jay has introduced several innovative products in the past two years. The J2/TM/ back support, designed to address the comfort and posture control issues of the wheelchair user, is now one of Jay's leading products. Other recent introductions are the modestly priced Jay Basic Cushion/TM/ and the Jay Duo/TM/, a contoured solid seat with an integrated cushion. During fiscal 1996 Jay received ISO 9001 certification.

     Guardian Products, a leader in the U.S. patient aids market, offers a line of consumer retail products under the CareMate/(R)/ brand name, which is distributed through drug stores, home centers, department stores and specialty retailers. The professional line of Guardian/(R)/ brand patient aid products is marketed through HME providers, who offer the service required for home medical care patients. Guardian has added to its research and development capabilities to enhance its introduction of new product designs. Guardian also received ISO 9001 certification during the past year.

     Sunrise entered the home respiratory segment of patient care early in its 1994 fiscal year with the acquisition of Homecare Holdings, Inc., the parent company of DeVilbiss Health Care, Inc. ("DeVilbiss"). DeVilbiss manufactures products in three categories: aerosols, oxygen and sleep therapy. Aerosols, made up primarily of compressor nebulizers, convert liquid medicine into airborne particles to treat breathing disorders such as asthma and cystic fibrosis. Oxygen concentrators enrich normal room air up to 93% purity for patients suffering from chronic obstructive lung diseases such as emphysema and bronchitis. DeVilbiss also offers a line of portable liquid oxygen systems and proprietary demand oxygen delivery devices for extending the range of its portable containers.

Sleep products help sufferers of obstructive sleep apnea by supplying continuous positive airway pressure ("CPAP") while they are sleeping.

     DeVilbiss has manufacturing locations in both the U.S. and the U.K. and distribution operations in other European countries. Management believes DeVilbiss is the U.S. market leader in nebulizers and one of the world market leaders in concentrators. During 1996 DeVilbiss introduced the SolAirisTM family of oxygen concentrators, offering compact, light-weight three- and five-liter units for the homecare provider. Also introduced was HorizonTM AutoAdjust, the first "smart" CPAP device in the market.

     In recent years, concern over the rising cost of healthcare has sparked a marked shift toward lower priced products and services in the home medical equipment industry. This shift has resulted in the substitution of simpler and more generic products, as well as price concessions to payers from healthcare providers, who are Sunrise's primary customers. As healthcare moves from a largely fee-for-service pattern to prepaid payment systems, this trend is expected to intensify. High-volume, full-line providers will have a competitive advantage over those servicing only niche markets. These trends are causing healthcare providers to merge at an unprecedented pace; manufacturers and distributors are following a similar consolidation course. In this market environment, management believes that future sales growth will be driven predominantly by unit volume growth, product innovation, contract sales to increasingly larger customers and buying groups, and by international expansion.

     In response to these market trends, Sunrise has established a corporate marketing and national account sales function, focused on the domestic home medical equipment industry. Special attention is being directed to larger regional and national accounts, including the development of incentive programs that benefit customers who purchase from multiple Sunrise divisions.

                            Institutional Products


     The Institutional Products Group manufactures products that foster ease of care for recovering patients in institutional settings such as nursing homes and hospitals. Product lines include healthcare beds and nursing home furniture, support surface products such as air therapy systems and foam mattress overlays, patient lifters and specialized bathing systems designed for immobilized patients. Domestic salesforces call directly on healthcare institutions and medical-surgical distributors. Foreign sales of institutional products are made through Sunrise's international distribution network. Sales of Sunrise's North American institutional products divisions represented 15% of total company sales in 1996.

     The Joerns/(R)/ line of healthcare beds and nursing home furniture is believed to be the domestic leader in sales to the nursing home market. The nursing home furniture market has averaged 5% annual growth over the past few years but is cyclical in nature. In 1996 nursing home construction increased slightly, while Joerns grew faster than the overall market. A new collection of high-quality wood furniture designed especially for the healthcare industry was introduced in April 1996. Joerns also introduced two new electric beds into the nursing home market. These beds offer full electric capabilities at prices significantly below the traditional three-motor, full electric bed. Sales of the SunTec Systems/(R)/ brand of homecare beds continued to grow in 1996, although faced with increased pricing pressure in the marketplace. These beds are distributed by Sunrise's new logistics division, SunMed Service.

     Sunrise's institutional support surface business is conducted by its Bio Clinic division. Bio Clinic develops, manufactures and markets cost-effective solutions for the prevention and treatment of pressure sores--dermal wounds which can afflict immobilized patients. The division offers a broad line of products, including low air loss, portable air systems; specialty mattresses; foam overlays; and foam operating room positioners. The Eggcrate/(R)/ line is widely recognized as the U.S. healthcare market leader in disposable foam pressure reduction mattress overlays. Bio Clinic has important relationships with major national distributors such as Baxter, General Medical and Owens & Minor, who supply Bio Clinic/(R)/ products to their hospital and nursing home customers. Bio Clinic reaches the HME market through the Sunrise homecare salesforce and the SunMed Service organization (see "Distribution").

     In 1993 Bio Clinic established a nationwide service network to rent and service air therapy systems and related products to institutional markets. Over the 1993-1995 period the average daily rental prices for air therapy products dropped steadily, significantly reducing the profit contribution from renting these products. The air therapy rental business was sold on January 31, 1996. Bio Clinic continues to sell air therapy products to companies that rent them on a daily basis to homecare patients and healthcare institutions.

     In June 1996 Sunrise announced that it is merging Bio Clinic into Joerns to form a single institutional products organization. This combined business will integrate the domestic manufacturing and marketing of all Sunrise products aimed at nursing homes and hospitals, including Joerns/(R)/ beds and furniture, Bio Clinic/(R)/ support surfaces, Hoyer/(R)/ patient lifters, and imported Parker Bath /(R)/ bathing systems.

                               Consumer Products

     Comfort Clinic, established as a separate operating division in July 1995, manufactures and markets therapeutic sleep products, principally foam mattress overlays and therapeutic pillows, to health conscious consumers. These products are sold through various retail distribution channels, including mass merchants (such as Wal-Mart, K-Mart and J.C. Penney), department stores and specialty stores throughout the U.S., Canada and Europe. Comfort Clinic's mattress pads are made of polyurethane foam and vary in size, foam density, pattern and thickness. Pillow types include foam, fiber and foam/fiber combinations. With sales of $44 million in 1996, these consumer products represented 7% of total company sales.

     In August 1996, following a strategic review of its businesses, Sunrise decided to sell the Comfort Clinic division in order to concentrate on its core healthcare products business. In October 1996, Sunrise sold the assets of Comfort Clinic for $14 million in cash, subject to certain adjustments for changes in Comfort Clinics' net book value.

                              European Operations

     Sunrise conducts manufacturing operations in four European countries (United Kingdom, Germany, Spain and France) and owns a network of distribution companies throughout Europe. Sales in Europe have grown significantly in each of the last three years, reflecting expansion of Sunrise's core businesses as well as a number of acquisitions. European operations now account for 38% of Sunrise's net sales.

     Sunrise Medical Ltd., the largest producer of rehabilitation equipment in the United Kingdom, manufactures and markets four major product lines: custom manual wheelchairs, power wheelchairs, electric scooters, and home stairlifts. Its growth has been fueled by increasing exports and by product innovation. A recipient of the Queen's Award for Export in 1994, Sunrise Medical Ltd. currently exports to more than 40 countries. A synergistic relationship with Quickie Designs has contributed to this stream of new products. Among the products introduced in 1996 were the ComforTecTM, an all-day geriatric wheelchair, the Sterling Classic ScootaTM, the Minivator 2000TM stairlift, and the Quickie TriumphTM rigid wheelchair.

     Sopur, Sunrise's German manufacturer of custom lightweight wheelchairs, offers a broad range of wheelchairs covering virtually all price ranges, including standard lightweight, adult manual, power, pediatric and performance wheelchairs. In 1996 Sopur added the MatchTM sports wheelchair and the Powertec F60TM, an indoor/outdoor power chair also introduced in a U.K. version. An updated YoungsterTM wheelchair model was launched, and the full line of Jay/(R)/ seating products was added to Sopur's product offerings. Sopur also expanded into the Austrian market.

     Talleres Uribarri, Sunrise's Spanish manufacturer of standard wheelchairs and patient aids, provides Sunrise with a low-cost European manufacturing base for standard wheelchairs. These products are exported to other European countries through other Sunrise European divisions as well as through independent distributors. Uribarri has also used its Spanish sales coverage and dealer network to increase market penetration for products of other Sunrise divisions. These steps have allowed Uribarri to continue its strong sales growth, maintaining its leadership position in the Spanish rehabilitation market.

     In April 1995 Sunrise Medical acquired a group of related French companies, collectively referred to as the Corona Group ("Corona"). Founded in 1954, Corona operates two modern manufacturing facilities in Tours, France. Corona is a market leader in France in home care beds and the second largest manufacturer of hospital beds and nursing home beds and furniture. Corona markets its products to French nursing homes and hospitals through its own direct salesforce and reaches the homecare market through a network of HME dealers. In response to budget cutbacks in the French public sector that adversely affected the institutional market, Corona introduced new lower cost hospital and nursing home beds. Corona has also redesigned its homecare beds to meet all current and pending European standards; these products are now being offered throughout Europe by Sunrise Medical's European distribution network.

     In July 1995 Sunrise enhanced its position in the patient aids market with the acquisition of Coopers Healthcare Plc ("Coopers"), a leading U.K. manufacturer of patient aids and ambulatory aids. Founded in 1850, Coopers is well-positioned for supplying patient aids to all of Sunrise Medical's European affiliates.

     In October 1995 Sunrise acquired Parker Bath Group, a U.K. manufacturer and distributor of specialized bathing and lifting systems for patient transfers. This new subsidiary's Parker Bath Ltd. division manufactures specialized bathing systems for nursing homes and hospitals, while a second division, Oxford Hoist Company, designs, manufactures and sells patient lifting systems for both institutional and home care use. Parker Bath Group's operations in the United States and France, which have been combined with Sunrise's larger Joerns and Corona divisions, respectively, distribute their products directly to healthcare institutions in those countries. Sunrise believes that, with the addition of Parker Bath Group, it is now the second largest manufacturer of bathing and lifting systems worldwide.

Distribution

     In 1995 Sunrise established a new logistics division, SunMed Service ("SMS"), to consolidate the customer service, order entry, distribution and credit functions for standard products sold to the United States HME market by all domestic Sunrise divisions. SMS became operational in February 1996 with headquarters in the Los Angeles area. Order processing centers are maintained in California and Pennsylvania, and eight regional distribution centers are located throughout the United States. Large national accounts and independent homecare providers are now able to purchase standard products across all Sunrise divisions by placing a single order with SMS; products are shipped the next day from one of the regional distribution centers. However, customized products, such as most Quickie/(R)/ wheelchairs and many Jay/(R)/ cushion products, continue to be ordered directly and shipped from those factories.

Segment Information

     Sunrise operates predominantly in the home medical equipment industry segment. Financial information concerning Sunrise's two geographic segments, North America and Europe, is included under "Geographic Segment Information" in Notes to Consolidated Financial Statements.

Competition

     Sunrise encounters significant competition domestically from a number of well-established manufacturers in each of its product lines, and from foreign sources for some products. Sunrise's primary competitors in the U.S. and European markets are Invacare Corporation and Hillenbrand Industries, Inc. Meyra Ortopedia (Germany) and Scandinavian Mobility are important competitors in the European wheelchair market. Sunrise competes primarily on the basis of its product features and performance, the range of products offered, the quality of its customer service and delivery, competitive prices, the technical expertise of its salesforces, and the strength of its distribution operations and independent dealer network. In Europe, competition varies from market to market. In certain countries and product markets, including the United States, Sunrise may face competition from other manufacturers that have larger market shares or other competitive advantages.

Manufacturing

     Sunrise's manufacturing processes include fabrication, assembly, testing and quality assurance. Certain components used in Sunrise's products, such as small motors and electronic controls, are manufactured by third parties. Although Sunrise purchases most of its raw materials, components and supplies from a number of different vendors, it does procure a few components and materials on a single-source basis. If one of these single-source vendors failed to deliver components as planned, Sunrise would be unable to ship certain of its products.

     During the past few years, prices paid by Sunrise for certain raw materials, such as aluminum, foam and wood, have fluctuated. When prices have increased, Sunrise has not always passed along the full effect of such increases to its customers, preferring instead to maintain or enhance, if possible, its market position.

     Sunrise has utilized a variety of operational tools such as "just-in-time" manufacturing, total quality management, target costing and its Associate suggestion system to reduce product costs, increase quality, shorten delivery cycles and improve asset turnover. These complementary techniques are all part of Sunrise's Pursuit of Excellence program.

Research and Product Development

     Sunrise conducts research and development at each of its manufacturing divisions. For the year ended June 28, 1996, Sunrise spent $15.5 million on research and development compared to $13.9 million in the prior year, a 12% increase. Each operating unit establishes annual objectives for introducing new products, and Sunrise tracks progress against those objectives on a regular basis. As a result of its effort to introduce innovative new products across its product lines, Sunrise has steadily increased research and development expenditures at a rate consistent with its overall sales growth.

Patents

     Sunrise currently holds patents associated with certain existing products and has filed applications for additional patents covering certain of its newer products. Although patents sometimes can provide a meaningful competitive advantage in a particular product market, overall, management does not consider the ownership of patents essential to its operations as a whole. Sunrise relies on product quality and features, strong marketing and distribution networks, and continuing new product introductions, in addition to its patents, to protect and improve its market positions.

Warranty

     Sunrise's products are sold with limited warranties for periods of up to five years. Customers may also purchase extended warranties on certain products. Some components of Sunrise's wheelchair products have a lifetime warranty.

Government Regulation

     The healthcare industry is affected by extensive government regulation and funding at the federal and state levels.

     Medicare and Medicaid. Medicare is a federally funded health insurance program administered by private insurance companies providing health insurance coverage for persons 65 or older and certain disabled persons. Medicaid is a federally and state-funded health insurance program administered by state governments that provides reimbursement for healthcare related expenses for certain financially and medically needy persons regardless of age. These programs provide reimbursement for rentals and sales of medical equipment and related supplies. Medicare generally pays 80% of the allowable rate of reimbursement for home medical equipment items, while Medicaid generally pays 100%.

     Sunrise estimates that approximately 20% of its 1996 sales were ultimately dependent for payment upon these U.S. government programs. Sunrise is not a provider under Medicare or Medicaid, but its products are sold to HME providers, nursing homes and hospitals which are providers under these programs and do depend upon Medicare and/or Medicaid reimbursement for a portion of their revenue. Changes in Medicare/Medicaid regulations can adversely impact Sunrise's revenues and collections indirectly by reducing the reimbursement rate received by HME providers and thus make it less profitable for them to sell or rent products to the end-user. This, in turn, can put downward pressure on prices charged for Sunrise's products sold through this channel. Medicare cutbacks are expected to continue to create pricing pressures in the future. Management believes that intensified healthcare cost containment efforts through managed care also favor lower cost alternatives such as home healthcare and nursing home care, as has been the case historically. Sunrise has made special efforts in recent years to allocate more of its new product engineering dollars to lower cost, more generic products favored by managed care and Medicare/Medicaid programs.

     FDA Regulation. Medical equipment manufactured by Sunrise is subject to regulation by the U.S. Food and Drug Administration ("FDA"). All medical devices must be the subject of device listings filed with the FDA, and medical device manufacturers must be registered. Certain products require clearance by the FDA prior to marketing and distribution in the United States. Delays in receiving such approval can adversely affect Sunrise's ability to introduce new products on a timely basis and impact Sunrise's results of operations and financial condition. During the last two years, such delays have slowed new product introductions and, in a number of cases, have led to their initial marketing overseas in advance of the United States.

     In January 1996 Quickie Designs received a Warning Letter from the FDA alleging deficiencies in complying with the record keeping, administrative and procedural requirements of the federal Food, Drug and Cosmetic Act. In particular, the FDA alleged that Quickie had failed to properly conduct and record investigations of complaints and failed to establish proper quality assurance procedures for components and finished goods. While a Warning Letter has no legal effect, it can serve as prior notice for, and a precursor to, legal action by the government against a company, its employees or products. It can also lead to delays in the clearance by the FDA of the introduction of new products, or, in certain cases, result in product seizures, recalls and even plant shut-downs. Quickie Designs has responded to the FDA and is taking corrective actions to address the issues raised in the Warning Letter. Management believes that the response and corrective actions by Quickie Designs should satisfy the agency's concerns, but no assurances can be given that such will be the case.

Employees (Associates)

     Sunrise employed 4,417 full-time Associates worldwide as of June 28, 1996. Approximately 470 Associates in the United States are covered under two collective bargaining agreements which expire on May 23, 1997 and June 29, 1998, respectively. In Europe, 149 Associates in the United Kingdom and 133 in Germany are covered by informal union arrangements. Sunrise has not experienced a strike, work stoppage or labor disturbance during its thirteen-year history. Sunrise believes that its labor relations are generally good. Sunrise refers to its employees as Associates.

Backlog

     Sunrise's backlog of firm orders at June 28, 1996 was approximately $44 million, compared to $35 million at June 30, 1995. Approximately $20 million in each year represented orders for patient room beds and furnishings, the one portion of Sunrise's business for which backlog is believed to be a meaningful predictive factor because of the longer order lead times in this industry. All of these orders are expected to be filled in the first half of fiscal 1997. Generally, Sunrise manufactures the balance of its products to its forecast of near-term demand, shipping immediately from stock, or else produces customized products based on actual orders received and ships within a short period thereafter. As a result, Sunrise does not have a substantial backlog for these products. Therefore, management does not believe that its overall backlog at any particular time is a very meaningful indicator of future sales levels.

Working Capital Requirements

     Sunrise does not maintain inventory of its products for a significant period of time (see "Backlog"). Most of Sunrise's products are manufactured in connection with specific orders which are shipped in less than 30 days, and in many cases less than 72 hours, from receipt of the order. Patient room bed and furnishing products also are manufactured in connection with specific orders, but may take from one to three months until products are ready to ship. Sunrise maintains a larger stock of those component parts which require longer lead times to obtain from suppliers to minimize the risk of extending time periods to fulfill product orders. Most of Sunrise's sales are made on standard terms requiring payment by the customer within 30 days of delivery. Some sales are made on extended terms on a selective basis. Sunrise occasionally accepts products for replacement upon customer request. However, returns for credit or refund have not been a material aspect of Sunrise's business.

Foreign Operations

     Sunrise has foreign subsidiaries with manufacturing operations in the United Kingdom, France, Germany and Spain. A total of twelve additional subsidiaries, located in Germany (2), the United Kingdom, Canada, France (2), Norway, Sweden, Italy, Switzerland, Australia and The Netherlands, are involved in distribution activities. All of Sunrise's facilities are located in industrially developed areas where qualified labor and material supply have been readily available at economic rates. See "International Operations" in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and Notes 2 and 13 of Notes to Consolidated Financial Statements for additional information about foreign operations and foreign currency risk management.

Properties

     Sunrise's worldwide corporate headquarters office is located in Carlsbad, California, and comprises approximately 20,600 square feet of leased space that Sunrise occupies under a lease expiring in 2004. Sunrise conducts its U.S. operations from 14 leased facilities (totaling approximately 1,050,000 square feet) under leases with expiration dates ranging from 1996 through 2008, together with three company-owned facilities totaling approximately 390,000 square feet.

     For its international operations, Sunrise leases 35 facilities in Europe, Canada and Australia (totaling approximately 290,000 square feet) under leases with expiration dates extending through 2017, together with eight company-owned facilities in Europe with approximately 450,000 square feet.

     Sunrise's facilities are used primarily for manufacturing, distribution and administration. Sunrise has options to renew a number of its leases as well as purchase options on certain leased facilities. Management believes that its facilities are adequate for Sunrise's current needs.

Legal Proceedings

     On October 26, 1995 Sunrise announced an internal investigation into its financial controls and financial statements for previously reported periods to determine the nature and extent of accounting practices at its Bio Clinic Corporation subsidiary that were inconsistent with generally accepted accounting principles. As a result of the investigation, Sunrise concluded that net sales, operating income and assets at its Bio Clinic subsidiary had been overstated and liabilities had been understated as a result of actions by a small group of employees in the subsidiary's finance and management information systems departments who falsified accounting entries and computer reports, thereby circumventing the Company's internal accounting controls and avoiding detection. Following this investigation, Sunrise restated its financial results for fiscal 1995 and 1994. See Note 5 of Notes to Consolidated Financial Statements of Sunrise. During November and December 1995, Sunrise and certain of its current and former officers, directors and employees including its chief executive officer, president and chief financial officer were named as defendants in a number of stockholder class action lawsuits, each alleging violations of the federal securities laws in connection with the activities leading to the restatement of financial results, and seeking unspecified damages. These lawsuits were consolidated in the U. S. District Court for the Southern District of California. In June 1996 Sunrise reached an agreement in principle to settle the actions for $20 million. Sunrise's share of the settlement was approximately $7 million, with the balance paid by Sunrise's insurance carriers. The settlement is subject to final court approval. The agreement also includes settlement of a stockholder derivative action filed in San Diego Superior Court against certain of

Sunrise's current and former officers and directors asserting, among other things, breach of fiduciary duty, abuse of control, waste of corporate assets, fraud and violations of the California Corporations Code, and seeking unspecified damages. Two stockholder derivative actions were filed in the Delaware Court of Chancery against Sunrise and certain of its current and former officers, directors and employees including its chief executive officer, president and chief financial officer. These suits alleged, among other things, breach of fiduciary duty, gross negligence and corporate waste of assets and sought unspecified damages. These suits were dismissed in November 1996.

     The Securities and Exchange Commission ("SEC") has entered a formal order of private investigation into the circumstances underlying the restatement of Sunrise's 1995 and 1994 financial results. Sunrise is cooperating fully with the SEC in its investigation.

     In August 1995 a lawsuit was filed in the Colorado District Court of Boulder County, Colorado entitled Alden Laboratories, Inc. v. Eric C. Jay, Pressure Relief Technologies, Inc., d/b/a Jay Fluid Mattress, Sunrise Medical Inc., Quickie Designs Inc. and Jay Medical, Ltd. The plaintiff, Alden Laboratories, Inc., alleged that the activities of the defendants during and prior to the acquisition by Sunrise of the seating business of Pressure Relief Technologies, Inc. (formerly Jay Medical, Ltd.), constituted a breach of contract and other wrongful conduct by the defendants. The plaintiff sought damages in an unspecified amount, injunctive relief and attorneys' fees and costs. In February 1996 the Boulder District Court granted a motion of Sunrise and its co-defendants and entered an order compelling arbitration in this matter. In September 1996 the parties reached an agreement to settle the dispute, pursuant to which Sunrise has paid $350,000.

                    DESCRIPTION OF CAPITAL STOCK OF SUNRISE

     The following is a description of the capital stock of Sunrise as set forth in its Certificate of Incorporation, as amended (the "Certificate of Incorporation").

Preferred Stock

     The Certificate of Incorporation authorizes 5,000,000 shares of Preferred Stock, par value $1.00 per share, none of which is outstanding. The Board of Directors of Sunrise is authorized to fix the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption and liquidation preferences on any issue of a series of Preferred Stock, the number of shares constituting any such series and the designation thereof. If the Board of Directors elects to exercise its authority to issue Preferred Stock, the rights, preferences and privileges of holders of Sunrise Common Stock may be made subject to the rights, preferences and privileges of the Preferred Stock.

Sunrise Common Stock

     The Certificate of Incorporation authorizes 40,000,000 shares of Sunrise Common Stock, par value $1.00 per share, of which 18,858,649 shares were issued and outstanding as of September 23, 1996. All issued and outstanding shares of Sunrise Common Stock are validly issued, fully paid and nonassessable.

     All holders of Sunrise Common Stock are entitled to one vote per share on all matters requiring the vote of the stockholders. With respect to the election of directors only, each stockholder is entitled to cumulate votes for any candidate or apportion such votes, so cumulated, among as many candidates for election and in such manner as such stockholder desires. Under cumulative voting procedures, each stockholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock the stockholder is entitled to vote. Such votes may be cast for one nominee or distributed among two or more candidates. As a result, minority shareholders have a better chance of electing one or more directors by casting all their votes for a few candidates and not voting for the other positions.

     The holders of Sunrise Common Stock are entitled to receive dividends from funds legally available therefor, when, as and if declared by the Board of Directors of Sunrise, subject to the prior rights of any holders of Preferred Stock. The holders of Sunrise Common Stock are entitled upon liquidation, dissolution or winding up of Sunrise to share ratably in the net assets of Sunrise after satisfaction in full of the prior rights of creditors of Sunrise and holders of any Preferred Stock. The Sunrise Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

     As of August 30, 1996, there were approximately 660 holders of record of Sunrise Common Stock.

Common Share Purchase Rights

     On April 24, 1990, the Board of Directors of Sunrise declared a dividend-distribution of one Right for each outstanding share of Sunrise Common Stock to stockholders of record at the close of business on May 7, 1990. The Board of Directors also authorized the issuance of one Right with respect to each share of Sunrise Common Stock, including the shares covered by this Prospectus, that shall become outstanding between May 7, 1990 and the earliest of the Distribution Date (as defined in the Rights Agreement, as amended, between Sunrise and Chemical Trust Company of California (the "Rights Agreement")), the date on which the rights are redeemed, and May 7, 2000. The Rights will cause substantial dilution to a Person or group that attempts to acquire Sunrise on terms not approved by Sunrise's Board of Directors. The purpose of the Rights is to protect stockholders in the event of an unsolicited attempt to acquire Sunrise by requiring bidders to negotiate with the Board, enabling the Board to seek competing bids and giving the Board the ability to resist offers that it determines to be inadequate or coercive. A complete description and terms of the Rights are set forth in the Rights Agreement, as amended, which is attached as an exhibit hereto.

     Upon the occurrence of certain triggering events and until May 7, 2000 (or the earlier redemption, exchange or termination of the Rights), each Right entitles stockholders to purchase from Sunrise one-half of one share of

Sunrise Common Stock at an exercise price of $27.50 per whole share, subject to certain anti-dilution adjustments. The Rights are not exercisable or transferable apart from the Sunrise Common Stock until the earlier of (i) the tenth day after the public announcement that a person, company or group has become an Acquiring Person (a person, company or group who has acquired, or obtained the right to acquire, beneficial ownership of 25% or more of the then outstanding Sunrise Common Stock), or (ii) the tenth day after a person, company or group commences, or announces an intention to commence, a tender or exchange offer, the consummation of which would result in the beneficial ownership by a person, company or group of 25% or more of the then outstanding Sunrise Common Stock. The earlier of (i) and (ii) is called the "Distribution Date." Sunrise's Board of Directors has the power, under certain circumstances, to postpone the Distribution Date. In the event that a person, company or group were to become an Acquiring Person (except pursuant to certain cash offers for all outstanding Sunrise Common Stock approved by the Board of Directors) or if Sunrise were the surviving corporation in a merger with any Acquiring Person and Sunrise's Sunrise Common Stock was not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights would thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Sunrise Common Stock having a market value of two times the exercise price of one Right. In the event that Sunrise were acquired in a merger or other business combination transaction or more than 50% of Sunrise's assets or earning power were sold, or any person merges into Sunrise, Sunrise is the surviving corporation and all or part of the Sunrise Common Stock of Sunrise will be changed into or exchanged for securities of any other person, proper provision would be made so that each holder of a Right shall thereafter have the right to receive, upon exercise thereof, that number of shares of common stock of the acquiring company or the issuer in any such exchange which at the time of such transaction would have a market value of two times the exercise price of one Right.

     The Rights are redeemable at $.005 per Right prior to the close of business on the tenth day following the public announcement that a person, company or group has become an Acquiring Person. The Board of Directors has the power, under certain circumstances, to extend the ten-day redemption period. Until the Rights are exercised, the holders of the Rights, as such, have no rights as a stockholder of Sunrise including, without limitation, the right to vote as a stockholder or receive dividends.

     The exercise price, and the number of shares of Sunrise Common Stock issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, Sunrise Common Stock, (ii) as a result of the grant to holders of Sunrise Common Stock of certain rights or warrants to subscribe for or purchase Sunrise Common Stock at a price, or securities convertible into Sunrise Common Stock with a conversion price, less than the then current market price of Sunrise Common Stock, or (iii) as a result of the distribution to holders of Sunrise Common Stock of evidence of indebtedness, securities or assets or of subscription rights or warrants (other than those referred to above). No adjustment in the exercise price will be required until cumulative adjustments require an adjustment of at least 1% in such exercise price.

     Upon exercise of the Rights, no fractional shares of Sunrise Common Stock are required to be issued, and in lieu thereof an adjustment in cash will be made.

                             DIRECTORS OF SUNRISE

     The following is a list of names and ages of the directors (within the meaning of Item 401 of Regulation S-K) of Sunrise, indicating all current positions with Sunrise held by each such person and the year in which such person began his or her position as a director of Sunrise.


                                                Current Positions              Director of
                     Name       Age               with Sunrise                Sunrise Since
                     ----       ---   ------------------------------------  -----------------
Richard H. Chandler...........   53    Chairman of the board and president         1983
Lee A. Ault III...............   60    Director                                    1988
Lloyd E. Cotsen...............   67    Director                                    1989
Babette Heimbuch..............   48    Director                                    1994
Murray H. Hutchison...........   57    Director                                    1983
William L. Pierpoint..........   58    Director                                    1985
Joseph Stemler................   65    Director                                    1989
John R. Woodhull..............   63    Director                                    1986

     The business experience, principal occupations and employment of each of the directors for at least the past five years are as follows:

     Richard H. Chandler has served as chairman of the board of directors and chief executive officer of Sunrise since its inception in January 1983 through the present. In January 1996 he also became president of Sunrise, a position he previously held from January 1983 until July 1993. From 1982 to 1983, he was the president of the Richard H. Chandler Company, a management consulting firm, during which period he planned the formation of Sunrise. From 1979 to 1982, he was the present and chief executive officer of Abbey Medical, Inc. From 1974 to 1979 he held senior management positions with the Sara Lee Corporation, as a group vice president and including two years when he was president of its Abbey Medical, Abbey Rents division. Mr. Chandler participated in the leveraged buy-out of Abbey Medical from Sara Lee Corporation in June 1979 and arranged for its sale to American Hospital Supply Corporation in April 1981.

     Lee A. Ault was elected a director of Sunrise on January 28, 1988. From 1968 until January 1992, Mr. Ault was chief executive officer of Telecredit, Inc., a payment services company, serving as its president from 1968 until 1983 and as chairman from 1983 until January 1992. Following the acquisition of Telecredit by Equifax Inc., a New York Stock Exchange ("NYSE") listed information services company in December 1990, Telecredit became a subsidiary of Equifax, and Mr. Ault was also named a senior vice president and a director of Equifax. He has since retired as an executive of Equifax, but is still a member of the board of directors of Equifax, as well as the board of directors of Alex. Brown & Sons Incorporated and Viking Office Products, Inc. From time to time Alex. Brown & Sons Incorporated has and may make a marked in the securities of Sunrise and publish research reports covering Sunrise. Mr. Ault is currently a private investor.

     Lloyd E. Cotsen was elected a director of Sunrise on August 30, 1989.
Mr. Cotsen served as chief executive officer of Neutrogena Corporation, a publicly-owned skin care and hair care products company from 1973 to 1995. He also served as president and chairman of the board of directors of Neutrogena for portions of this time. He retired from all positions with Neutrogena at the end of July 1995. Mr. Cotsen is currently a private investor and also a director of Darwin Molecular Corporation, a privately held company.

     Babette Heimbuch was elected a director of Sunrise on January 21, 1994. Since 1982 Ms. Heimbuch has held positions of increasing responsibility with First Federal Bank of California and its parent company, FirstFed Financial Corp., a NYSE-listed company, and has served as president and chief operating officer of both companies since January 1989. She has been a director of FirstFed Financial Corp. since 1987 and a director of First Federal Bank of California since 1986. Ms. Heimbuch also serves on the board of trustees of Santa Monica-UCLA Medical Center and the UCLA Medical Center and the board of directors of the Western League of Savings Institutions.

     Murray H. Hutchison was elected a director of Sunrise on May 10, 1983.
Mr. Hutchison was chairman of International Technology Corporation, a NYSE-listed environmental management company, from 1976 to 1994, and was its chief executive officer from 1976 to 1992. Mr. Hutchison is currently a private investor and is chairman of the board of directors for Advanced Access Inc. and also serves on the board of directors of the Winston Tire Company, the Olson Company and Epic Solutions, all privately held companies.

     William L. Pierpoint was elected a director of Sunrise on October 30, 1985. From 1977 to 1988, he was president and chief executive officer of Summit Health Ltd., a publicly-owned, integrated health care company. Mr. Pierpoint is a certified public accountant, and since 1988 has been a private investor. In 1995 he became vice chairman of Strategic Partners Inc. (dba Cherokee Uniforms), a privately held company.


     Joseph Stemler was elected a director of Sunrise on January 26, 1989.
Mr. Stemler joined the Scholle Corporation, a privately held company, on January 1, 1996. His appointment as its chief executive officer and chairman of its board of directors was officially announced in February 1996. From 1989 through July 1995, Mr. Stemler served as president, chief executive officer and a director of La Jolla Pharmaceutical Company, a biotechnology company. Mr. Stemler relinquished his title of CEO and president for La Jolla Pharmaceutical Company at the end of July 1995, but remained as a working director through December of 1995. Mr. Stemler became president and chief executive officer of Quidel Corporation in 1985, chairman and chief executive officer in 1988, chairman in 1990 and vice chairman in 1991. Mr. Stemler was president and chief executive officer of Bentley Laboratories, Inc. from 1978 to 1985. Mr. Stemler also serves on the board of directors of Safeskin Corporation, a publicly traded company.

     John R. Woodhull was elected a director of Sunrise on the September 29, 1986. Mr. Woodhull is chairman, president and chief executive officer of Logicon, Inc., a NYSE-listed company which provides electronic systems and high-technology services to industry and government. Mr. Woodhull joined Logicon in 1964, was elected to the board of directors a year later, and attained the position of president and chief executive officer in 1969. Mr. Woodhull also serves on the board of directors of Adams Business Forms, Inc., FirstFed Financial Corp., First Federal Bank of California and YMCA of Metropolitan
Los Angeles.

Meetings and Attendance

     The board of directors met nine times during the fiscal year ended June 28, 1996. The executive committee did not meet in 1996, while the audit committee met two times, and the compensation committee met three times. In addition, the special committee met 26 times during fiscal 1996. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the board and
(ii) the total number of meetings of the committees of the board on which such directors served.

Committees

     Audit Committee. The audit committee of the board of directors is comprised solely of outside directors. The audit committee meets periodically with the independent auditors, the company's internal audit department and financial management of the company to ensure that each is carrying out its responsibilities. Both the independent auditors and the internal audit department have free and direct access to the audit committee. The company's independent auditors are recommended by the audit committee and selected by the board of directors. Members of the audit committee are Messrs. Cotsen, Pierpoint and Stemler and Ms. Heimbuch. Mr. Pierpoint serves as chair.

     Compensation, Stock Option and Nominating Committees. The compensation committee, consisting solely of outside directors meets with management and makes recommendations to the board concerning executive officer and key employee compensation and concerning payments to be made under the Management Incentive Bonus Plan and the Special Bonus Plan, as well as company contribution to be made under the Profit Sharing/Savings Plan. The compensation committee also functions as the stock option committee, administering the Amended and Restated Stock Option Plan for Key Associates (the "1983 Stock Option Plan") and the 1993 Stock Option Plan. In addition, this committee functions as a nominating committee regarding vacancies in the board of directors. Members of the compensation committee are Messrs. Ault, Hutchison and Woodhull, with Mr. Hutchison serving as chair.

     Executive Committee. The executive committee, consisting of Messrs. Chandler, Hutchison and Pierpoint, meets on an as-needed basis with the authority to make board-level decisions between regularly scheduled board meetings. Mr. Chandler is chair of this committee.

     Special Committee. The special committee, comprised of all of the outside directors of Sunrise, was formed in October 1995 to direct an instigation into financial reporting irregularities at Sunrise's Bio Clinic subsidiary, and to take action with respect to the results of such investigation. Ms. Heimbuch serves as chair of the special committee.

Director Compensation

     Outside directors are paid $2,000 per year retainer and $1,000 for each board meeting attended. In addition, committee members are paid $500 per meeting, if a separate committee meeting is held the same day as a board meeting, and $750 if a committee meeting is held on a day other than a scheduled board meeting ($500 if a committee meeting is telephonic). Committee chairs also receive a $1,500 annual retainer. Each outside director is granted an option under Sunrise's 1993 Stock Option Plan to purchase 5,000 shares of Common Stock upon his or her initial election to the board and every four years thereafter if still a director. Ms. Heimbuch and Mr. Hutchison each earned an additional $12,000 during fiscal 1996 in consideration of the additional responsibilities they assumed in connection with special committee matters. Sunrise has no other contracts or other arrangements pursuant to which any non-employee director was compensation during the year.

                         EXECUTIVE OFFICERS OF SUNRISE

     The following is a list of names and ages of the executive officers (within the meaning of Item 401 of Regulation S-K) of Sunrise, indicating all positions and offices with Sunrise held by each such person and each such person's principal occupation or employment during the past five years. Executive officers serve at the discretion of the Board of Directors. No person other than those listed below has been chosen to become an executive officer of Sunrise.

Name                         Age     Position
----                         ---     --------
Richard H. Chandler          53      Chairman of the board, chief executive officer and president
Benjamin Anderson-Ray        42      President - Quickie Designs Inc.
Roberta C. Baade, Ph.D.      52      Vice president of human resources
C. Leslie de Ruiter          37      President - Sunrise Medical B.V.
Raymond W. Dyer              50      President - DeVilbiss Health Care Inc.
John R. Frymark              41      President - Guardian Products Inc.
Steven A. Jaye               40      Vice president, general counsel and secretary
Richard H. Kollisch          48      President - Sopur Medizintechnik GmbH
Roger Lewis                  48      President and Managing Director - Corona-S.E.P.A.C.  S.A.
Dennis J. McCarthy           55      President - Joerns Healthcare Inc.
Thomas H. O'Donnell          53      Senior vice president - North America
Barrie Payne                 59      Senior vice president - Europe
John M. Radak                36      Vice president and controller
Sam Sinasohn                 36      Vice president of taxes
Ted N. Tarbet                43      Senior vice president and chief financial officer

     Richard H. Chandler has served as chairman of the Board of Directors and chief executive officer of Sunrise since its inception in January 1983 through the present. In January 1996 he also became president, a position he previously held from January 1983 until July 1993. From 1982 to 1983, he was president of Richard H. Chandler Company, a management consulting firm, during which period he planned the formation of Sunrise. From 1979 to 1982, he was president and chief executive officer of Abbey Medical, Inc. Mr. Chandler participated in the leveraged buy-out of Abbey Medical from Sara Lee Corporation in June 1979 and arranged for its sale to American Hospital Supply Corporation in April 1981. From 1974 to 1979 he held senior management positions with Sara Lee Corporation, ending as a group vice president and including two years when he was president of its Abbey Rents/Abbey Medical division.

     Benjamin Anderson-Ray was hired as president of Quickie Designs Inc. on October 28, 1996 after serving as vice president, marketing and business development for the Home Products Division of Rubbermaid Incorporated since 1994. From 1993 to 1994, Mr. Anderson-Ray held the position of general manager for Black & Decker Corporation's Household Product Division managing the Cooking, Cleaning and Beverage Products business team. From 1984 to 1993 Mr. Anderson-Ray held progressively responsible national and international sales, marketing and product management positions with General Electric most recently as the Marketing and Sales Manager for the GE lighting ASIA-PACIFIC operation in Singapore.

     Roberta C. Baade, Ph.D., was elected vice president of human resources in June 1994. Previously, Dr. Baade was vice president of human resources for the Space Systems Division of General Dynamics Corporation since 1991. From 1983 to 1991, she held a variety of positions with General Dynamics Corporation, including corporate director of human resource development. Dr. Baade holds a Ph.D. in organizational communication.

     C. Leslie de Ruiter has served as president of Sunrise Medical B.V. (a Sunrise subsidiary) since October 1992. Previously, Mr. de Ruiter held the positions of business unit manager and marketing manager for the OPG Group, a Dutch healthcare company that manufactures, imports and sells pharmaceuticals and medical supplies, from 1989 through 1992. Prior to that, Mr. de Ruiter held a variety of sales and marketing positions at Eli Lilly International Benelux, a pharmaceutical company.

     Raymond W. Dyer was elected president of DeVilbiss Health Care Inc. (a Sunrise subsidiary) in June 1994. From 1992 to 1994, Mr. Dyer was president of Renal Products Group of National Medical Care, Inc. a division of W.R. Grace & Company that manufactures kidney dialysis equipment and supplies. Prior to joining W.R. Grace, he held a variety of positions with Cobe Laboratories, a manufacturer of blood oxygenators and dialysis equipment and supplies, including corporate vice president for Europe, Africa and Middle East operations and division president.

     John R. Frymark was elected president of Guardian Products Inc. (a Sunrise subsidiary) in June 1994. Previously, Mr. Frymark served as vice president of sales and vice president of marketing at Guardian from January 1989 until June 1994 and from July 1986 until January 1989, respectively. Prior to joining Guardian, he was the director of marketing for the Pharmaseal Division of Baxter Healthcare Corp, a manufacturer of disposable medical devices.

     Steven A. Jaye was elected vice president, general counsel and secretary of Sunrise in August 1995. From 1991 through 1995, Mr. Jaye served as the vice president - legal affairs for Magma Power Company, a publicly traded international power producer. From 1984 through 1991 he served as a business attorney with the law firm of Latham & Watkins. Prior to receiving his legal degree, Mr. Jaye served as a design, production and quality assurance engineer for Spectrolab, Inc.

     Richard H. Kollisch was elected president of Sopur Medizintechnik GmbH (a Sunrise subsidiary) in June 1992. Previously, Mr. Kollisch was vice president and general manager during 1990 and 1991 for a division of The Stanley Works, a hand tool manufacturer. From 1979 to 1990 he served as president and chief executive of an American subsidiary of J.F. Behrens AG, a German manufacturer of pneumatic tools and industrial fasteners.

     Roger Lewis has served as president of Corona-S.E.P.A.C. S.A. (a Sunrise subsidiary) since April 1995. Previously, he held the position of export director of Sunrise Medical Ltd. from October 1990 and served as general manager of Sunrise Medical S.A.R.L. from March 1992 to September 1993. From 1985 to 1990 Mr. Lewis was European sales director for Citizen Europe Ltd., a Japanese computer peripheral manufacturer, and from 1978 to 1985 he held a number of sales and marketing positions with Tube Investments PLC.

     Dennis J. McCarthy was elected president of Joerns Healthcare Inc. (a Sunrise subsidiary) in September 1990. From 1986 to 1989, Mr. McCarthy was president of the Document Management Products Company (DMPC), a subsidiary of Bell & Howell Company that manufactures and markets office products and systems, where he also served as a corporate vice president. From 1981 to 1986, he was president of the Computer Output Microfilm Division of Bell & Howell.

     Thomas H. O'Donnell was appointed senior vice president--North America in January 1996. Previously, he served as executive vice president--operations of Sunrise from January 1987 until August 1988, when he was elected president of Quickie Designs Inc. (a Sunrise subsidiary). In 1986 Mr. O'Donnell was president and chief operating officer of General Computer Company, a manufacturer and distributor of personal computer peripherals. From 1984 to 1985, he was chief executive officer of Connecting Point of America, Inc., a chain of computer retail stores. From 1967 to 1984, he was with IBM Corporation in a variety of management positions, most recently as vice president--product management for the Entry Systems Division.

     Barrie Payne was named senior vice president--Europe in January 1996, after serving as managing director of Sunrise Medical Ltd. (a Sunrise subsidiary) since June 1983. Previously, Mr. Payne was president of A-BEC Mobility Inc., a distributor of electric wheelchairs and other power mobility products that was founded by him in 1972 and was purchased by Sunrise Medical in 1983.

     John M. Radak was elected vice president and controller in January 1995. Previously, Mr. Radak was vice president, finance for the respiratory care subsidiary of Bird Medical Technologies Inc., a medical device manufacturer. Prior to joining Bird, he held various financial management positions with Calcomp Inc., a Lockheed/Martin subsidiary that manufactures printers and plotters for computer graphics applications. Mr. Radak is a certified public accountant.

     Sam Sinasohn was elected vice president of taxes in March 1994. Previously, Mr. Sinasohn served as director of taxes and assistant secretary from September 1988 to March 1994 and as tax manager from July 1985 to September 1988. From 1982 to 1985, Mr. Sinasohn was a tax specialist for KPMG Peat Marwick LLP. Mr. Sinasohn is a certified public accountant.

     Ted N. Tarbet was elected senior vice president and chief financial officer in August 1993. Mr. Tarbet joined Sunrise in 1986 as corporate controller. In 1988 he was made a vice president of Sunrise and in 1989 he was elected to the position of vice president, chief financial officer and secretary. From 1981 to 1986, Mr. Tarbet served as controller and then as vice president and chief financial officer of Anadex Inc., a manufacturer of personal computer products. Mr. Tarbet is a certified public accountant.

                 COMPENSATION OF EXECUTIVE OFFICERS OF SUNRISE

Annual Incentive Compensation

     The company has used throughout its history a Management Incentive Bonus Plan (the "MIB Plan") pursuant to which members of management are eligible to receive annual cash bonuses. Generally, each bonus will be based on both the achievement of individual objectives agreed upon by the manager and his or her immediate supervisor, and upon attainment of certain earnings targets by the company as a whole (in the case of corporate management), or by the division (in the case of division management). With regard to the company's performance, the two primary measures used for determining bonuses are the company's earnings per share ("EPS") growth and its return on equity, both of which influence stockholder value. A division's performance is measured against goals for earnings growth (after a capital charge on any cash drawn), and levels of return on net assets. No bonus is paid at either the corporate or divisional level unless earnings exceed prior year results. Earnings goals are approved annually by the board of directors and are tied to the company's operating plan. The maximum payout that can currently be earned under the MIB Plan ranges from 10% to 80% of a person's annual salary, depending upon his or her position.

Long-Term Incentive Compensation

     The company adopted a Special Bonus Plan (the "SBP" or "SB Plan") in 1990 for the purpose of providing incentive cash bonuses to certain executives of the company and its divisions, contingent upon their unit's consistently exceeding its earnings targets over a moving three-year performance period. The awards are calculated based on a percentage of the amount by which actual base year earnings exceed the target, without a ceiling. Awards under this program for the chief executive officer, chief financial officer, senior vice presidents and division presidents are calculated at 10% of their base salary when on-target earnings are reached and 20% of their base salary if maximum earnings are achieved. All other participating executives receive awards based on a calculation of 5% of their base salary when on-target earnings are reached and 10% of their base salary if maximum earnings are achieved. If earnings exceed the maximum, 15% of such earnings excess will be shared with the management team that delivered it, in the form of an additional contingent SBP award. After the close of each of the two succeeding fiscal years, cash payouts equal to 50% of the bonus previously accrued will be made to eligible executives still employed on such dates, but only if the earnings goals for that year have been exceeded. Any incentive bonus not so earned by an executive will be forfeited and used to help make up the profit shortfall. The SBP supplements the yearly awards of the MIB Plan and is designed to encourage multi-year, sustained growth. Because the SBP is uncapped and rewards performance over a three-year period, the SBP provides complementary incentives to the annual MIB Plan.

Summary Compensation Table

     The following table sets forth information concerning the compensation of Sunrise's chief executive officer and the four other most highly-compensated executive officers (the "Named Officers") for the fiscal years ended June 28, 1996, June 30, 1995 and July 1, 1994.

-------------------------------------------------------------------------------------------------------------------
                                                                                   Long-Term
                                                                                  Compensation
                                                                             ---------------------
                                                Annual Compensation           Awards      Payouts
                                       ------------------------------------  ---------------------
                                                                              Stock                     All Other
                              Fiscal                 Bonus    Other Annual    Option       LTIP       Compensation
Name and Principal Position    year      Salary       (1)     Compensation    Grants     Payouts (2)       (3)
-------------------------------------------------------------------------------------------------------------------
Richard H. Chandler........    1996    $ 460,577   $      --       --             --    $      --       $   4,243
  Chairman of the board        1995      400,000     124,800       --         20,000       64,805          10,509
  and president                1994      370,000      92,593       --         25,000      102,150          13,919

Thomas H. O'Donnell(4).....    1996      265,192      14,432       --         20,000           --       $   8,458
  Senior vice president,       1995      240,000     102,538       --          5,000       65,528           8,480
  North America (5)            1994      232,000      82,347       --          5,000       74,998          13,946

Barrie Payne(4)............    1996      231,653      32,056       --         20,000           --       $   3,861
  Senior vice president,       1995      209,000     102,177       --          5,000       38,834           9,841
  Europe (6)                   1994      200,000      52,805       --          5,000       41,800          13,833

Richard Kollisch(7)........    1996      201,669      24,260       --          5,000           --       $  11,214
  President, Sopur             1995      212,738     124,242       --          5,000           --          10,637
  Medizintechnik GmbH          1994      184,220      15,443       --          5,000           --              --

Dennis J. McCarthy(4)......    1996      190,633      87,813       --          5,000        7,277       $   9,947
  President, Joerns            1995      182,150          --       --          5,000           --           7,858
  Healthcare, Inc.             1994      168,111      78,126       --          5,000        3,700          11,381
-------------------------------------------------------------------------------------------------------------------

(1) The amounts reflect the bonuses accrued under the Management Incentive Bonus Plan in the designated fiscal years.

(2) The amounts reflect contingent bonuses accrued in prior years under the Special Bonus Plan which were earned based on performance attained in the designated fiscal years.

(3) Includes amounts allocated by the Company for the accounts of the Named Officers in fiscal 1996 as follows:

                                                 Profit Sharing/    Life Insurance
                                                 ---------------    --------------
                             Name                 Savings Plan         Premiums
                    -----------------------       ------------         --------
             Richard H. Chandler..............       $  400           $ 3,843
             Thomas H. O'Donnell..............        6,400             2,058
             Barrie Payne.....................          400             3,461
             Richard Kollisch.................       10,171             1,043
             Dennis J. McCarthy...............        8,065             1,882

     Sunrise has no defined benefit or other actuarial plan covering the Named Officers.

(4) Each of Messrs. O'Donnell, Payne and McCarthy have employment agreements entitling them to receive a severance payment upon termination of employment equal to one year's base salary, unless such termination is for good cause (as defined in the agreements).

(5) During fiscal 1994, 1995 and the first half of fiscal 1996, Mr. O'Donnell was president of Quickie Designs Inc., a company subsidiary. In January 1996 he was elected senior vice president, North America for Sunrise.

(6) During fiscal 1994, 1995 and the first half of fiscal 1996, Mr. Payne was managing director of Sunrise Medical Ltd., a company subsidiary. In January 1996 Mr. Payne was elected senior vice president, Europe for Sunrise.

(7) Mr. Kollisch's compensation is denominated in German deutsche marks. For purposes of this table, all amounts have been converted to dollars at the exchange rate in effect as of the last day of each fiscal year. Mr. Kollisch and Sunrise entered into an employment agreement as of March 31, 1992, pursuant to which Mr. Kollisch is entitled to receive a severance payment in the event of the termination of his employment by Sunrise equal to eight months of salary plus one additional month of salary for each year he is employed by Sunrise after fiscal 1996, unless such termination is for good cause (as defined in the agreement).

Options Granted in Last Fiscal Year

     The following table sets forth information concerning options granted under the 1993 Stock Option Plan to the Named Officers during the 1996 fiscal year.

                                     Option/SAR Grants in 1966 Fiscal Year (1)

--------------------------------------------------------------------------------------------------------------------
                                 Individual Grants
----------------------------------------------------------------------------------
                                                                                     Potential Realizable Value at
                                                                                         Assumed Annual Rate of
                                                                                        Stock Price Appreciation
                                                                                          for Option Term (2)
                                            Percent of                             ---------------------------------
                                              Total
                                             Options/
                                               SARs
                                            Granted to
                                Options/    Employees     Exercise
                                 SARs          in         or Base
                                Granted      Fiscal        Price       Expiration
            Name                  (#)         Year       Per Share        Date             5%            10%
--------------------------------------------------------------------------------------------------------------------
Richard H. Chandler..........         0       0.0%       $   --        3/14/2006    $        --     $        --

Thomas H. O'Donnell..........    20,000       6.2          14.50       3/14/2006         178,307         455,701

Barrie Payne.................    20,000       6.2          14.50       3/14/2006         178,307         455,701

Richard Kollisch.............     5,000       1.6          14.50       3/14/2006          44,577         113,925

Dennis J. McCarthy...........     5,000       1.6          14.50       3/14/2006          44,577         113,925
                                                                                      ------------------------------
Totals.........................................................................         $445,768      $1,139,252

Increase in Total Stock Market Capitalization of Sunrise (under
 same assumptions)(3)..........................................................     $229 million    $577 million
--------------------------------------------------------------------------------------------------------------------

(1) All grants were in the form of incentive stock options. No SARs have been granted.

(2) Potential realizable value is calculated as the aggregate difference between the market price of the Common Stock and the option exercise price assuming that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and are not an estimate of future stock price growth.

(3) This line is presented for comparative purposes and reflects, for all outstanding shares as of June 28, 1996, the aggregate potential realizable increase in value that would result if Sunrise's stock price were to increase from the market price on June 28, 1996 ($19.25 per share) by the same compound annual rates set forth in the table over a 10-year period ending June 28, 2006. These amounts are not an estimate of future stock price growth.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth information with respect to the Named Officers concerning the exercise of options during fiscal 1996 and unexercised options held as of the end of fiscal 1996.

                 Aggregated Option/SAR Exercises in Fiscal 1996 and June 28, 1996 Option/SAR Values

----------------------------------------------------------------------------------------------------------------
                                                                                      Value of Unexercised
                                                            Number of                     In-the-Money
                                                     Unexercised Options/SARs             Options/SARs
                                                         at June 28, 1996               at June 28, 1996
                             Shares      Value     -------------------------------------------------------------
                          Acquired On   Realized
            Name            Exercise       (1)      Exercisable   Unexercisable    Exercisable    Unexercisable
----------------------------------------------------------------------------------------------------------------
Richard H. Chandler......      0        $  --            50,000          32,500       $126,838         $  6,550

Thomas H. O'Donnell......      0           --            62,250          28,750        406,685           98,275

Barrie Payne.............      0           --            40,085          28,750        302,109           98,275

Richard Kollisch.........      0           --            31,250          13,750        154,825           27,025

Dennis J. McCarthy.......      0           --            51,250          13,750        387,325           27,025
----------------------------------------------------------------------------------------------------------------

(1) Based on the market value of the underlying shares on the exercise date minus the option exercise price per share.

(2) Calculated on the basis of the fair market value of the underlying shares as of June 28, 1996 ($19.25 per share) minus the exercise price.

Long-Term Incentive Plan

     The following table sets forth information with respect to the Named Officers concerning the awards made under Sunrise's Special Bonus Plan during fiscal 1995 and 1996.

                                    Long-Term Incentive Plan

------------------------------------------------------------------------------------------------
                                                               Estimated Future Payouts under
                                                                Non-Stock Price-Based Plans
                                                                from 1995 and 1996 Accruals
                                         Performance or     ------------------------------------
                                       Other Period Until
                                         Maturation or
              Name                    Payout (fiscal year)   Threshold    Target      Maximum
-----------------------------------                         -----------  ---------  ------------
Richard H. Chandler................          1997              $0           --       $      0
                                             1998               0           --              0

Thomas H. O'Donnell................          1997               0           --          3,921
                                             1998               0           --              0

Barrie Payne.......................          1997               0           --         22,300
                                             1998               0           --              0

Richard Kollisch...................          1997               0           --         39,880
                                             1998               0           --              0

Dennis J. McCarthy.................          1997               0           --         18,487
                                             1998               0           --         18,487

(1) Represents accruals for fiscal 1995 and 1996 that would be earned assuming applicable financial performance goals are exceeded. Under the Special Bonus Plan, the designated amounts will be paid in full if the performance goals for the designated fiscal year are exceeded, or forfeited if performance falls short of the goals for that fiscal year. Amounts reflected for fiscal 1998 may increase by additional accruals in fiscal 1997 if certain fiscal 1997 performance targets are exceeded. Amounts previously accrued for corporate office executives during fiscal years 1994 and 1995 were adjusted to zero to reflect the restatement of financial results for these prior years.

                          BUSINESS OF KID-KART, INC.

General

     Kid-Kart is in the business of designing, manufacturing and marketing strollers, push wheelchairs, positioning systems and other adaptive medical equipment for the pediatric rehabilitation market.

     In September 1990, Wayne and Lee Hanson formed Kid-Kart, Inc. to develop, produce and market an active stroller line. During 1991, the Company developed and introduced the Kid-E-Kart to address the needs of children with disabilities. At this time, Kid-Kart began to focus its entire effort on the emerging pediatric rehabilitation market.

     Through interaction with nationally recognized therapists specializing in pediatric rehabilitation and early intervention, Kid-Kart continued to develop and introduce new products and designs every year which more fully addressed the needs of children with disabilities. The Kid-E-Plus was released in 1992, the Kid-EZ in 1993, the Kid-Kart Care Chair and Kid-EZ Indy Spica in 1994, the Kid-T-Rex in 1995 and the Kid-T-Racer in Spring of 1996.

The Market

     A large proportion of physical deformation for children with disabilities can occur between infancy and age four when proportional body growth is rapid. Physical deformation can be strongly limited or eliminated through proper seating and positioning during these critical years. From age five to ten proper seating and positioning remains important for therapeutic purposes. The parents of these children are often looking for a lightweight compact system like a stroller to address their mobility needs instead of a wheelchair. For children of these ages who cannot propel themselves in wheelchairs, a dependent mobility base that performs like a stroller can be a very viable option. Funding sources were reluctant to reimburse for seating and mobility products which could accommodate a year or less of growth in the child. Kid-Kart's systems provide from three to six years growth through easy adjustments. A census taken in 1993 revealed approximately 3 million children in the United States who have disabilities requiring a mobility and positioning system.

     Since 1991 when the pediatric rehabilitation and early intervention market began emerging, this once tiny niche market has grown to be recognized as a significant market segment within the rehabilitation industry. Europe, Canada, Australia, New Zealand and now the Pacific Rim are responding to the trend opening new market opportunities.

The Products

     Kid-Kart develops its products in response to therapists and specialists in the industry who provide a continual stream of desired improvements to better meet the needs of the child with disabilities and the parents. As a result, the products have features such as adjustable seating systems which will grow with the child, tilt-in-space to allow repositioning of the chair while maintaining the desired hip angle, recline to allow for varying the hip angle, butterfly harness which provides restraint but allows significant freedom of movement of the head and extremities, swing-away lateral supports for maintaining good trunk posture, micro-adjustable head supports to allow precise positioning and fitting to the head, and firm seating components for therapeutic purposes.

     Numerous components and accessories have been developed to enable each stroller and wheelchair to be assembled to fit a prescription for each child. The prescription is completed by therapists using Kid-Kart's Order and Measurement Form which allows the therapist to choose or specify the necessary components, accessories, sizes, adjustments, colors and any unlisted custom requirements to properly position or provide for the needs of the child. Minor adjustments are easily made after the customer receives the unit, if needed, through the use of a single tool which is provided with each unit.

     Each of Kid-Kart's primary product lines include units which are designed to be transportable by bus. All Kid-Kart mobility and seating systems which have been designed for bus transportability have passed bus crash testing at the University of Michigan. Bus transport models are modified to include tie downs and required harnesses.

     For ease of use and versatility, each product line is manufactured using high strength, light weight materials. All units fold to a compact size for transport or storage. Bright colors, sunshades and therapeutic trays are available with each unit.

     The Kid-EZ Indy Spica was developed to fill the void for children who spend months in a spica cast. A large platform replaces the normal foot rests on the seating system providing a place to rest for the spread-leg cast.

     For acutely ill children, accessories such as IV poles, battery and ventilator trays and oxygen tank holders are available accessories.

Competition

     In addressing the child with moderate to severe involvement, the primary competitors are Snug Seat in the United States and Otto Bock in Europe. Otto Bock is presently attempting to enter the U.S. market. For children with mild to moderate involvement, the primary competitor is Convaid. Due to the growth seen in the pediatric early intervention market, larger companies such as Invacare and Sunrise Medical will introduce products to this arena. The acquisition of Kid-Kart by Sunrise Medical represents Sunrise Medical's entry into this dependent mobility market.

Marketing

     Kid-Kart currently markets it products throughout the United States through approximately 1,500 dealers and 39 manufacturers' representatives. Manufacturers' representatives provide their services under a written contract and cover exclusive territories. They receive a 10% commission based on monthly sales and are responsible for setting up, training and servicing dealers in their area. Each territory is subject to performance quotas which are set and agreed to each year between the Company and each manufacturers' representative. The contracts can be terminated for nonperformance or for any reason with 90 days' notice. A penalty equal to the last six months of commissions may be payable to the manufacturers' representative for termination under certain circumstances other than for nonperformance.

     Manufacturer's representatives who work with Kid-Kart generally focus a significant portion of their business on rehabilitation. They work closely with physical and occupational therapists, physicians and specialists who prescribe a seating and mobility system for a child. Manufacturer's representatives receive a discount of 40% off the suggested retail price and are responsible for servicing the product and customer. In connection with the Merger, Kid-Kart has notified certain of its manufacturers' representatives that their services will be terminated and notified certain others that their services will be restructured under the terms of existing contracts with Sunrise.

     Kid-Kart also markets its products internationally through eight distributors. Each distributor is responsible for purchasing, transportation, customs, language translation and distribution to dealers in the country(ies) covered by the distributor. All distributors conduct their business subject to a written contract with Kid-Kart. In connection with the Merger, Kid-Kart has notified certain of its distributors that their services will be terminated and notified certain others that their services will be restructured under the terms of existing contracts with Sunrise. International sales represent less than 10% of total sales of Kid-Kart.

     Kid-Kart supports the manufacturers' representatives and dealers through brochures and through advertising in magazines targeted to parents and therapists working with children with disabilities.

Customers

     Kid-Kart does not depend on any significant customers and does not believe that the loss of any one or more of its customers would have a material adverse effect on Kid-Kart.

Government Regulations

     Kid-Kart is registered with the Food and Drug Administration (FDA) as a medical device manufacturer and its products are listed as regulatory Class 1 products.

Manufacturing

     Kid-Kart manufactures and assembles most of the parts, components and accessories internally or through outsourcing. Outside processing is used for some machined parts and plastic parts requiring injection molding processes. Raw materials consist primarily of high strength aluminum tubing, molded plastic parts, foam and plastic sheet stock, fasteners, fabric and miscellaneous hardware. Manufacturing equipment includes cut saws, drill presses, milling machines, table saws, bending machines, rivet guns, fabric cutters, grinders, sanders, basic hand tools and a new CNC router machine. Items such as wheels, fasteners and miscellaneous hardware are purchased in bulk from a number of vendors. Subassemblies and major components are produced using a "Min/Max" level system with quality assurance checks being performed at key points along the manufacturing process. A perpetual inventory and work order system is being completed to accurately track and recognize costs of production. Final assembly is completed one unit at a time at individual buildup stations. At these stations, the necessary manufactured components and accessories are assembled and adjusted to fill prescriptions unique to each child.

Liability Insurance

     Kid-Kart manufactures products which are used to seat and provide mobility to children who have disabilities ranging from moderate to severe. As such, many of these children are high risk with regard to injury or death. While this risk is largely independent of the seating or mobility base, if the injury and/or death occurs while the child is seated in the seating system, the manufacturer would be subject to exposure to potentially significant liability exposure. Kid-Kart maintains product liability insurance providing coverage in a maximum amount of $1,000,000 per claim, subject to a limitation of $3,000,000 for all claims in any single year. Each claim requires payment of a $10,000 deductible. Kid-Kart is currently insured through MedMarc, the recognized leader in providing insurance to the medical device manufacturing industry. To date, no claim has been asserted against Kid-Kart.

Employees

     As of December 6, 1996, Kid-Kart had 34 regular employees. In addition, Kid-Kart has contracted with independent contractors to manufacture sewn items using fabric which is cut and provided to them by the Company. All independent contractors are subject to a written agreement that requires them to submit a certificate of exemption from the State of Montana and informs them of Kid-Kart policies with regard to release of work to independent contractors. Kid-Kart has no union contracts with any of its employees and believes that its relationship with its employees and independent contractors is good.

Description of Properties

     As of December 6, 1996, Kid-Kart owns its manufacturing facilities which consist of approximately 9,100 square feet constructed in the fall of 1994 and an addition of approximately 11,000 square feet which will be completed October, 1996. The six acre tract is located in Belgrade North Business Park which is subject to Business Park zoning requirements administered by the City of Belgrade, Montana. With the completion of the additional space, Kid-Kart believes that its office space, research and development space and manufacturing space is sufficient for its present and reasonably foreseeable needs.

Legal Proceedings

     There are no legal proceedings to which Kid-Kart is currently a party or to which any of its property is subject, and Kid-Kart knows of no legal proceeding pending or threatened against either Kid-Kart or any director or officer of Kid-Kart in his or her capacity as such.

                       MARKET PRICES OF KID-KART SHARES

     Volume of Sales. The Kid-Kart Shares are not listed on any national securities exchange or quoted in the over the counter market, and there is no established public trading market for the Kid-Kart Shares. Secondary sales activity for the Kid-Kart Shares has been limited and sporadic. While the Kid-Kart Board of Directors receives some information regarding the prices at which secondary sale transactions in the Kid-Kart Shares have been effectuated, they do not receive or maintain comprehensive information regarding the activities of all Kid-Kart Shareholders. It should be noted that some transactions may not be reflected on the records of Kid-Kart.

     Because no assurances can be given that the prices reflected in the tables below represent the true value of the Kid-Kart Shares, such information should not be relied upon as indicative of the ability of the Kid-Kart Shareholders to sell their Kid-Kart Shares in secondary sale transactions or as to the prices at which such Kid-Kart Shares may be sold. Therefore, the information presented should not necessarily be relied upon by a Kid-Kart Shareholder in determining whether to vote to approve the Merger.

                                                         Transaction Price         Number of
                                                         -----------------        ----------
Calendar Year                                             Low         High          Shares
                                                         -----        ----          ------
    1994
         Quarter 1..................                    $45.00       $46.00          3,756
         Quarter 2..................                     41.00        43.00           729
         Quarter 3..................                     43.00        43.00          1,527
         Quarter 4..................                      --           --             --
     1995
         Quarter 1..................                     40.00        52.00          1,750
         Quarter 2..................                      --           --             --
         Quarter 3..................                     70.00        70.00           70
         Quarter 4..................                      --           --             --
     1996
         Quarter 1..................                      --           --             --
         Quarter 2..................                     90.00        90.00          1,500
         Quarter 3..................                      --           --             --


     The number of holders of record of Kid-Kart common stock as of September 30, 1996 was 65. Kid-Kart estimates it has approximately 65 beneficial holders of its common stock.

     Kid-Kart has not paid cash dividends to holders of its common stock and has no plans to do so in the foreseeable future.

                      COMPARATIVE RIGHTS OF SHAREHOLDERS

     The rights of Kid-Kart shareholders are governed by the Restated Articles of Incorporation of Kid-Kart, as amended (the "Kid-Kart Articles"), the Bylaws of Kid-Kart (the "Kid-Kart Bylaws") and the laws of the State of Montana. The rights of Sunrise stockholders are governed by the Restated Certificate of Incorporation of Sunrise, as amended (the "Sunrise Certificate"), the Bylaws of Sunrise (the "Sunrise Bylaws") and the laws of the State of Delaware. After the Merger becomes effective, the rights of Kid-Kart shareholders who become Sunrise stockholders will be governed by the Sunrise Certificate, the Sunrise Bylaws and the laws of the State of Delaware. In certain respects, rights of Kid-Kart shareholders and Sunrise stockholders are similar. While it is not practical to describe all changes in the rights of Kid-Kart shareholders that will result from the application of Delaware law in lieu of Montana law and the differences between the Kid-Kart Articles and Bylaws and the Sunrise Certificate and Bylaws, the following is a summary of certain significant differences.

Capital Stock

     The Kid-Kart Articles authorize the issuance of 1,000,000 shares of capital stock, no par value per share, and do not authorize the issuance of preferred stock. Kid-Kart currently has outstanding only one class of capital stock. Accordingly, all Kid-Kart shareholders have equal rights and preferences with respect to dividends and distributions upon liquidation. The Sunrise Certificate authorizes the issuance of 40,000,000 shares of common stock, par value $1.00 per share (the "Sunrise Common Stock"), of which 18,858,649 shares were outstanding at September 23, 1996, and 5,000,000 shares of preferred stock (the "Sunrise Preferred Stock"), none of which is outstanding.

     All or any portion of the authorized but unissued Sunrise Preferred Stock may be issued by the Board of Directors of Sunrise without further action by Sunrise stockholders. The relative rights and preferences of any Sunrise Preferred Stock issued in the future may be established by the Sunrise Board of Directors without stockholder action. Although management has no current plans for the issuance of any shares of Sunrise Preferred Stock, except as disclosed in this Proxy Statement/Prospectus, such shares of Sunrise Preferred Stock, when and if issued, could have dividend, liquidation, voting and other rights superior to those of Sunrise Common Stock.

Rights to Purchase Sunrise Common Stock

     On April 24, 1990, the Board of Directors of Sunrise declared a dividend-distribution of one Right for each outstanding share of Sunrise Common Stock to stockholders of record at the close of business on May 7, 1990. The Board of Directors also authorized the issuance of one Right with respect to each share of Sunrise Common Stock, including the shares covered by this Prospectus, that shall become outstanding between May 7, 1990 and the earliest of the Distribution Date (as defined in the Rights Agreement, as amended, between Sunrise and Chemical Trust Company of California (the "Rights Agreement")), the date on which the rights are redeemed, and May 7, 2000. A complete description and terms of the Rights are set forth in the Rights Agreement, as amended by that First Amendment to the Rights Agreement, each attached as an exhibit hereto.

     Upon the occurrence of certain triggering events and until May 7, 2000 (or the earlier redemption, exchange or termination of the Rights), each Right entitles stockholders to purchase from Sunrise one-half of one share of Sunrise Common Stock at an exercise price of $27.50 per whole share, subject to certain anti-dilution adjustments. The Rights are not exercisable or transferable apart from the Sunrise Common Stock until the earlier of (i) the tenth day after the public announcement that a person, company or group has become an Acquiring Person (a person, company or group who has acquired, or obtained the right to acquire, beneficial ownership of 25% or more of the then outstanding Sunrise Common Stock), or (ii) the tenth day after a person, company or group commences, or announces an intention to commence, a tender or exchange offer, the consummation of which would result in the beneficial ownership by a person, company or group of 25% or more of the then outstanding Sunrise Common Stock. The earlier of (i) and (ii) is called the "Distribution Date." Sunrise's Board of Directors has the power, under certain circumstances, to postpone the Distribution Date. In the event that a person, company or group were to become an Acquiring Person (except pursuant to certain cash offers for all outstanding Sunrise Common Stock approved by the Board of Directors) or if Sunrise were the surviving corporation in a merger with any Acquiring Person and Sunrise's Sunrise Common Stock was not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights would thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Sunrise Common Stock having a market value of two times the exercise price of one Right. In the event that Sunrise were acquired in a merger or other business combination transaction or more than 50% of Sunrise's assets or earning power were sold, or any person merges into Sunrise, Sunrise is the surviving corporation and all or part of the Sunrise Common Stock of Sunrise will be changed into or exchanged for securities of any other person, proper provision would be made so that each holder of a Right shall thereafter have the right to receive, upon exercise thereof, that number of shares of common stock of the acquiring company or the issuer in any such exchange which at the time of such transaction would have a market value of two times the exercise price of one Right.

     The Rights are redeemable at $.005 per Right prior to the close of business on the tenth day following the public announcement that a person, company or group has become an Acquiring Person. The Board of Directors has the power, under certain circumstances, to extend the ten-day redemption period. Until the Rights are exercised, the holders of the Rights, as such, have no rights as a stockholder of Sunrise including, without limitation, the right to vote as a stockholder or receive dividends.

     The exercise price, and the number of shares of Sunrise Common Stock issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, Sunrise Common Stock, (ii) as a result of the grant to holders of Sunrise Common Stock of certain rights or warrants to subscribe for or purchase Sunrise Common Stock at a price, or securities convertible into Sunrise Common Stock with a conversion price, less than the then current market price of Sunrise Common Stock, or (iii) as a result of the distribution to holders of Sunrise Common Stock of evidence of indebtedness, securities or assets or of subscription rights or warrants (other than those referred to above). No adjustment in the exercise price will be required until cumulative adjustments require an adjustment of at least 1% in such exercise price.

     Upon exercise of the Rights, no fractional shares of Sunrise Common Stock are required to be issued, and in lieu thereof an adjustment in cash will be made.

Election of Directors

     All holders of Kid-Kart Common Stock have the right of cumulative voting, that is, the right to vote the number of shares held, multiplied by the number of directors to be elected, and to cast such votes for one director or distribute such votes among as many nominees as desired. Stockholders of Sunrise also have the right of cumulative voting with respect to the election of directors only. Under Delaware law, directors are elected by a plurality of votes.

Required Vote for Authorization of Certain Actions

     The Montana Business Corporation Act (the "MBCA") generally requires the affirmative vote of the holders of two-thirds of the outstanding shares of each class entitled to vote to approve a merger, consolidation, share exchange, or sale, lease, exchange or other disposition of all or substantially all of a corporation's property not made in the regular course of business. In certain circumstances, the holders of outstanding shares of a class of capital stock of a Montana corporation are entitled to vote as a separate voting group, regardless of whether the articles of incorporation provide that such shares of capital stock are entitled to vote. However, no vote of shareholders of a Montana corporation is required to approve a merger if (i) that corporation is the surviving corporation of the merger, (ii) the related plan of merger does not amend the corporation's articles of incorporation in a manner that would require a shareholder vote, (iii) each shareholder of the surviving corporation whose shares are outstanding immediately before the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the merger, and (iv) the number of voting shares or shares entitled to participate without limitation in distributions of the corporation to be issued in the merger, or to be issuable upon conversion of any convertible instruments to be issued in the merger, does not exceed 20% of the voting shares or participating shares, as the case may be, of that corporation outstanding immediately before the merger.

     Under Delaware law, the vote of a simple majority of the outstanding shares of Sunrise Common Stock entitled to vote thereon is required to approve a merger or consolidation, or the sale, lease or exchange of substantially all of

Sunrise's corporate assets. With respect to a merger, no vote of the stockholders of Sunrise is required if Sunrise is the surviving corporation and
(i) the related agreement of merger does not amend the Sunrise Certificate,
(ii) each share of stock of Sunrise outstanding immediately before the merger is an identical outstanding or treasury share of Sunrise after the merger, and
(iii) the number of shares of Sunrise stock to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) does not exceed 20% of the shares of Sunrise Common Stock outstanding immediately before the merger.

Amendment of Corporation Charter

     Under the MBCA, the Board of Directors can establish conditions for the amendment of the Articles of Incorporation (e.g., super-majority vote, no more than a given percentage dissent, etc.). The Board of Directors is required to make a recommendation on the desirability of any amendment (unless a conflict of interest prohibits them from doing so). The MBCA provides that certain significant amendments to articles of incorporation, but not all amendments, must be approved by the shareholders. Pursuant to Section 35-1-227 of the MBCA, the vote of shareholders needed to approve an amendment depends in part on the voting groups entitled to vote separately on the amendment and in part on whether any of those voting groups would be entitled to dissenter's rights if the amendment were adopted. Generally, if dissenter's rights would not arise in connection with the amendment, Section 35-1-528 of the MBCA provides that if a quorum exists, action on a matter other than the election of directors is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the MBCA require a greater number of affirmative votes. If the amendment would give rise to dissenters' rights under the MBCA, the amendment must be approved by the holders of a majority of the outstanding shares of each voting group that will have dissenters' rights if the amendment were adopted, unless the articles of incorporation, the board of directors or the MBCA specifies a greater quorum or voting requirement for a voting group to approve an amendment of any type.

     Delaware law requires the vote of a simple majority of the outstanding shares of Sunrise Common Stock in order to amend the Sunrise Certificate.

Dissenters' Rights

     Under the MBCA, any shareholder of a corporation is entitled to receive payment of the fair market value of such shareholder's share of capital stock if such shareholder properly dissents from (i) any merger, share exchange or consummation of a sale or exchange of all or substantially all of the property of the corporation not made in the regular course of business for which a vote of such shareholder is required, (ii) any corporate action that results in an amendment of the articles of incorporation that materially and adversely affects rights with respect to a dissenter's shares because it alters or abolishes a preferential right of the shares, creates, alters or abolishes a right in respect of redemption, alters or abolishes a preemptive right of the holder of the shares, excludes or limits the right of the shares to be voted on any matter or to cumulate votes, or reduces the number of shares owned by a shareholder to a fraction of a share if the fractional share so created is to be acquired for cash, or (iii) any other corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and to obtain payment for their shares. See the more detailed discussion below under "Dissenters' Rights" of Kid-Kart Shareholders.

     Under Delaware law, a stockholder is generally entitled to receive payment of the appraised value of such stockholder's shares if the stockholder dissents from a merger or consolidation. However, appraisal rights are not available to holders of (i) shares listed on a national securities exchange or held of record by more than 2,000 persons or (ii) shares of the corporation surviving a merger, if the merger did not require the approval of the stockholders of such corporation, unless in either case the holders of such stock are required by the terms of the merger to accept anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation which are also listed on the national securities exchange or held by more than 2,000 holders, or (c) cash in lieu of fractional shares of such stock. Appraisal rights are not available for a sale of assets or an amendment to the Sunrise Certificate. Because shares of Sunrise Common Stock are listed on the NYSE, its stockholders are not, subject to the aforementioned exceptions, entitled to any rights of appraisal in connection with mergers or consolidations involving Sunrise.

Special Meetings

     Under the MBCA, a special meeting of the Kid-Kart shareholders may be called by the Chairman, the President or the Board of Directors, and must be called by the President at the request of holders of not less than 10% of all outstanding shares of the corporation entitled to vote at the meeting. The Kid-Kart Bylaws provide that special meetings of the shareholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of ten percent (10%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the MBCA. Under Delaware law a special meeting of stockholders may be called only by the Chairman of the Board, a Vice Chairman, the President, or a majority of the Board of Directors. The Sunrise Bylaws provide that special meetings of the stockholders may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of Sunrise issued and outstanding, and entitled to vote.

Anti-Takeover Statutes

     Montana does not have an anti-takeover statute. The Delaware anti-takeover statute governs "business combinations" between a publicly held Delaware corporation having certain numbers of stockholders or listed on certain exchanges and an "interested stockholder." This statute is designed primarily to regulate the second step of a two-tiered takeover attempt. Delaware law broadly defines a "business combination" as including a merger, sale of assets, issuance of voting stock, and various other types of transactions with an interested stockholder and other related parties. An "interested stockholder" is defined as any person who beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of a corporation. Delaware law prohibits a corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless (i) the board of directors approved the business combination before the stockholder became an interested stockholder, (ii) upon consummation of the transaction which resulted in a stockholder becoming an interested stockholder, such stockholder owned at least 85% of the voting stock outstanding when the transaction began, excluding in computing such percentage shares held by certain types of stockholders, or (iii) the board of directors approved the business combination after the stockholder became an interested stockholder and the business combination was approved by at least two-thirds of the outstanding voting stock not owned by such stockholder. Dividends and Distributions

     Distributions to shareholders of a Montana corporation, including redemptions, repurchases and dividends, may not be made if any such distribution would render the corporation unable to meet its liabilities in the ordinary course of business or, if as a result of such distribution, the excess of the corporation's assets over its liabilities would be less than the liquidation preference of all shares having a preference on liquidation over the class or series to which the distribution is made.

     A Delaware corporation may make repurchases or redemptions that do not impair capital and may pay dividends out of any surplus account (generally the stockholders' equity of the corporation less the par value of the capital stock outstanding) or, if there exists no surplus, out of net profits of the current and preceding fiscal years (provided that certain provisions must be made for preferences of outstanding stock having a liquidation preference). Dividends may not be paid out of net profits if, after the payments of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

     Sunrise and Kid-Kart are subject to the same Federal Reserve Board policies regarding payment of dividends, which generally limit dividends to operating earnings.

Action Without a Meeting

     Under the MBCA, any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action and is evidenced by written consents. Delaware law permits any action required or permitted to be taken at a stockholders' meeting to be taken by written consent, signed by the holders of a number of shares that would have been required to effect the action at an actual meeting of the stockholders at which all shares entitled to vote were present and voted. Generally, holders of a majority of outstanding shares can effect such an action. Delaware law also provides that a corporation's certificate of incorporation may restrict or prohibit stockholders' action without a meeting. The Sunrise Certificate does not restrict or prohibit stockholders' action without a meeting.

Removal of Directors

     Under the MBCA and the Kid-Kart Articles, the shareholders of a Montana corporation may remove one or more directors with or without cause. In addition, pursuant to Section 35-1-424 of the MBCA any director or the entire Board of Directors may be removed by a vote of the holders of a majority of the shares entitled to vote at an election of directors. A director may not be removed if the votes cast against the removal of such director would be sufficient to elect him or her if cumulatively voted at an election of the entire board of directors. Under Delaware law, any director or the entire Board of Directors of Sunrise may be removed with or without cause, by the holders of a majority of the shares then entitled to vote in an election of directors.

Limitation of Director Liability and Indemnification in Certain Circumstances

     Under the MBCA, a director of a Montana corporation is not liable for any action taken as a director or for any failure to take any action if he or she performed the duties of a director's office (i) in good faith, (ii) with the care an ordinarily prudent person in a similar position would exercise under similar circumstances, and (iii) in a manner the director reasonably believes to be in the best interests of the corporation.

     The Kid-Kart Articles provide that Kid-Kart, acting though its Board of Directors, has the authority to indemnify or advance expenses to any director, officer, employee or agent of Kid-Kart, when the director, officer, employee or agent has incurred expenses or liabilities (including attorneys' fees), which, in the absolute discretion of the Board of Directors, are considered to have been incurred on behalf of Kid-Kart. The Kid-Kart Articles further provide that Kid-Kart may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Kid-Kart, or who is or was serving at the request of Kid-Kart as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not Kid-Kart could indemnify him or her against liability under the provisions of the Kid-Kart Articles. The Kid-Kart Articles specifically state that the indemnification rights expressed therein shall be in addition to any rights for indemnification contained in any applicable law.

     Under the MBCA, Kid-Kart must indemnify its officers and directors made a party to any action, suit or proceeding, whether civil or criminal, from any judgments, penalties and reasonable expenses, including attorneys' fees, if such person was made a party to the action by reason of the fact that he or she was an officer or director of Kid-Kart and he or she conducted himself or herself in good faith and reasonably believed (i) in the case of conduct in his or her official capacity with Kid-Kart, that his or her conduct was in the best interests of Kid-Kart; (ii) in all other non-criminal cases that his or her conduct was at least not opposed to Kid-Kart's best interests; and (iii) in the case of criminal proceedings that he or she had no reasonable cause to believe the conduct was unlawful.

     If the action was by or in the right of Kid-Kart (a "derivative action"), indemnification is only available for any reasonable expenses incurred. No indemnification is available where the officer or director is adjudged liable to Kid-Kart or in which the officer or director has been adjudged liable on the basis that he or she improperly received a personal benefit. The board of directors of Kid-Kart or a court of competent jurisdiction must determine, prior to any indemnification, that the director or officer has met the applicable standard of conduct set forth in the Kid-Kart Articles or Bylaws.

     Expenses incurred in defending any action may be paid by Kid-Kart in advance of the final disposition of such action upon receipt of an undertaking by a director or officer to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified. The indemnification provided by the Kid-Kart Articles incorporates the indemnification provisions in the MBCA and the MBCA provides that the indemnification provisions in a corporation's articles, bylaws, resolutions or contracts are invalid to the extent they are inconsistent with the statute.

     Under Delaware law, absent a provision in the certificate of incorporation to the contrary, directors can be held liable for gross negligence in connection with the decisions made on behalf of the corporation and the performance of their duty of care, but will not be liable for simple negligence. As permitted under Delaware law, the Sunrise Certificate provides that a director (including an officer who is also a director) of Sunrise shall not be liable personally to Sunrise or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability arising out of (i) any breach of a director's duty of loyalty to Sunrise or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of a dividend or approval of a stock repurchase in violation of Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derives personal liability for monetary damages from breaches of their duty of care. However, it does not eliminate the director's duty of care. For example, this provision in the Sunrise Certificate has no effect on the availability of equitable remedies, such as an injunction or rescission, based upon a director's breach of his duty of care.

     Delaware law provides that directors, officers and other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than a derivative action) if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except this indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. In the case of derivative actions, Delaware law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a person otherwise eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) and reasonably incurred is mandated by Delaware law.

     The Sunrise Bylaws provide that Sunrise must indemnify, to the fullest extent authorized by Delaware law, each person who was or is made a party to, is threatened to be made a party to, or is involved in, any action, suit or proceeding because he is or was a director or officer of Sunrise (or was serving at the request of Sunrise as a director, trustee, officer, employee or agent of another entity) while serving in such capacity against all expenses, liabilities or loss incurred by such person in connection therewith, provided that indemnification in connection with a proceeding brought by such person will be permitted only if the proceeding was authorized by the Sunrise Board of Directors. The Sunrise Bylaws also provide that Sunrise must pay expenses incurred in defending the proceedings specified above in advance of their final disposition, provided that if so required by Delaware law, such advance payments for expenses incurred by a director or officer may be made only if he undertakes to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

     The Sunrise Bylaws authorize Sunrise to provide similar indemnification to employees or agents of Sunrise.

     Pursuant to the Sunrise Bylaws, Sunrise may maintain insurance, at its expense, to protect itself and any directors, officers, employees or agents of Sunrise or another entity against any expenses, liability or loss, regardless of whether Sunrise has the power or obligation to indemnify that person against such expense, liability or loss under Delaware law.

     The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, provision of the Sunrise Certificate or Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

Shareholder Derivative Proceedings

     Under Delaware and Montana law, before a shareholder may bring an action by or on behalf of the corporation (a "derivative action"), a shareholder must make a demand on the corporation's Board of Directors to remedy the situation about which the shareholder complains. Under Delaware law, the demand requirement may be excused if the shareholder can show that such demand would be futile because the alleged wrongdoers comprised or controlled a majority of the Board of Directors. Under the MBCA, the futility exception to the demand requirement has been eliminated. Therefore, a shareholder bringing a derivative action on behalf of a Montana corporation will be required in all instances to make a demand on the corporation's Board of Directors.

                   DISSENTERS' RIGHTS OF KID-KART SHAREHOLDERS

     The following is a summary of the rights of Kid-Kart Shareholders who dissent from the Merger. It does not purport to be complete and is qualified in its entirety by reference to Sections 35-1-826 through 35-1-839 of Montana Law (the "Dissenters' Rights Statute," a copy of which is attached as Appendix B to this Proxy Statement/Prospectus). Holders of Sunrise Common Stock will not be entitled to dissenters' rights as a result of the Merger because they are not entitled to vote on the Merger.

     Any shareholder of Kid-Kart may, as an alternative to receiving a consideration specified in the Merger Agreement, dissent from the Merger and obtain payment of the fair value of such shareholder's Kid-Kart Common Stock pursuant to Sections 35-1-826 through 35-1-839 of the MBCA. "Fair Value" with respect to a dissenter's shares means the value of the shares immediately before the Effective Time of the Merger, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. Any Kid-Kart shareholder contemplating exercising the right to demand such payment should carefully review Sections 35-1-826 through 35-1-839 of the MBCA, a copy of which is included as Appendix B to this Proxy Statement-Prospectus, and in particular the required procedural steps. A SHAREHOLDER WHO FAILS TO COMPLY WITH THESE PROCEDURAL REQUIREMENTS MAY LOSE THE RIGHT TO DISSENT.

     Set forth below, to be read in conjunction with the full text of Sections 35-1-826 through 35-1-839 of the MBCA, is a summary of the procedures relating to the exercise of dissenters' rights. The following summary does not purport to be complete and is qualified in its entirety by reference to Appendix B. As used in the following discussion, "Kid-Kart" means Kid-Kart before the Effective Time of the Merger and Sunrise as Kid-Kart's successor after the Effective Time of the Merger.

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if such shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf such shareholder asserts dissenters' rights. In that event, such shareholder's rights shall be determined as if the shares as to which such shareholder dissents and such shareholder's other shares were registered in the name of different shareholders. A beneficial shareholder may assert dissenters' rights as to shares held on such shareholder's behalf only if such shareholder submits to the corporation a written consent by the record holder to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and such shareholder does so with respect to all shares of which the shareholder is the beneficial owner or over which such shareholder has power to direct to the vote.

     Any Kid-Kart shareholder who wishes to dissent must deliver to Kid-Kart, prior to the vote on the Merger Agreement, a written notice of intent to demand payment for such shareholder's shares if the Merger is effectuated. In addition, the shareholder must refrain from voting in favor of the Merger Agreement. A shareholder who fails to deliver the notice on time or who votes in favor of the Merger Agreement will not have any dissenters' rights. If a shareholder returns a signed proxy but does not specify a vote against approval of the Merger Agreement or a direction to abstain, the proxy will be voted for approval of the Merger Agreement, which will have the effect of waiving the shareholder's dissenters' rights.

     If the Merger Agreement is approved by the required vote, Kid-Kart is required to deliver a written dissenters' notice to all shareholders who gave a timely notice of intent to demand payment and who did not vote in favor of the Merger Agreement. The notice must be sent no later than 10 days after the Merger Agreement is approved and must (i) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited,
(ii) inform shareholders of uncertificated shares to what extent transfer of the shares will be restricted after the payment is received, (iii) supply a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the proposed corporate action and that requires the person asserting dissenters' rights to certify whether or not such shareholder acquired beneficial ownership of the shares before that date,
(iv) set a date by which Kid-Kart must receive the payment demand, which may not be fewer than 30 nor more than 60 days after the date the required dissenters' notice is delivered, and (v) be accompanied by a copy of Sections 35-1-826 through 35-1-839 of the MBCA.

     A shareholder who is sent the dissenters' notice described above must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice, and deposit such shareholder's certificates in accordance with the terms of the notice. A shareholder who does not demand payment or deposit certificates where and when required is not entitled to payment for such shareholder's shares. A shareholder who demand payment and deposits his certificates as requested by the dissenters' notice retains all other rights of a shareholder until such rights are canceled by the consummation of the Merger. Kid-Kart may restrict the transfer of uncertificated shares from the date of the demand for payment until the Merger is consummated; however, the holder of uncertificated shares retains all other rights of a shareholder until those rights are canceled by the consummation of the Merger.

     Except as provided in the following paragraph, as soon as the Merger is effectuated or upon receipt of the payment demand, Kid-Kart must pay each dissenter who complied with the foregoing requirements the amount Kid-Kart estimates to be the Fair Value of the dissenters' shares plus accrued interest. The payment must be accompanied by certain financial information concerning Kid-Kart, a statement of Kid-Kart's estimate of the Fair Value of the shares, an explanation of how the interest was calculated, a statement of the dissenter's right to demand payment if the dissenter is dissatisfied with the payment offer (as further described in the next paragraph), and a copy of Sections 35-1-826 through 35-1-839 of the MBCA. If the Merger does not occur within 60 days after the date set in the dissenters' notice for demanding payment and depositing certificates, Kid-Kart must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. Notwithstanding the foregoing, Kid-Kart may elect to withhold payment from any dissenter with respect to shares of which the dissenter or the person on whose behalf the dissenter acts was not the beneficial owner before September 14, 1993, the date of the first announcement to the news media of the terms of the Merger. If Kid-Kart elects to withhold such payments, after the consummation of the Merger, Kid-Kart must estimate the Fair Value of the shares plus accrued interest and pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. Kid-Kart must send with its offer a statement of its estimate of Fair Value of the shares, an explanation of how interest was calculated and a statement of the dissenter's right to demand payment if he is dissatisfied with the offer.

     A dissenter may notify Kid-Kart in writing of the dissenter's own estimate of the Fair Value of the dissenter's shares and the amount of interest due with respect thereto and may demand payment of the dissenter's estimate, less any previous payment, or reject Kid-Kart's offer and demand payment of the Fair Value of the dissenter's shares and the interest due if (i) the dissenter believes that the amount paid or offered is less than the Fair Value of the dissenter's shares or that the interest due is incorrectly calculated,
(ii) Kid-Kart fails to make payment within 60 days after the date set for demanding payment, or (iii) Kid-Kart, having failed to effectuate the Merger, does not return the deposited certificates or release the transfer restrictions on uncertificated shares within 60 days after the date set for demanding payment. A dissenter waives the right to demand payment unless the dissenter notifies the corporation of his demand in writing within 30 days after Kid-Kart made or offered payment for the dissenter's shares.

     Within 60 days after any such subsequent demand is submitted by a shareholder, if such demand remains unsettled, Kid-Kart is required to file in an appropriate court in Montana, a petition to determine the Fair Value of the shares and accrued interest. If Kid-Kart does not commence the proceeding within the 60-day period, it is to pay each dissenter whose demand remains unsettled the amount demanded. Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the Fair Value of the dissenter's shares plus interest exceeds the amount paid by Kid-Kart or for the Fair Value plus accrued interest of his after-acquired shares for which Kid-Kart elected to withhold payment. The cost and expenses of any such court proceedings will be assessed against Kid-Kart except that the court may assess any part of those costs as an expense against all or some dissenters who are parties to the proceeding and whose action in demanding a payment in addition to that offered by Kid-Kart the court finds to be arbitrary, vexatious or not in good faith. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, against Kid-Kart and in favor of any or all dissenters if the court finds that Kid-Kart failed to comply substantially with the statutory requirements or against either Kid-Kart or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against Kid-Kart, it may award to the counsel reasonable fees to be paid out of the amount awarded to the dissenters who were benefited.

     Kid-Kart shareholders considering exercising dissenters' rights should bear in mind that the Fair Value of their Kid-Kart Common Shares determined under Sections 35-1-826 through 35-1-839 could be more than, the same as or less than the value of the consideration they will receive pursuant to the Merger Agreement if they do not exercise dissenters' rights.

     Any Kid-Kart Shareholder contemplating the exercise of dissenters' rights is urged to review the full text of the Dissenters' Rights Statute. The procedures set forth in such Statute must be followed exactly or dissenters' rights may be lost.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material United States federal income tax consequences to Sunrise, Kid-Kart and their respective stockholders of the Merger. The discussion below of the tax consequences of the Merger to the Kid-Kart Holders applies only to Kid-Kart Holders who are United States persons for United States federal income tax purposes or who are otherwise subject to United States federal income tax on their income. In the opinion of Dorsey & Whitney, LLP, counsel to Kid-Kart, the following discussion, insofar as it relates to matters of law and legal conclusions, and based on the assumptions and subject to the qualifications set forth herein and therein, accurately describes the material U.S. federal income tax consequences to Sunrise, Kid-Kart and their respective stockholders of the Merger.

Opinions

     Kid-Kart will has obtained and will rely upon an opinion from Dorsey & Whitney LLP to the effect that, if the Merger is consummated in accordance with the terms of the Merger Agreement, (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of Sunrise and Kid-Kart will be a party to such reorganization within the meaning of Section 368(b) of the Code and (iii) no gain or loss will be recognized for federal income tax purposes by a stockholder of Kid-Kart as a result of the Merger upon the conversion of shares of Kid-Kart Common Stock into shares of Sunrise Common Stock except with respect to cash, if any, received in lieu of fractional shares of Sunrise Common Stock. This opinion is based upon such counsel's review of those documents and materials it considers to be relevant, including this Proxy Statement/Prospectus and the Merger Agreement. In addition, in rendering the opinion, such counsel has relied upon certain assumptions and representations that will be made by Kid-Kart, Sunrise and the Kid-Kart Shareholders, including, but not limited to, the representation that Kid-Kart Shareholders do not have any plan or intention to sell, exchange or otherwise dispose of a number of shares of Sunrise Common Stock received pursuant to the Merger that would reduce the Kid-Kart Shareholders' ownership of Sunrise Common Stock to a number of shares having a value, as of the Effective Time, which is less than 50 percent of the value of all of the formerly outstanding Kid-Kart Shares held by Kid-Kart Shareholders as of the Effective Time.

     If such tax opinion is not in effect at the closing, the Merger will not be consummated unless the condition requiring its receipt is waived and the approval of the Kid-Kart Shareholders is resolicited by means of an updated Proxy Statement/ Prospectus.

     An opinion of counsel is not binding on the Internal Revenue Service ("IRS") or on the courts. Therefore, there can be no assurance that the Merger will constitute a reorganization or that any of the tax consequences of a reorganization that are described herein will be available to the Kid-Kart Shareholders. Because of the complexity of the tax laws and because the tax consequences to any particular Kid-Kart Shareholder may be affected by matters not discussed herein, each Kid-Kart Shareholder is advised to consult his or her own tax advisor concerning the federal income tax consequences of the Merger.

General Tax Consequences

     Assuming qualification of the Merger is a reorganization under Section 368(a) of the Code, for federal income tax purposes, (i) no gain or loss will be recognized by Kid-Kart, Sunrise Sub, Sunrise or Sunrise's Shareholders as a result of the Merger, (ii) no gain or loss will be recognized by a Kid-Kart Shareholder upon the receipt of Sunrise Common Stock in the Merger solely in exchange for shares of Kid-Kart Common Stock (except for cash in lieu of a fractional share), (iii) the aggregate basis of the shares of Sunrise Common Stock to be received by a Kid-Kart

Shareholder in the Merger (including the Escrowed Shares allocable to such Kid-Kart Shareholders) will be the same as the aggregate basis of the shares of Kid-Kart Common Stock exchanged therefor and (vi) the holding period for the shares of Sunrise Common Stock to be received by a Kid-Kart Shareholder in the Merger (including the Escrowed Shares allocable to such Kid-Kart Shareholder) will include the holding period of shares of Kid-Kart Common Stock exchanged therefor, provided that such Sunrise Common Stock was held as a capital asset by such Kid-Kart Shareholder as of the Effective Time.

Cash in Lieu of Fractional Shares

     A Kid-Kart Holder who receives cash in lieu of a fractional share of Sunrise Common Stock in accordance with the Merger Agreement will recognize gain or loss for federal income tax purposes equal to the difference between the cash received in lieu of such fractional share and the basis of such fractional share. Such gain or loss will be capital gain or loss, provided that the Kid-Kart Common Stock was held as a capital asset. Any such capital gain or loss will be long-term capital gain or loss if the Kid-Kart Shareholder's holding period for such Kid-Kart Common Stock exceeds one year as of the Effective Time.

Escrowed Shares

     Escrow Shares held in escrow by Sunrise on behalf of Kid-Kart Holders pursuant to the Merger Agreement will be treated as having been transferred to such Holders as of the Effective Time. If any Escrow Shares allocable to Kid-Kart Holders are distributed to such Kid-Kart Holders, such Kid-Kart Holders will not recognize income, gain or loss for federal income tax purposes upon such distribution.

     The return of any Escrow Shares to Sunrise pursuant to an adjustment of the Merger Consideration based upon the Net Worth Guarantee of Kid-Kart or Uncollected Accounts Receivable will be based upon a valuation of the Escrow Shares at the Nominal Share Price. Such return will consequently not cause a Kid-Kart Holder to recognize gain or loss for federal income tax purposes and the basis of such returned shares will be added to the basis of the remaining shares of Sunrise Common Stock received by such Kid-Kart Holder in connection with the Merger.

     However, the return of any Escrow Shares to Sunrise pursuant to an indemnity claim will be based upon a valuation of the Escrow Shares at fair market value on the date of the claim (the "Adjustment Price") and will consequently result in the recognition of gain or loss by the Kid-Kart Holders at such time. Such gain or loss will be measured by the difference between the fair market value of the returned Escrow Shares and the Kid-Kart Holder's adjusted basis in the returned Escrow Shares. The basis of the Kid-Kart Holder in his or her remaining Sunrise Shares will be increased by the amount of the claims satisfied. Thus, if Escrow Shares are returned to Sunrise as a result of an indemnity claim and the adjusted basis of such shares is less than the Adjustment Price, Kid-Kart Holders will still have to pay federal income tax on the differences between the adjusted basis and the Adjustment Price even though the return of such Escrow Shares to Sunrise will not generate cash for the Kid-Kart Holders.

Filing Requirements

     Kid-Kart Shareholders will be required to file a notice of such exchange with the IRS along with such Kid-Kart Shareholder's federal income tax return for the taxable year in which such exchange occurs. The failure to file such a notice could result in such gain being recognized by the stockholder for federal income tax purposes.

Kid-Kart Stock Options

     Regardless of whether the Merger qualifies as a reorganization, the cancellation of each outstanding Kid-Kart Stock Option, and the receipt by each Kid-Kart Optionholder, in lieu thereof, of Sunrise Common Stock, will result in taxable ordinary compensation income equal to the fair market value of such Sunrise Common Stock. The number of shares of Sunrise Common Stock received by each Kid-Kart Optionholder will be reduced by the FICA and other withholding taxes payable with respect to such Optionholder in an amount determined by Kid-Kart. The basis of each Kid-Kart Optionholder in the shares of Sunrise Common Stock received in lieu of such holder's Kid-Kart Options will be equal to the fair market value of such shares. The holding period of such shares will begin at the time such shares are received.

Dissenting Shareholders

     In the case of a Kid-Kart Shareholder who exercises dissenters' rights with respect to such Shareholder's shares of Kid-Kart Common Stock and who receives payment for such shares in cash, the IRS can be expected to take the position that such Kid-Kart Shareholder received such cash as a distribution in redemption of such shares subject to the provisions and limitations of Section 302 of the Code. Therefore, such a dissenting Kid-Kart Shareholder will generally recognize gain or loss for federal income tax purposes equal to the difference between the cash received and the basis of such shares. Such gain or loss generally would be capital gain or loss, provided such shares were held as a capital asset. Any such capital gain or loss would be long-term capital gain or loss if such stockholder's holding period for such shares exceeds one year as of the Effective Time. In certain circumstances, however, the provisions of
Section 302 or 306 of the Code might cause all or some of the cash received by such a dissenting stockholder to be treated for federal income tax purposes as ordinary dividend income.

     The discussion set forth above does not address the state, local or foreign tax aspects of the Merger. In addition, the discussion does not address tax consequences related to plans, contracts or arrangements with respect to employee compensation. Except as otherwise stated above, the discussion is based on currently existing provisions of the Code, existing provisions of the Code, existing Treasury regulations under the Code, the legislative history of the Code, current rulings and pronouncements of the IRS and court decisions. All of the foregoing are subject to change and any such change could affect the continuing validity of the discussion. The discussion may not be applicable to certain Kid-Kart Holders, including Holders who acquired their shares through the exercise of employee stock options or otherwise as compensation for employment. Each Sunrise Stockholder and Kid-Kart Holder should consult his or her own tax advisor with respect to the specific tax consequences of the Transaction to him or her.

                                  LEGAL MATTERS

     Latham & Watkins, Costa Mesa, California has delivered an opinion to the effect that, upon the consummation of the Merger, the Shares offered pursuant to this Proxy Statement/Prospectus will be validly issued, fully paid and nonassessable. Dorsey & Whitney LLP is acting as counsel for Kid-Kart in connection with certain legal matters relating to the Merger and the transactions contemplated thereby.

                                     EXPERTS

     The consolidated financial statements of Sunrise Medical Inc. as of June 28, 1996 and June 30, 1995, and for each of the years in the three-year period ended June 28, 1996, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Kid-Kart, Inc. as of and for the year ended December 31, 1995, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

Index to Consolidated Financial Statements of Sunrise

                                                                                                            Page
                                                                                                            ----
Report of Management...............................................................................          F-2
Independent Auditors' Report.......................................................................          F-3
Consolidated balance sheets as of June 28, 1996 and June 30, 1995..................................          F-4
Consolidated statements of operations for the years ended June 28, 1996,
     June 30, 1995 and July 1, 1994................................................................          F-5
Consolidated statements of cash flows for the years ended June 28, 1996,
     June 30, 1995 and July 1, 1994................................................................          F-6
Consolidated statements of stockholders' equity for the years ended June 28, 1996,
     June 30, 1995 and July 1, 1994................................................................          F-7
Notes to consolidated financial statements.........................................................          F-8

Condensed consolidated balance sheets as of September 27, 1996 (unaudited) and June 28, 1996.......         F-18
Condensed consolidated statements of operations for the thirteen weeks ended September 27, 1996
     (unaudited) and September 29, 1995 (unaudited)................................................         F-19
Condensed consolidated statements of cash flows for the thirteen weeks ended September 27, 1996
     (unaudited) and September 29, 1995 (unaudited)................................................         F-20
Notes to condensed consolidated financial statements...............................................         F-21

Index to Financial Statements of Kid-Kart

Independent Auditors' Report.......................................................................         F-23
Balance sheets as of December 31, 1994 (unaudited), December 31, 1995 and
     June 30, 1996 (unaudited).....................................................................         F-24
Statements of operations for the years ended December 31, 1993 (unaudited), 1994 (unaudited)
     and 1995 and the nine months ended September 30, 1995 (unaudited) and 1996 (unaudited)........         F-25
Statements of stockholders' equity for the years ended December 31, 1993 (unaudited),
     1994 (unaudited) and 1995 and the nine months ended September 30, 1996 (unaudited)............         F-26
Statements of cash flows for the years ended December 31, 1993 (unaudited), 1994 (unaudited)
     and 1995 and the nine months ended September 30, 1995 (unaudited) and 1996 (unaudited)........         F-27
Notes to financial statements......................................................................         F-28

                             SUNRISE MEDICAL INC.
                             REPORT OF MANAGEMENT

     The management of Sunrise Medical Inc. is responsible for the preparation, integrity and accuracy of the accompanying financial statements and related information. The consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and include amounts based on our best estimates and informed judgments, as required.

     As a result of the internal investigation which led to a restatement of the company's 1994 and 1995 financial statements, the company has: (i) increased the staffing of the internal audit department and added an internal MIS auditing capability; (ii) expanded the scope of involvement of independent auditors in quarterly financial reviews and year-end audits; (iii) increased corporate finance oversight through increased staffing, a new European corporate office, and more frequent and intensive on-site reviews; (iv) increased training and ongoing auditing procedures to enforce strict compliance with corporate finance policies and procedures; and (v) developed a written code of business conduct.

     Although no cost-effective system will preclude all errors and irregularities, we believe Sunrise Medical has in place a system of internal controls which provides reasonable assurance that assets are safeguarded against material loss from unauthorized use or disposition, transactions are recorded in accordance with our policies, and the financial information presented to our stockholders is reliable.

     The Audit Committee of the Board of Directors is comprised solely of outside directors. The Audit Committee meets periodically with the independent auditors, our internal audit department and financial management to ensure that each is carrying out its responsibilities. Both the independent auditors and the internal audit department have free and direct access to the Audit Committee.

     The company's independent auditors are recommended by the Audit Committee and selected by the Board of Directors. The consolidated financial statements have been audited by KPMG Peat Marwick LLP, who have expressed their opinion elsewhere herein with respect to the fairness of the statements. Their audits included a review of the system of internal control and tests of transactions to the extent they considered necessary to render their opinion.

                             SUNRISE MEDICAL INC.
                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Sunrise Medical Inc.:

     We have audited the accompanying consolidated balance sheets of Sunrise Medical Inc. and Subsidiaries as of June 28, 1996 and June 30, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended June 28, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sunrise Medical Inc. and Subsidiaries as of June 28, 1996 and June 30, 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended June 28, 1996 in conformity with generally accepted accounting principles.

                              KPMG Peat Marwick LLP

Los Angeles, California
August 16, 1996

                      SUNRISE MEDICAL INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                                        June 28,          June 30,
                                                                                          1996              1995
                                                                                        --------          ------
 Assets
 ------
 Current assets:
    Cash and cash equivalents.........................................                   $  1,785         $  1,740
    Trade receivables, net of allowance for doubtful accounts of
       $11,523 and $5,904, respectively...............................                    123,924          123,007
    Installment receivables, net......................................                     10,312           13,052
    Inventories.......................................................                     80,937           81,941
    Income tax refunds receivable.....................................                     12,535            6,834
    Deferred income taxes.............................................                     17,802            4,203
    Other current assets..............................................                      5,016            7,662
                                                                                         --------         --------
       Total current assets                                                               252,311          238,439

 Property and equipment, net..................................................             82,246           89,133
 Goodwill and other intangible assets, less accumulated
    amortization of $31,167 and $24,351, respectively.........................            278,857          270,478
 Other assets, net............................................................              7,002            6,693
                                                                                         --------         --------

 Total Assets.................................................................           $620,416         $604,743
                                                                                         ========         ========

 Liabilities and Stockholders' Equity
 Current liabilities:
    Current installments of long-term debt....................................           $  5,748         $  2,328
    Trade accounts payable....................................................             42,861           36,096
    Accrued compensation and other expenses...................................             88,331           72,485
    Income taxes payable......................................................             10,380            7,936
                                                                                         --------          -------
       Total current liabilities                                                          147,320          118,845

    Long-term debt, less current installments.................................            207,446          182,029
    Deferred income taxes.....................................................              5,096            4,376
    Stockholders' equity:
       Preferred stock, $1 par; authorized 5,000 shares; none issued..........                 --               --
       Common stock, $1 par; authorized 40,000 shares; 18,847 and
         18,597 shares, respectively, issued and outstanding..................             18,847           18,597
       Additional paid-in capital.............................................            195,906          189,955
       Retained earnings......................................................             45,409           86,276
       Cumulative foreign currency translation adjustment.....................                392            4,665
                                                                                           ------          -------
         Total stockholders' equity...........................................            260,554          299,493
                                                                                          -------          -------

    Total liabilities and stockholders' equity................................           $620,416         $604,743
                                                                                         ========         ========

                            See accompanying notes to consolidated financial statements

                      SUNRISE MEDICAL INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                                                     Years Ended
                                                                    -----------------------------------------------
                                                                       June 28,        June 30,        July 1,
                                                                         1996            1995            1994
                                                                    -----------------------------------------------
Net sales.....................................................         $667,130        $601,927        $466,942
Cost of sales.................................................          446,505         396,276         299,995
                                                                       --------        --------        --------

Gross profit..................................................          220,625         205,651         166,947
                                                                       --------        --------        --------

Marketing, selling and administrative expenses................          159,109         134,511         102,776
Research and development expenses.............................           15,544          13,937          11,029
Corporate expenses............................................            9,998           7,360           5,444
Amortization of goodwill and other tangibles..................            8,686           6,823           5,435
Unusual items.................................................           65,152           --              --
                                                                       --------        --------         -------

Corporate operating income (loss).............................          (37,864)         43,020          42,263
                                                                       --------        --------        --------

Other (expense) income:
   Interest expense...........................................          (16,687)        (10,358)         (6,078)
   Interest income............................................            2,878           1,617              56
   Other income and expense, net..............................             (787)           (416)            (73)
                                                                       --------        --------        --------
                                                                        (14,596)         (9,157)         (6,095)
                                                                       --------        --------        --------

Income (loss) before income taxes.............................          (52,460)         33,863          36,168
Income tax expense (benefit)..................................          (11,593)         14,392          14,359
                                                                       --------        --------        --------

Net income (loss).............................................         $(40,867)       $ 19,471        $ 21,809
                                                                       ========        ========        ========

Net income (loss) per share...................................         $  (2.17)       $   1.03        $   1.19
                                                                       ========        ========        ========

Weighted average number of shares outstanding.................           18,810          18,819          18,317
                                                                       ========        =========       ========



                            See accompanying notes to consolidated financial statements

                      SUNRISE MEDICAL INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                 Years Ended
                                                             ---------------------------------------------------
                                                                 June 28,          June 30,          July 1,
                                                                   1996              1995              1994
                                                                ----------        ----------        ---------
 Cash flows from operating activities:
    Net (loss) income....................................       $ (40,867)         $  19,471        $  21,809
    Depreciation and amortization........................          19,090             16,854           12,198
    Amortization of goodwill and other intangibles.......           8,686              6,823            5,435
    Deferred income taxes................................         (13,140)             2,866           (2,546)
    Unusual items--non-cash charges......................          28,978                 --               --
    Changes in assets and liabilities, net of effect
     of acquisitions:
       Receivables, net..................................           7,548            (12,021)         (26,741)
       Inventories.......................................           2,983            (10,616)         (12,680)
       Prepaid expenses and other assets.................           2,703             (4,951)          (4,053)
       Income taxes......................................          (3,257)            (1,585)           1,356
       Accounts payable and other liabilities............           8,793              1,950            8,503
                                                                ---------          ---------        ---------

 Net cash provided by operating activities                         21,517             18,791            3,281
                                                                ---------          ---------        ---------

 Cash flows from investing activities:
    Purchase of property and equipment...................         (19,041)           (23,144)         (23,373)
    Proceeds from sale of business.......................           6,004                --               --
    Net cash invested in acquisition of businesses.......         (23,072)           (52,254)        (104,312)
                                                                ---------          ---------        ---------

 Net cash used in or by investing activities.............         (36,109)           (75,398)        (127,685)
                                                                ---------          ---------        ---------

 Cash flows from financing activities:
    Borrowings of long-term debt.........................         191,759            208,335          164,344
    Repayments of long-term debt.........................        (177,335)          (156,220)         (79,053)
    Proceeds from issuance of common stock...............             273              3,604            1,609
                                                                ---------          ---------        ---------

 Net cash provided by financing activities...............          14,697             55,719           86,900
                                                                ---------          ---------        ---------

 Effect of exchange rate changes on cash.................             (60)                47               47
                                                                ---------          ---------        ---------

 Net increase (decrease) in cash and cash equivalents....              45               (841)         (37,457)
 Cash and cash equivalents at beginning of years.........           1,740              2,581           40,038
                                                                ---------          ---------        ---------

 Cash and cash equivalents at end of year................       $   1,785          $   1,740        $   2,581
                                                                =========          =========        =========

          See accompanying notes to consolidated financial statements

                      SUNRISE MEDICAL INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (in thousands)

                                             Common Stock
                                             ------------
                                                                                                    Foreign         Total
                                                                     Additional                    Currency         Stock-
                                          Number                      paid-in       Retained      translation      holders
                                         of shares       Amount       capital       earnings      adjustment        equity
                                        ----------       ------       -------       --------      ----------        ------
Balance at July 2, 1993                    16,174     $   16,174    $  136,931    $   44,996    $     (3,378)    $  194,723
                                       ----------      ---------     ---------     ---------     -----------        -------

    Exercise of stock options                 154            154           697            --              --            851
   Tax benefit from exercise
     of stock options                          --             --           758            --              --            758
   Issuance of stock for
     acquisitions                           1,668          1,668        37,579            --              --         39,247
   Net income                                  --             --            --         21,809             --         21,809
   Foreign currency translation
     adjustment                                --             --            --            --           2,151          2,151
                                       ----------     ----------    ----------    ----------    ------------     ----------

 Balance at July 1, 1994                   17,996         17,996       175,965        66,805          (1,227)       259,539
                                       ----------     ----------    ----------    ----------    ------------     ----------

   Exercise of stock options                  269            269         2,255            --              --          2,524
   Tax benefit from exercise
     of stock options                          --             --         1,316            --              --          1,316
   Issuance of stock for acquisition          340            340        10,647            --              --         10,987
   Retirement of stock                         (8)            (8)         (228)           --              --           (236)
   Net income                                  --             --            --        19,471              --         19,471
   Foreign currency translation
     adjustment                                --             --            --           --            5,892          5,892
                                        ---------      ---------     ---------     ---------     -----------      ---------

 Balance at June 30, 1996                  18,597         18,597       189,955        86,276           4,665        299,493
                                       ----------     ----------    ----------    ----------    ------------     ----------

   Exercise of stock options                   27             27           200            --              --            227
   Tax benefit from exercise
     of stock options                          --             --            46            --              --             46
   Issuance of stock for
     acquisition                              223            223         5,705            --              --          5,928
   Net loss                                    --             --            --       (40,867)             --        (40,867)
                                        ---------      ---------     ---------     ---------     -----------      ---------
   Foreign currency translation
     adjustment                                --             --            --            --          (4,273)        (4,273)
                                        ---------      ---------     ---------     ---------     -----------      ---------

 Balance at June 28, 1996              $   18,847     $   18,847    $  195,906    $   45,409    $        392     $  260,554
                                        =========      =========     =========     =========     ===========      =========

           See accompanying notes to consolidated financial statements


                      SUNRISE MEDICAL INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company Sunrise Medical Inc. (the "company") designs, manufactures and markets medical products used in institutional and homecare settings that address the recovery, rehabilitation, and respiratory needs of the patient. Products include custom, manual and electric wheelchairs, wheelchair seating systems, ambulatory and bath safety aids, home respiratory devices, patient-room beds and furnishings, and therapeutic mattresses and support surfaces for healthcare and consumer markets. The company's products are designed to meet the special needs of four groups of people: the elderly, the disabled, the recovering patient, and the respiratory sufferer.

Basis of Presentation The consolidated financial statements include domestic and foreign subsidiaries. All material intercompany profits, balances and transactions have been eliminated.

Preparation of financial statements in conformity with generally accepted accounting principles requires management estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from management's estimates.

Fiscal Year End The company's fiscal year ends on the Friday closest to June 30, resulting in years of either 52 or 53 weeks. The years ended June 28, 1996, June 30, 1995 and July 1, 1994 each contained 52 weeks.

Inventories Certain inventories are stated at the lower of last-in, first-out
(LIFO) cost or market value. All other inventories are stated at the lower of first-in, first-out (FIFO) cost or market value.

Property and Equipment Property and equipment are stated at cost and depreciated over estimated useful lives by the straight-line or declining balance methods. Assets recorded under capital leases and leasehold improvements are amortized over the shorter of their useful lives or the related lease terms by the straight-line method. The estimated useful lives are five to 42 years for buildings and improvements and two to 15 years for machinery and equipment.

Goodwill The excess of purchase price over the fair value of net assets of acquired subsidiaries (goodwill) is amortized on a straight-line basis over periods of 20 to 40 years, depending on the nature and type of business acquired. Impairment of this intangible asset is determined through comparisons to undiscounted future operating cash flows of the acquired businesses. The impairment is measured on estimated fair value determined by projected discounted future operating cash flows using a discount rate that reflects the company's average cost of funds. The assessment of goodwill impairment could be affected if estimated future operating cash flows are not achieved.

Long-Lived Assets In 1995 the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), which requires impairment costs to be recorded on long-lived assets used in operations, such as property and equipment and intangible assets, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. The company will adopt SFAS 121 in the first quarter of fiscal 1997. Based on current circumstances, management does not believe the effect of such adoption will be material.

Revenue Recognition The company recognizes revenue from product sales at the time of shipment and provides an allowance for estimated returns and adjustments.

Warranty Costs Certain of the company's products are covered by warranties against defects in material and workmanship for periods of up to five years. Components of certain products carry a lifetime warranty. The estimated warranty cost is recorded at the time of sale and is adjusted periodically to reflect actual experience.

Research and Development Costs Research and development costs relate to both present and future products and are expensed in the year incurred.

Stock-Based Compensation The company accounts for stock options in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." In accordance with SFAS 123, "Accounting for Stock-Based Compensation," the company intends to continue to apply APB 25 for purposes of determining net income and to adopt the pro forma disclosure requirements of SFAS 123 in fiscal 1997.

Foreign Currency Translation Substantially all assets and liabilities of the company's foreign subsidiaries are translated at year-end exchange rates, while revenue and expenses are translated at exchange rates prevailing during the year. Adjustments for foreign currency translation fluctuations are excluded from net income and are deferred as a separate element of consolidated stockholders' equity.

Net Income (Loss) per Share Net income (loss) per share is computed using the weighted average number of shares of outstanding common stock and dilutive common stock equivalents from the assumed exercise of stock options. Fully diluted earnings per share are not materially different from primary amounts.

Cash Flow Information Cash payments for interest in 1996, 1995 and 1994 were $16,060, $9,547 and $6,125, respectively. Cash payments of $8,842, $13,912 and
$13,057 were made for income taxes in 1996, 1995 and 1994, respectively. During 1996 the company received income tax refunds of $6,834 related to amended U.S. federal and state income tax returns for 1995.

Other Certain 1995 and 1994 amounts have been reclassified to conform to classifications used in 1996.

2.   FINANCIAL INSTRUMENTS

Cash and Cash Equivalents Cash and cash equivalents include all cash balances and highly liquid investments with original maturities of three months or less. The carrying amount of cash and cash equivalents approximates their fair value.

Installment Receivables Installment receivables consist of the following:

                                                              June 28,               June 30,
                                                                1996                   1995
                                                               ------                 ------
    Current portion.................................          $ 14,293                $ 16,052

    Less:
        Unearned interest...........................            (2,225)                 (2,046)
        Allowance for doubtful accounts.............            (1,756)                   (954)
                                                               -------                 -------
        Net current portion.........................            10,312                  13,052

    Due after one year (included in
        other assets................................             5,761                   5,497
                                                               -------                 -------
    Total installment receivables, net..............          $ 16,073                $ 18,549
                                                              ========                ========

The carrying amount of installment receivables approximates their fair value. The majority of these receivables are due in less than one year, and the related interest rates have not varied significantly over the past two years.

Long-Term Debt Based on borrowing rates currently available to the company for bank loans with similar terms and average maturities, the carrying amount of long-term debt at June 28, 1996 and June 30, 1995 approximated its fair value.

Foreign Currency Forward Exchange Contracts The company transacts business in various foreign currencies, primarily European currencies. Foreign currency forward exchange contracts are used to hedge exposure on certain assets and transactions that are denominated in foreign currencies. The maturities on most of these foreign currency instruments are less than one year. Deferred gains or losses attributable to foreign currency instruments are not material.

The fair market value of interest rate swap agreements (Note 7) is the amount the company would be required to pay to terminate them, which is estimated to be $1,211 at June 28, 1996 ($119 at June 30, 1995). Net receipts or payments under all swap agreements are included in interest expense. The company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreements. However, the company considers the risk of nonperformance by the other party to be minimal because the party to each swap agreement is a member of the company's bank group.

3.   BALANCE SHEET ITEMS

Inventories consist of the following:

                                      June 28,                  June 30,
                                        1996                      1995
                                     ----------                ---------
Raw material                           $33,980                   $35,126
Work-in-progress                         9,629                     8,490
Finished goods                          37,328                    38,325
                                       -------                   -------

Total inventories                      $80,937                   $81,941
                                       =======                   =======


If all inventories had been valued at FIFO cost, inventories would have been approximately $82,829 and $84,195 for 1996 and 1995, respectively.

The components of property and equipment are as follows:

                                                    June 28,          June 30,
                                                      1996              1995
                                                   ----------        ---------
Land                                                $  5,434          $  4,137
Buildings, machinery and equipment............       140,191           140,152
Leasehold improvements........................        11,772            11,194
                                                    --------          --------
                                                     157,397           155,483
Less accumulated depreciation and
     amortization.............................       (75,151)          (66,350)
                                                    --------          --------
Property and equipment, net...................      $ 82,246          $ 89,133
                                                    ========          ========

4.   ACQUISITIONS

On July 19, 1995 the company acquired Coopers Healthcare Plc, a United Kingdom-based manufacturer of patient ids, for 222,266 shares of common stock (valued at $5.9 million) and cash of $2.5 million. On October 6, 1995 the company acquired Parker Bath Group, a U.K. manufacturer and distributor of bathing systems and patient lifters, for cash and notes amounting to $30.0 million. Pro forma results of operations, assuming the purchase transactions had been made at the beginning of fiscal 1995, would not be materially different from the results reported.

In April 1995 the company acquired the outstanding stock of S.E.P.A.C., Corona S.A., Tecktona Bois S.A. and Tecktona Sante S.A., a group of related French corporations (collectively, "Corona") for approximately $42.9 million. The total purchase price of 206 million French francs included 174,918 shares of Sunrise common stock valued at 31 million French francs with the remainder in cash, which was funded from the company's bank credit facility. Corona manufactures and markets hydraulic and electric beds and other furniture for the homecare, nursing home and hospital markets in France.

In September 1994 the company purchased selected assets and liabilities of Jay Medical, Ltd. ("Jay") for approximately $31 million. The total purchase price included cash of $19 million also financed through the multi-currency credit facility, a subordinated note of $7.5 million and 165,789 shares of Sunrise Medical Inc. common stock valued at $4.5 million when issued in December 1994. Jay manufactures specialized wheelchair seating and positioning products which it markets throughout the world.

During fiscal 1995 the company also acquired a U.S. manufacturer of adaptive seating accessories for wheelchairs and two wheelchair distributors, one in Italy and one in Switzerland. These companies were acquired for approximately $3.7 million, consisting of $2.4 million in cash and $1.3 million in subordinated notes.

In July 1993 the company purchased all of the outstanding stock of Homecare Holdings, Inc., the parent company of DeVilbiss Health Care, Inc. ("DeVilbiss"), for approximately $132 million. The purchase price included 1,503,900 shares of common stock valued at approximately $34 million. DeVilbiss manufactures and distributes respiratory products. The company completed two other acquisitions in fiscal 1994, a wheelchair distributor in Sweden and a domestic manufacturer of liquid oxygen products and proprietary demand oxygen delivery devices. These businesses were acquired for $9.2 million, consisting of $6.0 million in cash, 97,165 shares of the company's common stock valued at $2.9 million and subordinated notes of $0.3 million.

All of these acquisitions were accounted for by the purchase method of accounting. Accordingly, the excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $36 million in 1996, $69 million in 1995 and $121 million in 1994 was recognized as goodwill and is being amortized primarily over 40 years. The operating results of all acquisitions are included in the consolidated results of operations from the respective dates of acquisition.

5.   UNUSUAL ITEMS

On January 4, 1996 the company announced the results of an internal investigation of its financial controls and financial statements for previously reported periods. The company reported that it had determined that net sales, operating income and assets at its Bio Clinic division had been overstated and liabilities had been understated as a result of actions by a small number of personnel in the division's finance and management information systems departments. In order to conceal the division's declining profitability, they falsified accounting entries and computer reports, thereby circumventing the company's internal accounting controls and avoiding detection. As a result, the company restated its financial statements for the years ended June 30, 1995 and July 1, 1994.

In December 1995 the company completed an intensive review of its operations and businesses and initiated Operation Rebound, a corporate-wide profit improvement plan. This plan involved four major elements: the consolidation of the company's U.S. salesforces from twelve to six; the integration of a number of the company's smaller divisions operating within the same country or market; establishment of profit improvement programs at all divisions; and the sale of Bio Clinic's air therapy rental business following a decision by the Board of Directors in December 1995 to exit that business because of declining margins and high administrative costs. Approximately 250 positions were eliminated (including 83 positions in the air therapy rental business transferred as of January 31, 1996 to the buyer of that business), or 6% of the company total. The air therapy rental business had net sales of $7.6 million in 1996 through the date of sale; its net sales in 1995 and 1994 were $13.1 million and $12.8 million, respectively.

In June 1996 the company reached a settlement, subject to court approval, of stockholder litigation related to the financial reporting matters described above. The company also decided to merge the remaining Bio Clinic business into the Joerns division (thereby eliminating an estimated 60 positions), following a decision by the Board of Directors in December 1995 to exit that business because of declining margins and high administrative costs and commenced a company-wide reorganization of its operations with the goal of reducing the company's general and administrative cost structure. Also in June 1996, following a strategic review of its businesses, the company decided to sell its Comfort Clinic division in order to concentrate on its core healthcare products business, necessitating a writedown of its investment to estimated net realizable value which was recorded in the fourth quarter of 1996.

As a result of these actions, the company recorded pretax charges from unusual items of $65.2 million in 1996, of which $34.8 million was recorded in the second quarter and $30.4 million in the fourth quarter. These charges included:
$18.6 million for costs of the internal investigation, restatement, and reissuance of historical financial statements and the settlement of litigation (Note 11), including attorneys' fees; $27.6 million related to Bio Clinic and Comfort Clinic, consisting of loss on the sale of businesses of $5.8 million, goodwill writedowns of $13.8 million and other asset adjustments of $8.0 million to reflect revised estimates of net asset realizations; and $19.0 million related to the company's reorganization and cost reduction program, including severance costs ($3.2 million), facility closing costs ($5.4 million), and product line discontinuance and other expenses ($10.4 million). Of the total charges of $65.2 million, approximately $36.2 million required cash payments (of which $18.8 million had been paid by June 28, 1996, and the balance is expected to be paid over the next twelve to eighteen months) and $29.0 million represented non-cash charges.

6.   LEASES

The company leases office and operating facilities, machinery and equipment and automobiles under operating leases which expire over the next 20 years. Rental expense for operating leases amounted to $9,698, $8,332 and $7,566 for 1996, 1995 and 1994, respectively.

Minimum lease payments under operating leases expiring subsequent to June 28, 1996 are:


            Year Ended                        Amount
            ----------                        ------
               1997                          $ 11,034
               1998                             8,348
               1999                             6,266
               2000                             5,018
               2001                             3,633
            Thereafter                         18,101
                                             --------
Total minimum lease payments                 $ 52,400
                                             ========

7.   LONG-TERM DEBT

Long-term debt consists of the following:

                                                                       June 28,             June 30,
                                                                         1996                 1995
                                                                      ----------           -------
Borrowings under multi-currency credit agreement                        $188,205             $164,572

Unsecured subordinated notes maturing from 1996 to
2003, payable installments with interest rates from
7% to 9.26%                                                               18,422               11,829

Mortgages payable in monthly installments with interest
at various rates from 6.65% to 9.1%, maturing from
1996 through 2004, secured by property                                     3,922                4,860

Obligations under capital leases with lease periods
expiring at various dates through 2005; interest at
various rates from 6.25% to 14.8%                                          2,645                3,096
                                                                         -------              -------
Total long-term debt                                                     213,194              184,357

Less current installments                                                 (5,748)              (2,328)
                                                                         -------             --------
Long-term debt, less current installments                               $207,446             $182,029
                                                                        ========             ========

As of June 28, 1996, aggregate debt maturities were as follows: 1997--$5,748; 1998--$5,241; 1999--$3,285; 2000--$4,847; 2001--$190,293; and thereafter--
$3,780.

The company entered into an amended and restated bank credit facility as of September 29, 1995, which provided for an increase in the revolving credit commitment to $275 million and an extension of the maturity date to January 2001. The bank credit facility was further amended in May 1996, with the company obtaining a reduction of $25 million in the total commitment. The amended credit facility provides for maximum borrowings of $250 million, decreasing to $235 million in January 1999 and to $215 million in January 2000. Interest is at the prime rate. However, the company has the option of using interbank offered rates as a basis for interest and can fix the interest rate on the outstanding portion for up to six months. A commitment fee of .15% to .30% per year, depending upon the company's leverage ratio, is payable on the unused portion of the line. The credit facility requires the company to comply with certain covenants such as maintenance of leverage ratio, tangible net worth, and interest coverage, and places certain restrictions on acquisitions. At June 28, 1996, the amount of funds available from the credit facility was approximately $62 million.

The company has entered into five interest rate swap agreements with U.S. money center banks in order to minimize the impact of interest rate fluctuations on the company's interest expense. Each swap agreement is denominated in the currency of the related borrowings. Under the terms of each agreement the company receives compensation when the three-month interbank offered rate of the respective currency exceeds the swap rate and pays compensation when it falls below the swap rate. At June 28, 1996 the three-month interbank offered rates were as follows: French francs--3.86%; U.S. dollars--5.59%; and German marks-- 3.31%.

The following table summarizes the company's interest rate swap agreements:


---------------------------------------------------------------------------------------------------------------------
                                               U.S.
     Notional                                 Dollar              Swap
      Amount             Currency             Amount              Rate       Effective Period
    ----------           --------            --------            ------      ----------------
      150,000        French francs            $29,115              7.14%     April 1995-- April 1997
      100,000        French francs            $19,410              7.59%     April 1997-- April 2000
       30,000        U.S. dollars             $30,000              5.29%     September 1995-- September 1997


       30,000        U.S. dollars             $30,000              5.63%     September 1995-- September 2000
       25,000        German marks             $16,405              8.05%     February 1992-- February 1997
---------------------------------------------------------------------------------------------------------------------

The U.S. dollar equivalent is based on exchange rates in effect at June 28, 1996.

8.   BUSINESS AND CREDIT CONCENTRATIONS

The company manufactures and distributes durable medical equipment and supplies primarily to the home health care and extended care markets. A significant portion of the company's receivables are due from home health care and medical equipment dealers located throughout the United States, Canada and Europe. Many of these product sales to dealers are ultimately funded through government reimbursement programs such as Medicare and Medicaid. Any changes in these programs could affect dealer liquidity and profitability. This, in turn, could put downward pressure on prices charged for the company's products sold through this channel of distribution.

The company estimates an allowance for doubtful accounts based on the creditworthiness of its customers as well as general economic conditions.

9.   INCOME TAXES

The provision (benefit) for income taxes consists of the following:


                                                                                  Years Ended
                                                            ---------------------------------------------------------
                                                                June 28,           June 30,            July 1,
                                                                  1996               1995                1994
                                                                --------           --------            ------
Current:
     Federal                                                    $( 5,962)          $  4,635           $  7,008
     State                                                            23                587                811
     Foreign                                                       7,486              4,681              2,621
                                                                 -------            -------            -------
                                                                   1,547              9,903             10,440
                                                                 -------            -------            -------
Deferred:
     Federal                                                     (12,060)             3,327              2,708
     State                                                          (238)               936                957
     Foreign                                                        (842)               226                254
                                                                 --------           -------            -------
                                                                 (13,140)             4,489              3,919
                                                                ---------           -------            -------
     Total                                                     $ (11,593)          $ 14,392           $ 14,359
                                                               ==========          ========           ========

Foreign income taxes are based upon $16,126, $13,489 and $8,027 of foreign earnings before income taxes during 1996, 1995 and 1994, respectively. No deferred federal income taxes have been provided for cumulative foreign earnings of $56,598 as the company has no plans or intentions to repatriate foreign earnings or liquidate the related foreign assets.

A reconciliation between the federal statutory tax rate and the effective income tax rate follows:

                                                                                  Years Ended
                                                            ---------------------------------------------------------
                                                                June 28,           June 30,            July 1,
                                                                  1996               1995                1994
                                                                --------           --------            ------
Statutory Federal income tax rate                                 (35.0)%             35.0%              35.0%
Amortization of goodwill                                           10.8                4.2                3.7
State income taxes, net of federal taxes                           --                  2.9                3.1
Tax credits                                                        (0.5)              (0.9)              (1.1)
Foreign income tax rates                                            1.9                0.5                0.2
Excludable foreign sales corporation income                        (0.3)              (0.4)              (0.3)
Other, net                                                          1.0                1.2               (0.9)
                                                                  -----              -----              ------

     Effective income tax rate                                    (22.1)%             42.5%              39.7%
                                                                  =======             =====              =====

Significant components of deferred income tax assets and liabilities are shown below.

                                                                June 28,           June 30,            July 1,
                                                                  1996               1995               1994
                                                                --------           --------            ------
Deferred income tax assets:
     Allowance for doubtful accounts                            $  4,663            $ 1,207           $    956
     Inventory reserves                                            4,407              1,454              1,175
     Vacation accruals                                             1,010                753                749
     Other accrued expenses and
         valuation reserves                                        7,722                673              2,067
     State and local taxes                                           --                 116                486
                                                                  ------            -------            -------
Deferred income tax liabilities:                                  17,802              4,203              5,433
                                                                  ------            -------            -------
     Accumulated depreciation and amortization                     5,096              4,376              2,725
                                                                 -------            -------            -------
Net deferred income taxes                                       $ 12,706            $  (173)          $  2,708
                                                                ========            ========          ========

Management believes that realization of the tax benefit of deferred tax assets is more likely than not; therefore, no valuation allowance has been provided.

10.  STOCKHOLDERS' EQUITY

Common Stock Purchase Rights In April 1990 the company's Board of Directors declared a dividend of one common share purchase right ("Right") for each outstanding share of common stock. An exercisable Right will, under certain conditions, entitle its holder to purchase from the company one-half of one share of common stock at the exercise price of $27.50 per whole share, subject to adjustment, until May 7, 2000. The Rights will become exercisable ten days after a person (an "Acquiring Person") acquires 25% or more of the common stock, or ten days after a person announces a tender offer which would result in such person acquiring 25% or more of the common stock. The Rights may be redeemed by the Board of Directors for $.005 per Right at any time until ten days following the public announcement that a person has become an Acquiring Person. Under certain circumstances after a person becomes an Acquiring Person, or after a merger or other business combination involving the company, an exercisable Right will entitle its holder (other than the Acquiring Person) to purchase shares of common stock (or shares of an acquiring company) having a market value of two times the exercise price of one Right.

Profit Sharing/Savings Plan The company has a 401(k) profit sharing/savings plan covering most of its U.S. employees ("Associates"). Under the profit sharing portion of the plan, the company will contribute to Associates' accounts a percentage of their salary for the fiscal year. The percentage amount is based upon attainment of certain earnings targets by the company as a whole in the case of corporate office Associates, or by the subsidiary of the company for which the Associate works. The plan is discretionary as the amounts are determined based on earnings targets set by the Board of Directors. During 1996, 1995 and 1994, $2,518, $2,373 and $2,469, respectively, were accrued for this plan. Under the savings feature of the plan, individual Associates may make contributions to the plan, which are matched by the company in an amount determined by the Board of Directors. During 1996, 1995 and 1994, $790, $709 and $611, respectively, of Associate contributions were matched by the company.

Stock Option Plans The 1983 Stock Option Plan as amended ("the 83 Plan") provided for the grant of up to 1,800,000 shares of common stock to officers, key Associates and outside directors in the form of incentive stock options or non-qualified stock options. The 83 Plan expired in August 1995.

In August 1993 the company adopted the 1993 Stock Option Plan ("the 93 Plan") providing for the grant of up to 4,000,000 shares of common stock to officers, outside directors and key Associates in the form of incentive stock options or non-qualified stock options. At the time of adoption, 300,000 unissued shares of common stock were reserved for future grants under the 93 Plan. The number of unissued shares of common stock reserved for future grants under the 93 Plan increases annually by a number equal to 1.5% of the number of shares of common stock issued and outstanding as of the last day of each fiscal year. The 93 Plan expires in August 2003.

Under both plans, the option price (exercise price) is equal to the closing market price on the day prior to the grant date. Options become exercisable in four equal annual amounts, commencing one year subsequent to the grant date. Option exercisability is cumulative. Unexercised options expire up to ten years and one day after the date of grant.

Shares subject to option under both plans are summarized as follows:


                                                                                  Years Ended
                                                            ---------------------------------------------------------
                                                                June 28,           June 30,            July 1,
                                                                  1996               1995                1994
                                                                --------           --------            ------
Outstanding at beginning of year                               1,259,175          1,312,175          1,144,889
Granted                                                          327,400            295,425            345,300
Exercised                                                       ( 27,200)         ( 268,750)         ( 153,912)
Canceled                                                        (194,025)          ( 79,675)          ( 24,102)
                                                                --------           --------           --------
Outstanding at end of year                                     1,365,350          1,259,175          1,312,175
                                                               =========          =========          =========
Exercisable at end of year                                       688,337            536,776            507,600
                                                               =========          =========          =========
Price range per share of options
     exercisable at end of year                              $4.57 - $35.88     $4.57 - $30.00      $2.32 - $24.00
                                                             ==============     ==============      ==============

As of June 28, 1996 there were 376,492 unissued shares of common stock reserved for future grants under the 93 Plan.

11.  LITIGATION

The company announced in October 1995 that it had commenced an internal investigation of its financial controls and financial statements for previously reported periods (see Note 5). Following this announcement, the company and certain of its current and former officers, directors and employees were named as defendants in a number of stockholder class action lawsuits, each alleging violations of the federal securities laws and seeking unspecified damages. These lawsuits were consolidated in the U.S. District Court for the Southern District of California. In June 1996 the company reached an agreement in principle to settle the actions for $20 million. The company's share of the settlement was approximately $7 million, with the balance paid by the company's insurance carriers. The agreement also includes settlement of a stockholder derivative action filed in San Diego Superior Court. The settlements are subject to final court approval. Still pending are two derivative actions in Delaware state courts against many of the same defendants. The company believes that these suits will be dismissed once the settlements described above become final.

The Securities and Exchange Commission ("SEC") has entered a formal order of private investigation into the circumstances underlying the restatement of the company's 1995 and 1994 financial results. The company is cooperating fully with the SEC in its investigation.

12.  SUBSEQUENT EVENT

In August 1996 the company entered into an agreement for the sale of the assets of its Comfort Clinic division for cash of $14 million, which approximates the division's net book value at June 28, 1996, with adjustment for changes in net book value at closing. The transaction is subject to several contingencies and closing conditions. The division's sales in 1996 were $44 million, or 7% of the company's total net sales.

13.  GEOGRAPHIC SEGMENT INFORMATION

Selected geographic information is summarized as follows:


                                                                                  Years Ended
                                                            ---------------------------------------------------------
                                                                June 28,           June 30,            July 1,
Net sales                                                         1996               1995                1994
---------                                                       --------           --------            ------
     United States*                                              $412,361           $437,331           $358,259
     Europe                                                       254,769            164,596            108,683
                                                                 --------           --------           --------
         Total                                                   $667,130           $601,927           $466,942
                                                                 ========           ========           ========
Corporate operating income (loss)
--------------------------------
     United States*                                             $ (60,214)          $ 24,277           $ 31,171
     Europe                                                        22,350             18,743             11,092
                                                                 --------           --------           --------
         Total                                                    (37,864)            43,020             42,263

Interest expense                                                  (16,687)           (10,358)            (6,078)
Interest income                                                     2,878              1,617                 56
Other income and expense, net                                        (787)              (416)               (73)
                                                                 ---------          --------           --------
Income (loss) before income taxes                               $ (52,460)          $ 33,863           $ 36,168
                                                                ==========          ========           ========

Identifiable assets at end of year
----------------------------------
     United States*                                              $307,511           $336,040           $320,054
     Europe                                                       312,905            268,703            151,613
                                                                 --------           --------           --------
         Total                                                   $620,416           $604,743           $471,667
                                                                 ========           ========           ========

*Includes immaterial amounts from the Company's subsidiaries in Canada and Australia.

Eliminated from net sales for 1996, 1995 and 1994 above were $1,270, $960 and $1,102, respectively, of sales by European subsidiaries to North American subsidiaries, and $18,146, $13,053 and $9,661 of sales, respectively, by North American subsidiaries to European subsidiaries. Sales between geographic locations are based upon manufacturing costs plus a reasonable profit element.

SELECTED QUARTERLY FINANCIAL DATA (Unaudited)

In connection with the restatement of the company's 1995 financial statements (see Note 5), it was not practicable to reconstruct reliable accounting records at the company's Bio Clinic subsidiary for interim dates during that year. Therefore, the full year restatement adjustments for any financial statement item other than net sales could not be allocated to individual quarters. Accordingly, no quarterly financial data for 1995 other than net sales is presented. The adjustments necessary to restate net sales in 1995 were attributable to the fourth quarter.


                                                  First         Second        Third         Fourth         Fiscal
1996                                             Quarter       Quarter       Quarter        Quarter         Year
                                                 -------       -------       -------        -------       ------
Net sales                                       $157,172       $173,710      $169,574      $166,674       $667,130

Corporate operating income (loss)                  9,562        (32,331)        8,782       (23,877)       (37,864)

Net income (loss)                                  3,794        (24,092)        2,694       (23,263)       (40,867)

Earnings (loss) per share                       $   0.20       $  (1.28)     $   0.14      $  (1.23)      $  (2.17)

1995

Net sales                                       $140,599       $146,863      $148,641      $165,824       $601,927

                     SUNRISE MEDICAL INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                           September 27,    June 28,
                                                1996          1996
                                           --------------  ----------
                                            (unaudited)
ASSETS
------
Current assets:
  Cash and cash equivalents                     $  4,095    $  1,785
  Trade receivables, net                         122,177     123,924
  Installment receivables, net                    11,666      10,312
  Inventories                                     84,040      80,937
  Income tax refunds receivable                   10,608      12,535
  Deferred income taxes                           17,908      17,802
  Other current assets                             9,142       5,016
                                                --------    --------
      Total current assets                       259,636     252,311

Property and equipment, net of accumulated
  depreciation of $79,107 and $75,151,
   respectively                                   80,984      82,246
Goodwill and other intangible assets, net        277,851     278,857

Other assets, net                                  6,540       7,002
                                                --------    --------
Total assets                                    $625,011    $620,416
                                                ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Current installments of long-term debt        $  5,437    $  5,748
  Trade accounts payable                          45,522      42,861
  Accrued compensation and other expenses         88,250      88,331
  Income taxes                                    12,497      10,380
                                                --------    --------
     Total current liabilities                   151,706     147,320

Long-term debt, less current installments        204,248     207,446
Deferred income taxes                              5,336       5,096
Stockholders' equity:
  Preferred stock, $1 par. Authorized
   5,000 shares; none issued                         --          --
  Common stock, $1 par. Authorized
   40,000 shares; 18,860 and
   18,847 shares, respectively, issued
   and outstanding                                18,860      18,847
  Additional paid-in capital                     196,003     195,906
  Retained earnings                               48,469      45,409
  Cumulative foreign currency
   translation adjustment                            389         392
                                                --------    --------
     Total stockholders' equity                  263,721     260,554
                                                --------    --------
Total liabilities and stockholders'
  equity                                        $625,011    $620,416
                                                ========    ========

   (See accompanying notes to condensed consolidated financial statements)

                     SUNRISE MEDICAL INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)



                                                      Thirteen Weeks Ended
                                                     ----------------------
                                               September 27,       September 29,
                                                   1996                 1995
                                           ---------------------   --------------
                                                (unaudited)         (unaudited)
Net sales                                              $165,353         $157,172
Cost of sales                                           110,899          102,472
                                                       --------         --------

Gross profit                                             54,454           54,700

Marketing, selling and administrative                    37,270           37,010
 expenses
Research and development expenses                         3,759            3,724
Corporate expenses                                        2,994            2,363
Amortization of goodwill and other                        2,040            2,041
 intangibles                                           --------         --------
                                                         46,063           45,138
                                                       --------         --------

Corporate operating income                                8,391            9,562
                                                       --------         --------

Other (expense) income:
 Interest expense                                        (4,002)          (3,530)
 Interest income                                            779              683
 Other income and expense, net                              715              (25)
                                                       --------         --------
                                                         (2,508)          (2,872)
                                                       --------         --------

Income before income taxes                                5,883            6,690
Income taxes                                              2,823            2,896
                                                       --------         --------

Net income                                             $  3,060         $  3,794
                                                       ========         ========


Net income per share                                       $.16             $.20
                                                       ========         ========

Weighted average number of shares outstanding            19,023           19,147
                                                       ========         ========

    (See accompanying notes to condensed consolidated financial statements)

                     SUNRISE MEDICAL INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)



                                                      Thirteen Weeks Ended
                                                    ------------------------
                                               September 27,       September 29,
                                                   1996                 1995
                                           ---------------------   --------------
                                                (unaudited)         (unaudited)
Cash flows from operating activities:
  Net income                                           $  3,060         $  3,794
  Non-cash charges                                        6,826            8,361
  Changes in assets and liabilities,
   net of effect of acquisitions
     Receivables, net                                       393              272
     Inventories                                         (3,103)          (2,923)
     Other current assets                                (4,700)          (5,212)
     Income taxes                                         4,044            4,513
     Accounts payable and other                           2,580           (5,667)
      liabilities                                      --------         --------
Net cash provided by operating activities                 9,100            3,138
                                                       --------         --------
Cash flows from investing activities:
  Purchase of property and equipment                     (3,390)          (6,671)
  Net cash invested in acquisition of businesses             --           (2,463)
                                                       --------         --------
Net cash used for investing activities                   (3,390)          (9,134)
                                                       --------         --------
Cash flows from financing activities:
  Borrowings of long-term debt                           29,500           51,561
  Repayments of long-term debt                          (33,009)         (44,175)
  Proceeds from issuance of common stock                    110               70
                                                       --------         --------
Net cash (used for) provided by
 financing activities                                    (3,399)           7,456
                                                       --------         --------

Effect of exchange rate changes on cash                      (1)              23
                                                       --------         --------
Net increase in cash and cash
 equivalents                                              2,310            1,483
Cash and cash equivalents at beginning
 of period                                                1,785            1,740
                                                       --------         --------
Cash and cash equivalents at end of
 period                                                $  4,095         $  3,223
                                                       ========         ========

    (See accompanying notes to condensed consolidated financial statements)

                     SUNRISE MEDICAL INC. AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)


1.  Basis of Presentation

The information contained in the consolidated financial statements and footnotes is condensed from that which would appear in the annual consolidated financial statements. Accordingly, the condensed consolidated financial statements included herein should be reviewed in conjunction with the consolidated financial statements and related notes thereto contained in the Annual Report on Form 10-K for the fiscal year ended June 28, 1996, filed by Sunrise Medical Inc. (the "company") with the Securities and Exchange Commission. The unaudited condensed consolidated financial statements as of September 27, 1996 and for the thirteen-week periods ended September 27, 1996 and September 29, 1995 include all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for interim periods are not necessarily indicative of the results which may be expected for the entire year. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  Inventories

Certain inventories are stated at the lower of last-in, first-out (LIFO) cost or market value. All other inventories are stated at the lower of the first-in, first-out (FIFO) cost or market value. Inventories consist of the following (in thousands):

                                  September 27,   June 28,
                                      1996          1996
                                  -------------   --------
            Raw material             $37,393      $33,980
            Work-in-progress          10,374        9,629
            Finished goods            36,273       37,328
                                     -------      -------
                                     $84,040      $80,937
                                     =======      =======

Interim period inventory classifications involve a degree of estimation due to the timing of physical inventories throughout the fiscal year.

3.  Sale of Comfort Clinic

On October 18, 1996 the company sold its Comfort Clinic division for cash of $14 million. The sales price is subject to post-closing adjustment based on changes in book value as of the Closing Date. Following a strategic review of its businesses, the company had previously decided to focus on the homecare and extended care markets and to sell this consumer-oriented division. Comfort Clinic had sales of $10 million in the first quarter of fiscal 1997, or 6% of total sales, compared to $13 million or 8% of sales in the first quarter of fiscal 1996. The proceeds from the sale were used to reduce borrowings on the company's bank credit facility.
                                      F-21

4.  Acquisition of Kid-Kart, Inc.

In September 1996 the company entered into an agreement to acquire Kid-Kart, Inc., a manufacturer of innovative pediatric positioning and dependent mobility products. Completion of the acquisition, which is subject to the satisfaction of various conditions, including the approval of the transaction by Kid-Kart, Inc. stockholders, is expected by the end of calendar year 1996.

5.  Contingencies

The company announced in October 1995 that it had commenced an internal investigation of its financial controls and financial statements for previously reported periods. The investigation determined that net sales, operating income and assets at its Bio Clinic division had been overstated and liabilities had been understated as a result of actions by a small number of personnel in the division's finance and management information systems departments. As a result, the company restated its financial statements for the years ended June 30, 1995 and July 1, 1994. Following the October 1995 announcement, the company and certain of its current and former officers, directors and employees were named as defendants in a number of stockholder class action lawsuits, each alleging violations of the federal securities laws and seeking unspecified damages. These lawsuits were consolidated in the U.S. District Court for the Southern District of California. In June 1996 the company reached an agreement in principle to settle the actions for $20 million. The company's share of the settlement was approximately $7 million, with the balance paid by the company's insurance carriers. The settlement is subject to final court approval. The agreement also includes settlement of a stockholder derivative action filed in San Diego Superior Court. Two derivative actions filed in Delaware state courts against many of the same defendants were dismissed in November 1996.

The Securities and Exchange Commission ("SEC") has entered a formal order of private investigation into the circumstances underlying the restatement of the company's 1995 and 1994 financial results. The company is cooperating fully with the SEC in its investigation.

                                KID-KART, INC.
                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
   Sunrise Medical Inc.

     We have audited the accompanying balance sheet of Kid-Kart, Inc. as of December 31, 1995, and the related statement of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kid-Kart, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                       KPMG Peat Marwick LLP

Billings, Montana
August 9, 1996

                                KID-KART, INC.

                                BALANCE SHEETS


                                                                                     December 31,              September 30,
                                                                                     -----------               ------------
                                                                                 1994             1995             1996
                                                                                 ----             ----             ----
                                                                              (unaudited)                       (unaudited)
                                  Assets
Current assets:
     Cash..............................................................     $     22,778     $     15,782    $     13,671
     Accounts receivable, net of allowance of $92,678 (unaudited),
        $164,538 and $136,429 (unaudited)..............................          646,414          822,151         997,554
     Inventories.......................................................          300,342          627,551         745,127
     Prepaid expenses and other........................................            2,528           12,462          14,896
     Deferred tax asset................................................           52,000           86,300          86,300
                                                                            ------------     ------------    ------------

        Total current assets...........................................        1,024,062        1,564,246       1,857,548

Property and equipment, net............................................          384,497          395,681         769,144
Other..................................................................            2,600              275           2,046
                                                                            ------------     ------------    ------------

        Total assets...................................................     $  1,411,159     $  1,960,202    $  2,628,738
                                                                            ============     ============    ============

                   Liabilities and Stockholders' Equity
Current liabilities:

     Current installments of long-term debt............................     $     67,959     $     47,168    $     52,244
     Note payable......................................................           30,000               --         702,626
     Accounts payable..................................................          233,746           80,149         115,796
     Accrued expenses and other liabilities............................          109,918          108,430         103,208
     Income taxes payable..............................................           16,444          131,900          36,537
                                                                            ------------     ------------    ------------

        Total current liabilities......................................          458,067          367,647       1,010,411

Long-term debt, excluding current installments.........................          445,578          384,359         342,233
Note payable...........................................................               --          260,000              --
Deferred tax liability.................................................            6,000           10,200          10,200
                                                                            ------------     ------------    ------------

        Total liabilities..............................................          909,645        1,022,206       1,362,844
                                                                            ------------     ------------    ------------

Commitments and contingencies

Stockholders' equity:

     Common stock, no par 1,000,000 shares authorized; 50,879 shares issued at December 31, 1994 (unaudited); 53,574 shares at

        December 31, 1995 and at September 30, 1996 (unaudited)........          307,132          423,080         423,080

     Additional paid-in capital...........................................       144,756          144,756         144,756
     Notes receivable - stockholder.......................................       (20,099)         (21,552)        (14,491)

     Retained earnings....................................................        69,725          391,712         712,549
                                                                            ------------     ------------    ------------

        Total stockholders' equity........................................       501,514          937,996       1,265,894
                                                                            ------------     ------------    ------------

           Total liabilities and stockholders' equity.....................  $  1,411,159     $  1,960,202    $  2,628,738
                                                                             ===========     ============    ============

                See accompanying notes to financial statements.

                                KID-KART, INC.

                           STATEMENTS OF OPERATIONS


                                                                Year Ended                            Nine Months Ended
                                                               December 31,                             September 30,
                                                               ------------                             -------------
                                                   1993            1994           1995               1995           1996
                                                   ----            ----           ----               ----           ----
                                                (unaudited)    (unaudited)                       (unaudited)     (unaudited)
Sales                                          $    918,791   $  2,004,412    $  3,209,713      $  2,391,939    $  3,165,348
Costs of goods sold.........................        563,116      1,166,230       1,694,902         1,376,359       1,770,907
                                               ------------   ------------    ------------      ------------    ------------
    Gross profit............................        355,675        838,182       1,514,811         1,015,580       1,394,441

Selling, general and administrative.........        253,931        550,067         730,748           499,699         704,245
Depreciation................................          6,773         15,117          32,509            21,178          30,795
Research and development....................         37,326         44,257         108,741            80,399          95,867
Provision for doubtful accounts.............             --         92,678          71,860                --              --
                                               ------------   ------------    ------------      ------------    ------------
                                                    298,030        702,119         943,858           601,276         830,907
                                               ------------   ------------    ------------      ------------    ------------

    Operating income........................         57,645        136,063         570,953           414,304         563,534
                                               ------------   ------------    ------------      ------------    ------------

Other income (expense):

  Interest income...........................          3,134            704           1,485             1,085             909
  Interest expense..........................         (7,475)       (18,803)        (47,203)          (34,509)        (56,225)
  Other, net................................            168           (363)          2,552             1,672           1,601
                                               ------------   -------------   ------------      ------------    ------------
                                                     (4,173)       (18,462)        (43,166)          (31,752)        (53,715)
                                               -------------  -------------   -------------     -------------   -------------

Income before provision for income taxes....         53,472        117,601         527,787           382,552         509,819
Income tax expense..........................         14,164         11,088         205,800           127,680         188,982
                                               ------------   ------------    ------------      ------------    ------------

    Net income..............................   $     39,308   $    106,513    $    321,987      $    254,872    $    320,837
                                                ===========    ===========     ===========       ===========     ===========

    Net income per share....................   $       0.91   $       2.16    $       5.73      $       4.55    $       5.12
                                                ===========    ===========     ===========       ===========     ===========

    Weighted average number of shares
      outstanding...........................         43,211         49,367          56,214            55,999          62,612
                                               ============   ============    ============      ============    ============

                See accompanying notes to financial statements.

                                KID-KART, INC.

                      STATEMENTS OF STOCKHOLDERS' EQUITY

                                         Common Stock
                                   --------------------------
                                                                                                        Retained
                                                                            Additional      Notes       Earnings
                                                                Treasury      Paid-in    Receivable-  (Accumulated
                                       Shares        Amount        Stock      Capital   Stockholder     Deficit)       Total
                                     ----------     --------    ----------  ----------  -----------    -----------    -------
Balances at December 31 1992
  (unaudited)...................       41,213     $  83,782    $  (1,583)   $  99,519    $ (11,726)   $ (76,096)    $  93,896
Purchase of shares for treasury
  (unaudited)...................       (1,200)           --      (21,600)          --           --           --       (21,600)
Issuance of stock (unaudited)...        3,992        48,040       23,183       45,237           --           --       116,460
Notes receivable-stockholder
  (unaudited)...................           --            --           --           --        4,429           --         4,429
Net income (unaudited)..........           --            --           --           --           --       39,308        39,308
                                    ---------     ---------    ---------    ---------    ---------    ---------     ---------

Balances at December 31, 1993
  (unaudited)...................       44,005       131,822           --      144,756       (7,297)     (36,788)      232,493
Issuance of stock (unaudited)...        6,874       175,310           --           --           --           --       175,310
Notes receivable-stockholder
  (unaudited)...................           --            --           --           --      (12,802)          --       (12,802)
Net income (unaudited)..........           --            --           --           --           --      106,513       106,513
                                    ---------     ---------    ---------    ---------    ---------    ---------     ---------

Balances at December 31, 1994...       50,879       307,132           --      144,756      (20,099)      69,725       501,514
Issuance of stock for cash......          320        18,198           --           --           --           --        18,198
Exercise of stock option........          375        12,750           --           --           --           --        12,750
Conversion of debentures........        2,000        85,000           --           --           --           --        85,000
Notes Receivable-stockholder....           --            --           --           --       (1,453)          --        (1,453)
Net income......................           --            --           --           --           --      321,987       321,987
                                    ---------     ---------    ---------    ---------    ---------    ---------     ---------

Balances at December 31, 1995...       53,574       423,080           --      144,756      (21,552)     391,712       937,996
Notes receivable-stockholder
  (unaudited)...................           --            --           --           --        7,061           --         7,061
Net income (unaudited)..........           --            --           --           --           --      320,837       320,837
                                    ---------     ---------    ---------    ---------    ---------    ---------     ---------

Balances at September 30, 1996
  (unaudited)...................       53,574     $ 423,080    $      --    $ 144,756    $ (14,491)   $ 712,549     $1,265,894
                                    =========      ========     ========     ========     =========    ========      =========


                See accompanying notes to financial statements.

                                KID-KART, INC.

                           STATEMENTS OF CASH FLOWS

                                                                                                    Nine Months Ended
                                                         Year Ended December 31,                       September 30,
                                                         -----------------------                      --------------
                                                   1993            1994           1995               1995           1996
                                                   ----            ----           ----               ----           ----
                                                (unaudited)    (unaudited)                       (unaudited)     (unaudited)
Cash flows from operating activities:
  Net income................................   $     39,308   $    106,513    $    321,987      $    254,872    $    320,837

  Adjustments to reconcile net income to net
    cash used in operating activities:
   Depreciation.............................          6,773         15,117          32,509            21,178          30,795

   Changes in operating assets and liabilities:
    Accounts receivable.....................       (176,770)      (348,789)       (175,737)         (296,391)       (175,403)
    Inventories.............................        (53,537)      (159,671)       (298,288)          (90,770)       (117,576)
    Prepaid expenses and other..............         (1,669)         2,780          (7,610)               --          (4,205)
    Accounts payable........................         40,739        158,149        (182,517)          (88,375)         35,647
    Accrued expenses and other liabilities..         20,896         53,167           3,116          (19,796)          (5,222)
    Accrued interest on notes receivable -
      shareholder...........................             --           (802)         (1,453)             (715)           (719)
    Income taxes............................         14,060          2,384         115,456            18,417         (95,363)
    Deferred income taxes...................             --        (46,000)        (30,100)               --              --
                                               ------------   -------------   -------------     ------------    ------------
   Net cash used in operating
    activities..............................       (110,200)      (217,152)       (222,637)         (201,580)        (11,209)
                                               -------------  -------------   -------------     -------------   ------------

Cash flows from investing activities -
  Capital expenditures......................        (23,009)      (365,100)        (43,693)          (24,985)       (404,258)
                                               -------------  -------------   -------------     -------------   ------------

Cash flows from financing activities:
  Advances on note payable..................        136,000        375,000         625,410           410,000       1,512,626
  Principal payments on note payable........       (126,000)      (355,000)       (395,410)         (250,000)     (1,070,000)
  Borrowings on long-term debt..............         75,000        419,659          49,167            51,380              --
  Principal payments on long-term debt......        (50,429)            --        (135,781)          (83,939)        (37,050)
  Issuance of common stock..................        120,889        163,310         115,948            77,479              --
  Payments by stockholder...................             --             --              --                --           7,780
  Purchase of treasury stock................        (21,600)            --              --                --              --
                                               -------------  ------------    ------------      ------------    ------------

   Net cash provided by financing activities        133,860        602,969         259,334           204,920         413,356
                                               ------------   ------------    ------------      ------------    ------------

Increase (decrease) in cash.................            651         20,717          (6,996)          (21,645)         (2,111)

Cash at beginning of period.................          1,410          2,061          22,778            22,778          15,782
                                               ------------   ------------    ------------      ------------    ------------

Cash at end of period.......................   $      2,061   $     22,778    $     15,782      $      1,133    $     13,671
                                               ============   ============    ============      ============    ============


                See accompanying notes to financial statements.

                                KID-KART, INC.
                         NOTES TO FINANCIAL STATEMENTS
        (Information for dates and periods other than December 31, 1995 and the year then ended is unaudited)

     (1) Summary of Significant Accounting Policies

     Operations. Kid-Kart, Inc. (the Company) was incorporated on August 23, 1990, and is engaged in the design, manufacture and marketing of strollers, wheelchairs and other medical equipment for the pediatric rehabilitation market. Sales are accomplished through direct sales, regional manufacturer's representatives, medical equipment dealers and international distributors.

     Revenue Recognition. Revenues from the sale of the Company's products are recognized when the products are shipped to customers.

     Inventories. Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market. Cost is based on the actual costs associated with producing the inventories, which include direct labor and materials.

     Allowance for Doubtful Accounts. The Company has established an allowance for estimated losses associated with accounts receivable. The allowance is determined with consideration of aging of the receivables and prospects of collection.

     Property and Equipment. Property and equipment are stated at cost and depreciated on a straight-line basis over estimated useful lives of 32 years for buildings and improvements and 3 to 10 years for equipment, furniture and fixtures. Maintenance and repairs are charged to expense as incurred.

     Warranty. The Company provides a five year warranty on all mobility bases and a two year warranty on all seating and fabric components. The warranty covers any defect in materials or workmanship for the indicated periods. At December 31, 1995 the Company has accrued $14,000 for possible warranty claims.

     Research and Development Costs. Research and development costs related to both present and future products and are expensed in the year incurred.

     Income Taxes. The Company provides for income taxes using the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates for the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates will be recognized in operations in the period that includes the enactment date.

     Net Income Per Share. Net income per share is computed using the weighted average number of common shares and common share equivalents which have a dilutive effect when using the treasury stock method.

     Use of Estimates. Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statement in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     (2) Inventories

     Inventories consist of the following:

                                                                    December 31,
                                                             --------------------------          September 30,
                                                                1994             1995                 1996
                                                             ----------        --------             -------
                                                            (unaudited)                           (unaudited)
Raw materials.........................................    $     271,024     $     260,772       $     604,083
Finished goods........................................            4,294           269,430              28,620

Demonstration goods...................................           25,024            97,349             112,424
                                                           ------------      ------------        ------------
                                                          $     300,342     $     627,551       $     745,127
                                                           ============      ============        ============
     (3) Property and Equipment

     Property and equipment consists of the following:
                                                                    December 31,
                                                             --------------------------          September 30
                                                                1994             1995                 1996
                                                             ----------        --------             -------
                                                            (unaudited)                           (unaudited)
Land..................................................    $       42,000    $      42,000      $       42,000
Buildings and improvements............................           261,370          262,589             262,589
Equipment, furniture and fixtures.....................           108,450          150,924             319,258
Construction in progress..............................                --               --             235,924
                                                           -------------     ------------       -------------
                                                                 411,820          455,513             859,771
    Less accumulated depreciation.....................            27,323           59,832              90,627
                                                           -------------     -------------      -------------
                                                          $      384,497    $     395,681      $      769,144
                                                            ============     ============        ============
     (4) Accrued Expenses and Other Liabilities

         A summary of accrued expenses and other liabilities follows:

                                                                     December 31,
                                                             ----------------------------        September 30,
                                                                1994              1995                 1996
                                                             ----------        ----------            --------
                                                            (unaudited)                           (unaudited)
Payroll, payroll taxes and benefits...................    $     74,642      $     64,975       $       82,535
Commissions payable...................................          19,072            24,947                4,000
Other.................................................          16,204            18,508               16,673
                                                           -------------     -------------      -------------

                                                          $    109,918      $    108,430       $      103,208
                                                           =============     ============       =============

     (5) Note Payable

         The note payable consists of a revolving line of credit ("Line of Credit") with a borrowing capacity of $400,000. The Line of Credit bears interest at prime plus 2% (11% at December 31, 1995). During July 1996, the Company refinanced the Line of Credit increasing the maximum balance to $480,000. The Line of Credit now bears interest at prime plus 1.5%. Interest on the Line of Credit is payable monthly, with the principal due April 15, 1997. The Line of Credit is secured by all inventory, accounts receivable and equipment of the Company and is guaranteed by a major stockholder of the Company.

     (6) Long-Term Debt

                                                                                December 31,              September 30,
                                                                        -----------------------------    -----------------
                                                                            1994           1995                1996
                                                                         ----------     ----------          ---------
                                                                         (unaudited)                       (unaudited)
6% note to City of Belgrade; due in monthly installments of $3,867,
    including interest, through February 2000......................       $ 154,833      $ 171,313         $ 143,635

                                      F-32

75% fixed/25% variable rate note to bank (8.937% and 11.5% at
    December 31, 1995); due in monthly installments of $2,324, including interest, through January 2010; secured by real
    property including premises of the Company.....................           228,000        222,060           216,842

Variable rate note to bank (11.25% at December 31, 1995); due in monthly installments of $790 including interest, through
    August 2000, secured by all machinery, equipment, furniture,
    fixtures, inventory and accounts receivable of the Company.....            43,028         38,154            34,000
Convertible debentures.............................................            87,676             --                --
                                                                          -----------    -----------       -----------
                                                                              513,537        431,527           394,477
Less current installments..........................................            67,959         47,168            52,244
                                                                          -----------    -----------       -----------

Long-term debt, excluding current installments.....................         $ 445,578      $ 384,359         $ 342,233
                                                                          ===========    ===========       ===========

     In September 1994, the Company borrowed $200,000 from the City of Belgrade under a community development program loan agreement. The loan agreement requires, among other things, the Company to increase its workforce in accordance with a specified hiring and training plan and assignment of life insurance proceeds on the Company's president. In addition, the Company has agreed not to remove the business facilities or relocate more than 10% of its workforce from the Lender's jurisdictional area during the term of the loan. The loan is secured by a second priority interest in the equipment, accounts receivable and inventory of the Company. Compliance with the hiring and training plan may result in a reduction in the interest rate to not less than 4%. A major stockholder of the Company has personally guaranteed all long-term debt.

     The aggregate maturities of long-term debt at December 31, 1995 are as follows:

          Year ending December 31,

               1996...............................    $        47,168
               1997...............................             50,647
               1998...............................             54,329
               1999...............................             58,303
               2001 and thereafter................            221,080
                                                      ---------------
                                                      $       431,527
                                                      ===============
     Cash paid for interest was approximately $7,475 (unaudited), $18,825 (unaudited) and $52,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

     (7) Notes Receivable - Stockholder

         The notes represent two notes with William J. Senecal for common stock purchased. The first note originated in November 1992 and bears interest at 7%. The second note originated in December 1994 and bears interest at 7%. There are no stated maturities or collateral on either note. The notes receivable and accrued interest thereon are presented as a reduction of stockholders' equity.

     (8) Fair Value of Financial Instruments

         The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures About Fair Value of Financial Instruments," effective December 31, 1995. SFAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate fair value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

         The following methods and assumptions were used to estimate the fair value of each class of the Company's financial instruments:

     Cash. The carrying amounts of cash approximate fair value due to the liquid nature of cash.

     Accounts Receivable. The fair value was estimated based on the aging of the receivables using current interest rates available to the Company. The carrying value of accounts receivable at December 31, 1995, net of the allowance, approximates the estimated fair value.

     Accounts Payable, Accrued Expenses and Other Liabilities. The carrying amounts approximate fair value because of the short maturity of those instruments.

     Notes Receivable - Stockholder. The carrying amount of the notes receivable
- stockholder approximates fair value due to the short-term nature of the instruments.

     Notes Payable. The carrying amounts of notes payable approximate fair value as the existing rates of interest approximates the Company's expected borrowing rate for agreements with similar characteristics.

     Long-Term Debt. The carrying amounts of long-term debt approximate fair value as the rate of interest associated with payments under the agreements approximates the Company's current borrowing rate for agreements with similar characteristics.

     (9) Income Taxes

         The provision for income taxes includes the following components:

                                                            Years Ended December 31,
                                                   --------------------------------------
                                                      1993           1994            1995
                                                   ----------     ----------      -------
                                                   (unaudited)    (unaudited)

Current:

    Federal.................................      $    11,364    $    45,688    $   194,500
    State...................................            2,800         11,400         41,400
                                                  -----------    -----------    -----------
                                                       14,164         57,088        235,900
                                                  -----------    -----------    -----------

Deferred:

    Federal.................................               --        (37,900)      (24,800)
    State...................................               --         (8,100)       (5,300)
                                                  -----------    ------------   -----------
                                                           --        (46,000)      (30,100)

                                                  $    14,164    $    11,088    $   205,800
                                                   ==========     ==========     ==========
         The following is a reconciliation of the "expected" income tax expense, computed by applying the Federal income tax rate of 34% to income before income taxes, to "actual" tax expense:

                                                           Years Ended December 31,
                                                -----------------------------------------------
                                                     1993            1994            1995
                                                  ----------      ----------      -------
                                                  (unaudited)    (unaudited)
Computed "expected" tax expense.............     $    18,164    $    39,988    $   179,448
Benefit of lower rates on income below
    $75,000.................................          (9,800)       (10,900)            --
State taxes, net of Federal impact..........           1,100          4,800         23,840
Other.......................................           4,700        (22,800)         2,512
                                                 -----------    ------------   -----------

                                                 $    14,164    $    11,088    $   205,800
                                                  ==========     ==========     ==========

         The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities are presented below:

                                                                 December 31,
                                                -----------------------------------------------
                                                     1993            1994            1995
                                                  ----------      ----------      -------
Deferred tax assets:                              (unaudited)    (unaudited)
  Allowance for doubtful accounts...........              --    $    35,600    $    63,200
  Other.....................................          10,000         16,400         23,100
                                                 -----------    -----------    -----------
   Total gross deferred assets..............          10,000         52,000         86,300
   Deferred tax asset valuation allowance...     (     7,000)            --             --

Deferred tax liabilities:
  Premises and equipment, principally due to
    differences in depreciation.............           3,000          6,000         10,200
                                                 -----------    -----------    -----------
   Total gross deferred liabilities.........           3,000          6,000         10,200
                                                 -----------     ----------    -----------
   Net deferred tax asset...................     $        --    $    46,000    $    76,100
                                                  ==========     ==========    ===========

         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the existence of, or generation of, taxable income in the periods which those temporary differences are deductible. Management considers the scheduled reversal of deferred tax liabilities, taxes paid in carryback years, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projection for future taxable income over the periods which the deferred tax assets are deductible, at December 31, 1995, management believes it is more likely than not the Company will realize benefits of these deductible differences.

         Cash paid for income taxes, net of refunds received, was $104 (unaudited) in 1993, $54,704 (unaudited) in 1994 and $120,444 (unaudited) in 1995.

     (11)Employee Benefits

         The Company provides employee benefits including health insurance for employees who are actively employed. Charges against income for health insurance were approximately $6,000 (unaudited) in 1993, $10,000 (unaudited) in 1994 and $17,000 in 1995.

         On December 18, 1992, the Board of Directors approved the Kid-Kart, Inc. 1993 Stock Option Plan (the "Plan") to be effective on January 1, 1993. The Plan provides for the granting of stock options to personnel, consultants and members of the Board of Directors of the Company. The total number of shares authorized for issuance under the Plan is 400,000. At September 30, 1996, the number of shares available for issuance under the Plan was 385,575 (unaudited). The Company has a right of first refusal on stock purchased under the Plan.

         Options granted under the Plan are designated as either incentive stock options or as non-incentive stock options. The term of the option may not exceed 10 years from the date the option is granted or 15 years in the case of non-incentive stock options. The option price for all incentive stock options granted under the Plan and the fair market value of the common stock shall be determined by the Board of Directors of the Company or its appointees. The option price shall not be less than 100% of the fair market value of the common stock at the date of granting such option. The option price for options not qualifying as incentive stock options shall not be less than 85% of the fair market value of the common stock at the date of granting such option. All options currently outstanding are 100% exercisable no later than five years after grant date. At September 30, 1996, options to purchase 9,740 shares (unaudited) were exercisable.

                                                                         Exercise
                                              Options                      Price
                                              -------                      -----
January 1, 1993
  Granted (unaudited)...............               7,600               $25.50-$34.00

Outstanding, December 31, 1993

  (unaudited).......................               7,600               $25.50-$34.00
  Granted (unaudited)...............               4,100               $35.70-$36.55
                                         ---------------
Outstanding, December 31, 1994......              11,700               $25.50-$36.55
  Granted...........................               2,700               $40.80-$85.00
  Canceled..........................                (200)              $59.50-$63.75
  Exercised.........................                (375)                 $34.00
                                         ---------------
Outstanding, December 31, 1995......              13,825               $25.50-$85.00
  Granted (unaudited)...............               1,500              $94.00-$100.00
  Canceled (unaudited)..............                (900)              $36.55-$44.20
                                         ---------------
Outstanding, September 30, 1996

  (unaudited).......................              14,425              $25.50-$100.00
                                          ==============

     (12)Leases

         The Company leases certain facilities and equipment on a month-to-month basis. The Company has leased a vehicle under an operating lease. The future minimum rental commitments under this lease is $3,144 in 1996 and $2,620 in 1997. Total rent expense was $12,197 (unaudited) in 1993, $12,245 (unaudited) in 1994 and $15,080 (unaudited) in 1995.

     (13)Risk Concentrations

     Suppliers. The Company has entered into purchase commitments with several vendors. The terms of these commitments is traditionally three months. The Company does, however, have two purchase commitments with a single vendor with a term of one year. The total annual commitment for these agreements was approximately $100,000 at December 31, 1995. In addition, the Company obtains a significant amount of specialized raw materials from four suppliers. The total raw material purchased from the suppliers is approximately $300,000 in 1995. The Company believes these supplier relationships can be replaced, if necessary, without a significant adverse effect on operating results.

     Major Customers. During 1993, 1994 and 1995, the Company did not have revenues from any individual customer or distributor which accounted for more than 10% of the Company's revenues.

     Export Sales. The Company had total export sales from the United States of approximately $21,000 (unaudited) in 1994 and $70,000 in 1995, primarily to England and New Zealand. Export sales in 1993 were not significant.

     (14)Stock Purchase Agreement

         The Company has entered into a stock purchase agreement (Agreement) with Wayne H. Hanson, the Company's president and a major stockholder ("Hanson"). The Agreement stipulates that, upon the death of Hanson, all Hanson's shares of Company stock will be offered for sale to the Company. The Company shall accept such offer and agree to buy such shares of the stock at a price stipulated in the Agreement, adjusted annually to the current fair market value. The Company is only required to purchase those shares from Hanson's estate that are represented by the total proceeds available from the life insurance proceeds on a $1,000,000 term life insurance policy insuring Hanson. The life insurance policy premiums are paid by the Company and the Company is the beneficiary.

     (15)Accounting Pronouncements Not Yet Adopted

         A new method of accounting for stock-based compensation arrangements with employees is established by SFAS No. 123, "Accounting for Stock Based Compensation". The new method is a fair value based method rather than the intrinsic value based method that is contained in Accounting Principles Board Opinion No. 25 ("Opinion 25"). However, SFAS No. 123 does not require an entity to adopt the new fair value based method for purposes of preparing its basic financial statements. Entities are allowed (1) to continue to use the Opinion 25 method or (2) to adopt the SFAS No. 123 fair value based method. The SFAS No. 123 fair value based method is considered by the FASB to be preferable to the Opinion 25 method, and thus, once the fair value based method is adopted, an entity cannot change back to the Opinion 25 method. Also, the selected method applies to all of an entity's compensation plans and transactions.

         SFAS No. 123 is effective for financial statements issued for fiscal years beginning after December 31, 1995. The Company will be required to adopt the provisions of SFAS No. 123 on January 1, 1996. Management's current intention is to not adopt the fair value based method of accounting.

     (16)Subsequent Events

         On June 2, 1996, the Company's majority stockholders entered into a letter of intent on behalf of the Company to exchange common stock of the Company for stock of the acquiring company ("acquirer"). The exchange price would be $110 for each outstanding share of Company stock to be paid in the form of registered shares of the acquirer's common stock valued at the nominal share price set forth in the letter of intent. The closing date is scheduled on or about September 30, 1996 but is subject to various conditions, including completion of due diligence.

                                                                      APPENDIX A


                                   AGREEMENT

                                      AND

                                 PLAN OF MERGER

                                     AMONG

                             SUNRISE MEDICAL, INC.,
                             JAY MEDICAL, LTD., AND
                                 KID-KART, INC.

                               TABLE OF CONTENTS
                               -----------------


                                                                           PAGE
                                                                           ----

ARTICLE I    Definitions....................................................6

    1.1      Adjustment Price...............................................6
    1.2      Assets.........................................................6
    1.3      Closing Balance Sheet..........................................6
    1.4      Closing Date...................................................7
    1.5      Code...........................................................7
    1.6      Company Stock Options..........................................7
    1.7      Contract.......................................................7
    1.8      Contract Rights................................................7
    1.9      Disclosure Letter..............................................7
   1.10      Dissenting Shares..............................................7
   1.11      Employment Agreement...........................................7
   1.12      Encumbrances...................................................7
   1.13      Facilities.....................................................7
   1.14      Fixtures and Equipment.........................................7
   1.15      Holders........................................................7
   1.16      IRS............................................................8
   1.17      Knowledge......................................................8
   1.18      Material Adverse Effect........................................8
   1.19      Net Worth......................................................8
   1.20      Nominal Share Price............................................8
   1.21      Noncompetition Agreement.......................................8
   1.22      Peat Marwick...................................................8
   1.23      Returns........................................................8
   1.24      Securities Act.................................................8
   1.25      Shortfall......................................................8
   1.26      Stockholder Representative.....................................8
   1.27      Stockholders...................................................8
   1.28      Taxes..........................................................8
   1.29      Other Defined Terms............................................9

ARTICLE II   The Merger....................................................10

   2.1       Approval of Transaction.......................................10
   2.2       Registration Statement and Proxy Statement....................10
   2.3       The Merger....................................................10
   2.4       Effect of the Merger..........................................10
   2.5       Consummation of the Merger....................................11
   2.6       Conversion of Securities......................................11
   2.7       Company Stock Options.........................................11
   2.8       Conveyances of the Parent Stock to Stockholders and
             Optionholders.................................................12
   2.9       Exchange of Certificates......................................12
   2.10      Fractional Shares.............................................12
   2.11      Dissenting Shares.............................................13
   2.12      Tax-Free Reorganization.......................................13

ARTICLE III  Escrow Shares.................................................13

   3.1       Escrow Shares.................................................13
   3.2       Stockholder Representative....................................13

ARTICLE IV   Closing.......................................................14

   4.1       The Closing...................................................14
   4.2       Other Deliveries at Closing...................................14


                          --------------------------

                                                                           PAGE
                                                                           ----

ARTICLE V    Adjustment of Merger Consideration.............................15

   5.1       Adjustment of Merger Consideration.............................15
   5.2       Determination of Net Worth.....................................15
   5.3       Collections of Accounts Receivable.............................15
   5.4       Adjustment of Merger Consideration based on Net Worth
             of the Company and Uncollected Accounts Receivable.............15
   5.5       Indemnification Adjustment.....................................16
   5.6       Determination of Validity......................................16

ARTICLE VI   Representations and Warranties of the Company..................16

   6.1       Due Organization of the Company................................16
   6.2       Authorization..................................................16
   6.3       Capitalization of the Company..................................17
   6.5       Financial Statements...........................................17
   6.6       Accounts Receivable............................................17
   6.7       No Undisclosed Liabilities.....................................17
   6.8       Inventory......................................................18
   6.9       Absence of Certain Changes or Events...........................18
   6.10      Title to Assets; Facilities....................................18
   6.11      Leases, Premises...............................................19
   6.12      Contracts and Commitments; Disclosure..........................19
   6.13      Litigation, Proceedings and Applicable Law.....................20
   6.14      Compliance with Law............................................20
   6.15      Insurance......................................................20
   6.16      Books and Records..............................................21
   6.17      Severance Arrangements.........................................21
   6.18      Fringe Benefit and Pension Plans...............................21
   6.19      Employment Practices...........................................23
   6.20      Consents and Approvals.........................................23
   6.21      Warranty and Product Liability Matters.........................23
   6.22      Proprietary Rights.............................................23
   6.23      Taxes..........................................................24
   6.24      Payments.......................................................25
   6.25      Environmental Matters..........................................26
   6.26      No Conflict or Violation.......................................26
   6.27      Material Misstatements or Omissions............................27
   6.28      Transactions with Related Parties..............................27
   6.28      No Brokers or Finders Fees.....................................27
   6.29      Payment and Conversion of Loans and Debentures.................27

ARTICLE VII  Representations and Warranties of Purchaser and Parent.........27

   7.1       Due Organization of Parent and Purchaser.......................27
   7.2       Parent Documents...............................................28
   7.3       Absence of Changes.............................................28
   7.4       Issuance of Parent Stock.......................................28
   7.5       No Conflict or Violation.......................................28
   7.6       Consents and Approvals.........................................28
   7.7       Due Authorization..............................................28
   7.8       S-4 Registration Statement.....................................28

ARTICLE VIII Covenants Prior to the Closing Date............................29

   8.1       Maintenance of Business........................................29
   8.2       No Solicitation of Transactions................................29
   8.3       Certain Prohibited Transactions................................29
   8.4       Investigation by the Parent....................................30
   8.5       Consents and Best Efforts Agreement to Vote
             in Favor of the Merger.........................................30
   8.6       Use of Company Funds...........................................30
   8.7       Employees......................................................30


                          --------------------------

                                                                           PAGE
                                                                           ----
   8.8       Satisfaction of Conditions.....................................30
   8.9       Tax Elections..................................................30
   8.10      Preparation of Registration Statement..........................30
   8.11      Accounts Receivable............................................31
   8.12      Non-Foreign Affidavit..........................................31
   8.13      Employment Agreement...........................................31
   8.14      Noncompetition Agreement.......................................31

ARTICLE IX   Covenants After the Closing Date...............................31

   9.1       Indemnification................................................31
   9.2       Limitation on Indemnification..................................32
   9.3       Further Assurances.............................................32
   9.4       Cooperation and Records Retention..............................32
   9.5       Tax Proceedings................................................32
   9.6       Liability for Taxes............................................33
   9.7       Elimination of Personal Guarantees.............................33

ARTICLE X    Conditions to Obligation of Each Party to Effect the Merger....33

   10.1      Representations, Warranties and Covenants......................33
   10.2      Consents.......................................................33
   10.3      Board and Stockholder Approval.................................33
   10.4      Affiliate Agreement............................................34
   10.5      Due Diligence Review...........................................34
   10.6      Opinion of Counsel.............................................34
   10.7      Corporate Documents............................................34
   10.8      Certificates...................................................34
   10.9      Ancillary Agreements...........................................34
   10.10     Registration of Parent Shares..................................34
   10.11     NYSE Listing...................................................34
   10.12     Amounts Owed by Bill Senecal...................................35
   10.13     Tax Representations............................................35
   10.14     Assignment of SBA Loans........................................35
   10.15     Termination of Kid-Kart, Inc. Stock Purchase Agreement.........35
   10.16     Stockholder Certificates.......................................35

ARTICLE XI   Miscellaneous..................................................35

   11.1      Survival of Representations and Warranties.....................35
   11.2      Expenses.......................................................36
   11.3      Assignment.....................................................36
   11.4      Notices........................................................36
   11.5      Entire Agreement...............................................36
   11.6      Arbitration....................................................36
   11.7      Multiple Counterparts..........................................37
   11.8      Headings and Table of Contents.................................37
   11.9      Publicity......................................................37
   11.10     Governing Law..................................................37
   11.11     Construction...................................................37
   11.12     Attorneys' Fees................................................37


                  EXHIBITS TO THE AGREEMENT AND PLAN OF MERGER

Exhibit       Description
-------       -----------
Exhibit A     Disclosure Letter
Exhibit B     Form of Employment Agreement between Wayne H. Hanson and Purchaser
Exhibit C     Form of Noncompetition Agreement between Wayne H. Hanson and
              Purchaser
Exhibit D     List of holders of Company Stock Options, along with other material information such as the number of options held,
              the exercise price, and the date issued
Exhibit E     1995 Financial Statements of the Company
Exhibit F     Interim Financial Statements of the Company
Exhibit G     Form of Affiliate Letter
Exhibit H     Form of Opinion to be Delivered by Counsel for the Company
Exhibit I     Form of Acknowledgment of Cancellation and Release
Exhibit J     Form of Tax Representation Certificate


                          AGREEMENT AND PLAN OF MERGER

          This Agreement and Plan of Merger (the "Agreement"), dated as of September 24, 1996, is entered into among Sunrise Medical Inc., a Delaware corporation ("Parent"), Jay Medical, Ltd., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Kid-Kart, Inc., a Montana corporation (the "Company").

                                    RECITAL
                                    -------

          The Boards of Directors of Parent, Purchaser, and the Company desire to enter into this Agreement providing for the merger of the Company with and into the Purchaser (the "Merger") as a result of which the separate existence of the Company shall cease and the Purchaser shall continue as the surviving corporation, all in accordance with the General Corporation Law of the State of Delaware (the "Delaware Law") and the Business Corporation Act of the State of Montana (the "Montana Law").

                                   AGREEMENT
                                   ---------

          In consideration of the foregoing and the respective representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          As used herein, the following terms shall have the following meanings:

          1.1  Adjustment Price.  The term "Adjustment Price" shall mean the
               ----------------
closing sales price of the Parent Stock on the New York Stock Exchange as printed in The Wall Street Journal (West Coast Edition) on the date a claim is asserted pursuant to Section 5.5 hereof for purposes of adjustments for indemnification claims.

          1.2 Assets. The term "Assets" shall mean any right, title and interest
              ------
of the Company in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal, and constituting, or used in connection with, the Company or in which the Company has any interest.

          1.3 Closing Balance Sheet. The term "Closing Balance Sheet" shall mean
              ---------------------
the balance sheet of the Company as of the Closing Date but immediately prior to the effectiveness of the Merger which shall have been audited by KPMG Peat Marwick LLP and prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"). Property, machinery and equipment shall be valued at its depreciated book value, consistent with the Company's historical depreciation policies, but any equipment which is unusable for its intended purpose will be marked down to its disposable value, as is normal in GAAP accounting.

Inventory will be valued at the lower of historical cost or market value (estimated based on a bill of materials for each product) in accordance with GAAP on a first-in, first-out ("FIFO") basis, (except as otherwise agreed in a writing signed by each of the parties hereto), so as to include materials, labor and overhead expenses, as well as reserves for slow moving, excess and obsolete inventories.

     The Closing Balance Sheet shall include accruals for actual and estimated liabilities incurred as of the date of the Closing Balance Sheet in accordance with GAAP, including, but not limited to, (i) vacation earned and not taken by employees, (ii) costs to satisfy expected warranty claims in excess of any related repairs revenue, and (iii) Taxes expected to be paid currently or some time in the future through the applicable Closing Balance Sheet date.

     1.4  Closing Date.  The term "Closing Date" shall mean the date on which
          ------------
the Merger becomes effective as determined pursuant to Section 2.5.


     1.5  Code.  The term "Code" shall refer to the Internal Revenue Code of
          ----
1986, as amended, and the rules and regulations thereunder.

     1.6  Company Stock Options.  The term "Company Stock Options" shall mean
          ---------------------
the outstanding options to purchase shares of the Company's Common Stock (the "Company Shares"), a list of which is set forth in Exhibit D attached hereto.

     1.7  Contract.  The term "Contract" shall mean any agreement, contract,
          --------
note, loan, evidence of indebtedness, purchase, order, letter of credit, indenture, security or pledge agreement, franchise agreement, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which the Company is a party or is bound or to which any of the Assets are subject.

     1.8  Contract Rights.  The term "Contract Rights" shall mean all of the
          ---------------
rights and obligations under the Contracts.

     1.9  Disclosure Letter.  The term "Disclosure Letter" shall mean the
          -----------------
schedule provided by the Company to the Parent and the Purchaser and attached hereto as Exhibit A, stating any and all exceptions to the representations and warranties of the Company, including those set forth in Article VI, and providing a complete list of all material agreements and documents as further described in Section 6.12.

     1.10 Dissenting Shares.  The term "Dissenting Shares" shall mean shares
          -----------------
held by any stockholder who becomes entitled to the payment of the fair value for his shares under the Montana Law, which number shall not be greater than 10% of the total number of Company Shares.

     1.11 Employment Agreement.  The term "Employment Agreement" shall mean that
          --------------------
certain Employment Agreement, dated as of the Closing Date by and between the Purchaser and Wayne H. Hanson, substantially in the form of Exhibit B attached hereto.

     1.12 Encumbrances.  The term "Encumbrances" shall mean any claim, lien,
          ------------
pledge, option, charge, easement, security interest, mortgage, right-of-way, encumbrance, restriction, reservation or other rights or interests of any nature of third parties.

     1.13 Facilities.  The term "Facilities" shall mean the offices,
          ----------
manufacturing facilities, warehouses and administration buildings, and all other real property and related facilities which are owned or leased by the Company.

     1.14 Fixtures and Equipment.  The term "Fixtures and Equipment" shall mean
          ----------------------
all of the furniture, fixtures, furnishings, machinery and equipment owned or leased by the Company and located in, at or upon the Facilities or at an off-site location as of the Closing Date.

     1.15 Holders.  The term "Holders" shall mean the Stockholders and the
          -------
Optionholders.

     1.16  IRS.  The term "IRS" shall mean the Internal Revenue Service.
           ---

     1.17  Knowledge.  The term "knowledge", the phrase "to the knowledge of the
           ---------
Company" or similar language, shall mean that neither Wayne H. Hanson nor William Senecal have knowledge of, or following investigation and inquiry of persons reasonably likely to have relevant information could have uncovered, the relevant facts or facts which would cause a reasonable person to draw the relevant conclusions.

     1.18  Material Adverse Effect.  The term "Material Adverse Effect" shall
           -----------------------
mean changes, developments or occurrences which, individually or in the aggregate, have materially and adversely affected or could reasonably be expected to have a material adverse effect on the business, prospects, assets, liabilities, working capital, reserves, earnings or condition (financial or otherwise) of the entity concerned.

     1.19  Net Worth.  The term "Net Worth" shall mean the total shareholder's
           ---------
equity of the Company as it appears on the Closing Balance Sheet.

     1.20  Nominal Share Price.  The term "Nominal Share Price" shall mean the
           -------------------
average of the closing sale prices of the Parent Stock on the New York Stock Exchange as printed in The Wall Street Journal (West Coast Edition) for the five
(5) trading days ending on the business day preceding the tenth business day prior to the stockholder meeting set forth in the Proxy Statement delivered to the Stockholders pursuant to Section 2.2 hereof.

     1.21  Noncompetition Agreement.  The term "Noncompetition Agreement" shall
           ------------------------
mean that certain Noncompetition Agreement, dated as of the Closing Date, by and between the Purchaser and Wayne H. Hanson, substantially in the form of Exhibit C attached hereto.

     1.22  Peat Marwick.  The term "Peat Marwick" shall mean the independent
           ------------
public accounting firm of KPMG Peat Marwick LLP.

     1.23  Returns.  The term "Returns" shall mean all returns, declarations,
           -------
reports, statements and other documents required to be filed in respect of Taxes, and the term "Return" shall mean any one of the foregoing Returns.

     1.24  Securities Act.  The term "Securities Act" shall mean the Securities
           --------------
Act of 1933, as amended.

     1.25  Shortfall.  The term "Shortfall" shall mean the amount, if any, by
           ---------
which the Net Worth of the Company is less than $1,375,000.

     1.26  Stockholder Representative.  The term "Stockholder Representative"
           --------------------------
shall mean Wayne H. Hanson.

     1.27  Stockholders.  The term "Stockholder Representative" shall mean Wayne
           ------------
H. Hanson.

     1.28  Taxes.  The term "Taxes" shall mean any and all federal, state,
           -----
local, and foreign taxes, including without limitation, other net income, gross income, gross receipts, sales, use, ad valorem, business and occupation, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real and personal property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax, supplemental or retroactive assessments or additional amounts with respect thereto, and the term "Tax" shall mean any one of the foregoing taxes.

1.29  Other Defined Terms.
      -------------------


               TERM                  SECTION REFERENCE
               ----                  -----------------
1995 Financial Statements                   6.5
Acknowledgment                              2.8
Affiliate List                             10.4
Benefit Arrangement                         6.18
Certificates                                2.8
Claims                                      9.1
Closing                                     4.1
Commission                                  2.2
Company Auditors                            5.2
Company Shares                              1.6
Constituent Corporations                    2.3
Delaware Law                             Recital A
Determination Date                          5.4
Employee Plan                               6.18
Environmental Laws                          6.25
ERISA                                       6.18
ERISA Affiliate                             6.18
Escrow Shares                               2.8
Excess                                      5.6
Exchange Act                                7.2
FDA                                         6.14
FIFO                                        1.2
GAAP                                        1.2
Hazardous Materials                         6.25
Interim Financial Statements                6.5
Leases                                      6.11
Liabilities                                 6.7
Merger                                   Recital A
Merger Consideration                        5.1
Montana Law                              Recital A
Multiemployer Plan                          6.18
Optionholder                                2.7
Parent Stock or Parent Shares               2.2
Pension Plan                                6.18
Principals                                  5.2
Proprietary Rights                          6.22
Proxy Statement                             2.2
Registration Statement                      2.2
Related Persons                             6.28
Release Date                                5.5
Stockholders' Meeting                       2.1
Structures                                  6.11
Surviving Corporation                       2.3
Uncollected Accounts Receivable             5.3
Welfare Plan                                6.18


                                  ARTICLE II

                                  THE MERGER
                                  ----------

     2.1  Approval of Transaction.  The transaction and the transaction
          -----------------------
documents set forth in this Agreement shall be submitted for adoption and approval to the Stockholders at a meeting to be duly held for this purpose by the Company (the "Stockholders' Meeting"). The Parent, the Purchaser and the Company shall coordinate and cooperate with respect to the timing of such Stockholders' Meeting. At such Stockholders' Meeting, the Board of Directors of the Company shall recommend that the Stockholders approve this Agreement, the other transaction documents, the Merger and the other transactions set forth in this Agreement.

     2.2  Registration Statement and Proxy Statement.  The Parent's common stock
          ------------------------------------------
to be issued in the Merger (the "Parent Stock" or "Parent Shares") will be registered under the Securities Act pursuant to a registration statement on Form S-4 (the "Registration Statement"). The Registration Statement shall be prepared jointly by the Parent and the Company and shall include a proxy statement (the "Proxy Statement") to be provided to the Stockholders in connection with the Stockholders' Meeting. The Parent shall use its best efforts to file the Registration Statement with the Securities and Exchange Commission (the "Commission") prior to September 30, 1996, and each of the Parent and the Company shall use its best efforts to respond to the comments of the Commission and to cause the Registration Statement to be declared effective and the Proxy Statement to be mailed to the Stockholders, as soon as reasonably practicable. The Company shall provide the Parent any information concerning the Company for inclusion in the Registration Statement and the Proxy Statement which may be required under applicable law. The Parent and the Company shall promptly notify the other of the receipt of the comments of the Commission and of any request from the Commission for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information, and will promptly supply the other with copies of all correspondence between it or its representatives, on the one hand, and the Commission or members of its staff, on the other hand, with respect to the Registration Statement or the Merger. If any time prior to the Stockholders' Meeting with respect to the Proxy Statement or its effective date with respect to the Registration Statement, any event should occur which is required by applicable law to be set forth in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, the party with knowledge of such event will promptly inform the other parties to this Agreement. In such case, the Parent and the Company will, upon learning of such event, promptly prepare such amendment or supplement and shall file such amendment or supplement with the Commission. The Company will notify the Parent at least twenty-four
(24) hours prior to the mailing of the Proxy Statement, or any amendment or supplement thereto, to the Stockholders.

     2.3  The Merger.  At the Closing Date, in accordance with this Agreement,
          ----------
the Delaware Law and the Montana Law, the Company shall be merged with and into the Purchaser, the separate existence of the Company (except as may be continued by operation of law) shall cease, and the Purchaser shall continue as the surviving corporation under the corporate name it possesses, and with the same articles of incorporation as in effect, immediately prior to the Closing Date. Hereinafter, the Purchaser is sometimes referred to as the "Surviving Corporation" and the Purchaser and the Company are sometimes referred to as the "Constituent Corporations."

     2.4  Effect of the Merger.  When the Merger has been effected, the
          --------------------
Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, of the Constituent Corporations; all property, real, personal and mixed (including the Assets), and all debts due on whatever account and all choses in action, and all and every other interest, of or belonging to or due each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in the Purchaser, the Company or the Surviving Corporation shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations so merged; any claim existing or action or proceeding pending by or against any of the Constituent Corporations may be substituted in its place. The Surviving Corporation shall have all the rights, privileges, immunities, powers and franchises, and shall be subject to all the duties and liabilities of a corporation organized under the Delaware Law, and neither the rights of creditors nor any liens upon the respective properties of the Constituent Corporations and the Surviving Corporation shall be impaired by the Merger; all with the effect set forth in the Delaware Law.

     2.5  Consummation of the Merger.  Subject to the satisfaction or waiver of
          --------------------------
the conditions hereinafter set forth, the appropriate party hereto will cause the Merger to be consummated at the Closing Date, as defined herein, by filing all appropriate filings with the Secretaries of State of Delaware and Montana, to be effective on the date following the Stockholders' Meeting, or as soon thereafter as practicable, in such form as required by, and executed in accordance with, the relevant provisions of the Montana Law and the Delaware Law (when accepted by the Secretary of State of Delaware on the date following the Stockholders' Meeting, or as soon thereafter as practicable, being the "Closing Date").

     2.6  Conversion of Securities.  By virtue of the Merger and without any
          ------------------------
action on the part of the Parent, the Purchaser, the Company or the Surviving Corporation, other than the exchange of securities as set forth in Section 2.8 hereof, the Stockholders, except for holders of Dissenting Shares, shall receive $110 for each outstanding Company Share, to be paid in the form of shares of Parent Stock, valued at the Nominal Share Price and distributed subject to and in accordance with Section 2.8 hereof and cash for any fractional shares pursuant to Section 2.10 hereof.

     2.7  Company Stock Options.  At the Closing Date, each outstanding Company
          ---------------------
Stock Option to purchase Company Shares, a list of which is attached hereto as Exhibit D, whether vested or unvested, shall be cancelled and each holder of a Company Stock Option (the "Optionholder") listed in Exhibit D hereto shall receive, in lieu thereof, a number of shares of Parent Stock, distributed subject to and in accordance with Section 2.8 hereof, computed according to the following formula:

                            PS   =  ($110 x OS) - EP
                                    ----------------
                                          NSP
          Where:

               PS = the number of shares of Parent Stock to be issued to the Optionholder

               OS = the number of Company Shares, whether vested or unvested, covered by the Company Stock Option held by the Optionholder

               EP = the aggregate option exercise price, as specified in the Company Stock Option, payable upon exercise of the Company Stock Option to purchase the Company Shares comprising the "OS" portion of this foregoing formula

               NSP = the Nominal Share Price;

and cash for any fractional shares pursuant to Section 2.10 hereof; provided, however, that such number of shares of Parent Stock and Cash to be delivered hereunder shall be net of FICA and other withholding taxes in the amounts determined by the Company and set forth on Exhibit D hereto; the obligation to forward the amount of such taxes to the IRS and other applicable tax authorities shall be the responsibility of the Company, however, Sunrise agrees to transfer to the Company the amount of FICA and withholding taxes withheld pursuant hereto in connection with the preparation and filing of the Company's tax return and at the request of the Company or the Stockholder Representative.

     2.8  Conveyances of the Parent Stock to Stockholders and Optionholders.
          ------------------------------------------------------------------
Subject to the terms and conditions of this Agreement, on the Closing Date, in exchange for certificates representing all of the Company Shares (the "Certificates") and an Acknowledgment of Cancellation and Release in the form attached hereto as Exhibit I (the "Acknowledgment") with respect to all stock option agreements covering Company Stock Options, Parent shall deliver certificates representing 85% of the number of Parent Shares to be delivered to the Holders as provided in this Agreement, together with 100% of the cash payable in respect of fractional shares as provided in Section 2.10 hereof. The remaining 15% of the number of Parent Shares to be paid to the Holders (the "Escrow Shares") shall be issued in the name of the Holders and retained by the Parent pursuant to Article III hereof and paid or delivered, if applicable, to the Holders in accordance with Article V hereof.

     2.9  Exchange of Certificates.  Subject to the provisions of Sections 2.8
          ------------------------
hereof, each holder of a Certificate shall be entitled to receive in exchange therefor, upon surrender thereof, and each Optionholder shall be entitled to receive upon delivery of an Acknowledgment with respect to all stock option agreements covering Company Stock Options held by the Optionholder, a certificate or certificates representing the number of whole Parent Shares into which such holder's Company Shares were converted pursuant to Section 2.6 hereof or which the Optionholder shall be entitled to receive pursuant to Section 2.7 hereof, and a check representing any cash payable in lieu of any fractional Parent Share pursuant to Section 2.10 hereof. If any certificate for Parent Shares is to be issued in a name other than that in which the Certificate for Company Shares, surrendered in exchange therefor, is registered or, in the case of Optionholders, in a name other than the name of the Optionholder, it shall be a condition of such issuance that the person requesting such issuance shall pay any transfer or other tax required by reason of the issuance of certificates for such Parent Shares in a name other than that of the registered holder of the certificate surrendered or the name of the Optionholder, or shall establish to the satisfaction of the Parent or its agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Parent nor the Purchaser shall be liable to any Stockholder or any Optionholder for any number of Parent Shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.10  Fractional Shares.  No fractional shares of Parent Stock shall be
           -----------------
issued, but in lieu thereof, each Stockholder or Optionholder, as the case may be, shall receive from the Parent an amount of cash equal to the product of (i) the fraction of a share of Parent Stock to which such Stockholder or Optionholder would otherwise be entitled, multiplied by (ii) the Nominal Share Price.

(DENNIS, PLEASE READ NEW UP UNTIL 3.2)

      2.11  Dissenting Shares.  The holders of Dissenting Shares, if any, shall
            -----------------
be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of Sections 35-1-826 through 35-1-839, or their successors, of Montana Law. Notwithstanding the foregoing, if, in accordance with such sections of the Montana Law, any holder of Dissenting Shares shall forefeit such right to payment of the fair value of such shares, such shares shall thereupon be converted into, as of the Closing Date, the right to receive that number of shares of Parent Stock as specified in and in accordance with
Section 2.6 hereof. In the event of such a forfeiture, such holder of Dissenting Shares shall, as of the later of the Closing Date or the occurrence of such event, deliver his Certificate or Certificates representing such Dissenting Shares to the Parent, and upon surrender of such Certificate or Certificates, the Parent shall issue and deliver to such holder the number of shares of Parent Stock which such holder would have been entitled under Section
2.6 hereof and any cash payment in lieu of fractional shares as specified in
Section 2.10 hereof (less the number of Escrow Shares to be retained by Purchaser pursuant to Section 2.8 and Article III hereof).

     2.12  Tax-Free Reorganization.  The Merger is intended to be a
           -----------------------
reorganization within the meaning of Section 368(a)(2)(D) of the Code, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code.


                                  ARTICLE III
                                 ESCROW SHARES
                                 -------------

     3.1   Escrow Shares.  The Escrow Shares shall be issued in the name of the
           -------------
Holders and retained in Escrow by the Parent for 12 months after the Closing Date to cover any (a) Shortfall in the Net Worth guarantee, (b) any Uncollected Accounts Receivables (as defined), or (c) any other indemnification Claims determined to be valid pursuant to Section 5.6 hereof. Except to the extent of such Shortfall, Uncollected Accounts Receivable or Claims which have been made pursuant to Section 5.5 hereof, the Escrow Shares shall be delivered to Holders promplty following the twelve (12) month anniversary of the Closing Date. The amount of any Shortfall, Uncollected Accounts Receivable and Claims determined to be valid pursuant to Section 5.6 hereof will be transferred to the Parent by the Holders on a dollar for dollar basis out of the Escrow Shares (valued for purposes of any Shortfall or Uncollected Accounts Receivable at the Nominal Share Price and for purposes of any Claims at the Adjustment Price) as provided in Sections 5.4 and 5.5 hereof. During the period in which the Escrow Shares are retained by the Parent, the Holders shall be entitled to vote the Parent Sahres held as part of the Escrow Shares until an adjustment is conclusively determined pursuant to Sections 5.4 and 5.5 hereof.

     3.2  Stockholder Representative.
          --------------------------
          (a) Wayne Hanson shall be appointed by and constitute the Stockholder Representative and as such serve as and have all powers as agent and attorney-in-fact of each Holder, for and on behalf of such Holders: to give and receive notices and communications; to have authority to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any disputes involving any Claims made by the Parent and the retaining of Escrow Shares by the Parent thereunder; to sign receipts, consents, or other documents to effect the transactions contemplated hereby; to vote the Escrow Shares as directed by the Holders; and to take all actions necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing. If the Stockholder Representative ceases to act as a Stockholder Representative for any reason, such Stockholder Representative or his agent shall notify the Parent of such Stockholder Representative's intent to resign as Stockholder Representative, and Holders entitled to receive a majority of the Escrow Shares (assuming no claim by the Parent has been made for any such Escrow Shares) shall, by written notice to the Parent, appoint a successor Stockholder Representative within 30 days. Notice or communications to or from any Stockholder Representative shall constitute notice to or from each of the Holders.

          (b) The Stockholder Representative shall not be liable for any action taken or not taken as a Stockholder Representative in the absence of such Stockholder Representative's gross negligence or willful misconduct.

          (c) A decision, act, consent or instruction of the Stockholder Representative shall constitute a decision of all the Holders, and shall be final, binding and conclusive upon each of the Holders, and the Purchaser, Parent, and the Company may rely upon any decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and all of the Holders. Parent, Purchaser and the Company are relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction. Although the Stockholder Representative shall not be obligated to obtain instructions from the Holders prior to any decision, act, consent or instruction, if, and to the extent that, the Stockholder Representative receives any written instructions from Holders entitled to receive a majority of the Escrow Shares held by the Parent, the Stockholder Representative shall comply with such instructions.

          (d) The Holders shall share, on a pro rata basis in relation to their holdings of Company Stock and Company Stock Options, the cost of any attorney, accountants or other advisors retained by the Stockholder Representative in connection with any action taken or not taken as a Stockholder Representative. The Stockholder Representative shall be entitled to request in writing and the Parent shall withhold from any escrow payments to the Holders, upon such request, amounts payable to attorney, accountants or other advisors which amounts shall be paid to such individuals or the Stockholder's Representative, as set forth in the request submitted by the Stockholder Representative.


                                  ARTICLE IV
                                    CLOSING
                                    -------


    4.1   The Closing.  The Closing of the transactions provided for in this
          -----------
Agreement (the "Closing") shall take place at the office of Latham & Watkins, 650 Town Center Drive, Costa Mesa, California 92626 at 9:00 a.m. on the Closing Date. If the parties mutually agree, all parties need not be present at the Closing and telefax copies of signatures of parties not present may be treated as originals.

    4.2   Other Deliveries at Closing.  At the Closing, the documents referred
          ---------------------------
to in Article X shall be exchanged by the parties, including but not limited to:

          (a) Delivery of Shares. The Parent shall deliver Parent Shares, the
              ------------------
number of which is determined in Section 2.6 hereof, less the Escrow Shares, and cash payable pursuant to Section 2.10 hereof, to be issued in the Merger in exchange for delivery of the Company Shares to be delivered by the Stockholders, the Acknowledgments to be delivered by the Optionholders and a blank stock power relating to the Escrow Shares, executed by the Stockholder Representative each of the Holders.

          (b) Certificate of Merger.  The Certificate of Merger shall be
              ---------------------
filed with the Secretary of State of Delaware.

          (c) Articles of Merger.  The Articles of Merger shall be filed
              ------------------
with the Secretary of State of Montana.

          (d) Noncompetition Agreement.  The Purchaser and Wayne H. Hanson
              ------------------------
shall enter into a Noncompetition Agreement;

          (e) Employment Agreement.  The Purchaser and Wayne H. Hanson
              --------------------
shall enter into an Employment Agreement.

          (f) Company Certificates; Opinions.  The Company shall deliver the
              ------------------------------
certificates, opinions of counsel and other items described in Article X or as otherwise reasonably required by the Purchaser or Parent and such other evidence of the performance of all the covenants and the satisfaction of all conditions required of the Company by this Agreement and as the Purchaser or Parent shall reasonably require.

          (g) The Purchaser Certificates; Opinions.  The Purchaser and the
              ------------------------------------
Parent shall deliver the certificates, opinions of counsel and other items described in Article X or as otherwise reasonably required by the Company and such other evidence of the performance of all the covenants and the satisfaction of all conditions required of the Purchaser and the Parent by this Agreement and as the Company shall reasonably require.

                                   ARTICLE V
                      ADJUSTMENT OF MERGER CONSIDERATION
                      ----------------------------------

     5.1 Adjustment of Merger Consideration. The total consideration to be paid
         ----------------------------------
pursuant to Sections 2.6 and 2.7 hereof (the "Merger Consideration") shall be reduced by:

         (a) the amount, if any, by which the Company's consolidated audited Net Worth determined in accordance with GAAP, consistently applied, as of the Closing Date is less than $1,375,000;

         (b) the amount of Uncollected Accounts Receivable (as defined in Section 5.3 hereof) which are uncollected on the date which is 6 months following the Closing Date; and

         (c) the amount of any indemnification claims made by Purchaser or Parent pursuant to Section 9.1 hereof and determined to be valid pursuant to
Section 5.6 hereof.

     5.2  Determination of Net Worth.  The Closing Balance Sheet shall be
          --------------------------
prepared in accordance with GAAP and audited at the Parent's expense by the Parent's independent accounting firm, Peat Marwick, according to generally accepted auditing standards, with a report of the Net Worth to be issued within seventy-five (75) days after the Closing Date. The Parent shall deliver the Closing Balance Sheet to the stockholder Representative, reflecting all adjustments deemed appropriate by Peat Marwick and Peat Marwick's final report considering the Net Worth of the Company. The Stockholder Representative, at the expense of the Stockholders, may cause independent certified public accountants (the "Company Auditors") to prepare its own independent opinion of Closing Balance Sheet and the Net Worth of the Company, with full access to Peat Marwick's final report and back-up work papers. The opinion of Company Auditors shall be delivered to the Parent no later than the thirty (30) days following the date on which the Peat Marwick report of the Net Worth is delivered to the Stockholder Representative. In the event there is a disagreement between the two audit firms which affects the Merger Consideration, a senior management representative of the Parent and the Stockholder Representative (the "Principals") shall then have an additional thirty (30) days following the delivery of the independent opinion by Company Auditors to resolve the dispute. If the Principals are unable to resolve the issue, it shall then be turned over to a third mutually acceptable major accounting firm, who shall act as arbitrator and whose decision shall be binding as to Net Worth. The arbitration costs of the arbitrating accountants shall be borne on a pro rata basis according to the degree to which the positions of the respective parties are not accepted by the arbitrating accounts so selected. For purposes of determining the Net Worth of the Company, the Parent's auditors shall use the accounting methods, principles, and practices already utilized by the Company to prepare its financial statements, so long as such accounting methods, principles, and practices represent GAAP. See Section 8.3(b) hereof.

     5.3  Collections of Accounts Receivable.  Within five (5) business days
          ----------------------------------
prior to the six (6) month anniversary of the Closing Date, the Stockholder Representative shall notify the Purchaser and the Parent of the amount that remains outstanding and unpaid on any (i) accounts receivable listed on the Closing Balance Sheet, net of any bad debt reserve and the amount of the receivables for which the Company has negotiated terms extending beyond 180 days from the Closing Date, as specified in the Disclosure Letter to the extent not already reflected in the foregoing bad debt reserve, all as properly reflected on the Closing Balance Sheet, and (ii) the amount of any accounts receivable that were incorrectly overstated on the Closing Balance Sheet (together, the "Uncollected Accounts Receivable").

     5.4  Adjustment of Merger Consideration based on Net Worth of the
          ------------------------------------------------------------
Company and Uncollected Accounts Receivable.  The Merger Consideration shall be
-------------------------------------------
adjusted as follows: The Parent shall be entitled to transfer to itself, out of the Escrow Shares, by operation of the stock power delivered pursuant to Section
4.2 (a) hereof, on a pro rata basis a number of the Parent Shares (valued at the Nominal Share Price):(i) on the Determination Date (the date on which the Net Worth of the Company is finally determined pursuant to Section 5.2 being the "Determination Date") equal in total value to the Shortfall as determined pursuant to Section 5.2 hereof, and (ii) on the six (6) month anniversary of the Closing Date equal in value to the Uncollected Accounts Receivable as determined pursuant to Section 5.3 hereof.

     5.5  Indemnification Adjustment.  The Merger Consideration set forth in
          --------------------------
Section 2.6 shall be further adjusted as follows: Prior to the date that is twelve (12) months following the Closing Date (the "Release Date"), the Parent may notify the Stockholder Representative in writing that it elects not to have disbursed from the Escrow Shares any amount owed for any Claim relating to indemnification hereunder (as described in Section 9.1 hereof). Parent shall be under no obligation to release such Escrow Shares until the validity of such Claim or Claims has been determined pursuant to Section 5.6 hereof. Parent shall be entitled to transfer to itself out of the Escrow Shares, by operation of the stock power delivered pursuant to Section 4.2(a) hereof, on a pro rata basis a number of the Parent Shares (valued at the Adjustment Price) included in the Escrow Shares having a value equal to the amount of any Claim or Claims determined to be valid under Section 5.6 hereof. All Escrow Shares having a value in excess of such Claims shall be disbursed on the Release Date to the Holders.

     5.6  Determination of Validity.  In the event that the Parent or Purchaser
          -------------------------
elects to make a Claim under Section 9.1 hereof or Section 5.5 hereof which may be offset against the Escrow Shares, the Parent or Purchaser shall provide notice of such Claim to the Stockholder Representative. Thereafter, if the Claim is disputed by the Stockholder Representative and notice of such objection is received by the Parent and Purchaser within fifteen (15) days following the date on which the Stockholder Representative receives the Parent's or Purchaser's notice, a senior management representative of the Parent and the Stockholder Representative (the "Principals") shall have fifteen (15) days following receipt of the Parent's or Purchaser's notice to resolve the dispute. If the Principals are unable to resolve the Claim, the validity of the Claim shall be determined by arbitration in San Diego, California, as set forth in Section 11.6 hereof. If the Parent or Purchaser do not timely receive an objection notice, then the Claim in the amount alleged by the Parent and the Purchaser shall be deemed to be valid and correct. No offset (other than an adjustment as set forth in Sections 5.4 above) shall be permitted if the relevant Claim is properly disputed as set forth in the second sentence of this Section 5.6 unless and until its validity is finally determined in such arbitration proceedings and evidenced by a written finding or order. Notwithstanding the foregoing, a claim pursuant to Section 6.22(m) or Section 9.8 hereof, if based on Parent's or Purchaser's reasonable belief that the IRS might disqualify the Merger as a tax-free reorganization within the meaning of Section 368(a)(2)(D) of the Code, shall entitle Parent or Purchaser to make a Claim under Section 9.1 hereof or
Section 5.5 hereof, the validity of which shall not be subject to determination pursuant to this Section 5.6 prior to a final ruling by the IRS or mutual agreement of the Parent and the Stockholder Representative.

     There shall be no increase in Merger Consideration if Net Worth exceeds $1,375,000 or if the amount of Accounts Receivables collected exceeds that set forth on the Closing Balance Sheet.

                                  ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     As of the date of this Agreement, except as set forth in the Disclosure Letter, the Company hereby represents and warrants to the Purchaser and to the Parent as follows:

     6.1  Due Organization of the Company.  The Company is a corporation duly
          -------------------------------
organized, validly existing and in good standing under the laws of the State of Montana, and has all requisite power and authority to own, lease and operate its properties and conduct its business as it is presently being conducted and contemplated to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties except where the failure to be so qualified would not have a Material Adverse Effect on the Company.

     6.2  Authorization.  The Company has all requisite power and authority to
          --------------
own, lease, and operate the Assets, to conduct its business as it is presently being conducted and to execute and deliver the documents called for in this Agreement to which it is a party. The Company has all necessary corporate power and authority to enter into this Agreement and has taken all corporate action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder, provided that the consummation of the merger shall be subject to approval of the Stockholders. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     6.3  Capitalization of the Company.  The authorized capital stock of the
          -----------------------------
Company consists of 1,000,000 shares of common stock, no par value per share. Currently, there are 53,574 shares of such common stock outstanding. Except for the Company Stock Options, which in the aggregate entitle the holders thereof to purchase 14,625 Company Shares, as set forth on Exhibit D hereto, there are no other outstanding subscriptions, calls, commitments, warrants or options for the purchase of shares of any capital stock or other securities of the Company or any securities convertible into or exchangeable for shares of capital stock or other securities issued by the Company, or any other commitments of any kind for the issuance of additional shares of capital stock or other securities issued by the Company. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of the preemptive rights of any of any person. The Company has no wholly or partially-owned subsidiaries, and has no equity or debt investment in any corporation, partnership, joint venture or other entity.

     6.4  Financial Statements.
          --------------------
          (a) The financial statements as of and for the period ended December 31, 1995 as set forth in Exhibit E attached hereto and the balance sheet of the Company included therewith (collectively, the "1995 Financial Statements") have been prepared in accordance with GAAP consistently applied, as at the date and for the periods covered thereby. The interim financial statements, dated as of June 30, 1996, included therewith, including a balance sheet dated as of the same date (the "Interim Financial Statements"), have been prepared in accordance with GAAP, consistently applied as of the date and for the periods covered thereby. Each of the 1995 Financial Statements and the Interim Financial Statements fairly presents the financial condition and results of operations of the Company as at the dates and for the periods then ended. At the respective dates of the financial statements, there were no Liabilities (as defined in Section 6.7 hereof) of the Company, which in accordance with GAAP, should have been shown or reflected in such financial statements or the notes thereto, which are not shown or reflected in such financial statements or the notes thereto.

          (b) The Assets set forth in the Financial Statements are valued at actual cost less an adequate and proper depreciation charge. The Company has not depreciated any of the Assets on an accelerated basis or in any other manner, inconsistent with applicable IRS and state guidelines, if any.

          (c) The Company has made and kept books, records and accounts, which, in reasonable detail, accurately and fairly reflect its activities and the transactions and dispositions of its Assets.

     6.5  Accounts Receivable.  The accounts receivable reflected on the Interim
          -------------------
Balance Sheet and all accounts receivable arising since the Interim Balance Sheet represent bona fide claims of the Company against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, contracts or customer requirements. Said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business without cost in collection efforts therefor, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on the Interim Balance Sheet and, in the case of accounts receivable arising since the Interim Balance Sheet, to the extent of a reasonable reserve for bad debts on accounts receivable which is not proportionately greater than the reserve for bad debts reflected on the Interim Balance Sheet. No indemnification claims shall be made in reliance on the representations and warranties of this Section 6.5 to the extent that the amounts claimed are reflected in a purchase price adjustment made pursuant to Section 5.4 hereof.

     6.6  No Undisclosed Liabilities.  The Company has no liabilities,
          --------------------------
obligations or commitments of any nature (absolute, accrued, contingent or otherwise), matured or unmatured (herein "Liabilities"), which individually or in the aggregate, are material except (i) Liabilities which are adequately reflected or reserved against in the Interim Financial Statements, (ii) Liabilities which have been incurred in the ordinary course of business and consistent with past practice since the date of the Interim Financial Statements, and (iii) Liabilities disclosed in the Disclosure Letter.

     6.7  Inventory.  All inventory reflected on the 1995 Financial Statements
          ---------
and the Interim Financial Statements at the dates thereof were, and all inventory to be reflected on the Closing Balance Sheet as of the Closing Date (except to the extent in each case of reserves reflected thereon), is and will be, of a quality and quantity usable or salable in the ordinary course of business. All such inventory to be reflected on the Closing Balance Sheet will be reflected with adequate provisions or adjustments for excess inventory, slow-moving inventory and inventory obsolescence at the lower of cost or market value using the FIFO method of valuation.

     6.8  Absence of Certain Changes or Events.  Since the date of the 1995
          ------------------------------------
Financial Statements, and except as disclosed in the Interim Financial Statements or in the Disclosure Letter:

          (a) There has not been (i) to the knowledge of the Company any material adverse change in the business, operations, properties, Assets, technology, condition (financial or otherwise), Liabilities, employee relations, customer, supplier, distributor or franchise relations, if any, or prospects of the Company, (ii) any failure to operate the Company in the ordinary course of business or failure to use reasonable efforts to preserve the business intact, to keep available to the Company the services of personnel, and to preserve for the Company the goodwill of the suppliers, customers, distributors, consultants, contract manufacturers and others having business relations with the Company,
(iii) any delay or failure to repay when due any material obligation of the Company, (iv) any revaluation by the Company of any of the Assets, including without limitation, any write off of notes or accounts receivable other than in the ordinary course of business, or (v) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company.

          (b) The Company has not (i) incurred, or become subject to, any obligation or Liability greater than $10,000, except for Liability resulting from raw materials, tooling, and components purchased in the ordinary course of business and consistent with past practice, (ii) except in the ordinary course of business and consistent with past practice, sold, transferred, leased, pledged or mortgaged or agreed to sell, transfer, lease, pledge, or mortgage any of the Assets, property or rights, or canceled, waived or compromised or agreed to cancel, waive or compromise, any debts, claims or rights, (iii) made any significant change in any method of management, operation or accounting, (iv) granted any increase in the compensation of its officers or employees (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any of its officers or employees, except for the normal periodic increases made pursuant to established compensation policies applied on a basis consistent with that of the prior two
(2) years, (v) paid any bonus or extraordinary compensation to any employee,
(vi) made or set aside any distribution of any kind or character to its Holders,
(vii) issued or committed to issue any capital stock or any securities convertible into capital stock, except for the issuance of the Company Shares pursuant to the exercise of outstanding Company Stock Options, as listed and attached hereto in Exhibit D, in accordance with the terms thereof, (viii) purchased or acquired capital Assets costing more than $10,000 in any one instance, or (ix) entered into any other material transaction other than in the ordinary course of business and consistent with past practice.

    6.9   Title to Assets; Facilities.  The Company has good and marketable
          ----------------------------
title (and in the case of its real property fee simple title) to all of its material assets, including real property, and does not lack good and marketable title to any combination of its assets which together are material except for Assets sold since the date of the 1995 Financial Statements or the Interim Financial Statements, as the case may be, in the ordinary course of business and consistent with past practice.

          (a) None of the Assets is subject to any mortgage, deed of trust, pledge, lien, security interest, encumbrance, claim or charge of any kind or character except (i) liens for taxes or other amounts not yet due and payable, and (ii) liens and encumbrances which in the aggregate are not substantial in amount, do not materially impair the usefulness or value of such Assets, and have not arisen other than in the ordinary course of business. There are no liens on the Assets for any taxes, except as disclosed in the Disclosure Letter.

          (b) All material assets (considered singly or in a combination) are and have been maintained in good working condition and repair subject to normal wear and tear, in accordance with normal industry practice. The Assets include (without limitation) all assets necessary for the conduct of the Company's business in the ordinary course and are sufficient for the operation of the Company's business as currently conducted and to the knowledge of the Company conform in all material respects to all applicable regulations (including Environmental Laws, as defined in Section 6.24) relating to their construction, use and operation.

          (c) The Company has in all material respects performed all the obligations required to be performed by it with respect to all Assets leased by it through the date hereof, except where the failure to perform would not in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company.

          (d) The Company enjoys peaceful and undisturbed possession of all Facilities owned or leased by it, and such Facilities are not subject to any Encumbrances, encroachments, building or use restrictions, exceptions, reservations or limitations which in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company.

          (e) To the Company's knowledge, all Facilities have received all required approvals of governmental authorities (including without limitation permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in the connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable regulations. The Disclosure Letter contains a complete list of all approvals of governmental authorities (including without limitation permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) which have been obtained by the Company.

          (f) There are no pending or, to the Company's knowledge, threatened condemnation proceedings relating to any of the Facilities. The Company has received no notice and is not aware of any special assessment relating to any Facility or any portion thereof and there is no pending or threatened (in writing) special assessment.

          (g) The real property improvements (including leasehold improvements), equipment and other tangible assets owned or used by the Company at the Facilities are (i) adequately insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which would not be material, (v) sufficient for the operation of the Company's business as presently conducted, (vi) in conformity, in all material respects, with all applicable regulations, and (vii) supplied with and anticipated to continue to be supplied with utilities and services necessary for their operation as presently operated. None of said improvements, equipment or other assets is subject to any commitment or other arrangement for their sale or use by any affiliate of the Company or any third party.

    6.10  Leases, Premises.  The Company has provided to the Purchaser or the
          ----------------
Parent true, correct and complete copies of all real property leases, subleases, amendments, options and other leasehold interests to which the Company is a party (the "Leases"). There is no existing default or event of default (or event which with notice or lapse of time or both would constitute a default or an event of default) under, or material breach by the Company, by any other party thereto, of any of the Leases. Except as set forth in the Disclosure Letter, the Company has not made any modification or alteration to any Structure or property subject to any Lease, prior to or after the expiration of such Lease, which was not approved by the relevant landlord, and which could result in the imposition of any Liability, assessment or charge against the Company. No consent need be obtained from any person in respect of any Leases in connection with the transactions contemplated by this Agreement. No reserves are required in the 1995 Financial Statements or the Interim Financial Statements to provide for the restoration of the properties or structures thereon subject to the Leases at the end of the respective lease terms.

    6.11  Contracts and Commitments; Disclosure.  The Company is not in breach
          -------------------------------------
of violation of, or default under, and there is no valid basis for a claim that the Company is in breach or violation of, or default under, any material agreement, instrument, indenture, deed of trust, commitment, Contract or other obligation of any type to which the Company is a party (or is bound), and no event has occurred which constitutes or, with the lapse of time or the giving of notice, or both, would constitute such a breach, violation or default by the Company thereunder. In the Disclosure Letter, the Company has listed all of its material Contracts, including but not limited to, its employment contracts and the purchase or sale or raw materials. To the best knowledge of the Company, there is no default by any party to any of the Contracts, which default could have a Material Adverse Effect on the business or operations of the Company.

    6.12  Litigation, Proceedings and Applicable Law.  As of the Closing Date,
          ------------------------------------------
there are no actions pending at law or in equity or before or by any governmental authority or instrumentality or before any arbitrator of any kind, or to the knowledge of the Company, threatened (in writing) or expected:

          (a) against, related to or affecting (i) the Company, its business or the Assets (including with respect to Environmental Laws), (ii) any employee plan of the Company or any trust or other funding instrument, fiduciary or administrator thereof, (iii) any officers or directors of the Company in their capacity as such,

          (b) seeking to delay, limit or enjoin, or that would have the effect of delaying, limiting or enjoining the consummation of the transactions contemplated hereby, or

          (c) in which the Company is a plaintiff, including any derivative suits brought by or on behalf of the Company.

          To the knowledge of the Company, there is no valid basis for any such action, proceeding or investigation. The Company is not aware of any facts that may provide a reasonable basis for any such action, proceeding or investigation in the future. The Company is not in default with respect to or subject to any court order, and there are no unsatisfied judgments against the Company, its business or the Assets which individually or in the aggregate may be expected to have a Material Adverse Effect on the Company. There are no court orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect the Company or any Facility or Facility formerly occupied, managed or owned by the Company.

          6.13  Compliance with Law.  To the Knowledge of the Company, the
                --------------------
Company and the conduct of its business are in compliance with all applicable laws, statutes, rules, ordinances and regulations, whether federal, state or local, including, without limitation, those promulgated by the Food and Drug Administration (the "FDA") and those governing building, zoning, safety, antipollution, health, waste disposal, and hazardous or toxic substances. The Company has not received notice of any violation of any applicable federal, state or local statute, law or regulation (including, without limitation, any applicable FDA or other law, ordinance or regulation) or of any investigation relating to the same, which violation might have a Material Adverse Effect on its properties or the operation of its business; the Company has not experienced any voluntary or involuntary recalls of its products; and, the Company is not aware or any presently existing circumstances that are likely to result in violations of such laws, statutes, ordinances or regulations which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

          6.14  Insurance.  The Company maintains and has maintained
                ----------
continuously, with responsible insurance carriers, workmen's compensation, real property, and general liability insurance and such other insurance policies as are customarily carried by similar businesses. All insurance coverage applicable to the Company, its business, the Assets or its employees (a) is in full force and effect, (b) insures the Company in reasonably sufficient amounts (consistent with industry standards) against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, (c) provides coverage as may be required by applicable regulation of which the Company has knowledge and by any and all contracts to which the Company is a party and (d) has been issued by insurers of recognized responsibility. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. There are no provisions in such insurance policies for retroactive or prospective premium adjustments. The Company is not in default under any of such policies or binders, and the Company has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. To the Knowledge of the Company, there are no facts upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. Copies of all such policies have been made available to the Purchaser and Parent for its inspection.

     6.15  Books and Records.  The Company has made and kept books, records
           -----------------
and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The minute books of the Company accurately and adequately reflect all action previously taken by the Stockholders, Board of Directors and committees of the Board of Directors of the Company. The copies of the stock book records of the Company heretofore delivered to the Purchaser and Parent are true, correct and complete, and accurately reflect all transactions effected in the stock of the Company through and including the date hereof. The Company has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

     6.16  Severance Arrangements.  The Company has not entered into any
           ----------------------
severance or similar arrangement in respect of any personnel that provides for any obligation (absolute or contingent) of the Company or any other person to make any payment to any such personnel following termination of employment.

     6.17  Fringe Benefit and Pension Plans.
           --------------------------------

          (a) Definitions.  The following terms, when used in this Section 6.18,
              -----------
shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

               (1) Benefit Arrangement.  Any employment, consulting, severance
                   -------------------
     or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or postretirement insurance, compensation or benefit which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or an ERISA Affiliate or under which the Company or an ERISA Affiliate may incur any liability, and
     (C) covers any employee or former employee of the Company or any ERISA Affiliate.

               (2) Employee Plan.  Any Benefit Arrangement, Multiemployer Plan,
                   -------------
     Pension Plan and Welfare Plan, as amended.

               (3) ERISA.  The Employee Retirement Income Security Act of 1974,
                   -----
     as amended.

               (4) ERISA Affiliate.  "ERISA Affiliate" shall mean any entity
                   ---------------
     which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with the Company as defined in
     Section 414(b), (c), (m) or (o) of the Code.

               (5) Multiemployer Plan.  Any "multiemployer plan," as defined in
                   ------------------
     Sections 3(37) or 4001(a)(3) of ERISA, (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contributed to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate.

               (6) Pension Plan.  Any "employee pension benefit plan" as defined
                   ------------
     in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five (5) years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate.

               (7) Welfare Plan.  Any "employee welfare benefit plan" as defined
                   ------------
     in Section 3(1) of ERISA, (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and
     (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

          (b) Disclosure: Delivery of Copies of Relevant Documents and Other
              --------------------------------------------------------------
Information.  The Disclosure Letter contains a complete list of Employee Plans
-----------
of the Company. True and complete copies of each of the Employee Plans of the Company have been delivered to the Parent or the Purchaser. The Disclosure Letter contains a description of the complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of the Company, and a description setting forth the amount of any liability of the Company as of the Closing Date with respect to each Welfare Plan.

               (c)  Representations.
                    ---------------

                    (1)  There are no ERISA Affiliates.

                    (2)  There are no Pension Plans.

                    (3) There are no Multiemployer Plans.

                    (4)  There are no Welfare Plans.

                    (5) Benefit Arrangements.  Each Benefit Arrangement which
                        --------------------
     covers or has covered employees or former employees of the Company has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including but not limited to the Code. Except as provided by law, the employment of all persons presently employed or retained by the Company is terminable at will.

               (6) Deductibility of Payments.  There is no contract, agreement,
                   -------------------------
     plan or arrangement covering any employee or former employee of the Company that, individually or collectively, provides for the payment by the Company of any amount that is not deductible under Section 162(a)(1) or 404 of the Code.

               (7) Fiduciary Duties and Prohibited Transactions.  Neither the
                   --------------------------------------------
     Company nor any plan fiduciary of any Benefit Arrangement which covers or has covered employees or former employees of the Company has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code which would have a Material Adverse Effect on the Company or on the Surviving Corporation.

               (8) Litigation.  Neither the Company, nor any Employee Plan which
                   ----------
     covers or has covered employees or former employees of the Company is a party to any litigation, relating to or seeking benefits under any Employee Plan.
               (9) No Amendments.  The Company has not announced any plan or
                   -------------
     legally binding commitment to create any additional Employee Plans which are intended to cover employees or former employees of the Company or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of the Company.

               (10) No Other Material Liability.  No event has occurred in
                    ---------------------------
     connection with which the Company or any Employee Plan, directly or indirectly, could be subject to any material liability (i) under any statute, regulation or governmental order relating to any Employee Plans or
     (ii) pursuant to any obligation of the Company to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

   6.18   Employment Practices
          --------------------

          (a) No employees of the Company are represented by any labor organization, and, as of the date hereof, no labor organization or group of employees of the Company has made a demand for recognition, has filed a petition seeking a representation proceeding nor, to the best knowledge of the Company, has any intention to hold an election of a collective bargaining representative. There is no strike, work stoppage or labor disturbance pending or threatened which involves any employees of the Company.

          (b) As of the date of this Agreement, there are at present no claims against the Company pending or to its knowledge threatened by any governmental authority, labor organization, or employee alleging that the Company has violated any applicable laws with respect to employment practices, employment documentation, terms and conditions of employment, wages or hours. The Company is not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other domestic or foreign governmental agency, and there are no facts or information which could give rise thereto.

    6.19  Consents and Approvals.  No consent, approval or authorization of,
          ----------------------
or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for approval by the Stockholders of the Company.

    6.20 Warranty and Product Liability Matters. The Company has not committed
         --------------------------------------
any act and there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or liability for breach of warranty (whether covered by insurance or not) on the part of the Company, with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date. To the Knowledge of the Company, the Company's products and services comply in all material respects with and meet the standards of all applicable federal and state laws. Except as disclosed in the Disclosure Letter, as of the Closing Date, no claims, including but not limited to product or service warranty (other than claims in the normal course of business, consistent in amount and number with those made in prior periods), liability, strict liability or negligence claims, in respect to the Company's products or services are pending or threatened, nor is there any reasonable basis for any such claim.

    6.21   Proprietary Rights.
           ------------------

          (a) All of the Company's registrations of trademarks and of other marks, trade names or other trade rights, and all pending applications for any such registrations and all of the Company's patents, if any, and copyrights and all pending applications therefor, and all other trademarks and other marks, trade names and other trade rights and all other trade secrets, designs, plans, specifications and other proprietary rights, whether or not registered ("Proprietary Rights"), other than trade secrets, designs, plans and specifications are listed in the Disclosure Letter.

          (b) All Proprietary Rights other than trade secrets, designs, plans and specifications are appropriate and sufficient to operate the business and operations of the Company as currently conducted.

          (c) The Company has the right and authority to use and enforce all Proprietary Rights none of which will cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions stated herein. There are not any restrictions on the rights of the Company, and it is reasonably expected that after the Closing Date, there will not be any restrictions on the Company's right, to sell products manufactured or services provided by the Company in connection with its business that incorporate or contain the Proprietary Rights.

          (d) The Company has no licenses granted by or to it or no other agreements to which it is a party, relating in whole or in part to any of the Proprietary Rights.

          (e) To the Company's Knowledge, the Company's use of the Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights. No proceedings have been instituted against or notices received by the Company that are presently outstanding alleging that the Company's use of its Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights. To the Company's Knowledge, no other firm, corporation, partnership, association, business organization or person has the right, to receive a royalty or similar payment in respect of any Proprietary Rights, or to use any of the Proprietary Rights of the Company, on the goods on which they are now being used either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such person, to cause confusion with such trademarks or other Proprietary Rights or to cause a mistake or to deceive. No other firm, corporation, partnership, association, business organization or person has notified the Company or claimed to the Company that it has any of the rights set forth in the immediately preceding sentence.

          (f) The Company has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other firm, corporation, partnership, association, business organization or person.

     6.22 Taxes.
          -----

          (a) Filing of Returns.  There have been properly completed and filed
              -----------------
on a timely basis and in correct form all Returns required to be filed on or prior to the date hereof. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of the Company or any other information required to be shown thereon. In particular, the foregoing returns are not subject to penalties under Section 6662 of the Code, relating to accuracy-related penalties (or any corresponding provision of the state, local or federal Tax law) or any predecessor or successor provision of law.

         (b)  Payment of Taxes.  With respect to all amounts of Taxes imposed on
              ----------------
the Company or for which the Company is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by the Company to taxing authorities or others on or the date (other than reserves for tax liability set forth in the Company's financial statements) hereof have been timely paid.

          (c) Audit History.  No issues have been raised (and are currently
              -------------
pending) by any taxing authority in connection with any of the Returns. No waivers of statutes of limitation with respect to the Returns have been given by or requested from the Company. The Disclosure Letter sets forth (i) the taxable years of the Company as to which the respective statutes of limitations with respect to Taxes have not yet expired, and (ii) with respect to such taxable years, those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. There are no pending or, to the knowledge of the Company, threatened audits, investigations or claims for or relating to any material additional Liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in the reasonable judgment of the Company, or its counsel, are likely to result in a material additional Liability for Taxes. Except to the extent shown on the Disclosure Letter, all deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Interim Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected in the Interim Financial Statements.

          (d) Tax Elections.  All material elections with respect to Taxes
              -------------
affecting the Company as of the date hereof are set forth in the Disclosure Letter.

          (e) Adjustments Under Section 481.  The Company has not agreed to make
              -----------------------------
nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

          (f) Parachute Payment.  The Company is not a party to any agreement,
              -----------------
contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (g) Permanent Establishment.  The Company does not have and has not
              -----------------------
had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country. The Company is not required to be qualified to do business in any state other than Montana.

          (h) Existing Partnerships.  The Company is not a party to any joint
              ---------------------
venture, partnership or other arrangement, contract and relationships that could be treated as a partnership for federal income tax purposes. The Company is not a party to, or bound by (nor will the Company become a party to or bound by) any tax-indemnity, tax-sharing, or tax-allocation agreement. The Company is not now, and has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code.

          (i) Unpaid Tax.  The unpaid Taxes of the Company do not exceed the
              -----------
reserve for tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the Company's Closing Balance Sheet.

          (j) Characterization of the Company and Stockholders.  The Company is
              ------------------------------------------------
not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the application holding period specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not now and never has been an "investment company" within the meaning of Section 368(a)(2)(F)(iii) of the Code. Neither the Company nor any Stockholder is a person other than a United States person within the meaning of the Code.

          (k) No Withholding.  The transaction contemplated herein is not
              --------------
subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law.

          (l) Characterization of Assets.  None of the Assets of the Company is
              --------------------------
property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code. None of the Assets of the Company directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the Assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

          (m) Pre-Arranged Plan of Distribution.  The Stockholders, either
              ---------------------------------
either individually or viewed in combination, are not acquiring the Parent Shares with a view to, and have no pre-arranged or other plan to, dispose of or sell a sufficient number or amount of Parent Shares such that the Merger would be disqualified as tax free pursuant to Section 368(a)(2)(D) of the Code.

     6.23 Payments.  The Company has not, directly or indirectly, paid or
          --------
delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company, which the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jursidiction; and the Company has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner. The Company is in compliance with the Foreign Corrupt Practices Act with respect to disbursements.

         6.24  Environmental Matters.
               ----------------------

               (a) For the purposes of this Agreement, the term "Environmental Laws" shall mean all federal, state and local environmental protection, occupational, health and safety laws, ordinances, restrictions, licenses, rules, regulations and permit conditions, including, but not limited to, the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right to Know, Occupational Safety and Health Act and other federal, state or local laws of similar effect, each as amended and in effect as of the applicable date, and the term "Hazardous Materials" shall mean any hazardous or toxic substances, wastes or materials, defined as such or governed by any applicable Environmental Law.

               (b) (i) To the knowledge of the Company, the Facilities have been and currently are operated and maintained and the Company has operated and is currently operating in compliance with all Environmental Laws. Throughout the period of the Company's ownership and/or operation of the Facilities, the Company has not received any notices, directives, violation reports, actions or claims from or by (1) any federal, state or local governmental agency concerning Environmental Laws or (2) any person alleging that, in connection with Hazardous Materials, conditions at the Facilities or the Company's acts or omissions have resulted in or caused or threatened to result in or cause injury or death to any person or damage to any property, including without limitation, damage to natural resources, and to the Company's knowledge, no such notices, directives, violation reports, actions, claims, assessments or allegations exist;

                    (ii) the Company does not currently lease, operate or own any Facilities with respect to which the Company is a party to any pending proceedings under any Environmental Law, and, to the Company's knowledge, no such proceeding is threatened;

                    (iii) no underground storage tanks either are or, to the Company's knowledge, have been located at any of the Facilities;

                    (iv) there has been no spill, discharge, release, contamination or cleanup of or by any Hazardous Materials used, generated, treated, stored, disposed of or handled by the Company at the Facilities and, to the best of the Company's knowledge, no spill, discharge or release or contamination or cleanup of or by Hazardous Materials has occurred on or to the Facilities by any third party;

                    (v) the Company and has not used, generated, treated, stored, disposed of, handled, transported or released any Hazardous Material in a manner which would give rise to any liability under any Environmental Laws;

                    (vi) the Company is not aware of any facts, events, or conditions (including without limitation the generation, treatment, transport, storage, emission, disposal, release or other placement, deposit or location of any substance) which materially interfere with or prevent continued compliance by the Company with, or give rise to any present or potential liability (including with respect to past activities) under any Environmental Laws; and

                    (vii) the Company has neither released any other person from any claim under any Environmental Law nor waived any rights or defenses concerning any environmental conditions at the Facilities or in connection with the Company's use, ownership and/or operation of the Assets.

          The Company's last inspection reports, including a Phase I Assessment for the real property owned by the Company, from each applicable authority with respect to any Environmental Laws and relating to its Facilities, properties, Assets, personnel or business activities are identified in the Disclosure Letter and copies have been delivered to Parent and Purchaser.

         6.25  No Conflict or Violation.  Neither the execution and delivery
               -------------------------
of this Agreement nor the consummation of the transactions contemplated hereby will result in a (a) violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of the Company, (b) breach of or a default under any term or provision of any contract, agreement, lease commitment, license, franchise or permit to which the Company is a party or an event which with notice, lapse of time, or both, would result in any such breach or default, or (c) violation by the Company of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree, or award, or an event which with notice or lapse of time (or both) would result in any such violation which in the case of (b) or (c) would have a Material Adverse Effect on the Company.

   6.26  Material Misstatements or Omissions.  At and as of the Closing Date,
         -----------------------------------
no representations or warranties by the Company in this Agreement, nor any document, exhibit, certificate or schedule furnished to the Purchaser or Parent pursuant hereto, or in connection with the transactions contemplated hereby, or in connection with the S-4 Registration Statement contain or will contain any untrue statement of a material fact, or omit or will omit to state any material fact necessary to make the statements or facts contained herein or therein in the context in which they were made not misleading. Each such document, certificate or schedule furnished to the Purchaser or Parent pursuant hereto, or in connection with the transactions contemplated hereby, fully and fairly presents in all material respects the information called for thereby and set forth therein. To the best of the Company's knowledge, the Company has disclosed all events, conditions and facts materially affecting the business, prospects and financial condition of the Company.

   6.27  Transactions with Related Parties.  Except as set forth in the
         ---------------------------------
Disclosure Letter, there are no agreements, contract or other arrangements between (i) the Company and (ii) any Related Persons (as hereinafter defined) of the Company. Except as set forth in the Disclosure Letter, and except for the ownership of the Parent Stock issued hereunder on the Closing Date, no Related Person of the Company and no present officer or director of any Related Person of the Company has any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of the Company (or the Surviving Corporation and its Subsidiaries), and no Related Person of the Company has any direct or indirect ownership interest (excluding immaterial passive investments) in any person (other than through the Company) with which the Company competes in any material respect or has a material business relationship. The Disclosure Letter sets forth as of the date of this Agreement a description of all such services provided by any Related Person of the Company. A "Related Person" shall mean any officer, director or holder in excess of 5% of the equity securities of the Company, and any affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) of such officer, director or holder in excess of 5% of the equity securities of the Company.

   6.28  No Brokers or Finders Fees.  There are no broker's and finder's
         --------------------------
expenses, commissions, fees or other forms of compensation which are due or payable from or by any Holder, the Stockholder Representative, or the Company, or may have been earned by any third party acting on behalf of any Holder or the Company in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

   6.29  Payment and Conversion of Loans and Debentures.  The loans previously
         ----------------------------------------------
made to the Alan Maxwell Pension Plan in the amounts of $68,000 and $18,000 and the convertible debentures to Donn and John Sherrill in the amounts of $15,000 and $10,000 have been paid or converted into Common Stock of the Company and the Company has no further obligations thereunder. In addition, the Company has no outstanding obligations under that certain consulting agreement with Julia Wilson, including any obligations to repurchase common stock issued in connection therewith.

                                  ARTICLE VII
            REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT

    The Parent and the Purchaser hereby represent and warrant to the Company as follows:

   7.1   Due Organization of Parent and Purchaser.  The Parent and Purchaser
         ----------------------------------------
are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Each has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as it is presently being conducted and as it is contemplated to be conducted.

     7.2  Parent Documents.  The Parent has duly filed and submitted all
          ----------------
reports required to be filed or submitted by it with the Commission under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Parent has delivered to the Company copies of the most recent annual report on Form 10-K filed by the Parent under the Exchange Act and the most recent annual report to shareholders of the Parent and the definitive proxy statement filed with such report, along with all quarterly reports on Form 10-Q and current reports on Form 8-K filed by the Parent since the date of such annual report. The financial statements included in such reports have been prepared in accordance with GAAP consistently applied throughout the periods indicated and present fairly the consolidated financial position of the Parent and its subsidiaries, and the consolidated results of its operations for the periods ended, on the dates indicated. The quantity of outstanding shares and options set forth in the Company's Annual Report on Form 10K for the year ended June 28, 1996 is accurate.

    7.3  Absence of Changes.  Since the date of the latest financial statements
         ------------------
included in the Parent's most recent report on Form 10-K, and except as subsequently disclosed in a quarterly report on Form 10-Q or a current report on Form 8-K filed with the Commission since that date, there has not been any material adverse change in the business, prospects, assets, liabilities, consolidated earnings, reserves or condition (financial or otherwise) of the Parent.

    7.4  Issuance of Parent Stock.  Parent Stock, when issued pursuant hereto,
         ------------------------
will be legally and validly authorized and issued, fully paid and non-assessable, and will not have been issued in violation of the preemptive rights of any person.

    7.5  No Conflict or Violation.  Neither the execution and delivery of this
         ------------------------
Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of the Purchaser or the Parent, (b) a breach of or a default under any term or provision of any contract, agreement, lease commitment, license, franchise or permit to which the Purchaser or the Parent is a party or an event which with notice, lapse of time, or both, would result in any such breach or default, or (c) a violation by the Purchaser or Parent of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree, or award, or an event which with notice, lapse of time, or both, would result in any such violation, except for any of the foregoing that would not have a Material Adverse Effect on the Parent.

    7.6  Consents and Approvals.  Other than the Registration Statement and any
         ----------------------
forms or notices which may be required to be filed by the Parent with the Commission, the New York Stock Exchange or state securities commissioners, no consent, approval or authorization or declaration, filing or registration with any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by the Parent in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

    7.7  Due Authorization.  Each of the Parent and the Purchaser have all
         -----------------
requisite power and authority to own, lease and operate their assets, to conduct their business as presently conducted and to execute and deliver the documents called for in this Agreement to which each of them is a party. Each of the Parent and the Purchaser has all necessary corporate power and authority to enter into this Agreement and has taken all corporate action necessary to contemplate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Parent and the Purchaser and is a legal, valid and binding obligation of the Parent and the Purchaser, enforceable against the Parent and the Purchaser in accordance with its terms, subject to the proviso in the immediately preceding sentence.

    7.8  S-4 Registration Statement.  The Registration Statement to be filed
         --------------------------
pursuant to Section 2.2 hereof, as amended and at the time it is declared effective by the Securities and Exchange Commission, will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representation shall not apply to any information provided by or relating to the Company.

                                 ARTICLE VIII

                      COVENANTS PRIOR TO THE CLOSING DATE
                      -----------------------------------

          The Company and the Purchaser, as applicable, covenant as follows for the period from the date hereof through the Closing Date:

          8.1  Maintenance of Business. The Company shall not, except as
               -----------------------
consented to by the Parent in writing, take any action inconsistent with this Agreement or with the consummation of the Merger. The Company shall operate the Company's business and cause the Company's business to be operated in the ordinary course and in the manner heretofore conducted and shall use their best efforts to keep available to the Company the services of the present employees and to maintain the relationships between the Company and its suppliers, customers, distributors and others having business relations with it. Without limiting the generality of the foregoing, the Company shall (a) maintain its Assets in their current state of repair, subject to normal wear and tear; (b) maintain insurance covering its Assets comparable to that in effect as of the date hereof; (c) not purchase or commit to purchase any Assets other than in the ordinary course of business without the consent of the Purchaser or the Parent; and (d) make timely payments on accounts payable and other obligations of the Company in accordance with past practice. The Company shall promptly notify the Purchaser and Parent, within two (2) days, of any identifiable event and as soon as practicable in the case of other events and conditions which constitute a material adverse development in the business of the Company or its market position, sales and profit trends, labor relations, litigation or insurance claims or other material events; provided that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant, or agreement to satisfy any condition.

     8.2  No Solicitation of Transactions.  The Company shall not, directly or
          -------------------------------
indirectly, and shall use their best efforts to cause the Company's officers, directors, Holders, and agents not to, solicit, initiate or deliberately encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a material amount of the Assets of, or any equity interest in, the Company or any merger, consolidation or business combination with the Company; provided, however, that consistent with its fiduciary obligations under applicable law as advised in writing by counsel, the Company may participate in any discussions or negotiations regarding, and may furnish to any other person information with respect to, any of the foregoing. The Company hereby represents that it is not now engaged in discussions or negotiations with any party other than the Purchaser and Parent with respect to any of the foregoing. The Company shall notify the Parent promptly (orally and in writing) if any such written offer, or any inquiry or contact by an officer or director of the Company (or to its knowledge by other individuals) with any person with respect thereto, is made and shall provide the Parent with a copy of such offer.

     8.3  Certain Prohibited Transactions.
          -------------------------------

(a) Except as provided in subsection (b), the Company shall not, without the prior written consent of the Parent, engage in any transaction or act (i) which would have a material Adverse Effect on the business, operations, properties, Assets or financial condition of the Company, (ii) which would constitute a changes under Section 6.8 required to be disclosed in the Disclosure Letter if entered into prior to the date hereof, (iii) which would result in financial commitments by the Company that exceed, in the aggregate, $10,000, other than the purchase of raw materials, components and tooling which is purchased in the ordinary course of business, consistent with past practice, or (iv) which would constitute a binding contract or agreement of material nature the terms of which extends beyond the Closing Date. The Company shall not make any significant purchase or disposal of Assets or enter into any lease agreement, the term of which would extend beyond six (6) months after the Closing Date.

(b) The Parent is aware that the Company has obtained a $500,000 FMHA loan, of which the Company intends approximately $350,000 will be used for Facility expansion, $105,000 will be used to purchase a Computer Numeric Controlled Router machine, and $45,000 will be used to pay for other associated costs. The Parent is aware that the Company intends to pay approximately $35,000 to William
J. Senecal for consulting fees and travel expenses and approximately $18,000 to Dorsey & Whitney for legal services provided in connection with the Merger. These payments and loans are hereby approved by the Parent and the amounts of the payments to Mr. Senecal and Dorsey & Whitney specified in the previous sentence shall not be counted against the Net Worth of the Company.

     8.4 Investigation by the Parent. The Company shall allow the Parent, at its
         ---------------------------
own expense, during regular business hours, prior to the Closing Date, through the Parent's or Purchaser's employees, agents and representatives, to make such investigation of the business, properties, plants, books and records of the Company and to conduct such examination of the condition (financial or otherwise) of the Company as the Parent deems necessary or advisable to familiarize itself with such business, properties, plants, books, records, condition or other matters, and to verify the representations and warranties of the Company hereunder. The Parent shall use its best efforts to maintain the confidentiality of all information obtained from its investigation and, subject to the provisions of Section 11.9 hereof, shall comply with the terms of that certain Confidentiality Agreement entered into by and between Quickie Designs, Inc., a wholly-owned subsidiary of the Parent, and the Company.

     8.5 Consents and Best Efforts Agreement to Vote in Favor of the Merger. As
         ------------------------------------------------------------------
soon as practicable, the Company shall commence to take all reasonable action required to obtain all consents, including without limitation, a consent by each party to any contract listed in the Disclosure Letter, to the substitution of the Surviving Corporation as successor in interest to the Company under each respective Contract and agreements, and to give all notices and make all filings with, any third parties, including governmental authorities, necessary to authorize, approve or permit the transactions contemplated hereby. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its best efforts to take, or cause to be taken, an action to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby. The Board of Directors of the Company shall use its best efforts to obtain the requisite Stockholder approval for the consummation of the Merger. Wayne Hanson and William Senecal own of record and beneficially 26.9% and 5.23%, respectively, of the outstanding shares of the Company's common stock (the "Company Shares"), have concurrently herewith entered into an agreement whereby they have committed to vote the Company Shares owned by them in favor of consummation of the Merger and thus inducing the Parent and the Purchaser to enter into this Agreement.

     8.6 Use of Company Funds. The Company shall not make any payments using the
         --------------------
Company corporate funds for any purpose other than in the ordinary course of business. The Company shall not declare or pay any cash or stock dividend, make any distribution to the Holders, buy back or otherwise purchase any of its outstanding capital stock or pay any other bonus to any shareholder, officer or director of the Company. The Company shall not issue new options for more than 1,000 shares (in the aggregate) of the Company's common stock and the price of new options shall remain at $100 per share.

     8.7 Employees. The Company shall not take any action to induce an
         ---------
employee of the Company whom the Purchaser or Parent is seeking to retain as an employee to leave the employ of the Company. The Company shall not make any salary increases, other than increases in hourly wages in the ordinary course of business and consistent with past practice and in any event not to exceed 5%, or hire any management personnel without prior approval from the Parent.

     8.8 Satisfaction of Conditions. The Purchaser, Parent, and the Company each
         --------------------------
shall use its best efforts to satisfy the Conditions to Obligation of Each Party to Effect the Merger set forth in Article X.

     8.9 Tax Elections. No new elections with respect to Taxes or any changes in
         -------------
current elections with respect to Taxes affecting the Company shall be made without the prior written consent of the Parent.

     8.10 Preparation of Registration Statement. The parent shall promptly
          -------------------------------------
prepare and file with the Commission the Registration Statement. The parent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of the Parent Stock pursuant hereto. The Company shall furnish to the Parent, for use in preparation of the Registration Statement all information concerning the Company (including financial statements) and its Holders required by Form S-4 and the proxy rules under the Exchange Act. Following notice by the Commission of the effectiveness of the Registration Statement, the Company shall promptly notice a meeting of its Stockholders to obtain their approval for the consummation of the Merger.

     8.11  Accounts Receivable.  Without the written consent of Parent, the
           -------------------
Company shall not approve any repayment terms on outstanding accounts receivable which extend payment beyond 180 days from the Closing Date.

     8.12  Non-Foreign Affidavit.  Holders shall each furnish to the Purchaser,
           ---------------------
on or before the Closing Date, an affidavit sworn under penalty of perjury, setting forth such Holder's name, address, and federal tax identification number (social security number) and stating that he or she is not a foreign person within the meaning of the Code.

     8.13  Employment Agreement.  On or before the Closing Date, Wayne H. Hanson
           --------------------
shall enter into an employment agreement with the Purchaser in substantially the form attached hereto as Exhibit B.

     8.14  Noncompetition Agreement.  On or before the Closing Date, Wayne H.
           ------------------------
Hanson shall enter into a Noncompetition Agreement in substantially the form attached hereto as Exhibit C.



                                  ARTICLE IX
                        COVENANTS AFTER THE CLOSING DATE
                        --------------------------------

          The Company and Purchaser, as applicable, covenant as follows for the period from and after the Closing Date:

     9.1   Indemnification.
           ----------------

           (a) By the Holders.  Subject to the limitations of Section 9.2
               --------------
hereof, the Holders, severally, shall indemnify, save and hold harmless the Parent, Purchaser, and Surviving Corporation from and against any and all costs, losses, liabilities, damages, lawsuits, diminution in value, taxes, demands, assessments, fines, deficiencies, claims and expenses, including without limitation, interest, penalties, attorneys', accountants' and expert witness' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "Claims"), incurred in connection with or arising out of or resulting from or incident to (i) any breach of any covenant set forth in Article VIII or IX hereof or representation or warranty set forth in Article VI hereof made by the Company in or pursuant to this Agreement or (ii) the inaccuracy of any representation, made by the Company in or pursuant to Article XI or the Disclosure Letter to this Agreement.

           (b) By the Purchaser and the Parent.  The Parent and Purchaser
               -------------------------------
shall indemnify and save and hold harmless each Holder from and against any and all Claims incurred in connection with or arising out of or resulting from or incident to (i) any breach of any covenant set forth in Article VIII or IX hereof or representation or warranty set forth in Article VII hereof made by the Parent or Purchaser in or pursuant to this Agreement or (ii) the inaccuracy of any representation made by the Parent or Purchaser in or pursuant to this Agreement.

           (c) Defense of Claims.  If any lawsuit or enforcement action is
               -----------------
filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) days after the service of the citation or summons); provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates that a material substantive right was materially impaired by such failure. After such notice, if the indemnifying party shall acknowledge in writing to such indemnified party that such indemnifying party shall be liable under its indemnity in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense, and such indemnified party shall cooperate in all reasonable respects, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the indemnifying party fails to assume the defense of such claim within fifteen
(15) days after receipt of the
written notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise, or settlement of such claim on behalf of and for the account and risk of the indemnifying party; provided, however, that such claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 9.1 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any damages by reason of such settlement or judgment.

          (d) No Limitation to Third Party Claims.  The provisions of this
              -----------------------------------
Section 9.1 are not limited to matters asserted by the parties, but cover, without limitation, costs, losses, liabilities, damages, lawsuits, claims and expenses incurred in connection with third party claims. The indemnity hereunder is in addition to any and all rights and remedies of the parties in connection herewith. In the event that the indemnified party shall receive reimbursement, by insurance or otherwise (other than through payments made pursuant to this Section 9.1), of sums as to which the indemnified party shall have made payments under this Section 9.1, such sums shall be reimbursed by the indemnified party upon receipt.

          (e) $70,000 Minimum.  Neither the Parent, the Purchaser nor the
              ---------------
Stockholders shall make any indemnification claim against another party hereto pursuant to this Section 9.1 until all such claims in the aggregate exceed $70,000 and then only to the extent that such claim or claims exceed $70,000.

     9.2  Limitation on Indemnification.  Notwithstanding any other provision
          -----------------------------
of this Article IX, if any claims are made by third parties against an indemnified party, for which the indemnifying party would be liable, and it appears likely that such claims might also be covered by the indemnified party's insurance policies, the indemnified party shall make a claim under such policies, and to the extent that the indemnified party obtains any recovery from such insurance, such recovery shall be offset against any sums due from the indemnifying party (or shall be repaid to the indemnifying party, if the indemnifying party has already fully paid such amounts). The amount of indemnification pursuant to Section 9.1 in the aggregate, together with the adjustments to the Merger Consideration pursuant to Section 5.4 hereof, is limited in amount to and shall be limited to payment from Escrow Shares. The amount of indemnification by any one Holder pursuant to Section 9.1, together with the adjustments to the Merger Consideration pursuant to Section 5.4 hereof, each on a pro rata basis, is limited to the value of the Escrow Shares otherwise payable to such Holder but retained by the Parent pursuant to Article III hereof.

     9.3  Further Assurances.  On and after the Closing Date, the Parent and
          ------------------
Purchaser shall take all appropriate action and execute any documents of any kind which may be reasonably necessary or desirable to carry out the transactions contemplated hereby.

     9.4  Cooperation and Records Retention.  The Purchaser, the Stockholder
          ---------------------------------
Representative and the Company shall (i) provide each other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such Return, audit or examination, proceeding, or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any Return for any period. Without limiting the generality of the foregoing, as of the Closing Date, the Company shall have in its possession copies of all Returns, supporting work schedules, and other records or information that may be relevant to such Returns for all tax periods or portions thereof ending before or including the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the parties hereto with a reasonable opportunity to review and copy the same.

     9.5  Tax Proceedings.  The Surviving Corporation shall notify the
          ---------------
Stockholder Representative, and the Stockholder Representative shall notify the Surviving Corporation, within fifteen (15) days of either party's receipt of any tax inquiries or notifications thereof which relate to any period prior to the Closing Date, and the Stockholder Representative shall prepare and deliver responses to such inquiries as the Stockholder Representative deem necessary or appropriate. All responses prepared by the Stockholder Representative to taxing authority inquiries relating to tax periods prior to the Closing Date shall first be reviewed and approved in writing by the Purchaser or Parent before submitting to the appropriate taxing authority. In addition, the Stockholder Representative shall prepare and file the federal and state income tax returns, including any payroll and informational reports, for the Company for the period form January 1, 1996 to the Closing Date; provided, however, the Surviving Corporation shall receive a copy of such returns at least fifteen (15) business days prior to the filing due date and the Stockholder Representative shall not file such returns without prior written consent by the Surviving Corporation. If the Stockholder Representative is not responding or otherwise proceeding in a timely manner in connection with any tax audit, the Purchaser and Parent shall have the right to prepare and file responses to any such audit.

     9.6  Liability for Taxes. The Purchaser or the Parent shall pay for any
          --------------------
sales tax or transfer tax due on the Merger. Notwithstanding the limitations of
Section 9.2 hereof, the Holders shall be jointly and severally liable for, and shall save and hold harmless the Purchaser and Parent against any tax assessed on the Company, including, but not limited to, associated interest and penalties, in respect of all periods up to and including the Closing Date, to the extent not accrued on the Closing Balance Sheet. Without limiting the generality of the forgoing, the Stockholder Representative acknowledges that he and the other Holders have consulted with their own tax advisors regarding the treatment of the transaction contemplated by this Agreement, that none of the Purchaser, Parent, or the Company has made any representation regarding such tax treatment, and that the Holders shall be liable for all Taxes imposed upon the Holders arising out of such transactions.

     9.7  Eliminations of Personal Guarantees. As soon as practicable following
          ------------------------------------
the Closing Date, Purchaser and Parent shall work with Wayne Hanson and William Senecal and take all reasonable steps necessary to eliminate the personal guarantees of Wayne Hanson and William Senecal on the Company debt set forth in
Section 9.7 of the Disclosure Letter.

     9.8  Dispositions of Parent Shares. None of the Stockholders, acting
          ------------------------------
individually or as a result of their actions viewed in combination, shall sell or otherwise dispose of a number or amount of Parent Shares which is likely to or may disqualify the Merger as tax free pursuant to Section 368(a)(2)(D) of the Code. Any claims that Parent or Purchaser may have pursuant to this Section 9.8 shall be governed by Section 9.1 hereof and limited by the provisions of Section
9.2 hereof.


                                   ARTICLE X

          CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER
          -----------------------------------------------------------

          The respective obligations of each party to effect the Merger provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, provided that no party shall be entitled to refuse to consummate the transaction in reliance upon its failure to complete an action within its control:

          10.1  Representations, Warranties and Covenants. All representations
                ------------------------------------------
and warranties contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof and the parties shall have performed all agreements and covenants required hereby to be performed by it or them prior to or at the Closing Date, and there shall be delivered to the Purchaser a certificate signed by each of the officers of the Company to the effect; provided, however, that no party shall be entitled to refuse to consummate the transaction in reliance upon its or their own breach or failure to perform.

     10.2  Consents. All consents, approvals and waivers from third parties and
           ---------
governmental authorities necessary to the transactions as contemplated hereby shall have been obtained.

     10.3  Board and Stockholder Approval. The Board of Directors of the Company
           -------------------------------
and holders of Company Shares have duly approved this Merger and this Agreement, all in accordance with applicable law.

    10.4  Affiliate Agreement.
          -------------------

          (a) Prior to the Closing Date, the Company shall cause to be delivered to the other parties hereto a list, reviewed by its counsel, identifying all persons who will be, in its opinion, at the time of the Stockholder's Meeting, "affiliates" of the Company for the purposes of Rule 145 promulgated by the Commission under the Securities Act (an "Affiliate List"). The Company shall furnish such information and documents as the parties hereto may reasonably request for the purpose of reviewing such Affiliate List. Prior to the Closing Date, the Company shall cause each person who is identified as an "affiliate" of the Company in such Affiliate List to execute an affiliate agreement, substantially in the form of Exhibit G attached hereto, providing, among other things, that such person will not offer or sell or otherwise dispose of any of the shares of Parent Stock issued to such person pursuant to the Merger (or otherwise held by such person) in violation of the Securities Act.

          (b) The affiliate agreements shall remain in full force and effect as of the Closing Date and for such period thereafter as the limitations of Rule 145 shall be in effect.

    10.5  Due Diligence Review.
          --------------------

          (a) Prior to October 1, 1996, the Parent and Purchaser shall have completed their review of documents provided by or on behalf of the Company and their investigation of the Company as described in Section 8.4 hereof; such review and investigation shall have revealed, prior to October 1, 1996, no material variations from the representations and warranties made herein or assumptions made by the Purchaser and Parent as to the prospects for ongoing growth and profitability of the Company.

          (b) Prior to October 1, 1996, the Company shall have completed their standard due diligence review of the Parent, including but not limited to a review of the Parent's audited financial statements for the 1995-1996 fiscal year to be issued in August 1996.

          (c) On or after October 1, 1996, this Agreement may be terminated at any time prior to the Closing Date (i) by mutual consent by Parent, Purchaser and the Company, or (ii) by the Parent or Purchaser upon the occurrence of an event which has or is reasonably likely to have a Material Adverse Effect on the Company, or (iii) by the Company upon the occurrence of an event which has or is reasonably likely to have a Material Adverse Effect on the Parent.

    10.6  Opinion of Counsel. Closing shall be contingent upon the Parent
          ------------------
receiving an opinion letter from the Company's legal counsel as to those matters set forth in Exhibit H hereto.

    10.7  Corporate Documents. The Parent shall have received from the Company
          -------------------
resolutions adopted by the Board of Directors and Stockholders of the Company approving this Agreement and the Merger (and the transactions contemplated hereby), certified by the corporate secretary of the Company. The Parent shall have also received the corporate minute books, Articles of Incorporation, Bylaws and stock transfer books of the Company.

     10.8  Certificates.  The Company shall have furnished the Parent or
           ------------
Purchaser with such certificates of the officers of the Company and others to evidence compliance with the conditions set forth herein as may be reasonably requested by the Purchaser or Parent.

     10.9  Ancillary Agreements.  The Surviving Corporation shall have entered
           --------------------
into an employment agreement and a noncompetition agreement with Wayne H. Hanson as provided in this Agreement.

     10.10 Registration of Parent Shares.  The Registration Statement shall have
           -----------------------------
been declared effective by the Commission and shall not be the subject of any stop order or proceedings seeking a stop order.

     10.11  NYSE Listing.  The Purchaser shall have caused the shares of Parent
            ------------
Stock deliverable at the Closing Date to be listed on the New York Stock Exchange effective as of no later than the Closing Date.

     10.12 Amounts Owed by Bill Senecal. All amounts owed to the Company by Bill
           ----------------------------
Senecal, including amounts of principal and interest owing under that certain promissory note in the principal amount of $13,000, dated January 1, 1995, shall have been repaid to the Company by Mr. Senecal on or prior to the Closing Date.

     10.13 Tax Representations. Prior to the Closing Date, the Company shall
           -------------------
cause to be delivered to the Parent and the Purchaser a representation in the form of Exhibit J hereto which the Company shall have caused to be signed by each Holder of the Company stating in substance that such individuals have no pre-arranged plan to dispose of sufficient Parent Shares as to disqualify the Merger as tax free pursuant to Section 368(a)(2)(D) of the Code.

     10.14 Assignment of SBA Loans. Prior to the Closing Date, the Company shall
           -----------------------
have arranged for the assignment of the loans from the SBA (in the amount of $228,000 and $50,000), the City of Belgrade (in the amount of $200,000) and First Security Bank of Bozeman (in the amounts of $500,000 and $480,000) to the Purchaser.

     10.15 Termination of Kid-Kart Inc. Stock Purchase Agreement. Prior to the
           -----------------------------------------------------
Closing Date, the Company should have delivered to the Parent and the Purchaser an agreement, executed by the Company and Wayne H. Hanson, terminating that certain Kid-Kart, Inc. Stock Purchase Agreement, dated July 15, 1995 and releasing the parties thereto, the Parent and the Purchaser from any all obligations or liabilities arising thereunder.

     10.16 Stockholder Certificates. Prior to the Closing Date, the Company
           ------------------------
shall cause to be delivered to the Parent and the Purchaser a certificate signed by each of the Holders, in form and substance satisfactory to the Parent and Purchaser and their counsel, to the effect that each Holder (i) adopts and commits to each of the covenants set forth in Article IX hereof, (ii) agrees to be bound by and authorizes the Parent to take the actions set forth under
Article V hereof; (iii) appoints Wayne Hanson as the Stockholder Representative as set forth in Section 3.2 hereof; (iv) represents those matters specified in
Section 8.12 hereof; and (v) waives and releases the Parent, Purchaser and Kid-Kart from any and all liability, obligations or claims associated with any and all preemptive rights with respect to the purchase and sale of stock of the Company. Each Holder shall also execute a stock power in blank authorizing the transfer to the Parent up to the amount of the Escrow Shares withhold form such individual pursuant to Section 2.8 hereof.

     10.17 Building Variance. Prior to the Closing Date, the Company shall cause
           -----------------
to be delivered to the Parent and the Purchaser a variance issued by the City of Belgrade, Montana pursuant to the Belgrade Area Building Code relating to and approving the structure at 732 Cruiser Lane, Belgrade, Montana, which was constructed with a height exceeds the maximum allowable by 24 inches.

     10.18 Indemnification Agreement. Prior to the Closing Date, the Company
           -------------------------
shall cause to be delivered to the Parent and the Purchaser and agreement executed by Wayne Hanson wherein Mr. Hanson agrees to indemnify Parent and Purchaser for any and all obligations and liabilities associated with claims by Wendell Cooper that Mr. Copper may have had or acquired and equity interest in, or rights to common stock of, the Company.


                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------
     11.1 Survival of Representations and Warranties. All statements contained in the Disclosure Letter or in any certificate, schedule, exhibit or instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions described herein shall be deemed to be representations and warranties by the parties hereunder. The representations, warranties, covenants and agreements of the Company, Purchaser and Parent contained herein shall survive the consummation of the transactions described herein and the Closing Date, without regard to any investigation made by any of the parties hereto. The representations and warranties contained in Articles VI and VII shall expire on the first anniversary of the Closing Date.

     11.2  Expenses.  The costs and expenses of Peat Marwick and Company's
           --------
Auditors in auditing the Closing Balance Sheet and auditing the Net Worth of the Company shall be borne by the Parent and Company, respectively. the Company and Parent each shall pay its own attorneys' and other fees incurred by it and associated with the transactions described herein, although the Company shall endeavor to insure that such expenses are as low as possible. See Sections 8.3(b) and 5.2 hereof.

     11.3  Assignment.  Neither this Agreement nor any of the rights or
           ----------
obligations hereunder may be assigned by the Company without the prior written consent of the Parent, or by the Parent or Purchaser without the prior written consent of the Company.

     11.4  Notices.  Unless otherwise provided herein, any notice, request,
           -------
instruction or other document to be given hereunder by either party to the other shall be in writing and delivered personally or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged) as follows:

     If to the Company, addressed to:

           Kid-Kart, Inc.
           732 Cruiser Lane
           Belgrade, MT 59714
           Attention:  Wayne H. Hanson

     Copy to:

           Dorsey & Whitney LLP
           507 Davidson Building
           8 Third Street North
           Great Falls, MT 59401
           Attention:  Jack Manning

     If to the Parent or the Surviving Corporation, addressed to:

           Sunrise Medical Inc.
           2382 Faraday Avenue, Suite 200
           Carlsbad, CA 92008
           Attention:  Steven A. Jaye, Esq.

     Copy to:

           Latham & Watkins
           650 Town Center Drive, Suite 2000
           Costa Mesa, CA 92626-1925
           Attention:  Jeffrey T. Pero, Esq.

or to such other place as a party may designate by written notice to the others.

     11.5  Entire Agreement.  This Agreement, together with all exhibits and
           ----------------
schedules hereto, constitutes the entire Agreement among the parties pertaining to the subject matter hereof and supersedes all prior writings, agreements, understandings,negotiations and discussions, whether oral or written, of the parties, none of which have been relied on in any way by the Purchaser, Parent or the Company.

     1.6  Arbitration.  Any controversy or claim arising out of or relating to
          -----------
this Agreement, or the breach thereof, with the exception of any claim for a temporary restraining order or preliminary or permanent injunctive relief to enjoin any breach or threatened breach hereof, shall be settled by arbitration to be held in San Diego, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     11.7 Multiple Counterparts. This agreement may be executed in one or more
          ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.8 Headings and Table of Contents. The headings of the Articles and
          ------------------------------
Sections herein and the Table of Contents are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     11.9 Publicity. Except as provided herein or required by law (including,
          ---------
without limitation, the federal securities laws) neither the Purchaser, Parent nor the Company shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior written approval of the other. It is understood that a public announcement or announcements may be made by the Purchaser or Parent before or after the Closing Date, which announcement will satisfy the Parent's disclosure obligations under applicable law.

     11.10 Governing Law. This Agreement shall be governed by the laws of the
           -------------
State of California, without regard to principles of conflict of laws and each party consents to California jurisdiction.

     11.11 Construction. This Agreement represents the product of negotiations
           ------------
taking place over time as to which different provisions were drafted mutually by different draftsmen, and none should be construed as the product of any individual.

     11.12 Attorneys' Fees. In connection with any action or arbitration
           ---------------
between the parties hereto to enforce a party's rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation, reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

     //

     //

     //

     //

     //

     //

     //

     //

     //

     //

     //

     //

     //

          IN WITNESS WHEREOF, the undersigned have affixed their signatures hereto as of the date first set forth above.


KID-KART, INC.

By:
    -----------------------------------
    Name:
         ------------------------------
    Title:
          -----------------------------

JAY MEDICAL, LTD.

By:
    -----------------------------------
    Name:
         ------------------------------
    Title:
          -----------------------------


SUNRISE MEDICAL INC.

By:
    -----------------------------------
    Name:
         ------------------------------
    Title:
          -----------------------------

                                                                      APPENDIX B

                       SECTIONS 35-1-826 THROUGH 35-1-839

                 OF MONTANA LAW RELATING TO DISSENTERS' RIGHTS

  35-1-826 DEFINITIONS.--As used in 35-1-826 through 35-1-839, the following definitions apply:

  (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

  (2) "Corporation" includes the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

  (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under 35-1-827 and who exercises that right when and in the manner required by 35-1-829 through 35-1-837.

  (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

  (5) "Interest" means interest from the effective date of the corporate action until the date of payment at the average rate currently paid by the corporation on its principal bank loans or, if the corporation has no loans, at a rate that is fair and equitable under all the circumstances.

  (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial shareholder to the extent of the rights granted by a nominee certificate on file with a corporation.

  (7) "Shareholder" means the record shareholder or the beneficial shareholder.

  35-1-827 RIGHT TO DISSENT.--(1) A shareholder is entitled to dissent from and obtain payment of the fair value of 1 the shareholder's shares in the event of any of the following corporate actions:

  (a) consummation of a plan of merger to which the corporation is a party if:

  (i) shareholder approval is required for the merger by 35-1-815 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

  (ii) the corporation is a subsidiary that is merged with its parent corporation under 35-1-818;

  (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the plan;

  (c) consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

  (d) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because of it:

  (i) alters or abolishes a preferential right of the shares;

  (ii) creates, alters, or abolishes a right in respect of redemption, including a provision with respect to a sinking fund for the redemption or repurchase of the shares;

  (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

  (iv) excludes or limits the right of the shares to be voted on any matter or to 2 cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

  (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under 35-1-621; or

  (e) any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and to obtain payment for their shares.

  (2) A shareholder entitled to dissent and to obtain payment for 1 shares under 35-1-826 through 35-1-839 may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation. (Last amended by Ch. 249, L. '93, eff. 10-1-93.)
  ______
      Ch. 249, L. '93, eff. 10-1-93, added matter in italic and deleted 1"his" and 2"accumulate".

  35-1-828 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

  (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

  (a) he submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

  (b) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

  35-1-829 NOTICE OF DISSENTERS' RIGHTS.--(1) If a proposed corporate action creating dissenters' rights under 35-1-827 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under 35-1-826 through 35-1-839 and must be accompanied by a copy of 35-1-826 through 35-1-839.

  (2) If a corporate action creating dissenters' rights under 35-1-827 taken without a vote of shareholders, the corporation shall give written notification to all shareholders entitled to assert dissenters' rights that the action was taken and shall send them the dissenters' notice described in 35-1-831.

  35-1-830 NOTICE OF INTENT TO DEMAND PAYMENT.--(1) If proposed corporate action creating dissenters' rights under 35-1-827 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

  (a) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

  (b) may not vote his shares in favor of the proposed action.

  (2) A shareholder who does not satisfy the requirements of subsection (1)(a) is not entitled to payment for his shares under 35-1-826 through 35-1-839.

  35-1-831 DISSENTERS' NOTICE.--(1) If proposed corporate action creating dissenters' rights under 35-1-827 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of 35-1-830.

  (2) The dissenters' notice must be sent no later than 10 days after the corporate action was taken and must:

  (a) state where the payment demand must be sent and where and when certificates for certified shares must be deposited;

  (b) inform shareholders of uncertificated shares to what extent transfer of the shares will be restricted after the payment is received;

  (c) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the person asserting dissenters' rights to certify whether or not he acquired beneficial ownership of the shares before that date;

  (d) set a date by which the corporation must receive the payment demand, which may not be fewer than 30 nor more than 60 days after the date the required notice under subsection (1) is delivered; and

  (e) be accompanied by a copy of 35-1-826 through 35-1-839.

  35-1-832 DUTY TO DEMAND PAYMENT.--(1) A shareholder sent a dissenters' notice described in section 35-1-831 shall demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to 35-1-831(2)(c), and deposit his certificates in accordance with the terms of the notice.

  (2) The shareholder who demands payment and deposits his certificates under subsection (1) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  (3) A shareholder who does not demand payment or deposit his certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under 35-1-826 through 35-1-839.

  35-1-833 SHARE RESTRICTIONS.--(1) The corporation may restrict the transfer of uncertificated shares form the date the demand for their payment is received until the proposed corporate action is taken or the restrictions are released under 35-1-835.

  (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  35-1-834 PAYMENT.--(1) Except as provided in section 35-1-836, as soon as the proposed corporate action is taken or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with 35-1-832 the amount the corporation estimates to be the fair value of the dissenters' shares plus accrued interest.

  (2) The payment must be accompanied by:

  (a) the corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

  (b) a statement of the corporation's estimate of the fair value of the shares;

  (c) an explanation of how the interest was calculated;

  (d) a statement of the dissenters' right to demand payment under 35-837; and

  (e) A copy of 35-1-826 through 35-1-839.

  35-1-835 FAILURE TO TAKE ACTION.--(1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under 35-1-831 and repeat the payment demand procedure.

  35-1-836 AFTER-ACQUIRED SHARES.--(1) A corporation may elect to withhold payment required by 35-1-834 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

  (2) To the extent the corporation elects to withhold payment under subsection
(1), after taking the proposed corporate action, the corporation shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under 35-1-837.

  35-1-837 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.--(1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and the amount of interest due and may demand payment of the dissenter's estimate, less any payment under 35-1-834, or reject the corporation's offer under 35-1-836 and demand payment of the fair value of the dissenter's shares and the interest due if:

  (a) the dissenter believes that the amount paid under 35-1-834 or offered under 35-1-836 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

  (b) the corporation fails to make payment under 35-1-834 within 60 days after the date set for demanding payment; or

  (c) the corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60n days after the date set for demanding payment.

  (2) A dissenter waives the right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (1) within 30 days after the corporation made or offered payment for his shares.

  35-1-838 COURT ACTION.--(1) If a demand for payment under 35-1-837 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and shall petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

  (2) The corporation shall commence the proceeding in the district court of the county where a corporation's principal office or, if its principal office is not located in this state, where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

  (3) The corporation shall make all dissenters whose demand remain unsettled, whether or not residents of this state, parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by certified mail or by publication as provided by law.

  (4) The jurisdiction of the district court in which the proceeding is commenced under subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

  (5) Each dissenter made a party to the proceeding is entitled to judgment:
  (a) for the amount, if any, by which the court finds the fair value of the dissenter's shares plus interest exceeds the amount paid by the corporation; or

  (b) for the fair value plus accrued interest of his after-acquired shares for which the corporation elected to withhold payment under 35-1-836.

  35-1-839 COURT COSTS AND ATTORNEY FEES.--(1) The court in an appraisal proceeding commenced under 35-1-838 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under 35-1-837.

  (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

  (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of 35-1-829 through 35-1-837; or

  (b) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by 35-1-826 through 25-1-839.

  (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award the counsel reasonable attorney fees to be paid out of the amounts awarded the dissenters who were benefited.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Certificate of Incorporation, as amended, of Sunrise provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

     Section 145 of the Delaware General Corporation Law contains provisions permitting corporations to indemnify any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with the provisions set forth therein. The Bylaws of Sunrise generally provide for indemnification of such persons to the fullest extent allowed by applicable law.

Item 21.  Exhibits


     Exhibit
       No.                                 Description
     ------                                -----------
       2.1        --       Agreement and Plan of Merger among Sunrise Medical
                           Inc., Jay Medical, Ltd., and Kid-Kart, Inc. dated
                           September 24, 1996*

       3.1        --       Certificate of Incorporation of Sunrise and
                           amendments thereto/(a)/

       3.2        --       Amendment to Certificate of Incorporation of Sunrise
                           as set forth under the caption "Article III--
                           Liability of Director to the Corporation"/(b)/

       3.3        --       Bylaws of Sunrise/(a)/

       3.4        --       Amendment to Article II, Section 2, of Sunrise's
                           Bylaws/(c)/

       3.5        --       Amendment to Certificate of Incorporation of Sunrise
                           as to the number of authorized shares/(d)/

       3.6        --       Amendment of Bylaws to increase the number of
                           directors to eight/(e)/

       3.7        --       Amendment of Bylaws to increase the number of
                           directors to nine/(f)/

       3.8        --       Amendment of Bylaws to reduce the number of directors
                           to eight/(g)/

       4.1        --       Shareholders' Rights Agreement dated April 24,
                           1990/(h)/

       5.1        --       Opinion of Latham & Watkins regarding the legality of
                           the issuance of Sunrise Common Stock*

       8.1        --       Opinion of Dorsey & Whitney LLP regarding tax matters#

       9.1        --       Stockholders Agreement dated September 24, 1996, by
                           and among Sunrise Medical Inc., Kid-Kart, Inc., Jay
                           Medical, Ltd., Wayne Hanson and William Senecal*

      10.6        --       Amended and Restated Stock Option Plan for Key
                           Associates/(i)(p)/

      10.7        --       1993 Stock Option Plan/(j)(p)/


      10.8        --       Management Incentive Bonus Plan(a)(p)

      10.9        --       Special Bonus Plan(k)(p)

      10.10       --       Agreement for the purchase of Certain Stock of
                           Homecare Holdings, Inc. dated as of June 29, 1993
                           among Sunrise Medical Inc., Homecare Holdings, Inc.,
                           and the selling shareholders listed therein(l)

      10.11       --       Asset Purchase Agreement for the Purchase of Certain
                           Assets of Jay Medical, Ltd.(m)

      10.12       --       Agreement for the Purchase of Shares of S.E.P.A.C.,
                           Corona S.A., Tecktona Bois S.A., Tecktona Sante S.A.,
                           and Sci La Plance by Homecare Holdings France S.A.(n)

      10.13       --       Second Amended and Restated Credit Agreement dated as
                           of September 29, 1995 among Sunrise Medical Inc. and
                           certain subsidiary borrowers and guarantors, Bank of
                           America as agent and other lenders(o)

      10.14       --       First Amendment to Second Amended and Restated Credit
                           Agreement and Waiver dated as of May 2, 1996 among
                           Sunrise Medical Inc. And certain subsidiary borrowers
                           and guarantors, Bank of America as agent and other
                           lenders(g)

      10.15       --       Second Amendment to Second Amended and Restated and
                           Credit Agreement and Waiver dated as of August 22,
                           1996 among Sunrise Medical Inc. and certain
                           subsidiary borrowers and guarantors, Bank of America
                           as agent and other lenders+

      11          --       Computation of Net Income (Loss) Per Share+

      21          --       List of Subsidiaries+

      23.1        --       Consent of KPMG Peat Marwick LLP, Billings, Montana

      23.2        --       Consent of KPMG Peat Marwick LLP, Los Angeles,
                           California

      23.3        --       Consent of Latham & Watkins (contained in Exhibit
                           5.1)

      23.4        --       Consent of Dorsey & Whitney LLP (contained in Exhibit
                           8.1)

      24.1        --       Power of Attorney*

      99.1        --       Form of proxy card*

                           *

-----------------------
                 *    Previously filed
                 #    Replaces tax opinion previously filed as Exhibit 8.1

+ Incorporated herein by reference to the exhibit of the same number of the company's Annual Report on Form 10-K for the fiscal year ended June 28, 1996 (File No. 1-11228)

(a) Incorporated herein by reference to the company's Registration Statement No. 2-86314
(b) Incorporated herein by reference to the company's 1987 Definitive Proxy Statement
(c) Incorporated herein by reference to the company's Form 10-Q for the quarter ended December 28, 1990
(d) Incorporated herein by reference to the company's Form 10-Q for the quarter ended January 1, 1993
(e) Incorporated herein by reference to the company's Form 10-Q for the quarter ended December 31, 1993
(f) Incorporated herein by reference to the company's Form 10-K for the fiscal year ended July 1, 1994
(g) Incorporated herein by reference to the company's Form 10-Q for the quarter ended March 29, 1996
(h) Incorporated herein by reference to the company's Form 10-Q for the quarter ended March 30 1990
(i) Incorporated herein by reference to the company's 1990 Definitive Proxy Statement
(j) Incorporated herein by reference to the company's 1993 Definitive Proxy Statement

(k) Incorporated herein by reference to the company's Form 10-K for the fiscal year ended July 3, 1992
(l)  Incorporated herein by reference to the company's Form 8-K dated June 29,
     1993
(m) Incorporated herein by reference to the company's Form 8-K dated September 16, 1994
(n)  Incorporated herein by reference to the company's Form 8-K dated April 7,
     1995
(o) Incorporated herein by reference to the company's Form 10-K/A for the fiscal year ended June 30, 1995
(p) Management contract or compensatory plan required to be filed as an exhibit pursuant to Item 14(c)

Item 22.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"):

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on December 17, 1996.

                                SUNRISE MEDICAL INC.

                                By:    /s/Ted N. Tarbet
                                       ----------------------------------------
                                       Ted N. Tarbet, Senior Vice President and
                                       Chief Financial Officer


     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 17, 1996.


/s/Richard H. Chandler*       Chairman, President and Chief Executive Officer
----------------------------  (Principal Executive Officer)
Richard H. Chandler

/s/Ted N. Tarbet              Senior Vice President and Chief Financial Officer
-------------------------     (Principal Financial Officer)
Ted N. Tarbet

/s/John M. Radak*             Vice President and Controller (Principal
---------------------------   Accounting Officer)
John M. Radak

/s/Lee A. Ault III*           Director
---------------------------
Lee A. Ault III

/s/Lloyd E. Cotsen*           Director
---------------------------
Lloyd E. Cotsen

/s/Babette Heimbuch*          Director
---------------------------
Babette Heimbuch

/s/Murray H. Hutchison*       Director
---------------------------
Murray H. Hutchison

/s/William L. Pierpoint*      Director
---------------------------
William L. Pierpoint

/s/Joseph Stemler*            Director
---------------------------
Joseph Stemler


/s/J. R. Woodhull*            Director
---------------------------
J. R. Woodhull

*By:  /s/Ted N. Tarbet
      Ted N. Tarbet
      Attorney-in-Fact

                                 EXHIBIT INDEX

     Exhibit
       No.                                 Description                               Page
     ------                                -----------                               ----
       2.1        --       Agreement and Plan of Merger among Sunrise Medical
                           Inc., Jay Medical, Ltd., and Kid-Kart, Inc. dated
                           September 24, 1996*

       3.1        --       Certificate of Incorporation of Sunrise and
                           amendments thereto(a)

       3.2        --       Amendment to Certificate of Incorporation of Sunrise
                           as set forth under the caption "Article III--
                           Liability of Director to the Corporation"(b)

       3.3        --       Bylaws of Sunrise(a)

       3.4        --       Amendment to Article II, Section 2, of Sunrise's
                           Bylaws(c)

       3.5        --       Amendment to Certificate of Incorporation of
                           Sunrise as to the number of authorized shares(d)

       3.6        --       Amendment of Bylaws to increase the number of
                           directors to eight(e)

       3.7        --       Amendment of Bylaws to increase the number of
                           directors to nine(f)

       3.8        --       Amendment of Bylaws to reduce the number of directors
                           to eight(g)

       4.1       --        Shareholders' Rights Agreement dated April 24,
                           1990(h)

       5.1        --       Opinion of Latham & Watkins regarding the legality of
                           the issuance of Sunrise Common Stock*

       8.1        --       Opinion of Dorsey & Whitney LLP regarding tax matters#

       9.1        --       Stockholders Agreement dated September 24, 1996, by
                           and among Sunrise Medical Inc., Kid-Kart, Inc., Jay
                           Medical, Ltd., Wayne Hanson and William Senecal*

      10.6        --       Amended and Restated Stock Option Plan for Key
                           Associates(i)(p)

      10.7        --       1993 Stock Option Plan(j)(p)

      10.8        --       Management Incentive Bonus Plan(a)(p)

      10.9        --       Special Bonus Plan(k)(p)

      10.10       --       Agreement for the purchase of Certain Stock of
                           Homecare Holdings, Inc. dated as of June 29, 1993
                           among Sunrise Medical Inc., Homecare Holdings, Inc.,
                           and the selling shareholders listed therein(l)

      10.11       --       Asset Purchase Agreement for the Purchase of Certain
                           Assets of Jay Medical, Ltd.(m)

      10.12       --       Agreement for the Purchase of Shares of S.E.P.A.C.,
                           Corona S.A., Tecktona Bois S.A., Tecktona Sante S.A.,
                           and Sci La Plance by Homecare Holdings France S.A.(n)

      10.13       --       Second Amended and Restated Credit Agreement dated as
                           of September 29, 1995 among Sunrise Medical Inc. and
                           certain subsidiary borrowers and guarantors, Bank of
                           America as agent and other lenders(o)


      10.14       --       First Amendment to Second Amended and Restated Credit
                           Agreement and Waiver dated as of May 2, 1996 among
                           Sunrise Medical Inc. And certain subsidiary borrowers
                           and guarantors, Bank of America as agent and other
                           lenders(g)

      10.15       --       Second Amendment to Second Amended and Restated and
                           Credit Agreement and Waiver dated as of August 22,
                           1996 among Sunrise Medical Inc. and certain
                           subsidiary borrowers and guarantors, Bank of America
                           as agent and other lenders+

      11          --       Computation of Net Income (Loss) Per Share+

      21          --       List of Subsidiaries+

      23.1        --       Consent of KPMG Peat Marwick LLP, Billings, Montana

      23.2        --       Consent of KPMG Peat Marwick LLP, Los Angeles,
                           California

      23.3        --       Consent of Latham & Watkins (contained in Exhibit
                           5.1)

      23.4        --       Consent of Dorsey & Whitney LLP (contained in Exhibit
                           8.1)

      24.1        --       Power of Attorney*

      99.1        --       Form of proxy card*

                           *

----------------------------

*    Previously filed
#    Replaces tax opinion previously filed as Exhibit 8.1

+ Incorporated herein by reference to the exhibit of the same number of the company's Annual Report on Form 10-K for the fiscal year ended June 28, 1996 (File No. 1-11228)

(a) Incorporated herein by reference to the company's Registration Statement No. 2-86314
(b) Incorporated herein by reference to the company's 1987 Definitive Proxy Statement
(c) Incorporated herein by reference to the company's Form 10-Q for the quarter ended December 28, 1990
(d) Incorporated herein by reference to the company's Form 10-Q for the quarter ended January 1, 1993
(e) Incorporated herein by reference to the company's Form 10-Q for the quarter ended December 31, 1993
(f) Incorporated herein by reference to the company's Form 10-K for the fiscal year ended July 1, 1994
(g) Incorporated herein by reference to the company's Form 10-Q for the quarter ended March 29, 1996
(h) Incorporated herein by reference to the company's Form 10-Q for the quarter ended March 30 1990
(i) Incorporated herein by reference to the company's 1990 Definitive Proxy Statement
(j) Incorporated herein by reference to the company's 1993 Definitive Proxy Statement
(k) Incorporated herein by reference to the company's Form 10-K for the fiscal year ended July 3, 1992
(l)  Incorporated herein by reference to the company's Form 8-K dated June 29,
     1993
(m) Incorporated herein by reference to the company's Form 8-K dated September 16, 1994
(n)  Incorporated herein by reference to the company's Form 8-K dated April 7,
     1995
(o) Incorporated herein by reference to the company's Form 10-K/A for the fiscal year ended June 30, 1995
(p) Management contract or compensatory plan required to be filed as an exhibit pursuant to Item 14(c)